                                                                 Exhibit (17)(j)

Parkstone
    FUNDS










                            [ARTWORK APPEARS HERE]













May 31, 1999
ANNUAL REPORT

                          The Parkstone Group of Funds
                               Table of Contents
                                  May 31, 1999

A Message From The Chairman.................................................   2
A Message From Your Investment Adviser......................................   4
Portfolio Performance Overview..............................................   6
Report of Independent Accountants...........................................  35
Statements of Assets and Liabilities........................................  36
Statements of Operations....................................................  41
Statements of Changes in Net Assets.........................................  46
Statements of Cash Flows....................................................  55
Schedules of Portfolio Investments..........................................  58
Financial Highlights........................................................ 107
Notes to Financial Statements............................................... 152

                         The Parkstone Group of Funds
                          A Message From The Chairman
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . .
Dear Shareholder:

The past year was a time of transition for The Parkstone Group of Funds. As previously reported, due to the merger of National City and First of America, the investment adviser to the Funds was renamed National City Investment Management Company ("IMC"), and is now composed of many talented people from both companies.

Although the Funds have experienced outflows during the past year, much of it is directly attributable to assets being transferred to the IMC managed Armada Funds. I am pleased to note that the rate of outflows has slowed significantly in the last five months.

Investment Performance Leadership

Despite a rather volatile environment in the financial markets during the 12 months ended May 31, 1999, it is a pleasure to report to you that the year was one of solid performance for many of the Parkstone Mutual Funds. Especially noteworthy has been the recognition given to the following Parkstone Funds by industry rating services and publications:

 . Parkstone Large Capitalization Fund (Institutional Shares) was recognized by
  Morningstar+ for excellent performance with five stars for the period ended March 31, 1999, and for the month ended May 31, 1999.

 . Parkstone Large Capitalization Fund (Institutional Shares) and the National
  City Investment Management Large Cap Equity Team were featured in the Investor's Business Daily on March 29, 1999. Quoting from the article "The Parkstone Large Capitalization Fund, with $458 million in assets, carries an A+ performance rating from IBD, as its total return of 119% in the 36 months ended February 28 beat 99% of all funds."

 . Parkstone U.S. Government Income Fund (Institutional Shares) was recognized by Morningstar+ with five stars for the quarter ended March 31, 1999, and for the month ended May 31, 1999.

 . Parkstone Limited Maturity Bond Fund and Parkstone Bond Fund (Institutional
  Shares) were awarded an overall four-star rating by Morningstar+ for the quarter ended March 31, 1999.

These examples of recognition reinforce and validate the investment management philosophy and process employed IMC.

In closing . . .

The accompanying report contains each Fund's audited financial statements, its portfolio of investments and a detailed discussion of its performance during the 12 months ended May 31, 1999. Also, you will find a commentary from the investment adviser that includes an economic outlook for the coming months and a discussion of why the investment adviser believes they will be strong ones for the financial markets.

As always, if you have questions or require assistance, please call your account representative or the Parkstone Group of Funds Investor Services line at 1-800-451-8377, who are available from 8:00 a.m. to 8:00 p.m. Eastern Standard Time for your convenience. Or, if you would like to know more about the Armada Funds, please call 1-800-622-FUND (3863).

                          The Parkstone Group of Funds
                     A Message From The Chairman, continued
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . .

Finally, we thank you for your continued confidence in us. We look forward to providing you with investment management and service to meet your needs now and in the year ahead.

Sincerely,

/s/ Robert D. Neary

Robert D. Neary
Chairman
Parkstone Group of Funds






                                                                       Parkstone
                                                                          FUNDS

                          The Parkstone Group of Funds
                     A Message From Your Investment Adviser
                               Economic Overview
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . .
Dear Shareholder:

As the past fiscal year came to a close, the U.S. economy continued to act as if it were in the early stages of an economic recovery rather than completing the 98th consecutive month of an expansion. After posting a 4.3% gain for calendar year 1998, the highest rate since 1984, gross domestic product (GDP) grew by another 4.3% (annualized) in the first quarter of 1999. Encouraged by low unemployment and large gains in real wages, consumer spending was brisk throughout the past 12 months, with housing and auto sales particularly strong. By the end of May, even the moribund manufacturing sector reversed its decline, as increasing demand, coupled with a relative lack of inventory, pushed manufacturing output to its fastest growth in over two years.

Large-cap growth stocks continued to enjoy tremendous gains throughout the year. Their march was interrupted only briefly--though dramatically--during the third quarter of 1998 by global economic woes that took their toll on all but the Treasury markets.

The rest of the equity markets did not fare nearly as well. The quest for liquidity and predictable earnings growth led investors to treat smaller domestic stocks, as well as international equities, with caution. How wide was the disparity in returns? The S&P 500 Composite Index, a leading large-cap indicator, returned a total of 21.05% over the past 12 months. Meanwhile, the Russell 2000 Index of small-cap stocks lost 2.69% of its value. Even within the large-cap segment of the market, gains were concentrated in the technology-heavy growth sector. The S&P 500/BARRA Growth Index returned 28.15%, more than double the S&P 500/BARRA Value Index.

These inequalities began to reverse themselves only near the end of the reporting period, as attractive valuations and signs of a genuine recovery in Asia and Latin America led to renewed interest in small-cap and value stocks. Huge price gains, especially in energy, basic materials and other cyclical sectors, helped the S&P BARRA Value Index easily outperform S&P BARRA Growth during April and May. In April alone, BARRA Value returned 8.62% versus -0.19% for BARRA Growth Index. The broadening of the market helped the Russell 2000 Index leap 12.28% for the three months ending May 31.

International stocks posted less than stellar gains in U.S. dollars over the past 12 months, although results could have been much worse given the economic and monetary problems that plagued many Asian and Latin American countries. The Morgan Stanley EAFE (Europe, Australasia, and Far East) Equity Index, a leading international benchmark, returned 4.36% for the period. The European markets as a whole posted a gain of 2.5% in local currencies, but the strong showing of the dollar versus the euro sent returns after conversion into negative territory. Asia performed better, with the Morgan Stanley Asia-Pacific All-Country Index up 13.45% in local currencies. That return translated to 26.73% in dollars, thanks largely to the recovery of the Japanese yen.

The fixed income markets faced a difficult 12 months. The Lehman Brothers Aggregate Bond Index returned a disappointing 4.34%, yet this figure belied a period of extreme volatility. During the third quarter of 1998, the global "flight to quality" sent Treasury prices soaring and yields (which move in the opposite direction) plummeting. At the same time, the "spread" sectors of the bond market--corporate bonds, asset-backed securities and mortgage-backed-securities-- suffered a liquidity crisis. This situation continued into the fourth quarter. Long Treasury yields reached their lows of a generation, with 10-year notes yielding 4.15% and 30-year bonds at 4.70%.

As we entered 1999, the scenario began to reverse itself. The spread sectors staged a dramatic recovery, due in no small part to an unexpectedly rapid easing of Brazil's economic crisis. Brazil's recovery is, in many respects, the arch example of how the developing markets have rebounded so quickly. Recognizing an attractive risk/return tradeoff, private capital swiftly returned to these countries, stabilizing their markets and contributing

                          The Parkstone Group of Funds
                     A Message From Your Investment Adviser
                          Economic Overview, continued
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . .
to liquidity. These events, in turn, led to falling interest rates and a subsequent improvement in their economies.

Continued evidence of extremely strong domestic growth and the consequent rekindling of inflation fears sent Treasury yields rising throughout the first five months of 1999, firmly establishing a bear market for bonds. Interest rates rose across the yield curve, hitting shorter-term maturities the hardest.

Looking ahead, our outlook for U.S. economic growth remains optimistic. Consumer demand will likely continue to provide a solid, though lesser, boost to economic activity. However, we believe future GDP growth may be closer to 3% rather than the 4% to which we have become accustomed. Incremental gains in manufacturing rely largely on a continuing global recovery, but we are confident that many recent trouble spots in Asia and Latin America are taking the painful, but necessary, steps to enhance their economic prospects.

The major issues facing Asia today are the sustainability of exports and the viability of Japan's economy after its upcoming national election. Asia is still relying on exports to build economic momentum and adequate reserve balances. Japan is making a lot of the right promises but needs to make painful job cuts to follow through on them. We are mindful of these risks but remain constructive on Asia. Likewise, Latin America has made great progress in the wake of Brazil's flotation of their currency, the Real, and the recovery in commodity prices. In conclusion, global recovery is on more solid footing today, propelled by emerging market recoveries after two difficult years.

At home, higher-than-expected growth data will likely translate into a tightening of short-term interest rates by the Fed, but we believe that a series of successive rate hikes is still highly unlikely and that the federal funds rate won't increase by more than a total of 50 basis points. The combination of strong growth, higher headline inflation and a less friendly Fed likely means that Treasury yields will continue to rise in the short term. However, assuming growth, and especially inflation, do not accelerate greatly, we still believe that yields above 6 1/4% on 30-Year Treasury Bonds offer investors long-term value. On the margin, we're more convinced than the Fed is that the current pace of growth is noninflationary. Rather, it is the result of tremendous leaps in productivity, thanks to technology enhancements and Corporate America's strict cost-control measures.

As for the equity markets, the resurgence in small-cap and large-cap value stocks is likely to continue. Valuations remain attractive, and investors finally appear ready to let growth-stock earnings catch up a bit with their current prices. As long as we see a continuation of global growth, and the markets indicate that we will, earnings in the cyclical sectors are likely to follow suit.

Sincerely,
/s/ Donald L. Ross
Donald L. Ross
Chief Investment Officer
National City Investment Management Co.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Small Capitalization Fund+
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  The past year proved to be a difficult one for the Fund and for small-cap investors in general. The discrepancy between large-cap and small-cap performance was the widest we had seen in some time, with the S&P 500 Index outperforming the Russell 2000 Index by 23.74%. The economic crisis that rippled through Asia and other emerging markets from late 1997 through 1998 sent investors fleeing from small-cap and mid-cap stocks to the highly liquid large-cap and U.S. Treasury markets.

  For the 12 months ended May 31, 1999, the Parkstone Small Capitalization Fund produced a total return of -18.92% (before sales charges) for Investor A Shares and -18.71% for Institutional Shares. During the same period, the Russell 2000 Index returned -2.69%, and the Russell 2000 Growth Index returned 3.93%. The Fund assumed the latter benchmark on January 1, 1999, to reflect the portfolio's bias toward growth stocks.

  Internet-related companies, led by names like E*Trade (1.4% of the Fund's net assets), CMGI (1.3%) and DoubleClick (0.6%), accounted for what good news the small-cap sector offered. Unfortunately, our purchasing criteria--limiting us to stocks with market capitalizations not exceeding $750 million--effectively prohibited us from including these companies in the portfolio for most of the year. Given the tremendous expansion of market values in every sector of the market, our ceiling left us at the low end of the small-cap market where stocks, were hit hardest.*

  We remedied this situation in January by raising the Fund's market capitalization ceiling to $3 billion. The Fund can own stocks with even greater market capitalizations as long as they remain in the benchmark. In keeping with IMC's overall investment philosophy, the management team also instituted some risk controls that should reduce the portfolio's overall volatility. For example, we set minimum and maximum sector weightings and by May 31, 1999 had increased the number of stocks in the portfolio by approximately 40 percent year-over-year.

With the easing of the global financial crisis, we believe that the Fund and the small-cap market in general are poised for a rebound. Indeed, the market already showed signs of broadening during April and May. Investors seemed willing to assume some additional risk rather than continue paying a premium for a handful of large-cap stocks. Small-cap prices should also benefit from improved earnings-per-share growth expectations for the asset class as a whole.

+ Small-capitalization funds typically carry additional risks since smaller companies generally have a higher risk of failure and, historically, their stocks have experienced a greater degree of market volatility than stocks on average.

* The composition of the portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Small Capitalization Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment
          Rusell 2000    Russell 2000
Date         Index       Growth Index        Investor A*    Institutional

5/89         10,000         10,000              9,452         10,000
5/90         10,040         10,461             11,036         11,676
5/91         10,825         11,356             11,274         11,928
5/92         12,256         12,259             12,591         13,321
5/93         14,622         13,791             16,836         17,813
5/94         15,891         14,569             18,376         19,526
5/95         17,530         16,416             22,333         23,787
5/96         23,822         23,739             38,387         40,917
5/97         25,482         22,457             33,205         35,461
5/98         30,895         26,016             35,026         37,507
5/99         30,065         27,038             28,400         30,488
                   Investor A*        Institutional
1 year               -23.38%             -18.71%
3 years              -11.24%              -9.34%
5 years                7.86%               9.32%
10 years              11.00%              11.79%
* Reflects the Maximum Sales Charge of 5.50%.

Value of a $10,000 Investment
                Rusell 2000          Russell 2000
Date               Index             Growth Index        Investor B*

2/4/94             10,000              10,000              10,000
5/94                9,387               9,149               8,864
5/95               10,355              10,309              10,745
5/96               14,072              14,908              18,799
5/97               15,053              14,103              16,203
5/98               18,250              16,337              17,093
5/99               17,760              16,979              13,917

                         Investor B**
1 year                     -23.07%
3 years                    -10.81%
5 years                      8.32%
Inception (2/4/94)           6.41%
**Reflects the Maximum Applicable Contigent Deferred Sales Charge.
The Small Capitalization Fund's performance is compared to the Russell 2000 Stock Index and the Russell 2000 Growth Index. The Russell 2000 Stock Index represents the performance of domestically traded common stocks of small to mid-sized companies. The Russell 2000 Growth Index is comprised of securities in the Russell 2000 Stock Index with a greater-than-average growth orientation. The Fund has chosen the Russell 2000 Growth Index as its new benchmark. The Russell Growth Index will better reflect the portfolio's current bias toward growth stocks. The indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Small Capitalization Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Mid Capitalization Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Growth was heavily concentrated in the large-cap sector of the market over the past 12 months. Unfortunately, mid-cap and small-cap stocks suffered as investors sought refuge from global volatility in a handful of the largest, most dependable names. Internet stocks provided much of the mid-cap sector's growth during this period. Frankly, the market showed no sensitivity to earnings in valuing these companies. Investors seemed willing to pay nearly anything for strong revenue growth despite generally poor earnings and, in many cases, heavy losses. In this environment, our adherence to prudent valuation and diversification guidelines accounted for the majority of the Fund's underperformance.

  For the 12 months ended May 31, 1999, the Parkstone Mid Capitalization Fund returned 8.08% (before sales charges) for Investor A Shares and 8.20% for Institutional Shares. For the same period, the S&P 400 MidCap Index and the Russell MidCap Growth Index returned 11.93% and 15.64%, respectively. We assumed the latter benchmark on January 1, 1999, because it better reflects the aggressive-growth orientation of the portfolio.

  We remain optimistic that the market will reward our emphasis on mid-cap stocks that consistently deliver above-average earnings growth. The companies in the portfolio typically hold dominant positions in their markets and also boast excellent margins and return on equity. As of May 31, the Russell Mid-Cap Growth Index paid 29 times expected 1999 earnings for 11% growth, while we were paying an average of 36 times earnings for growth of 40%. Although the portfolio's price-to-earnings ratio is relatively high, we believe that its potential justifies these numbers.

  Our focus on diversification should serve us well given the likelihood of rising interest rates. Many of the high-flying internet companies, which already began to weaken in May, may suffer further in this environment, because higher rates should push down price-to-earnings ratios. We recently moved the portfolio into sectors that have been general underperformers over the past few years, because we believe that they will benefit from an improving global economy. These investments include companies in the energy, capital goods and industrial sectors.

  The Fund's performance should be helped further by our decision to raise the market capitalization limit on stocks we can purchase from $5 billion to $10 billion. This increase aligns the Fund with the market's own expanded definition of mid-cap companies. At the very least, it gives us the freedom to pursue a larger universe of stocks with above-average growth prospects.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Mid Capitalization Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment
          S&P Mid Cap      Russell Mid Cap
Date       400 Index        Growth Index        Investor A*    Institutional
5/89         10,000            10,000             9,452           10,000
5/90         11,445            11,495            10,930           11,565
5/91         13,661            13,508            11,550           12,220
5/92         15,825            14,767            13,284           14,054
5/93         18,767            17,072            15,248           16,111
5/94         19,523            18,135            16,162           17,112
5/95         22,161            20,986            17,502           18,576
5/96         28,469            27,962            25,159           26,749
5/97         33,638            31,029            24,812           26,352
5/98         43,698            38,457            30,121           32,022
5/99         48,913            44,473            32,553           34,647

                         Investor A*       Institutional
1 year                      2.14%              8.20%
3 years                     6.94%              9.01%
5 years                    13.73%             15.15%
10 years                   12.52%             13.23%
*Reflects the Maximum Sales Charge of 5.50%.
Value of a $10,000 Investment
                S&P Mid Cap          Russell Mid Cap
Date             400 Index             Growth Index        Investor B*
2/4/94             10,000                 10,000            10,000
5/94                9,382                  9,437             8,947
5/95               10,649                 10,921             9,670
5/96               13,681                 14,551            14,044
5/97               16,165                 16,148            13,883
5/98               20,999                 20,013            16,897
5/99               23,505                 23,144            18,296

                         Investor B**
1 year                       2.57%
3 years                      7.66%
5 years                     14.20%
Inception (2/4/94)          12.03%
**Reflects the Maximum Applicable Contingent Deferred Sales Charge.
The Mid Capitalization Fund's performance is being compared to the Standard & Poor's Mid-Cap 400 Index and the Russell Midcap Growth Index. The Standard & Poor's Mid-Cap 400 Index reflects the Fund's focus on the mid-cap sector of the U.S. stock market. The Russell Midcap Growth Index is comprised of securities in the Russell Midcap Index with greater than average price-to-book ratios and higher forecasted growth values. The Fund has chosen the Russell MidCap Growth Index as its new benchmark. The Russell MidCap Growth Index will better reflect the portfolio's aggressive growth orientation. The indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Mid Capitalization Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Large Capitalization Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Large-cap stocks again reaped most of the stock market's gains over the past 12 months, and the Fund performed strongly over this period. For the year ended May 31, 1999, the Parkstone Large Capitalization Fund produced a total return of 23.42% (before sales charges) for Investor A Shares and 23.67% for Institutional Shares. During the same period, the Fund's benchmark, the S&P 500/BARRA Growth Index, returned 28.15%.

  In particular, we profited from an overweighting in the technology, communications and consumer cyclical sectors. Such holdings as Cisco Systems (4.2% of the Fund's net assets) and EMC Corp. (1.9%), more than doubled in value, while MCI WorldCom (2.6%), Time-Warner (2.2%), Home Depot (2.1%), Wal-Mart (1.7%), Sun Microsystems (1.5%) and AirTouch (1.1%) also posted excellent returns.*

  An underweighting in basic materials served us well for most of the year, but we gave back some gains when that sector rebounded in April. A similar story unfolded in the energy sector, where we were underweighted or market neutral through April. We increased our energy exposure in May.

  Our underperformance relative to the S&P 500/BARRA Growth Index can be attributed to the outstanding performance of a handful of companies at the high end of its market capitalization range. The market-weighted nature of the benchmark means that such companies had the most impact on its returns. Microsoft and General Electric by themselves account for a combined 13% of S&P BARRA Growth Index's market capitalization. The Fund owns both stocks, but we held our percentage weighting in these companies to approximately half that of the benchmark, due, in part, to our commitment to managing risk.

  As long as inflation remains in check, we believe that the Fund will continue to benefit from the strong earnings growth of our holdings. For example, Cisco Systems (4.2%), as well as Lucent Technologies (3.3%), another holding, should thrive as the Internet's infrastructure demands increase. In addition, improving supply and demand balances in paper and energy are likely to translate into improved earnings. That belief prompted us to overweight the portfolio in these sectors at year-end, adding such companies as Schlumberger Ltd. (1.0%), International Paper (1.0%) and Burlington Resources (1.1%).*

* The composition of the portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Large Capitalization Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment
              S&P 500 Stock   S&P BARRA Growth Index   Investor A   Investor B
2/1/96           10,000              10,000               9,452       10,000
5/96             10,607              10,621              10,243       10,319
5/97             13,729              14,159              12,629       12,750
5/98             17,938              18,710              16,803       17,107
5/99             21,710              23,977              20,738       21,136
                           Investor A*    Investor B**
1 year                       16.64%          17.38%
3 years                      24.14%          24.94%
Inception (2/1/96)           24.50%          25.19%
*Reflects the Maximum Sales Charge of 5.50%.
**Reflects the Maximum Applicable Contingent Deferred Sales Charge.
Value of a $10,000 Investment
              Institutional     S&P 500 Stock Index     S&P BARRA Growth Index
12/28/95         10,000                10,000                  10,000
5/96             11,221                10,967                  11,027
5/97             13,859                14,196                  14,700
5/98             18,483                18,547                  19,425
5/99             22,859                22,448                  24,893

                          Institutional
1 year                       23.67%
3 years                      26.77%
Inception (12/28/95)         27.30%
The Large Capitalization Fund's performance is compared to the Standard & Poor's 500 Stock Index and the Standard & Poor's BARRA Growth Index. The Standard & Poor's 500 Stock Index represents the performance of the U.S. stock market as a whole. The Standard & Poor's BARRA Growth Index is comprised of securities in the Standard & Poor's 500 Stock Index that have a higher than average price-to-book ratio. The indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Large Capitalization Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
International Discovery Fund+
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  On December 1, 1998, IMC assumed the management of the Fund from Gulfstream Global Investors Ltd. In the process, we instituted a number of changes that better reflect IMC's own investment philosophy. We moved the Fund's emphasis away from mid-capitalization growth stocks to a large-capitalization, diversified style, imposed time-tested risk control disciplines and shifted the portfolio's primary focus to country allocation over individual stock selection. We believe that it is not enough to search the world for good companies; a country's economic environment must also be conducive to the creation of wealth.

  For the 12 months ended May 31, 1999, the Parkstone International Discovery Fund produced a total return of -5.20% (before sales charges) for Investor A Shares and -4.94% for Institutional Shares. Over the same period, the Fund's benchmark, the Morgan Stanley Europe, Australasia and Far East (EAFE) Index, returned a total of 4.36%.

  Prior to December, investments in emerging markets and in stocks with lower liquidity detracted from performance. The Fund lagged the EAFE Index by 7.27% during this period. We closed that gap over the remaining six months, trailing the benchmark by 1.98%. Still, our bias toward companies with strong and stable competitive advantages was not rewarded as we had hoped. As the world economy began showing signs of recovery, investors balked at paying a premium for high-quality stocks.

  Looking ahead, we believe that investors will return in increasing numbers to the best-managed, most profitable companies as the year progresses. We find the Hong Kong and Singapore markets attractively valued after impressive returns year-to-date. Economic conditions are improving as current account balances have turned positive. These surpluses have allowed central banks to ease interest rates without causing currency devaluations and permitted governments to finance fiscal stimulus programs. We believe that the improvement in economic conditions needs to be followed up by reforms in order for wealth creation to continue, and we are cautiously optimistic that such reforms will take place.

  Likewise, certain European markets are attractive. The accession rates for adopting the euro have left some countries with a competitive advantage over others. Likewise, some countries are simply more sound fiscally. We believe that these imbalances will have a persistent effect on the differences in economic growth rates within the region. In particular, it is our opinion that markets such as France and Ireland are poised to enjoy stronger growth, while Germany and Italy may suffer.

  Japan is in the early stages of structural reform. However, the pace and timing of reform may lead to episodes of disappointment as earnings struggle to emerge from the doldrums. Therefore, we limited our holdings in Japan as of May 31, 1999, to 16.4% of the portfolio, a weighting that is 6.7% below the Fund's benchmark.*

+ International investing is subject to certain risk factors such as currency exchange-rate volatility, possible political, social or economic instability, foreign taxation and/or differences in accounting and other financial standards.

* The composition of the portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
International Discovery Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment
                Institutional     Investor A     Morgan Stanley EAFE Index
                -------------     ----------     -------------------------
12/31/92            10,000           9,452                10,000
5/93                11,920          11,238                12,520
5/94                13,248          12,453                14,219
5/95                12,864          12,071                14,921
5/96                14,779          13,843                16,513
5/97                16,748          15,656                17,758
5/98                18,353          17,119                19,731
5/99                17,446          16,228                20,592
                           Investor A*   Institutional
                           -----------   -------------
1 year                       -10.41%         -4.94%
3 years                        3.48%          5.69%
5 years                        4.26%          5.66%
Inception (12/29/92)           7.83%          9.06%
*Reflects the Maximum Sales Charge of 5.50%.

Value of a $10,000 Investment
                  Investor B     Morgan Stanley EAFE Index
                  ----------     -------------------------
2/4/94              10,000                10,000
5/94                 8,861                 9,891
5/95                 8,524                10,378
5/96                 9,766                11,486
5/97                11,090                12,352
5/98                12,168                13,724
5/99                11,693                14,323
                           Investor B*
                           -----------
1 year                       -10.33%
3 years                        3.75%
5 years                        4.53%
Inception (2/4/94)             2.90%
** Reflects the Maximum Applicable Contingent Deferred Sales Charge.
The International Discovery Fund's performance is compared to the Morgan Stanley Capital International Europe, Australasia and Far East (EAFE) Index, which represents the performance of the major stock markets in those regions. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone International Discovery Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Conservative Allocation Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Over the past 12 months, the Fund made the most of an equity exposure that consistently hovered around a relatively modest 30% of total assets. Our predominantly large-cap growth holdings served us well, as those stocks continued to outperform every other segment of the equity market.

  For the fiscal year ended May 31, 1999, the Parkstone Conservative Allocation Fund produced a total return of 4.78% for Institutional Shares. During the same period, the Lehman Brothers Intermediate Government/Corporate Bond Index returned 4.78%, and the Salomon Brothers Broad Bond Index returned 4.32%. The S&P 500 Composite Index, the Fund's equity benchmark, returned 21.05%.

  During the third quarter of 1998, when none of the equity markets were spared from global economic turmoil, the Fund's heavy exposure to Treasuries kept the portfolio's volatility to a minimum. Unfortunately, our light equity allocation hampered performance from the fourth quarter of 1998 onward as large-cap growth stocks shrugged off Asia's economic troubles and came roaring back.

  The Fund's above-index interest rate sensitivity worked well for our fixed-income holdings during the fourth quarter of 1998, but maintaining this position hindered performance when rates rose significantly during the first quarter of 1999. We recouped a portion of our losses through an enlarged allocation to higher-yielding spread (non-Treasury) securities, all sectors of which outperformed equivalent-duration Treasury issues.

  In keeping with the Fund's emphasis on low volatility and preservation of capital, 70% of the portfolio remained in bonds at year-end. We allocated 23% of assets to large-cap stocks and the remaining 7% to small-cap issues, which showed signs of a resurgence during the last two months of the reporting period.*

  As previously announced, the Fund is scheduled to close in August 1999.

* The composition of the portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Conservative Allocation Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHART APPEARS HERE]
Value of a $10,000 Investment
                               Lehman Bros. Inc.     Salomon Bros.     S&P 500
            Institutional   Gov't/Corp. Bond Index    Broad Index    Stock Index
12/30/96      10,000               10,000               10,000         10,000
5/97          10,267               10,190               10,185         11,546
5/98          11,660               11,091               11,305         15,086
5/99          12,218               11,621               11,795         18,259
                           Institutional
1 year                         4.78%
Inception (12/30/96)           8.64%
The Conservative Allocation Fund's performance is compared to the Standard & Poor's 500 Stock Index, the Lehman Brothers Intermediate Government/Corporate Bond Index and the Salomon Brothers Broad Index. The S&P 500 Index represents the performance of the U.S. stock market as a whole. The Lehman Brothers Intermediate Government/Corporate Bond Index is representative of intermediate-term bonds. The Salomon Brothers Broad Index represents the performance of the overall bond market. These indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Conservative Allocation Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's share, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Balanced Allocation Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  The management team's decision to keep the portfolio's equity holdings at the low end of the permitted allocation range initially served us well as global economic woes sent stock prices tumbling during the third quarter of 1998. However, better-than-expected corporate earnings and the beginnings of a turnaround in Asia during the fourth quarter helped the market rebound faster than we had anticipated. As these events unfolded, the Fund's underexposure to equities was mitigated somewhat by our preference for large-cap growth stocks. These stocks again easily outperformed every other segment of the equity market over the past 12 months.

  For the fiscal year ended May 31, 1999, the Parkstone Balanced Allocation Fund produced a total return of 2.47% (before sales charges) for Investor A Shares and 2.73% for Institutional Shares. During the same period, the S&P 500 Index returned 21.05%, the Salomon Brothers Broad Index returned 4.34% and the Lehman Brothers Aggregate Bond Index returned 4.34%.

  With respect to the portfolio's fixed income holdings, weighting in Treasuries benefited the Fund during the "flight to quality" that occurred in late 1998. Although we began adding back high-quality spread (non-Treasury) securities incrementally in January, this sector staged a rapid comeback that cost us some of our earlier gains. By February, we had tilted our fixed-income allocation firmly toward spread sectors, which we are convinced offer the best risk/return profile for our investors.

  Looking ahead, large-cap growth equities remain richly valued but stand to benefit from their high degree of liquidity, low inflation and attractive interest rates. Even if the Fed raises short-term rates, we believe that any increase is likely to be modest. The current economic climate may prove even more beneficial to small-cap stocks. This sector finally began to rally in April and May thanks to improving investor sentiment and a brighter earnings outlook. The management team is optimistic about the prospects for the small-cap sector and by May 31 had more than doubled the position we held two months earlier.

  At fiscal year-end, approximately 40% of the Fund was invested in domestic large-cap stocks, with 14% in domestic small-cap stocks and 6% in international equities. That allocation places our equity holdings near the high end of their allocation range. Bonds--in particular mortgage-backed securities--accounted for the remaining 40% of holdings.*

* The composition of the portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Balanced Allocation Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment

                                     Balanced Hybrid     S&P 500       Lehman Brothers     Salomon Brothers
         Investor A   Institutional      Index        Stock Index   Aggregate Bond Index     Broad Index
1/31/92      9,524        10,000         10,000          10,000            10,000                10,000
5/92         9,483         9,957         10,274          10,274            10,271                10,272
5/93        10,800        11,331         11,460          11,462            11,433                11,448
5/94        11,171        11,743         11,786          11,944            11,513                11,552
5/95        12,317        12,975         13,748          14,351            12,836                12,884
5/96        15,027        15,869         16,267          18,438            13,397                13,446
5/97        16,346        17,301         19,646          21,218            14,512                14,558
5/98        18,866        20,006         24,102          31,194            16,096                16,159
5/99        19,331        20,552         27,652          37,753            16,795                16,859

                           Investor A*    Institutional
                           -----------    -------------
1 year                       -2.40%            2.73%
3 years                       7.02%            9.00%
5 years                      10.51%           11.84%
Inception (1/31/92)           9.41%           10.32%
*Reflects the Maximum Sales Charge of 4.75%.

Value of a $10,000 Investment

                         S&P 500        Lehman Brothers     Balanced Hybrid   Salomon Brothers
          Investor B   Stock Index   Aggregate Bond Index       Index            Broad Index
2/4/94      10,000       10,000             10,000             10,000              10,000
5/94         9,026        9,847              9,674              9,779               9,517
5/95         9,894       11,826             10,785             11,407              10,615
5/96        12,195       15,194             11,257             13,497              11,078
5/97        13,281       19,667             12,194             16,301              11,994
5/98        15,361       25,706             13,525             19,998              13,312
5/99        15,829       31,112             14,112             22,944              13,889

                          Investor B**
                          ------------
1 year                       -3.17%
3 years                       7.05%
5 years                      10.75%
Inception (2/4/94)            9.02%
**Reflects Maximum Applicable Contingent Deferred Sales Charge.
The Balanced Fund's performance is compared to the Standard & Poor's 500 Stock Index, the Salomon Brothers Broad Index, the Lehman Brothers Aggregate Bond Index and a Balanced Hybrid Index. The Balanced Hybrid Index is comprised of 60% of the securities in the Standard & Poor's 500 Stock Index and 40% of the securities in the Lehman Brothers Aggregate Bond Index. The Standard & Poor's 500 Stock Index is a broad measure of the stock market as a whole. The Salomon Brothers Broad Index represents the performance of the overall bond market. The Lehman Brothers Aggregate Bond Index is a market value weighted index that tracks the performance of investment-grade debt issues with maturities of less than a year. The indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Balanced Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Aggressive Allocation Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Large-cap growth stocks again enjoyed most of the gains in the equity market over the past 12 months. In this environment, the Fund's initially heavy exposure to small-cap, mid-cap and international stocks detracted from performance. Fortunately, an above-average weighting in Treasuries during the first half of the reporting period cushioned some of the negative impact of our early equity stance. An increased large-cap position as of January 1, 1999, served us well during the first quarter of 1999, although remaining concerns about global economic health kept our aggregate equity weighting to a relatively modest 65% of assets through the end of the reporting period.

  For the fiscal year ended May 31, 1999, the Parkstone Aggressive Allocation Fund produced a total return of 0.81% for Institutional Shares. During the same period, the S&P 500 Composite Index returned 21.05%, while the Salomon Brothers Broad Bond Index returned 4.32%.

  With respect to the portfolio's fixed-income holdings, the decision to maintain an above-index interest rate sensitivity benefited the Fund during the last half of 1998 and detracted from our performance during the first quarter of 1999 as rates rose significantly. An enlarged allocation to higher-yielding spread (non-Treasury) sectors from February forward helped offset the downside of our long duration position. We have since moved the portfolio to a neutral position in terms of interest-rate sensitivity.

  Our belief that improving earnings and investor sentiment will finally jump-start the small-cap market led us to increase the portfolio's overall equity weighting to 70% at year-end. Specifically, 46% of the Fund was invested in domestic large-cap stocks with 16% in small-caps and 8% in international equities. The remaining 30% of the portfolio was invested in bonds.*

  As previously announced, the Fund is scheduled to close in August 1999.

* The composition of the portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Aggressive Allocation Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHART APPEARS HERE]
Value of a $10,000 Investment
              Institutional     S&P 500 Index     Salomon Bros. Broad Index
              -------------     -------------     -------------------------
12/30/96        $10,000           $10,000                  $10,000
5/97            $10,244           $11,546                  $10,185
5/98            $11,963           $15,086                  $11,305
5/99            $12,060           $18,259                  $11,795
                            Institutional
                            -------------
1 year                          0.81%
Inception (12/30/96)            8.06%
The Aggressive Allocation Fund's performance is compared to the Standard & Poor's 500 Stock Index and the Salomon Brothers Broad Index. The Standard & Poor's 500 Stock Index is a broad measure of the stock market as a whole. The Salomon Brothers Broad Index represents the performance of the overall bond market. The indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Aggressive Allocation Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Equity Income Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  During the latter half of 1998 and the first three months of 1999, the market continued to reward large-cap growth managers far more richly than their value counterparts. In fact, the S&P 500/BARRA Growth Index/1/ outperformed the S&P 500/BARRA Value Index by 15.06% for the entire fiscal year. Despite this somewhat hostile environment, the management team remained true to the Fund's value discipline. As a result, we were eventually rewarded for our patience. The easing of the global economic crisis led to a broadening of the market in April, and the Fund was strategically positioned to benefit as investors began moving money into such undervalued sectors as industrial, energy and basic materials.

  For the year ended May 31, 1999, the Parkstone Equity Income Fund produced a total return of 12.06% (before sales charges) for Investor A Shares and 12.40% for Institutional Shares. Over the same period, the S&P 500 Index returned 21.05%, and the S&P 500/BARRA Value Index returned 13.09%. We adopted the latter benchmark as the reporting period got underway in recognition of the Fund's value-oriented approach to investing.

  We were pleased with the Fund's overall performance, which trailed its benchmark's only slightly. Superior stock selection served us well as many long-time holdings showed substantial gains. Strong performers included Intimate Brands (3.3% of the Fund's net assets), Enron (2.9%), United Technologies Corp. (2.6%) and Alcoa (2.3%). From a sector standpoint, our overweighting in health care and underweighting in financials versus the benchmark contributed to performance, while an overweighting in consumer noncyclicals detracted. Given the large-cap market's strong performance, our low-risk profile also contributed to the Fund's modest lag.*

  Looking ahead, we believe that the continuing recovery of the world economy bodes well for value investors in general and for our portfolio in particular. For example, our overweighting in the U.S. industrial and basic commodities sectors should prove advantageous if a reduction in pricing pressure leads to profit margin improvements. In addition, the Fund has significant holdings in utilities and telecommunications, two traditional value sectors that still appear overlooked by the market. In sum, the Fund is well positioned as the market takes a more defensive posture and shifts its focus to undervalued stocks with cyclical earnings.

/1/ The Standard & Poor's BARRA Growth Index is comprised of securities in the Standard & Poor's 500 Stock Index that have a higher than average price-to-book ratio. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees.

* The composition of the portfolio is subject to change

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Equity Income Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment
         S&P 500 Stock   S&P BARRA Stock Index   Investor A    Institutional
         -------------   ---------------------   ----------    -------------
5/89        10,000               10,000             9,541         10,000
5/90        11,658               10,904            10,896         11,422
5/91        13,029               11,913            12,141         12,725
5/92        14,310               12,973            13,471         14,119
5/93        15,969               15,047            15,094         15,821
5/94        16,647               16,165            15,873         16,655
5/95        20,003               18,925            16,525         17,373
5/96        25,686               23,912            20,933         22,050
5/97        33,248               30,004            25,007         26,333
5/98        43,440               38,680            30,426         32,115
5/99        52,576               43,743            34,117         36,096
                        Investor A*     Institutional
                        -----------     -------------
1 year                     5.92%           12.40%
3 years                   15.46%           17,85%
5 years                   15.22%           16.73%
10 years                  12.95%           13.70%
*Reflects the Maximum Sales Charge of 5.50%
Value of a $10,000 Investment
             S&P 500 Stock   S&P BARRA Stock Index   Investor B
             -------------   ---------------------   ----------
2/4/94          10,000               10,000            10,000
5/94             9,579                9,594             9,042
5/95            11,510               11,231             9,352
5/96            14,780               14,191            11,967
5/97            19,131               17,806            14,364
5/98            24,995               22,955            17,511
5/99            30,252               25,960            19,698
                        Investor B**
                        ------------
1 year                     6.36%
3 years                   16.05%
5 years                   15.67%
Inception (2/4/94)        13.60%
**Reflects the Maximum Applicable Contingent Deferred Sales Charge.
The Equity Income Fund's performance is compared to the Standard & Poor's 500 Stock Index and the Standard & Poor's BARRA Value Index. The Standard & Poor's 500 Stock Index represents the performance of the U.S. stock market as a whole. The Standard & Poor's BARRA Value Index is comprised of securities in the Standard & Poor's 500 Stock Index that have a lower-than-average price-to-book ratio. The indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Equity Income Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Bond Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  The past 12 months were a period of extreme volatility in the fixed income markets. Overall, the management team was pleased with the performance of the Fund through the end of 1998 although our results for the first five months of 1999 were less than expected. Our strategy was correct in anticipating that we would benefit from an overweight in Treasuries going into the third quarter of 1998. A long duration position also contributed to our strong performance, at least through the end of October.

  For the year ended May 31, 1999, the Parkstone Bond Fund produced a total return of 2.55% (before sales charges) for Investor A Shares and 2.70% for Institutional Shares. During the same period, the Salomon Brothers Broad Bond Index returned 4.32% while the Lehman Aggregate Bond Index returned 4.34%. These two indices are similar in composition. We adopted the latter benchmark during the year mainly to bring more consistency to the group of indices against which we measure IMC managed fixed income funds.

  The management team began increasing holdings in corporate and mortgage-backed issues in January, but we approached these moves cautiously. With Brazil facing economic difficulties and Asia and Russia fresh in our minds, we did not anticipate that the markets would take the latest crisis in stride. We continued to increase holdings in these sectors through February, a position the fund retained to the end of the reporting period.

  The Fund currently remains overweighted in spread sectors, slightly favoring mortgages to corporate bonds. Yields in the corporate market are attractive, but we prefer to remain defensive in this sector given the current fever for mergers and acquisitions. AT&T's recent bid to acquire MediaOne, and the amount of debt it was willing to assume to clinch the deal, points to the event risk that is part of today's corporate debt market.

  As of May 31st, 12% of the Fund's net assets were invested in U.S. Treasury securities, 44% in mortgage-backed securities, 25% in corporate bonds, and 19% in asset-backed securities. As of the same date, the average maturity of the portfolio's holdings was 9.03 years with an average credit quality of triple-A.*

* The composition of the Portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Bond Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment
      Salomon Brothers      Lehman Brothers
        Broad Index      Aggregate Bond Index     Investor A     Institutional
        -----------      --------------------     ----------     -------------
5/89      10,000                 10,000              9,524           10,000
5/90      10,924                 10,938             10,235           11,194
5/91      12,306                 12,309             11,339           12,402
5/92      13,853                 13,840             12,636           13,822
5/93      15,439                 15,404             14,095           15,403
5/94      15,579                 15,514             14,150           15,482
5/95      17,376                 17,295             15,545           17,140
5/96      18,134                 18,053             16,141           17,835
5/97      19,634                 19,555             17,402           19,277
5/98      21,792                 21,689             19,157           21,286
5/99      22,736                 22,633             19,646           21,862
                        Investor A*     Institutional
                        -----------     -------------
1 year                    -2.34%            2.70%
3 years                    5.05%            7.02%
5 years                    5.74%            7.15%
10 years                   6.99%            7.70%
*Reflects the Maximum Sales Charge of 4.75%

Value of a $10,000 Investment
                                   Broad Index      Lehman Bros. Aggregate
             Investor B**       Salomon Brothers          Bond Index
             ------------       ----------------          ----------
2/4/94          10,000               10,000                 10,000
5/94             9,070                9,517                  9,506
5/95             9,973               10,615                 10,598
5/96            10,395               11,078                 11,062
5/97            11,249               11,994                 11,982
5/98            12,408               13,312                 13,290
5/99            12,818               13,889                 13,867
                        Investor B**
                        ------------
1 year                    -3.18%
3 years                    5.06%
5 years                    6.09%
Inception (2/4/94)         4.78%
** Reflects Maximum Applicable Contingent Deferred Sales Charge.
The Bond Fund's performance is compared to the Salomon Brothers Broad Index and the Lehman Brothers Aggregate Bond Index. The Salomon Brothers Broad Index represents the performance of the overall U.S. bond market. The Lehman Brothers Aggregate Bond Index is comprised of the Lehman Brothers Government/Corporate Index and the Lehman Brothers Mortgage-Backed Securities Index. The indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Bond Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Limited Maturity Bond Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Despite a difficult first half, the past fiscal year proved to be one of strong performance for the Fund. In late 1998, a global economic crisis triggered the "flight to quality" that sent Treasury prices soaring and led to a lack of liquidity in every other sector of the bond market. The subsequent collapse of some highly leveraged global hedge funds, most notably Long Term Capital Management, only exacerbated the situation. As a result, the prices of corporate bonds and other "spread" products, which normally trade somewhat in tandem with the Treasury market, moved in the opposite direction. Despite this chain of events, the management team remained committed to the Fund's traditionally aggressive overweighting in spread sectors throughout the reporting period. The portfolio was dominated, in particular, by corporate bonds and asset-backed securities.

  For the year ended May 31, 1999, the Parkstone Limited Maturity Bond Fund produced a total return of 4.84% (before sales charges) for Investor A Shares and 5.12% for Institutional Shares. During the same period, the Merrill Lynch 1-3 Year Government/Corporate Index returned 5.4%.

  Inevitable underperformance during the latter half of 1998 was short-lived and, as expected, never approached the lows that characterized the intermediate segment of the spread market. During this period, the Fund's short duration also helped cushion the blows felt by the corporate and asset-backed sectors. We continued to increase the portfolio's weighting in spread sectors, pushing it up to approximately 90% by early January. As a result, investors were rewarded when the Fund benefited from the subsequent rally in these markets.

  As of May 31st, 47% of the Fund's net assets were invested in corporate bonds, 32% in asset-backed securities, 13% in mortgage-backed securities, and 8% in U.S. Treasury securities. As of the same date, the average maturity of the portfolio's holdings was 1.69 years with an average credit quality of double-A.*

* The composition of the Portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Limited Maturity Bond Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment

      Merrill Lynch 1-3 Yr. Gov't/Corp. Index     Investor A     Institutional
      ---------------------------------------     ----------     -------------
5/89                    10,000                       9,728           10,000
5/90                    10,930                      10,457           10,749
5/91                    12,140                      11,475           11,796
5/92                    13,325                      12,597           12,950
5/93                    14,269                      13,612           13,994
5/94                    14,572                      13,782           14,192
5/95                    15,674                      14,758           15,221
5/96                    16,510                      15,378           15,901
5/97                    17,613                      16,334           16,938
5/98                    18,852                      17,284           17,967
5/99                    19,870                      18,120           18,887

                        Investor A*     Institutional
                        -----------     -------------
1 year                     1.94%            5.12%
3 years                    4.63%            5.90%
5 years                    5.04%            5.88%
10 years                   6.12%            6.57%
* Reflects the Maximum Sales Charge of 2.75%

Value of a $10,000 Investment

             Merrill Lynch 1-3 Yr. Gov't/Corp. Index         Investor B**
             ---------------------------------------         ------------
2/4/94                         10,000                          10,000
5/94                            9,865                           9,303
5/95                           10,611                           9,900
5/96                           11,177                          10,355
5/97                           11,924                          11,027
5/98                           12,762                          11,701
5/99                           13,452                          12,371

                        Investor B**
                        ------------
1 year                     -0.93%
3 years                     3.93%
5 years                     4.81%
Inception (2/4/94)          4.08%
** Reflects the Maximum Applicable Contingent Deferred Sales Charge.
The Limited Maturity Bond Fund's performance is compared to the Merrill Lynch 1-3-Year Government/Corporate Bond Index, which represents the total return of short-term government and corporate bonds. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Limited Maturity Bond Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Intermediate Government Obligations Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  During the second half of 1998, the economic meltdown in Asia and Russia led investors to flee domestic and international equity markets for the safety of U.S. Treasuries. This "flight to quality" caused U.S. Treasury prices to skyrocket, but it led to a lack of liquidity in virtually every other sector of the bond market.

  For the year ended May 31, 1999, the Parkstone Intermediate Government Obligations Fund produced a total return of 3.83% (before sales charges) for Investor A Shares and 4.01% for Institutional Shares. During the same period, the Salomon Brothers 1-10 Year Treasury Index returned 5.04% while the Lehman Intermediate Government Bond Index returned 4.98%. As we did with the Parkstone Bond Fund, we switched to a Lehman benchmark during the year to bring more consistency to the family of indices against which we measure IMC managed fixed income funds.

  The Fund initially benefited from the environment due to its heavy weighting in Treasuries. The shorter maturities of its holdings also subjected the Fund to less of the credit curve. Our portfolio was still overweighted in Treasuries as the global crisis eased in early 1999, erasing some of our gains as Treasury prices began their descent from stratospheric heights. At the same time, liquidity returned to the spread sectors. Year-over-year, the portfolio produced an acceptable return that belied one of the most difficult fixed income markets of the past 20 years.

  Looking ahead, the management team faces an environment of strong domestic growth and tight labor markets characterized by the Fed's decision to change its policy bias toward tightening interest rates. We still believe that long bond yields will stay in a range between 5.5 and 6.5% and have moved the portfolio to a neutral duration position.

  As of May 31st, 78% of the Fund's net assets were invested in U.S. Treasury and Agency securities and 22% in mortgage-backed securities. As of the same date, the average maturity of the portfolio's holdings was 4.37 years.*

* The composition of the portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Intermediate Government Obligations Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment

      Salomon Bros. 1-10 Yr.   Lehman Bros. Int.
          Treasury Index          Gov't Index       Investor A   Institutional
          --------------          -----------       ----------   -------------
5/89          10,000                 10,000            9,524        10,000
5/90          10,896                 10,903           10,223        10,733
5/91          12,179                 12,201           11,329        11,895
5/92          13,565                 13,586           12,503        13,128
5/93          14,941                 14,949           13,622        14,305
5/94          15,135                 15,133           13,673        14,381
5/95          16,494                 16,508           14,821        15,608
5/96          17,246                 17,256           15,293        16,144
5/97          18,452                 18,484           16,224        17,176
5/98          20,047                 20,070           17,438        18,507
5/99          21,058                 21,070           18,106        19,248

                        Investor A*     Institutional
                        -----------     -------------
1 year                    -1.08%            4.01%
3 years                    4.09%            6.04%
5 years                    4.76%            6.00%
10 years                   6.11%            6.77%
* Reflects the Maximum Sales Charge of 4.75%

Value of a $10,000 Investment

             Salomon Bros. 1-10 Yr.    Lehman Bros. Int.
                Treasury Index           Govt. Index           Investor B**
                --------------           -----------           ------------

2/4/94              10,000                 10,000                 10,000
5/94                 9,666                  9,663                  9,189
5/95                10,534                 10,540                  9,896
5/96                11,014                 11,018                 10,258
5/97                11,785                 11,803                 10,912
5/98                12,803                 12,815                 11,766
5/99                13,448                 13,453                 12,314

                        Investor B**
                        ------------
1 year                     -1.99%
3 years                     4.09%
5 years                     4.97%
Inception (2/4/94)          3.99%
** Reflects the Maximum Applicable Contingent Deferred Sales Charge.
The Intermediate Government Obligations Fund's performance is compared to the Salomon Brothers 1-10-Year Treasury Index and the Lehman Brothers Intermediate Government Index. The Salomon Brothers 1-10-Year Treasury Index represents the performance of Treasury bonds in that maturity range. The Lehman Brothers Intermediate Government Index represents the performance of U.S. Government agencies and Treasuries within a 1-10 year maturity range. The indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Intermediate Government Obligations Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
U.S. Government Income Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Going into the third quarter of 1998, the Fund's overweighting in U.S. Treasury securities helped performance when mortgage-backed securities were hurt by the global "flight to quality". At the time, Treasuries accounted for approximately 25% of the Fund's allocation and Ginnie Maes for another 15%. Ginnie Maes outperformed both Fannie Maes and Freddie Macs during this period for essentially the same reason that Treasuries outperformed the spread sectors. Fannie Maes and Freddie Macs, with their implied U.S. Treasury guarantees, did not offer the same level of safety as Ginnie Maes, which are backed by the full faith and credit of the U.S. Treasury.*

  For the year ended May 31, 1999, the Parkstone U.S. Government Income Fund produced a total return of 4.46% (before sales charges) for Investor A Shares and 4.73% for Institutional Shares. During the same period, the Salomon Brothers 1-10 Year Treasury Index returned 5.04% while the Lehman Brothers Mortgage Backed Securities Index returned 4.88%. We switched to the latter benchmark during the year to reflect the Fund's emphasis on mortgage-backed securities and to offer our investors a more accurate means of measuring performance.

  We were cautious in scaling back our Treasury holdings due to our ongoing concerns about economic problems in Asia, Russia, and, in particular, Brazil. This decision diminished some of our first half gains as a flood of private capital stabilized Brazil more quickly than we had anticipated--triggering a rebound in the spread sectors. On balance, though, we gained more from the Fund's underweighting in mortgage-backed securities than we lost by delaying our entry back into that market.

  With no liquidity issues on the horizon, the Fund currently retains only a slight exposure to Treasuries. In addition, we anticipate keeping the portfolio's duration neutral relative to its benchmark, based on our belief that long bond yields are unlikely to exceed 6.5 percent.

  As of May 31st, 95% of the Fund's net assets were invested in mortgage-backed securities, 3% in U.S. Agency securities, 1% in Treasuries, and 1% in asset-backed securities. As of the same date, the average maturity of the portfolio's holdings was 6.37 years.*

* The composition of the portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
U.S. Government Income Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment

        Salomon Bros. 1-10 Yr.  Lehman Bros. Int.
            Treasury Index         Gov't Index      Investor A   Institutional
            --------------         -----------      ----------   -------------
11/12/92        10,000                10,000           9,524        10,000
5/93            10,567                10,920           9,938        10,435
5/94            10,704                10,910          10,117        10,641
5/95            11,666                12,141          10,929        11,514
5/96            12,197                12,750          11,545        12,192
5/97            13,050                13,938          12,331        13,042
5/98            14,178                15,285          13,389        14,196
5/99            14,893                16,032          13,986        14,868

                        Investor A*     Institutional
                        -----------     -------------
1 year                    -0.48%            4.73%
3 years                    4.89%            6.84%
5 years                    5.66%            6.92%
Inception (11/12/92)       5.26%            6.24%
* Reflects the Maximum Sales Charge of 4.75%

Value of a $10,000 Investment

             Salomon Bros. 1-10 Yr.    Lehman Bros. Int.
                Treasury Index           Govt. Index           Investor B**
                --------------           -----------           ------------

2/4/94              10,000                 10,000                 10,000
5/94                 9,666                  9,992                  9,305
5/95                10,534                 11,119                 10,009
5/96                11,014                 11,677                 10,627
5/97                11,785                 12,765                 11,384
5/98                12,803                 13,999                 12,372
5/99                13,449                 14,682                 13,031

                        Investor B**
                        ------------
1 year                     -1.17%
3 years                     4.92%
5 years                     5.90%
Inception (2/4/94)          5.10%
** Reflects the Maximum Applicable Contingent Deferred Sales Charge.
The U.S. Government Income Fund's performance is compared to the Salomon Brothers 1-10-Year Treasury Index and the Lehman Brothers Mortgage-Backed Securities Index. The Salomon Brothers 1-10-Year Treasury Index represents the performance of Treasury bonds in that maturity range. The Lehman Brothers Mortgage-Backed Securities Index covers all fixed-rate securities backed by the mortgage pools of all Government National Mortgage Associations. The indices are unmanaged and do not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone U.S. Government Income Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than the original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Municipal Bond Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  At year-end, 47.7% of the Parkstone Municipal Bond Fund was invested in general obligation, pre-refunded, and escrowed-to-maturity securities, with the remainder in revenue issues. The Fund retained its historic emphasis on diversification, with holdings in 25 states. At the same time, we limited our exposure to New York, California and other states of lesser credit quality to less than 5% of the portfolio. The average maturity of the securities in the Fund was 6.81 years as of May 31, 1999.* Because of our concerns about the potential effect of deregulation on electric utility companies, the Fund holds only a handful of these issues. All are from dominant players in strong markets.

  For the year ended May 31, 1999, the Parkstone Municipal Bond Fund returned 3.29% (before sales charges) for Investor A Shares and 3.56% for Institutional Shares. Throughout the year, at least 99% of the Parkstone Municipal Bond Fund was invested in high quality, triple-A or double-A issues. Frankly, we didn't feel that the small spread between credit grades that characterized the past 12 months warranted adding any extra risk to the portfolio.

  Looking ahead, we expect to see some upward movement in interest rates during the coming year, but we believe the portfolio is well positioned to withstand any negative impact this may have. For example, near-record highs in supply over the past 12 months allowed us to negotiate advantageous terms with a number of underwriters, increasing our holdings in premium coupon and non-callable bonds. These will help stabilize the portfolio in adverse market conditions, as will our high concentration of triple-A rated securities.

  We continue to keep a close watch on the political environment as well. Robust state and local balance sheets have prompted a wave of proposed election-year tax breaks. Since the economy is unlikely to get much stronger than it is now, we are wary of the long-term effects such tax breaks might have on municipal revenues.

* The composition of the portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Municipal Bond Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment

               Lehman Brothers
             Municipal Bond Index       Investor A       Institutional
             --------------------       ----------       -------------
5/89                10,000                9,524              10,000
5/90                10,773               10,019              10,520
5/91                11,814               10,841              11,383
5/92                12,976               11,639              12,221
5/93                14,529               12,762              13,402
5/94                14,888               13,093              13,770
5/95                16,243               14,032              14,793
5/96                16,986               14,438              15,243
5/97                18,395               15,235              16,133
5/98                20,121               16,168              17,180
5/99                21,062               16,700              17,791

                        Investor A*     Institutional
                        -----------     -------------
1 year                    -1.57%            3.56%
3 years                    3.28%            5.29%
5 years                    3.97%            5.26%
Inception (11/12/92)       5.27%            5.93%
* Reflects the Maximum Sales Charge of 4.75%

Value of a $10,000 Investment

                     Lehman Bros.
                 Municipal Bond Index             Investor B**
                 --------------------             ------------
2/4/94                  10,000                       10,000
5/94                     9,506                        9,233
5/95                    10,372                        9,841
5/96                    10,846                       10,158
5/97                    11,745                       10,725
5/98                    12,848                       11,421
5/99                    13,448                       11,910

                        Investor B**
                        ------------
1 year                     -2.40%
3 years                     3.22%
5 years                     4.16%
Inception (2/4/94)          3.34%
** Reflects the Maximum Applicable Contingent Deferred Sales Charge.
Until recently the Fund's performance was compared to the Lehman Brothers Mutual Fund Intermediate Index, due to the fact that the Lehman Brothers Mutual Fund Intermediate Index has a short performance life, we have switched our comparison back to the Lehman Brothers Municipal Bond Index, this will now adequately compare us to a standardized benchmark. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Municipal Bond Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Michigan Municipal Bond Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Supply of new issues is a major factor influencing the performance of state-specific funds, and supply in Michigan was plentiful over the past 12 months. This environment allowed us to add new issues to the Parkstone Michigan Municipal Bond Fund at a very reasonable price. Thanks to strong broker relationships, we were also able to increase our weightings in non-callable bonds and bonds with premium coupon payments.

  For the year ended May 31, 1999, the Parkstone Michigan Municipal Bond Fund returned 3.38% (before sales charges) for Investor A Shares and 3.54% for Institutional Shares. Throughout the year, at least 90% of the Parkstone Michigan Municipal Bond Fund was invested in high-quality, triple-A or double-A issues. We didn't feel that the small spread between credit grades that characterized the past 12 months warranted adding any extra risk to the portfolio.

  At year-end, 31.8% of the portfolio was invested in general obligation, pre-refunded, and escrowed-to-maturity securities. Of the Fund's revenue bond holdings, hospitals accounted for 14.3%, utilities 14.1% and agencies 6.0%. No more than 5% of assets were invested in any single issue. The average maturity of the securities in the Fund was 7.26 years.*

  We continue to keep approximately 26.7% of assets in school district bonds, focused mainly on districts that participate in the state's School Bond Loan Fund. Since the State of Michigan has agreed to honor their debt in the unlikely event that these school districts cannot meet their obligations, these bonds essentially offer a slightly higher coupon for the same low risk as the state's double-A-1 general obligations.

  We don't expect to witness much change in the Michigan economy in the near future. The state's fortunes remain tied in part to those of the auto industry, which continues to perform strongly. In fact, its health has been a key factor in the two upgrades the state's credit rating has received over the past two years.

* The composition of the portfolio is subject to change.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Michigan Municipal Bond Fund
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              [CHARTS APPEAR HERE]
Value of a $10,000 Investment
                                                       Lehman Brothers
                                                          3-15 Year
Date            Institutional      Investor A*         Municipal Index
- ----            -------------      -----------         ---------------
7/2/90              10,000             9,524                10,000
5/91                10,714            10,204
6/91                                                        10,884
5/92                11,532            10,982
6/92                                                        12,065
5/93                12,624            12,022
6/93                                                        13,338
5/94                12,993            12,364
6/94                                                        13,487
5/95                13,976            13,257
6/95                                                        14,608
5/96                14,473            13,696
6/96                                                        15,499
5/97                15,368            14,514
6/97                                                        16,684
5/98                16,459            15,491                18,097
5/99                17,042            16,014                18,958

                        Investor A*     Institutional
                        -----------     -------------
1 year                    -1.53%            3.54%
3 years                    3.67%            5.60%
5 years                    4.29%            5.57%
Inception (7/2/90)         5.43%            6.16%
* Reflects the Maximum Sales Charge of 4.75%
Value of a $10,000 Investment
                                        Lehman Brothers
                                           3-15 Year
Date            Investor B**            Municipal Index
- ----            ------------            ---------------
2/4/94             10,000                  10,000
5/94                9,192
6/94                                        9,566
5/95                9,820
6/95                                       10,405
5/96               10,189
6/96                                       11,040
5/97               10,824
6/97                                       11,884
5/98               11,588                  12,891
5/99               12,084                  13,505
                        Investor B**
                        ------------
1 year                     -2.42%
3 years                     3.62%
5 years                     4.56%
Inception (2/4/94)          3.62%
** Reflects the Maximum Applicable Contingent Deferred Sales Charge.
Until recently the Fund's performance was compared to the Lehman Brothers Mutual Fund Intermediate Index, due to the fact that the Lehman Brothers Mutual Fund Intermediate Index has a short performance life, we have switched our comparison back to the Shearson 3-15 Year Municipal Index which due to the merger of Shearson and Lehman is now known as Lehman Brothers 3-15 Year Municipal Index. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The performance of the Parkstone Michigan Municipal Bond Fund reflects the deduction of fees for these value-added services. Past performance is not predictive of future results. The investment return and NAV will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost.

                          The Parkstone Group of Funds
                         Portfolio Performance Overview
                                  May 31, 1999
Money Market Funds
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  The Parkstone Money Market Funds posted solid results during the year while offering investors a high degree of safety and liquidity. The Fund's managers do not predict interest rates. Instead, we continually make purchases throughout the yield curve, which is positively sloped most of the time, while maintaining necessary liquidity.

  For the 12 months ended May 31, 1999, the Parkstone Prime Obligations Fund produced a total return of 4.76% for institutional shareholders and 4.66% for investors A. At year-end, 77.0% of the Fund was allocated to commercial paper, 14.0% to floating notes, 4.0% to certificates of deposit, 3.0% to repurchase agreements, and 2.0% to government agencies. The average weighted maturity of the Fund was 50 days.*

  For the 12 months ended May 31, 1999, the Parkstone U.S. Government Obligations Fund produced a total return of 4.64% for institutional shareholders and 4.53% for retail investor A. At year-end, 68% of the Fund was allocated to discount notes, 15.0% to floating notes, 11.0% to repurchase agreements and 6.0% to medium term notes. The average weighted maturity of the fund was 52 days.*

  For the 12 months ended May 31, 1999, the Parkstone Treasury Money Market Fund produced a total return of 4.61% for institutional shareholders and 4.51% for investors A. At year-end, 75.0% of the Fund was allocated to repurchase agreements, 22.0% to Treasury notes and 3.0% to Treasury bills. The average weighted maturity of the fund was 44 days.*

  For the 12 months ended May 31, 1999, the Parkstone Tax-Free Money Market Fund produced a total return of 2.66% for institutional shareholders and 2.56% for investors A. The average weighted maturity of the Fund was 36 days.* Tax-exempt money markets were characterized by two factors: a sharp decrease in the supply of new issues and unprecedented inflows of cash (i.e., not much supply and a lot of demand).

* The composition of the portfolio is subject to change.

An investment in the Funds is neither insured nor guaranteed by the U.S. Government. There can be no assurance that the Funds will be able to maintain a stable net asset value of $1.00 per share

This material is authorized for distribution to prospective investors only when accompanied or preceded by a prospectus.

The Parkstone Group of Funds are a family of mutual funds that are distributed by SEI Investments Distribution Co. (SIDC). For more complete information on any of The Parkstone Group of Funds, including fees, expenses and sales charges, please call 1-800-451-8377 for a free prospectus. Please read the prospectus carefully before investing or sending money.

Report of Independent Accountants

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

To the Shareholders and Trustees of the Parkstone Group of Funds

In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments, and the related statements of operations, cash flows and changes in net assets and financial highlights present fairly, in all material respects, the financial position of the Parkstone Group of Funds, (comprising, respectively, the Prime Obligations Fund, U.S. Government Obligations Fund, Tax-Free Fund, Treasury Fund, Small Capitalization Fund, Mid Capitalization Fund, Large Capitalization Fund, International Discovery Fund, Limited Maturity Bond Fund, Intermediate Government Obligations Fund, U.S. Government Income Fund, Bond Fund, Municipal Bond Fund, Michigan Municipal Bond Fund, Conservative Allocation Fund, Balanced Allocation Fund, Aggressive Allocation Fund, and Equity Income Fund) at May 31, 1999, the results of each of their operations for the year ended May 31, 1999, the cash flows of the Small Capitalization Fund, Mid Capitalization Fund, Large Capitalization Fund, Limited Maturity Bond Fund, Intermediate Government Obligations Fund, U.S. Government Income Fund, Bond Fund, Conservative Allocation Fund, Balanced Allocation Fund, Aggressive Allocation Fund, and Equity Income Fund for the year ended May 31, 1999, the changes in each of their net assets for the year ended May 31, 1999, the eleven months ended May 31, 1998 and the year ended June 30, 1997 and their financial highlights for each of the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Parkstone Group of Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at May 31, 1999 by correspondence with the custodian and brokers provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Columbus, OH
July 22, 1999

Statement of Assets and Liabilities

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                         (Amounts in Thousands, except Per Share Amounts)
                            Prime       U.S. Government
                         Obligations      Obligations     Tax-Free     Treasury
                             Fund             Fund          Fund         Fund
                         ------------   ----------------  ------------ ------------
Assets:
Investments, at
 amortized cost (Cost
 $625,176; $109,787;
 $109,893 and $68,237,
 respectively)..........  $    625,176     $    109,787   $    109,893 $     68,237
Repurchase agreements,
 at cost................        21,094           14,014            --       210,803
                          ------------     ------------   ------------ ------------
Total investments.......       646,270          123,801        109,893      279,040
Cash....................             1                1            --             1
Interest and dividends
 receivable.............           889              267            962          767
Receivable for capital
 shares issued..........             4              --             --           --
Receivable for
 investments sold.......           --               --           1,750          --
Prepaid expenses and
 other..................             8                2              4           12
                          ------------     ------------   ------------ ------------
Total Assets............       647,172          124,071        112,609      279,820
                          ------------     ------------   ------------ ------------
Liabilities:
Dividends payable.......         2,414              459            265          946
Payable for capital
 shares redeemed........            87              --             --           --
Payable for investments
 purchased..............           --               --           1,500          --
Accrued expenses and
 other payables:
 Investment advisory
  fees..................           239               46             40           97
 Administration fees....           112               22             19           30
 Distribution fees-
  Investor A............             2              --             --             1
 Distribution fees-
  Investor B............             1              --             --           --
 Other..................            76               37             28           51
                          ------------     ------------   ------------ ------------
Total Liabilities.......         2,931              564          1,852        1,125
                          ------------     ------------   ------------ ------------
Net Assets:
Paid-in capital.........       644,241          123,508        110,755      278,694
Undistibuted
 (distributions in
 excess of) net
 investment income......           --               --             --            (1)
Accumulated
 undistributed net
 realized gains (losses)
 on investment
 transactions...........           --                (1)             2            2
                          ------------     ------------   ------------ ------------
Net Assets..............  $    644,241     $    123,507   $    110,757 $    278,695
                          ============     ============   ============ ============
Net Assets
 Investor A.............  $     14,924     $      2,032   $        621 $      9,161
 Investor B.............           764              --             --           --
 Institutional..........       628,553          121,475        110,136      269,534
                          ------------     ------------   ------------ ------------
   Total................  $    644,241     $    123,507   $    110,757 $    278,695
                          ============     ============   ============ ============
Outstanding units of
 beneficial interest
 (shares)
 Investor A.............        14,919            2,029            619        9,151
 Investor B.............           764              --             --           --
 Institutional..........       628,552          121,444        110,130      269,541
                          ------------     ------------   ------------ ------------
   Total................       644,235          123,473        110,749      278,692
                          ============     ============   ============ ============
Net asset value
 Investor A--offering
  and redemption price
  per share.............         $1.00            $1.00          $1.00        $1.00
                                 =====            =====          =====        =====
 Investor B--offering
  price per share*......         $1.00            $ --           $ --         $ --
                                 =====            =====          =====        =====
 Institutional--
  offering and
  redemption price per
  share ................         $1.00            $1.00          $1.00        $1.00
                                 =====            =====          =====        =====

- -------
* Redemption price per share varies by length of time shares are held.

                       See notes to financial statements.

Statements of Assets and Liabilities

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                               (Amounts in Thousands, except Per Share Amounts)
                              Small           Mid           Large      International
                          Capitalization Capitalization Capitalization   Discovery
                               Fund           Fund           Fund          Fund
                          -------------- -------------- -------------- -------------
Assets:
Investments, at value
 (Cost $286,820;
 $346,442; $313,548 and
 $254,498,
 respectively)..........     $321,933       $436,851       $485,359      $299,394
Repurchase agreements,
 at cost................       29,000         30,266          5,660           --
                             --------       --------       --------      --------
Total investments.......      350,933        467,117        491,019       299,394
Cash....................        1,414            --             --            --
Interest and dividends
 receivable.............          107            143            268           920
Receivable for capital
 shares issued..........           70             32             33             1
Receivable for
 investments sold.......        7,045          4,917          4,927           --
Tax reclaim receivable..          --             --             --            342
Foreign currency (Cost
 $0, $0, $0 and $23,
 respectively)..........          --             --             --             23
Receivable for foreign
 currency contracts.....          --             --             --            414
Net receivable for
 variation margin on
 futures contracts......          390            --             --            --
Prepaid expenses and
 other..................            6              1              8             6
                             --------       --------       --------      --------
Total Assets............      359,965        472,210        496,255       301,100
                             --------       --------       --------      --------
Liabilities:
Payable for return of
 collateral received for
 securities on loan.....       49,997         80,266         45,660           --
Payable for capital
 shares redeemed........          236            156             89            95
Payable for investments
 purchased..............        6,485          4,248          2,236           --
Accrued expenses and
 other payables:
 Investment advisory
  fees..................          286            361            336           334
 Administration fees....           54             68             79            53
 Distribution fees--
  Investor A............           14             11              5             6
 Distribution fees--
  Investor B............           18             16             13             7
 Other..................          187            117             89           323
                             --------       --------       --------      --------
Total Liabilities.......       57,277         85,243         48,507           818
                             --------       --------       --------      --------
Net Assets:
Paid-in capital.........      267,568        227,539        220,321       214,763
Undistibuted
 (distributions in
 excess of) net
 investment income......          --             --             --           (481)
Net unrealized
 appreciation
 (depreciation) from
 investments and
 translation of assets
 and liabilities in
 foreign currencies.....       37,389         90,409        171,811        45,278
Undistributed net
 realized gains (losses)
 from investment and
 foreign currency
 transactions...........       (2,269)        69,019         55,616        40,722
                             --------       --------       --------      --------
Net Assets..............     $302,688       $386,967       $447,748      $300,282
                             ========       ========       ========      ========
Net Assets
 Investor A.............     $ 57,813       $ 50,605       $ 24,513      $ 24,914
 Investor B.............       18,736         16,629         14,128         7,604
 Institutional..........      226,139        319,733        409,107       267,764
                             --------       --------       --------      --------
   Total................     $302,688       $386,967       $447,748      $300,282
                             ========       ========       ========      ========
Outstanding units of
 beneficial interest
 (shares)
 Investor A.............        3,127          3,589          1,246         1,682
 Investor B.............        1,054          1,266            735           535
 Institutional..........       11,973         22,401         20,653        17,812
                             --------       --------       --------      --------
   Total................       16,154         27,256         22,634        20,029
                             ========       ========       ========      ========
Net asset value
 Investor A--redemption
  price per share.......       $18.49         $14.10         $19.67        $14.81
                               ======         ======         ======        ======
 Investor B--offering
  price per share*......       $17.78         $13.14         $19.21        $14.20
                               ======         ======         ======        ======
 Institutional--
  offering and
  redemption price for
  share.................       $18.89         $14.27         $19.81        $15.03
                               ======         ======         ======        ======
Maximum Sales Charge--
 Investor A.............         5.50%          5.50%          5.50%         5.50%
                                =====          =====          =====         =====
Maximum Offering Price
 (100%/(100%--Maximum
 Sales Charge) of net
 asset value adjusted to
 nearest cent) per
 share--Investor A......       $19.57         $14.92         $20.81        $15.67
                               ======         ======         ======        ======

- -------
* Redemption price per share varies by length of time shares are held.

                       See notes to financial statements.

Statements of Assets and Liabilities

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                   (Amounts in Thousands, except Per Share
                                                   Amounts)
                                              Intermediate    U.S.
                                   Limited     Government  Government
                                Maturity Bond Obligations    Income     Bond
                                    Fund          Fund        Fund      Fund
                                ------------- ------------ ---------- --------
Assets:
Investments, at value (Cost
 $148,734; $145,600; $206,042
 and $426,239 respectively)...    $147,128      $144,170    $204,140  $417,561
Repurchase agreements, at
 cost.........................       8,071        24,143       6,647    13,859
                                  --------      --------    --------  --------
Total investments.............     155,199       168,313     210,787   431,420
Cash..........................         --            --          --        --
Interest and dividends
 receivable...................       2,063         1,798       1,593     3,595
Receivable for capital shares
 issued.......................           1             7           2         1
Receivable for investments
 sold.........................         --             32         310    13,430
Prepaid expenses and other....           6             8           9         8
                                  --------      --------    --------  --------
Total Assets..................     157,269       170,158     212,701   448,454
                                  --------      --------    --------  --------
Liabilities:
Payable for return of
 collateral received for
 securities on loan...........       8,071        24,143       6,647    48,859
Dividends payable.............         705           627         981     1,812
Payable for capital shares
 redeemed.....................         138            48         195        91
Payable for investments
 purchased....................         --            --          --     14,611
Accrued expenses and other
 payables:
 Investment advisory fees.....          75            93          84       247
 Administration fees..........          23            23          32        60
 Distribution fees--Investor
  A...........................           5             3           8         3
 Distribution fees--Investor
  B...........................           1             1          15         4
 Other........................          42            43          63        73
                                  --------      --------    --------  --------
Total Liabilities.............       9,060        24,981       8,025    65,760
                                  --------      --------    --------  --------
Net Assets:
Paid-in capital...............     158,819       157,792     212,626   393,584
Undistibuted (distributions in
 excess of) net investment
 income.......................           1           --          --          2
Net unrealized appreciation
 (depreciation) on
 investments..................      (1,606)       (1,430)     (1,902)   (8,678)
Accumulated undistributed net
 realized gains (losses) on
 investment transactions......      (9,005)      (11,185)     (6,048)   (2,214)
                                  --------      --------    --------  --------
Net Assets....................    $148,209      $145,177    $204,676  $382,694
                                  ========      ========    ========  ========
Net Assets
 Investor A...................    $ 24,246      $ 10,244    $ 38,190  $ 11,916
 Investor B...................         826         1,255      16,373     4,548
 Institutional................     123,137       133,678     150,113   366,230
                                  --------      --------    --------  --------
   Total......................    $148,209      $145,177    $204,676  $382,694
                                  ========      ========    ========  ========
Outstanding units of
 beneficial interest (shares)
 Investor A...................       2,573         1,049       4,183     1,231
 Investor B...................          88           129       1,798       469
 Institutional................      13,067        13,690      16,441    37,636
                                  --------      --------    --------  --------
   Total......................      15,728        14,868      22,422    39,336
                                  ========      ========    ========  ========
Net asset value
 Investor A--redemption price
  per share...................       $9.42         $9.77       $9.13     $9.68
                                     =====         =====       =====     =====
 Investor B--offering price
  per share*..................       $9.42         $9.74       $9.11     $9.69
                                     =====         =====       =====     =====
 Institutional--offering and
  redemption price per share..       $9.42         $9.76       $9.13     $9.73
                                     =====         =====       =====     =====
Maximum Sales Charge--Investor
 A............................        2.75%         4.75%       4.75%     4.75%
                                     =====         =====       =====     =====
Maximum Offering Price
 (100%/(100%--Maximum Sales
 Charge) of net asset value
 adjusted to nearest cent) per
 share--Investor A............       $9.69        $10.26       $9.59    $10.16
                                     =====        ======       =====    ======

- -------
* Redemption price per share varies by length of time shares are held.

                       See notes to financial statements.

Statements of Assets and Liabilities

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                           (Amounts in Thousands, except Per Share Amounts)
                                          Michigan
                           Municipal      Municipal      Conservative    Balanced
                             Bond           Bond          Allocation    Allocation
                             Fund           Fund             Fund          Fund
                          ------------   ------------   -------------- ------------
Assets:
Investments, at value
 (Cost $101,827;
 $212,214; $18,956 and
 $179,906,
 respectively)..........  $    104,267   $    222,548     $    19,653   $    205,752
Repurchase agreements,
 at cost................           --             --            7,086          5,235
                          ------------   ------------     -----------   ------------
Total investments.......       104,267        222,548          26,739        210,987
Cash....................           --             --              --             120
Interest and dividends
 receivable.............         1,721          2,626             177            859
Receivable for capital
 shares issued..........           --             --              --              24
Receivable for
 investments sold.......           --             --               28          3,463
Tax reclaim receivable..           --             --              --              22
Foreign currency (Cost
 $0, $0, $0 and $1,
 respectively)..........           --             --              --               1
Prepaid expenses and
 other..................             9              1             --               3
                          ------------   ------------     -----------   ------------
Total Assets............       105,997        225,175          26,944        215,479
                          ------------   ------------     -----------   ------------
Liabilities:
Payable for return of
 collateral received for
 securities on loan.....           --             --            7,086         15,235
Dividends payable.......           349            813             --             --
Payable for capital
 shares redeemed........           216            105             --              68
Payable for investments
 purchased..............         1,007            --              --           1,223
Accrued expenses and
 other payables:
 Investment advisory
  fees..................            53            113              13            138
 Administration fees....            12             25               3             35
 Distribution fees--
  Investor A............             2              6             --               3
 Distribution fees--
  Investor B............           --               3             --               5
 Other..................            35             52              17             86
                          ------------   ------------     -----------   ------------
Total Liabilities.......         1,674          1,117           7,119         16,793
                          ------------   ------------     -----------   ------------
Net Assets:
Paid-in capital.........       101,616        213,550          19,032        159,886
Undistributed
 (distributions in
 excess of) net
 investment income......            (2)           (19)             55            340
Net unrealized
 appreciation
 (depreciation) from
 investments and
 translation of assets
 and liabilities in
 foreign currencies.....         2,440         10,334             697         25,843
Undistributed net
 realized gains (losses)
 from investment and
 foreign currency
 transactions...........           269            193              41         12,617
                          ------------   ------------     -----------   ------------
Net Assets..............  $    104,323   $    224,058     $    19,825   $    198,686
                          ============   ============     ===========   ============
Net Assets
 Investor A.............  $      6,886   $     28,305     $       --    $     15,760
 Investor B.............           491          3,217             --           5,723
 Institutional..........        96,946        192,536          19,825        177,203
                          ------------   ------------     -----------   ------------
   Total................  $    104,323   $    224,058     $    19,825   $    198,686
                          ============   ============     ===========   ============
Outstanding units of
 beneficial interest
 (shares)
 Investor A.............           663          2,595             --           1,166
 Investor B.............            47            295             --             423
 Institutional..........         9,334         17,645           1,829         13,124
                          ------------   ------------     -----------   ------------
   Total................        10,044         20,535           1,829         14,713
                          ============   ============     ===========   ============
Net asset value
 Investor A--redemption
  price per share.......        $10.38         $10.91          $  --          $13.52
                                ======         ======          ======         ======
 Investor B--offering
  price per share*......        $10.36         $10.92          $  --          $13.52
                                ======         ======          ======         ======
 Institutional--
  offering and
  redemption price per
  share.................        $10.39         $10.91          $10.84         $13.50
                                ======         ======          ======         ======
Maximum Sales Charge--
 Investor A.............          4.75%          4.75%            --            4.75%
                                ======         ======          ======       ========
Maximum Offering Price
 (100%/(100%--Maximum
 Sales Charge) of net
 asset value adjusted to
 nearest cent) per
 share--Investor A......        $10.90         $11.45          $  --          $14.19
                                ======         ======          ======         ======

- -------
* Redemption price per share varies by length of time shares are held.

                       See notes to financial statements.

Statements of Assets and Liabilities

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                                               (Amounts in
                                                            Thousands, except
                                                           Per Share Amounts)
                                                           Aggressive  Equity
                                                           Allocation  Income
                                                              Fund      Fund
                                                           ---------- --------
Assets:
Investments, at value (Cost $22,953 and $280,615,
 respectively)............................................  $25,205   $366,017
Repurchase agreements, at cost............................    3,599     12,423
                                                            -------   --------
Total investments.........................................   28,804    378,440
Cash......................................................       10        320
Interest and dividends receivable.........................      100        857
Receivable for capital shares issued......................      --           4
Receivable for investments sold...........................      410        --
Tax reclaim receivable....................................        6        --
Prepaid expenses and other................................      --           8
                                                            -------   --------
Total Assets..............................................   29,330    379,629
                                                            -------   --------
Liabilities:
Payable for return of collateral received for securities
 on loan..................................................    4,147     52,423
Payable for capital shares redeemed.......................      --         103
Accrued expenses and other payables:
 Investment advisory fees.................................       20        306
 Administration fees......................................        4         57
 Distribution fees-Investor A.............................      --          18
 Distribution fees-Investor B.............................      --          21
 Other....................................................       31        113
                                                            -------   --------
Total Liabilities.........................................    4,202     53,041
                                                            -------   --------
Net Assets:
Paid-in capital...........................................   19,925    187,319
Undistibuted (distributions in excess of) net investment
 income...................................................       43        444
Net unrealized appreciation (depreciation) from
 investments and translation of assets and liabilities in
 foreign currencies.......................................    2,252     85,402
Undistributed net realized gains (losses) from investment
 and foreign currency transactions........................    2,908     53,423
                                                            -------   --------
Net Assets................................................  $25,128   $326,588
                                                            =======   ========
Net Assets
 Investor A...............................................  $   --    $ 82,733
 Investor B...............................................      --      22,456
 Institutional............................................   25,128    221,399
                                                            -------   --------
   Total..................................................  $25,128   $326,588
                                                            =======   ========
Outstanding units of beneficial interest (shares)
 Investor A...............................................      --       4,522
 Investor B...............................................      --       1,238
 Institutional............................................    2,186     12,168
                                                            -------   --------
   Total..................................................    2,186     17,928
                                                            =======   ========
Net asset value
 Investor A--redemption price per share...................   $  --      $18.30
                                                             ======     ======
 Investor B--offering price per share*....................   $  --      $18.15
                                                             ======     ======
 Institutional--offeing and redemption price per share....  $ 11.50     $18.20
                                                            =======     ======
Maximum Sales Charge--Investor A..........................      --        5.50%
                                                            =======     ======
Maximum Offering Price (100%/(100%--Maximum Sales Charge)
 of net asset value adjusted to nearest cent) per share--
 Investor A...............................................   $  --      $19.37
                                                             ======     ======

- -------
* Redemption price per share varies by length of time shares are held.

                       See notes to financial statements.

Statements of Operations

--------------------------------------------------------------------------------
The Parkstone Group of Funds                     For the Year Ended May 31, 1999

                                              (Amount in Thousands)
                                     Prime    U.S. Government
                                  Obligations   Obligations   Tax-Free Treasury
                                     Fund          Fund         Fund     Fund
                                  ----------- --------------- -------- --------
Investment Income:
Interest income..................   $40,007       $13,111      $4,125  $21,509
Dividend income..................        14             5         100        3
                                    -------       -------      ------  -------
Total Income.....................    40,021        13,116       4,225   21,512
                                    -------       -------      ------  -------
Expenses:
Investment advisory fees.........     3,000           986         508    1,657
Administration fees..............     1,500           493         254      828
Distribution fees--Investor A....       159           182          54      275
Distribution fees--Investor B....         7           --          --       --
Custodian fees...................        55            25          17       37
Accounting fees..................       145            53          34       79
Trustees' fees and expenses......        15             5           2        9
Transfer agent fees..............       124            64          33       72
Other............................       206            64          32      126
                                    -------       -------      ------  -------
Total Expenses...................     5,211         1,872         934    3,083
Expenses voluntarily reduced.....      (231)         (155)        (55)    (570)
                                    -------       -------      ------  -------
Net Expenses.....................     4,980         1,717         879    2,513
                                    -------       -------      ------  -------
Net Investment Income............    35,041        11,399       3,346   18,999
                                    -------       -------      ------  -------
Realized/Unrealized Gains
 (Losses) on Investments:
Net realized gains (losses) from
 investment transactions.........       --            --            3       24
                                    -------       -------      ------  -------
Change in net assets resulting
 from operations.................   $35,041       $11,399      $3,349  $19,023
                                    =======       =======      ======  =======

                       See notes to financial statements.

Statements of Operations

--------------------------------------------------------------------------------
The Parkstone Group of Funds                     For the Year Ended May 31, 1999

                                            (Amounts in Thousands)
                              Small           Mid           Large      International
                          Capitalization Capitalization Capitalization   Discovery
                               Fund           Fund           Fund          Fund
                          -------------- -------------- -------------- -------------
Investment Income:
Interest income.........    $   1,028      $     568       $    43       $    --
Dividend income.........        1,000          1,967         3,166          5,742
Securities lending
 income.................          461            282           127            --
Foreign tax withholding.          --             --            --            (483)
                            ---------      ---------       -------       --------
Total Income............        2,489          2,817         3,336          5,259
                            ---------      ---------       -------       --------
Expenses:
Investment advisory
 fees...................        4,620          4,990         3,460          4,475
Administration fees.....          924            998           865            768
Distribution fees--
 Investor A.............          248            166            59             83
Distribution fees--
 Investor B.............          287            199           127            102
Distribution fees--
 Investor C*............           31              6             1              2
Custodian fees..........           34             38            36            293
Accounting fees.........          127            134           120            169
Trustees' fees and
 expenses...............           13             11             6              8
Transfer agent fees.....          479            295           167            221
Other...................          103            109           124             95
                            ---------      ---------       -------       --------
Total Expenses..........        6,866          6,946         4,965          6,216
                            ---------      ---------       -------       --------
Net Investment Income
 (Loss).................       (4,377)        (4,129)       (1,629)          (957)
                            ---------      ---------       -------       --------
Realized/Unrealized
 Gains (Losses) on
 Investments:
Net realized gains
 (losses) from
 investment and foreign
 currency transactions..          (26)       134,749        70,480         55,634
Net change in unrealized
 appreciation
 (depreciation) from
 investments and
 translation of assets
 and liabilities in
 foreign currencies.....     (109,493)      (104,609)       22,143        (80,335)
                            ---------      ---------       -------       --------
Net realized/unrealized
 gains (losses) from
 investments and foreign
 currencies.............     (109,519)        30,140        92,623        (24,701)
                            ---------      ---------       -------       --------
Change in net assets
 resulting from
 operations.............    $(113,896)     $  26,011       $90,994       $(25,658)
                            =========      =========       =======       ========

- -------
* Investor C class of shares closed on August 28, 1998.

                       See notes to financial statements.

Statements of Operations

--------------------------------------------------------------------------------
The Parkstone Group of Funds                     For the Year Ended May 31, 1999

                                             (Amounts in Thousands)
                                               Intermediate    U.S.
                                    Limited     Government  Government
                                 Maturity Bond Obligations    Income     Bond
                                     Fund          Fund        Fund      Fund
                                 ------------- ------------ ---------- --------
Investment Income:
Interest income................     $11,558      $10,314     $15,014   $ 29,741
Dividend income................         112          --          161        554
Securities lending income......          37           46          49        354
                                    -------      -------     -------   --------
Total Income...................      11,707       10,360      15,224     30,649
                                    -------      -------     -------   --------
Expenses:
Investment advisory fees.......       1,300        1,267       1,631      3,502
Administration fees............         351          342         441        946
Distribution fees--Investor A..          80           31         114         36
Distribution fees--Investor B..          12           16         206         59
Distribution fees--Investor C*.           5          --            1          1
Custodian fees.................          21           21          24         38
Accounting fees................          66           76          99        133
Trustees' fees and expenses....           3            3           4          8
Transfer agent fees............          77           79         130        124
Other..........................          66           57          75        121
                                    -------      -------     -------   --------
Total Expenses.................       1,981        1,892       2,725      4,968
Expenses voluntarily reduced...        (416)        (148)       (742)      (412)
                                    -------      -------     -------   --------
Net Expenses...................       1,565        1,744       1,983      4,556
                                    -------      -------     -------   --------
Net Investment Income..........      10,142        8,616      13,241     26,093
                                    -------      -------     -------   --------
Realized/Unrealized Gains
 (Losses) on Investments:
Net realized gains (losses)
 from investment transactions..         691          653       1,493      2,425
Net change in unrealized
 appreciation (depreciation)
 from investments..............      (1,757)      (1,892)     (4,469)   (13,814)
                                    -------      -------     -------   --------
Net realized/unrealized gains
 (losses) on investments.......      (1,066)      (1,239)     (2,976)   (11,389)
                                    -------      -------     -------   --------
Change in net assets resulting
 from operations...............     $ 9,076      $ 7,377     $10,265   $ 14,704
                                    =======      =======     =======   ========

- -------
* Investor C class of shares closed on August 28, 1998.

                       See notes to financial statements.

Statements of Operations

--------------------------------------------------------------------------------
The Parkstone Group of Funds                     For the Year Ended May 31, 1999

                                               (Amounts in Thousands)
                                               Michigan
                                     Municipal Municipal Conservative  Balanced
                                       Bond      Bond     Allocation  Allocation
                                       Fund      Fund        Fund        Fund
                                     --------- --------- ------------ ----------
Investment Income:
Interest income....................   $5,531    $11,758     $ 771      $  7,302
Dividend income....................       35         71        60         1,248
Securities lending income..........      --         --          7           103
Foreign tax withholding............      --         --        --            (29)
                                      ------    -------     -----      --------
Total Income.......................    5,566     11,829       838         8,624
                                      ------    -------     -----      --------
Expenses:
Investment advisory fees...........      909      1,763       186         2,522
Administration fees................      246        476        37           504
Distribution fees--Investor A......       20         82       --             45
Distribution fees--Investor B......        6         35       --             72
Distribution fees--Investor C*.....      --         --        --              2
Custodian fees.....................       10         15         1            73
Accounting fees....................       61         95        12           102
Trustees' fees and expenses........        3          4       --              5
Transfer agent fees................       31         78         8           124
Other..............................       40         61        10           105
                                      ------    -------     -----      --------
Total Expenses.....................    1,326      2,609       254         3,554
Expenses voluntarily reduced.......     (353)      (683)      (56)         (630)
                                      ------    -------     -----      --------
Net Expenses.......................      973      1,926       198         2,924
                                      ------    -------     -----      --------
Net Investment Income..............    4,593      9,903       640         5,700
                                      ------    -------     -----      --------
Realized/Unrealized Gains (Losses)
 on Investments:
Net realized gains (losses) from
 investment and foreign currency
 transactions......................      428        981       518        15,226
Net change in unrealized
 appreciation (depreciation) from
 investments and translation of
 assets and liabilities in foreign
 currencies........................     (438)    (2,440)     (330)      (12,513)
                                      ------    -------     -----      --------
Net realized/unrealized gains
 (losses) on investments and
 foreign currencies................      (10)    (1,459)      188         2,713
                                      ------    -------     -----      --------
Change in net assets resulting from
 operations........................   $4,583    $ 8,444     $ 828      $  8,413
                                      ======    =======     =====      ========

- -------
* Investor C class of shares closed on August 28, 1998.

                       See notes to financial statements.

Statements of Operations

--------------------------------------------------------------------------------
The Parkstone Group of Funds                     For the Year Ended May 31, 1999

                                                       (Amounts in Thousands)
                                                        Aggressive     Equity
                                                        Allocation     Income
                                                           Fund         Fund
                                                       ------------- -----------
Investment Income:
Interest income......................................   $      542   $       658
Dividend income......................................          217         9,268
Securities lending income............................            9           198
Foreign tax withholding..............................           (5)          --
                                                        ----------   -----------
Total Income.........................................          763        10,124
                                                        ----------   -----------
Expenses:
Investment advisory fees.............................          295         3,577
Administration fees..................................           59           715
Distribution fees--Investor A........................          --            226
Distribution fees--Investor B........................          --            247
Distribution fees--Investor C*.......................          --              3
Custodian fees.......................................           23            30
Accounting fees......................................           30           103
Trustees' fees and expenses..........................            1             6
Transfer agent fees..................................           10           290
Other................................................           16            87
                                                        ----------   -----------
Total Expenses.......................................          434         5,284
Expenses voluntarily reduced.........................          (44)          --
                                                        ----------   -----------
Net Expenses.........................................          390         5,284
                                                        ----------   -----------
Net Investment Income................................          373         4,840
                                                        ----------   -----------
Realized/Unrealized Gains (Losses) on Investments:
Net realized gains (losses) from investment and
 foreign currency transactions.......................        2,971        94,130
Net change in unrealized appreciation (depreciation)
 from investments and translation of assets and
 liabilities in foreign currencies...................       (2,958)      (61,914)
                                                        ----------   -----------
Net realized/unrealized gains (losses) on investments
 and foreign currencies..............................           13        32,216
                                                        ----------   -----------
Change in net assets resulting from operations.......   $      386   $    37,056
                                                        ==========   ===========

- -------
* Investor C class of shares closed on August 28, 1998.

                       See notes to financial statements.

Statements of Changes in Net Assets

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                  (Amounts in Thousands)
                                                                             U.S. Government
                                Prime Obligations Fund                      Obligations Fund
                          ---------------------------------------  -----------------------------------
                                         For the                                 For the
                           For the    eleven months     For the     For the   eleven months  For the
                          year ended      ended        year ended  year ended     ended     year ended
                           May 31,       May 31,        June 30,    May 31,      May 31,     June 30,
                             1999         1998            1997        1999        1998         1997
                          ----------  -------------    ----------  ---------- ------------- ----------
From Investment
 Activities:
Operations:
 Net investment income..  $   35,041   $   40,253      $   42,020   $ 11,399    $ 16,969    $   20,287
 Net realized gains
  (losses) from
  investment
  transactions..........         --           --                6        --            7            (3)
                          ----------   ----------      ----------   --------    --------    ----------
Change in net assets
 resulting from
 operations.............      35,041       40,253          42,026     11,399      16,976        20,284
                          ----------   ----------      ----------   --------    --------    ----------
Distributions to
 Investor A
 Shareholders:
 From net investment
  income................      (3,035)      (9,052)         (8,431)    (3,460)     (8,537)       (9,313)
Distributions to
 Investor B
 Shareholders:
 From net investment
  income................         (26)          (6)(a)         --         --          --            --
Distributions to
 Institutional
 Shareholders:
 From net investment
  income................     (31,980)     (31,193)        (33,589)    (7,939)     (8,396)      (10,974)
                          ----------   ----------      ----------   --------    --------    ----------
Change in net assets
 resulting from
 distributions..........     (35,041)     (40,251)        (42,020)   (11,399)    (16,933)      (20,287)
                          ----------   ----------      ----------   --------    --------    ----------
Capital Transactions:
 Proceeds from shares
  issued................   1,494,362    2,013,196       1,684,473    535,685     878,515     1,128,455
 Dividends reinvested...       3,675        8,892           8,193        569       1,315         1,537
 Cost of shares
  redeemed..............  (1,763,064)  (1,985,192)     (1,563,855)  (767,341)   (947,523)   (1,102,140)
                          ----------   ----------      ----------   --------    --------    ----------
Change in net assets
 from capital
 transactions...........    (265,027)      36,896         128,811   (231,087)    (67,693)       27,852
                          ----------   ----------      ----------   --------    --------    ----------
Change in net assets....    (265,027)      36,898         128,817   (231,087)    (67,650)       27,849
Net Assets:
 Beginning of period....     909,268      872,370         743,553    354,594     422,244       394,395
                          ----------   ----------      ----------   --------    --------    ----------
 End of period..........  $  644,241   $  909,268      $  872,370   $123,507    $354,594    $  422,244
                          ==========   ==========      ==========   ========    ========    ==========

- -------
(a)The Fund commenced offering Class B Shares on September 26, 1997.

                       See notes to financial statements.

Statements of Changes in Net Assets

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                   (Amounts in Thousands)
                                     Tax-Free Fund                       Treasury Fund
                          ----------------------------------- -------------------------------------
                                        For the                              For the
                           For the   eleven months  For the    For the    eleven months   For the
                          year ended     ended     year ended year ended      ended     year  ended
                           May 31,      May 31,     June 30,   May 31,       May 31,     June 30,
                             1999        1998         1997       1999         1998         1997
                          ---------- ------------- ---------- ----------  ------------- -----------
From Investment
 Activities:
Operations:
 Net investment income..   $  3,346    $  4,624     $  4,686  $   18,999   $   23,648   $   19,396
 Net realized gains
  (losses) from
  investment
  transactions..........          3          (1)         (28)         24           31           46
                           --------    --------     --------  ----------   ----------   ----------
Change in net assets
 resulting from
 operations.............      3,349       4,623        4,658      19,023       23,679       19,442
                           --------    --------     --------  ----------   ----------   ----------
Distributions to
 Investor A
 Shareholders:
 From net investment
  income................       (584)     (1,482)      (1,450)     (5,234)      (8,907)      (6,104)
 In excess of net
  investment income.....        --          --           --           (9)         --           --
 From net realized gains
  from investment
  transactions..........        --          --           --          --           (20)         --
Distributions to
 Institutional
 Shareholders:
 From net investment
  income................     (2,762)     (3,142)      (3,236)    (13,765)     (14,741)     (13,292)
 In excess of net
  investment income.....        --          --           --          (24)         --           --
 From net realized gains
  from investment
  transactions..........        --          --           --          --           (32)         --
                           --------    --------     --------  ----------   ----------   ----------
Change in net assets
 resulting from
 distributions..........     (3,346)     (4,624)      (4,686)    (19,032)     (23,700)     (19,396)
                           --------    --------     --------  ----------   ----------   ----------
Capital Transactions:
 Proceeds from shares
  issued................    253,902     442,581      407,038   1,827,862    1,682,410    1,723,599
 Dividends reinvested...        462         914          824         318          554          627
 Cost of shares
  redeemed..............   (302,778)   (440,676)    (399,351) (2,111,268)  (1,621,534)  (1,606,028)
                           --------    --------     --------  ----------   ----------   ----------
Change in net assets
 from capital
 transactions...........    (48,414)      2,819        8,511    (283,088)      61,430      118,198
                           --------    --------     --------  ----------   ----------   ----------
Change in net assets....    (48,411)      2,818        8,483    (283,097)      61,409      118,244
Net Assets:
 Beginning of period....    159,168     156,350      147,867     561,792      500,383      382,139
                           --------    --------     --------  ----------   ----------   ----------
 End of period..........   $110,757    $159,168     $156,350  $  278,695   $  561,792   $  500,383
                           ========    ========     ========  ==========   ==========   ==========

                       See notes to financial statements.

Statements of Changes in Net Assets

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                  (Amounts in Thousands)
                               Small Capitalization Fund              Mid Capitalization Fund
                          ------------------------------------  ------------------------------------
                                         For the                              For  the
                           For the    eleven months  For the     For the    eleven months  For the
                          year ended      ended     year ended  year ended      ended     year ended
                           May 31,       May 31,     June 30,    May 31,       May 31,     June 30,
                             1999         1998         1997        1999         1998         1997
                          ----------  ------------- ----------  ----------  ------------- ----------
From Investment
 Activities:
Operations:
 Net investment income
  (loss)................  $  (4,377)    $  (8,901)  $  (7,542)  $  (4,129)    $  (5,117)  $  (5,674)
 Net realized gains
  (losses) from
  investment
  transactions..........        (26)      124,813      47,197     134,749       108,493      90,985
 Net change in
  unrealized
  appreciation
  (depreciation) from
  investments...........   (109,493)     (119,617)    (53,844)   (104,609)        3,191     (46,690)
                          ---------     ---------   ---------   ---------     ---------   ---------
Change in net assets
 resulting from
 operations.............   (113,896)       (3,705)    (14,189)     26,011       106,567      38,621
                          ---------     ---------   ---------   ---------     ---------   ---------
Distributions to
 Investor A
 Shareholders:
 From net realized gains
  from investment
  transactions..........    (10,802)       (8,917)    (25,439)     (8,203)      (15,794)    (23,501)
Distributions to
 Investor B
 Shareholders:
 From net realized gains
  from investment
  transactions..........     (3,334)       (2,324)     (5,903)     (2,657)       (4,492)     (5,643)
Distributions to
 Investor C
 Shareholders(a):
 From net realized gains
  from investment
  transactions..........        --           (759)     (1,578)        --           (409)       (458)
Distributions to
 Institutional
 Shareholders:
 From net realized gains
  from investment
  transactions..........    (36,347)      (27,708)    (78,723)    (52,517)      (97,196)   (167,629)
                          ---------     ---------   ---------   ---------     ---------   ---------
Change in net assets
 resulting from
 distributions..........    (50,483)      (39,708)   (111,643)    (63,377)     (117,891)   (197,231)
                          ---------     ---------   ---------   ---------     ---------   ---------
Capital Transactions:
 Proceeds from shares
  issued................    494,145       901,362   1,051,669     147,939       344,908     344,245
 Dividends reinvested...     40,154        31,608      85,417      49,480        87,033     140,424
 Cost of shares
  redeemed..............   (814,361)     (995,717)   (909,908)   (407,357)     (435,074)   (411,014)
                          ---------     ---------   ---------   ---------     ---------   ---------
Change in net assets
 from capital
 transactions...........   (280,062)      (62,747)    227,178    (209,938)       (3,133)     73,655
                          ---------     ---------   ---------   ---------     ---------   ---------
Change in net assets....   (444,441)     (106,160)    101,346    (247,304)      (14,457)    (84,955)
Net Assets:
 Beginning of period....    747,129       853,289     751,943     634,271       648,728     733,683
                          ---------     ---------   ---------   ---------     ---------   ---------
 End of period..........  $ 302,688     $ 747,129   $ 853,289   $ 386,967     $ 634,271   $ 648,728
                          =========     =========   =========   =========     =========   =========

- -------
(a)Investor C class of shares closed on August 28, 1998.

                       See notes to financial statements.

Statements of Changes in Net Assets

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                  (Amounts in Thousands)
                               Large Capitalization Fund           International Discovery Fund
                          ------------------------------------  ------------------------------------
                                         For the                               For the
                           For the    eleven months  For the     For the    eleven months  For the
                          year ended      ended     year ended  year ended      ended     year ended
                           May 31,       May 31,     June 30,    May 31,       May 31,     June 30,
                             1999         1998         1997        1999         1998         1997
                          ----------  ------------- ----------  ----------  ------------- ----------
From Investment
 Activities:
Operations:
 Net investment income
  (loss)................  $  (1,629)    $    (751)  $     622   $    (957)    $ (1,318)   $    (577)
 Net realized gains
  (losses) from
  investment and foreign
  currency transactions.     70,480        23,283      16,112      55,634       27,623       12,746
 Net change in
  unrealized
  appreciation
  (depreciation) from
  investments and
  translation of assets
  and liabilities in
  foreign currencies....     22,143        63,562      75,519     (80,335)      (1,902)      55,463
                          ---------     ---------   ---------   ---------     --------    ---------
Change in net assets
 resulting from
 operations.............     90,994        86,094      92,253     (25,658)      24,403       67,632
                          ---------     ---------   ---------   ---------     --------    ---------
Distributions to
 Investor A
 Shareholders:
 From net investment
  income................        --            --           (4)        --           --           --
 Tax return of capital..        --            (37)        --          --           --           --
 From net realized gains
  from investment and
  foreign currency
  transactions..........       (375)       (1,885)        (19)     (1,835)      (1,516)         --
Distributions to
 Investor B
 Shareholders:
 Tax return of capital..        --            (14)        --          --           --           --
 From net realized gains
  from investment and
  foreign currency
  transactions..........       (211)         (694)        (12)       (584)        (442)         --
Distributions to
 Investor C
 Shareholders(a):
 From net realized gains
  from investment and
  foreign currency
  transactions..........        --            (14)        --          --           (32)         --
Distributions to
 Institutional
 Shareholders:
 From net investment
  income................        --            --         (728)        --           --           --
 In excess of net
  investment income.....        --            --          --          --           --          (108)
 Tax return of capital..        --           (700)        --          --           --           --
 From net realized gains
  from investment and
  foreign currency
  transactions..........     (6,438)      (35,301)     (2,346)    (18,395)     (13,139)         --
                          ---------     ---------   ---------   ---------     --------    ---------
Change in net assets
 resulting from
 distributions..........     (7,024)      (38,645)     (3,109)    (20,814)     (15,129)        (108)
                          ---------     ---------   ---------   ---------     --------    ---------
Capital Transactions:
 Proceeds from shares
  issued................     82,673        87,053     151,936      47,693       68,864      188,198
 Dividends reinvested...      4,652        26,512       2,462      12,710        9,533           62
 Cost of shares
  redeemed..............   (113,833)     (125,548)   (165,363)   (198,705)     (91,674)    (180,358)
                          ---------     ---------   ---------   ---------     --------    ---------
Change in net assets
 from capital
 transactions...........    (26,508)      (11,983)    (10,965)   (138,302)     (13,277)       7,902
                          ---------     ---------   ---------   ---------     --------    ---------
Change in net assets....     57,462        35,466      78,179    (184,774)      (4,003)      75,426
Net Assets:
 Beginning of period....    390,286       354,820     276,641     485,056      489,059      413,633
                          ---------     ---------   ---------   ---------     --------    ---------
 End of period..........  $ 447,748     $ 390,286   $ 354,820   $ 300,282     $485,056    $ 489,059
                          =========     =========   =========   =========     ========    =========

- -------
(a)Investor C class of shares closed on August 28, 1998.

                       See notes to financial statements.

Statements of Changes in Net Assets

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                  (Amounts in Thousands)
                                   Limited  Maturity                Intermediate Government
                                       Bond Fund                       Obligations  Fund
                          ----------------------------------- -----------------------------------
                                        For the                             For the
                           For the   eleven months  For the    For the   eleven months  For the
                          year ended     ended     year ended year ended     ended     year ended
                           May 31,      May 31,     June 30,   May 31,      May 31,     June 30,
                             1999        1998         1997       1999        1998         1997
                          ---------- ------------- ---------- ---------- ------------- ----------
From Investment
 Activities:
Operations:
 Net investment income..   $ 10,142    $  9,501     $  9,196   $  8,616    $ 10,166     $ 12,905
 Net realized gains
  (losses) from
  investment
  transactions..........        691        (546)        (256)       653       2,682        1,200
 Net change in
  unrealized
  appreciation
  (depreciation) from
  investments...........     (1,757)        860          467     (1,892)        675         (461)
                           --------    --------     --------   --------    --------     --------
Change in net assets
 resulting from
 operations.............      9,076       9,815        9,407      7,377      13,523       13,644
                           --------    --------     --------   --------    --------     --------
Distributions to
 Investor A
 Shareholders:
 From net investment
  income................     (1,778)     (1,734)      (1,142)      (590)       (822)      (1,130)
 In excess of net
  investment income.....        --          (11)         --         --          --           --
 Tax return of capital..        --           (4)          (6)       --          (16)         --
Distributions to
 Investor B
 Shareholders:
 From net investment
  income................        (59)        (62)         (78)       (65)        (87)         (90)
 Tax return of capital..        --          --           --         --           (2)         --
Distributions to
 Investor C
 Shareholders(a):
 From net investment
  income................        (22)        (61)          (1)        (3)        (10)          (7)
Distributions to
 Institutional
 Shareholders:
 From net investment
  income................     (8,283)     (7,645)      (8,051)    (7,958)     (9,353)     (11,898)
 In excess of net
  investment income.....        --          (48)         --         --          --           --
 Tax return of capital..        --          (16)         (29)       --         (174)         --
                           --------    --------     --------   --------    --------     --------
Change in net assets
 resulting from
 distributions..........    (10,142)     (9,581)      (9,307)    (8,616)    (10,464)     (13,125)
                           --------    --------     --------   --------    --------     --------
Capital Transactions:
 Proceeds from shares
  issued................     40,538      94,826       67,317     14,190      32,342       28,502
 Dividends reinvested...      4,082       4,297        4,250      2,456       3,151        3,965
 Cost of shares
  redeemed..............    (91,178)    (68,564)     (59,256)   (58,259)    (59,097)     (74,602)
                           --------    --------     --------   --------    --------     --------
Change in net assets
 from capital
 transactions...........    (46,558)     30,559       12,311    (41,613)    (23,604)     (42,135)
                           --------    --------     --------   --------    --------     --------
Change in net assets....    (47,624)     30,793       12,411    (42,852)    (20,545)     (41,616)
Net Assets:
 Beginning of period....    195,833     165,040      152,629    188,029     208,574      250,190
                           --------    --------     --------   --------    --------     --------
 End of period..........   $148,209    $195,833     $165,040   $145,177    $188,029     $208,574
                           ========    ========     ========   ========    ========     ========

- -------
(a)Investor C class of shares closed on August 28, 1998.

                       See notes to financial statements.

Statements of Changes in Net Assets

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                  (Amounts in Thousands)
                                    U.S. Government
                                      Income Fund                          Bond Fund
                          ----------------------------------- ------------------------------------
                                        For the                              For the
                           For the   eleven months  For the    For the    eleven months  For the
                          year ended     ended     year ended year ended      ended     year ended
                           May 31,      May 31,     June 30,   May 31,       May 31,     June 30,
                             1999        1998         1997       1999         1998         1997
                          ---------- ------------- ---------- ----------  ------------- ----------
From Investment
 Activities:
Operations:
 Net investment income..   $ 13,241    $ 16,234     $ 16,601  $  26,093     $  29,000   $  33,325
 Net realized gains
  (losses) from
  investment
  transactions..........      1,493        (115)      (2,156)     2,425        14,967       5,014
 Net change in
  unrealized
  appreciation
  (depreciation) from
  investments...........     (4,469)      2,119          (99)   (13,814)        2,035       4,705
                           --------    --------     --------  ---------     ---------   ---------
Change in net assets
 resulting from
 operations.............     10,265      18,238       14,346     14,704        46,002      43,044
                           --------    --------     --------  ---------     ---------   ---------
Distributions to
 Investor A
 Shareholders:
 From net investment
  income................     (2,684)     (3,394)      (3,562)      (778)       (1,029)     (1,195)
 Tax return of capital..        --         (266)        (661)       --            --          --
 From net realized gains
  from investment
  transactions..........        --          --           --         (36)          --          --
Distributions to
 Investor B
 Shareholders:
 From net investment
  income................     (1,063)     (1,251)      (1,259)      (268)         (302)       (256)
 Tax return of capital..        --         (111)        (233)       --            --          --
 From net realized gains
  from investment
  transactions..........        --          --           --         (15)          --          --
Distributions to
 Investor C
 Shareholders(a):
 From net investment
  income................         (3)         (8)          (4)        (7)          (26)        (17)
 Tax return of capital..        --           (1)          (1)       --            --          --
Distributions to
 Institutional
 Shareholders:
 From net investment
  income................     (9,491)     (9,477)      (9,151)   (25,246)      (27,889)    (31,847)
 Tax retun of capital...        --         (718)      (1,697)       --            --          --
 From net realized gains
  from investment
  transactions..........        --          --           --      (1,118)          --          --
                           --------    --------     --------  ---------     ---------   ---------
Change in net assets
 resulting from
 distributions..........    (13,241)    (15,226)     (16,568)   (27,468)      (29,246)    (33,315)
                           --------    --------     --------  ---------     ---------   ---------
Capital Transactions:
 Proceeds from shares
  issued................     47,892      63,657       72,865     49,058        84,885      99,111
 Dividends reinvested...      3,175       4,148        4,289     17,146        19,777      23,608
 Cost of shares
  redeemed..............    (83,794)    (61,398)     (46,463)  (176,431)     (134,070)   (188,258)
                           --------    --------     --------  ---------     ---------   ---------
Change in net assets
 from capital
 transactions...........    (32,727)      6,407       30,691   (110,227)      (29,408)    (65,539)
                           --------    --------     --------  ---------     ---------   ---------
Change in net assets....    (35,703)      9,419       28,469   (122,991)      (12,652)    (55,810)
Net Assets:
 Beginning of period....    240,379     230,960      202,491    505,685       518,337     574,147
                           --------    --------     --------  ---------     ---------   ---------
 End of period..........   $204,676    $240,379     $230,960  $ 382,694     $ 505,685   $ 518,337
                           ========    ========     ========  =========     =========   =========

- -------
(a)Investor C class of shares closed on August 28, 1998.

                       See notes to financial statements.

Statements of Changes in Net Assets

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                  (Amounts in Thousands)
                                       Municipal                      Michigan Municipal
                                       Bond Fund                           Bond Fund
                          ----------------------------------- -----------------------------------
                                        For the                             For the
                           For the   eleven months  For the    For the   eleven months  For the
                          year ended     ended     year ended year ended     ended     year ended
                           May 31,      May 31,     June 30,   May 31,      May 31,     June 30,
                             1999        1998         1997       1999        1998         1997
                          ---------- ------------- ---------- ---------- ------------- ----------
From Investment
 Activities:
Operations:
 Net investment income..   $  4,593    $  4,984     $  6,295   $  9,903    $  9,887     $ 10,862
 Net realized gains
  (losses) from
  investment
  transactions..........        428       2,879          798        981       1,120          370
 Net change in
  unrealized
  appreciation
  (depreciation) from
  investments...........       (438)        (21)         950     (2,440)      3,953        2,487
                           --------    --------     --------   --------    --------     --------
Change in net assets
 resulting from
 operations.............      4,583       7,842        8,043      8,444      14,960       13,719
                           --------    --------     --------   --------    --------     --------
Distributions to
 Investor A
 Shareholders:
 From net investment
  income................       (287)       (361)        (344)    (1,303)     (1,611)      (1,596)
 In excess of net
  investment income.....        --           (5)         --          (2)         (6)         --
 From net realized gains
  from investment
  transactions..........        (90)       (172)         (42)      (212)       (112)        (125)
Distributions to
 Investor B
 Shareholders:
 From net investment
  income................        (18)        (25)         (28)      (112)       (127)        (118)
 In excess of net
  investment income.....        --          --           --         --           (1)         --
 From net realized gains
  from investment
  transactions..........         (7)        (13)          (5)       (22)        (10)         (11)
Distributions to
 Institutional
 Shareholders:
 From net investment
  income................     (4,288)     (5,004)      (5,598)    (8,489)     (8,863)      (8,576)
 In excess of net
  investment income.....        --          (69)         --         (17)        (34)         --
 From net realized gains
  from investment
  transactions..........     (1,234)     (2,220)        (635)    (1,265)       (561)        (626)
                           --------    --------     --------   --------    --------     --------
Change in net assets
 resulting from
 distributions..........     (5,924)     (7,869)      (6,652)   (11,422)    (11,325)     (11,052)
                           --------    --------     --------   --------    --------     --------
Capital Transactions:
 Proceeds from shares
  issued................      9,852      17,096       30,200     34,583      49,586       43,600
 Dividends reinvested...        713         949          686      2,341       2,688        2,460
 Cost of shares
  redeemed..............    (38,965)    (29,067)     (28,261)   (58,653)    (43,899)     (37,409)
                           --------    --------     --------   --------    --------     --------
Change in net assets
 from capital
 transactions...........    (28,400)    (11,022)       2,625    (21,729)      8,375        8,651
                           --------    --------     --------   --------    --------     --------
Change in net assets....    (29,741)    (11,049)       4,016    (24,707)     12,010       11,318
Net Assets:
 Beginning of period....    134,064     145,113      141,097    248,765     236,755      225,437
                           --------    --------     --------   --------    --------     --------
 End of period..........   $104,323    $134,064     $145,113   $224,058    $248,765     $236,755
                           ========    ========     ========   ========    ========     ========

                       See notes to financial statements.

Statements of Changes in Net Assets

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                   (Amounts in Thousands)
                                      Conservative                           Balanced
                                     Allocation Fund                     Allocation  Fund
                          ------------------------------------- ------------------------------------
                                        For the                                For the
                           For the   eleven months December 30,  For the    eleven months  For the
                          year ended     ended       1996 to    year ended      ended     year ended
                           May 31,      May 31,      June 30,    May 31,       May 31,     June 30,
                             1999        1998        1997(a)       1999         1998         1997
                          ---------- ------------- ------------ ----------  ------------- ----------
From Investment
 Activities:
Operations:
 Net investment income..   $   640      $   530      $   139    $   5,700     $  6,604     $  5,337
 Net realized gains
  (losses) from
  investment and foreign
  currency transactions.       518          387         (102)      15,226        8,982       12,043
 Net change in
  unrealized
  appreciation
  (depreciation) from
  investments and
  translation of assets
  and liabilities in
  foreign currencies....      (330)         692          335      (12,513)      16,238        5,097
                           -------      -------      -------    ---------     --------     --------
Change in net assets
 resulting from
 operations.............       828        1,609          372        8,413       31,824       22,477
                           -------      -------      -------    ---------     --------     --------
Distributions to
 Investor A
 Shareholders:
 From net investment
  income................       --           --           --          (360)        (460)        (454)
 From net realized gains
  from investment and
  foreign currency
  transactions..........       --           --           --          (472)        (504)      (1,957)
Distributions to
 Investor B
 Shareholders:
 From net investment
  income................       --           --           --           (89)        (125)         (90)
 From net realized gains
  from investment and
  foreign currency
  transactions..........       --           --           --          (192)        (192)        (547)
Distributions to
 Investor C
 Shareholders(b):
 From net investment
  income................       --           --           --            (3)         (16)         (10)
 From net realized gains
  from investment and
  foreign currency
  transactions..........       --           --           --           --           (26)         (56)
Distributions to
 Institutional
 Shareholders:
 From net investment
  income................      (621)        (515)        (122)      (5,206)      (6,660)      (4,750)
 From net realized gains
  from investment and
  foreign currency
  transactions..........      (660)         (98)         --        (6,148)      (6,807)     (13,278)
                           -------      -------      -------    ---------     --------     --------
Change in net assets
 resulting from
 distributions..........    (1,281)        (613)        (122)     (12,470)     (14,790)     (21,142)
                           -------      -------      -------    ---------     --------     --------
Capital Transactions:
 Proceeds from shares
  issued................     3,936        9,933       11,873       32,544       72,317      167,477
 Dividends reinvested...       995          610          122       11,335       13,392       17,657
 Cost of shares
  redeemed..............    (1,684)      (4,795)      (1,958)    (131,988)     (83,157)     (50,433)
                           -------      -------      -------    ---------     --------     --------
Change in net assets
 from capital
 transactions...........     3,247        5,748       10,037      (88,109)       2,552      134,701
                           -------      -------      -------    ---------     --------     --------
Change in net assets....     2,794        6,744       10,287      (92,166)      19,586      136,036
Net Assets:
 Beginning of period....    17,031       10,287          --       290,852      271,266      135,230
                           -------      -------      -------    ---------     --------     --------
 End of period..........   $19,825      $17,031      $10,287    $ 198,686     $290,852     $271,266
                           =======      =======      =======    =========     ========     ========

- -------
(a)Period from commencement of operations.
(b)Investor C class of shares closed on August 28, 1998.

                       See notes to financial statements.

Statements of Changes in Net Assets

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                   (Amounts in Thousands)
                                       Aggressive                             Equity
                                     Allocation Fund                        Income Fund
                          ------------------------------------- ------------------------------------
                                        For the                                For the
                           For the   eleven months December 30,  For the    eleven months  For the
                          year ended     ended       1996 to    year ended      ended     year ended
                           May 31,      May 31,      June 30,    May 31,       May 31,     June 30,
                             1999        1998        1997(a)       1999         1998         1997
                          ---------- ------------- ------------ ----------  ------------- ----------
From Investment
 Activities:
Operations:
 Net investment income..   $    373    $    412      $   232    $   4,840     $  5,994    $   7,779
 Net realized gains
  (losses) from
  investment and foreign
  currency transactions.      2,971       1,126         (648)      94,130       48,190       49,802
 Net change in
  unrealized
  appreciation
  (depreciation) from
  investments and
  translation of assets
  and liabilities in
  foreign currencies....     (2,958)      2,816        2,394      (61,914)      13,536       38,267
                           --------    --------      -------    ---------     --------    ---------
Change in net assets
 resulting from
 operations.............        386       4,354        1,978       37,056       67,720       95,848
                           --------    --------      -------    ---------     --------    ---------
Distributions To
 Investor A
 Shareholders:
 From net investment
  income................        --          --           --        (1,152)      (1,126)      (1,408)
 From net realized gains
  from investment and
  foreign currency
  transactions..........        --          --           --       (10,723)     (15,973)      (8,386)
Distributions to
 Investor B
 Shareholders:
 From net investment
  income................        --          --           --          (178)        (127)        (150)
 From net realized gains
  from investment and
  foreign currency
  transactions..........        --          --           --        (3,010)      (3,858)      (1,419)
Distributions to
 Investor C
 Shareholders(b):
 From net investment
  income................        --          --           --            (2)          (4)          (4)
 From net realized gains
  from investment and
  foreign currency
  transactions..........        --          --           --           --          (116)         (25)
Distributions to
 Institutional
 Shareholders:
 From net investment
  income................       (316)       (437)        (195)      (3,699)      (3,961)      (6,142)
 In excess of net
  investment income.....        --          (10)         --           --           --           --
 From net realized gains
  from investment and
  foreign currency
  transactions..........       (557)        --           --       (29,940)     (48,180)     (32,123)
                           --------    --------      -------    ---------     --------    ---------
Change in net assets
 resulting from
 distributions..........       (873)       (447)        (195)     (48,704)     (73,345)     (49,657)
                           --------    --------      -------    ---------     --------    ---------
Capital Transactions:
 Proceeds from shares
  issued................      7,226       9,513       39,922       34,686       41,683       78,441
 Dividends reinvested...        843         446          195       21,572       31,258       18,619
 Cost of shares
  redeemed..............    (16,270)    (19,093)      (2,857)    (132,781)     (89,674)    (138,602)
                           --------    --------      -------    ---------     --------    ---------
Change in net assets
 from capital
 transactions...........     (8,201)     (9,134)      37,260      (76,523)     (16,733)     (41,542)
                           --------    --------      -------    ---------     --------    ---------
Change in net assets....     (8,688)     (5,227)      39,043      (88,171)     (22,358)       4,649
Net Assets:
 Beginning of period....     33,816      39,043          --       414,759      437,117      432,468
                           --------    --------      -------    ---------     --------    ---------
 End of period..........   $ 25,128    $ 33,816      $39,043    $ 326,588     $414,759    $ 437,117
                           ========    ========      =======    =========     ========    =========

- -------
(a)Period from commencement of operations.
(b)Investor C class of shares closed on August 28, 1998.

                       See notes to financial statements.

Statements of Cash Flows

--------------------------------------------------------------------------------
The Parkstone Group of Funds                     For the Year Ended May 31, 1999

                                         (Amounts in Thousands)
                             Small           Mid           Large       Limited
                         Capitalization Capitalization Capitalization Maturity
                              Fund           Fund           Fund      Bond Fund
                         -------------- -------------- -------------- ---------
Cash flows from
 operating activities:
 Total net investment
  income (loss)........   $    (4,377)   $    (4,129)    $  (1,629)   $  10,142
Adjustments to
 reconcile net
 investment income to
 net cash provided
 (used) by operating
 activities:
 Purchases of
  investments..........    (5,385,316)    (3,404,391)     (498,120)    (645,519)
 Proceeds from
  disposition of
  investment
  securities...........     5,715,854      3,674,904       532,896      690,278
 Decrease (increase)
  in investments
  purchased with cash
  collateral from
  securities lending...       (49,997)       125,264        67,274       38,911
 Decrease (increase)
  in dividends and
  interest receivable..            15             34           (41)         716
 Increase (decrease)
  in payable for
  return of collateral
  received from
  securities lending...        49,997       (125,264)      (67,274)     (38,911)
 Increase (decrease)
  in accrued expenses..           206            346           424           93
 Net amortization
  (accretion) from
  investments..........          (115)           (91)           (2)          (1)
 Increase in variation
  margin payable.......         5,913          6,791           --           --
                          -----------    -----------     ---------    ---------
   Net cash provided
    (used) by operating
    activities.........       332,180        273,464        33,528       55,709
                          -----------    -----------     ---------    ---------
Cash flows from
 financing activities:
 Proceeds from shares
  issued...............       494,177        147,976        82,663       40,716
 Payment of shares
  redeemed.............      (814,614)      (407,544)     (113,819)     (91,070)
 Cash distributions
  paid.................       (10,329)       (13,897)       (2,372)      (5,355)
                          -----------    -----------     ---------    ---------
   Net cash provided
    (used) by financing
    activities.........      (330,766)      (273,465)      (33,528)     (55,709)
                          -----------    -----------     ---------    ---------
Net increase (decrease)
 in cash...............         1,414             (1)          --           --
Cash:
 Beginning balance.....           --               1           --           --
                          -----------    -----------     ---------    ---------
 Ending balance........   $     1,414    $       --      $     --     $     --
                          ===========    ===========     =========    =========

Non-cash financing activities not included herein consist of reinvestment of dividends and distributions of $40,154, $49,480, $4,652 and $4,082 respectively.

                       See notes to financial statements.

Statements of Cash Flows

--------------------------------------------------------------------------------
The Parkstone Group of Funds                     For the Year Ended May 31, 1999

                                         (Amounts in Thousands)
                            Intermediate    U.S.
                             Government  Government               Conservative
                            Obligations    Income       Bond       Allocation
                                Fund        Fund        Fund          Fund
                            ------------ ----------  -----------  ------------
Cash flows from operating
 activities:
 Total net investment
  income (loss)............  $   8,616   $  13,241   $    26,093   $     640
Adjustments to reconcile
 net investment income to
 net cash provided (used)
 by operating activities:
 Purchases of investments..   (277,248)   (330,099)   (2,923,323)   (173,829)
 Proceeds from disposition
  of investment
  securities...............    317,614     361,235     3,030,779     171,247
 Decrease (increase) in
  investments purchased
  with cash collateral
  from securities lending..     11,277      24,257        81,413      (4,657)
 Decrease (increase) in
  dividends and interest
  receivable...............        763         776         2,835         (10)
 Increase (decrease) in
  payable for return of
  collateral received from
  securities lending.......    (11,277)    (24,257)      (81,413)      4,657
 Increase (decrease) in
  accrued expenses.........        107         118           255           6
 Net amortization
  (accretion) from
  investments..............       (222)       (335)         (709)        (21)
                             ---------   ---------   -----------   ---------
   Net cash provided (used)
    by operating
    activities.............     49,630      44,936       135,930      (1,967)
                             ---------   ---------   -----------   ---------
Cash flows from financing
 activities:
 Proceeds from shares
  issued...................     14,183      47,932        49,061       3,936
 Payment of shares
  redeemed.................    (58,280)    (83,784)     (176,482)     (1,684)
 Cash distributions paid...     (5,533)     (9,085)       (8,510)       (286)
                             ---------   ---------   -----------   ---------
   Net cash provided (used)
    by financing
    activities.............    (49,630)    (44,937)     (135,931)      1,966
                             ---------   ---------   -----------   ---------
Net increase (decrease) in
 cash......................        --           (1)           (1)         (1)
Cash:
 Beginning balance.........        --            1             1           1
                             ---------   ---------   -----------   ---------
 Ending balance............  $     --    $     --    $       --    $     --
                             =========   =========   ===========   =========

Non-cash financing activities not included herein consist of reinvestment of dividends and distributions of $2,456, $3,175, $17,146 and $995, respectively.

                       See notes to financial statements.

Statements of Cash Flows

--------------------------------------------------------------------------------
The Parkstone Group of Funds                     For the Year Ended May 31, 1999

                                                 (Amounts in Thousands)
                                             Balanced    Aggressive   Equity
                                            Allocation   Allocation   Income
                                               Fund         Fund       Fund
                                            -----------  ----------  ---------
Cash flows from operating activities:
 Total net investment income (loss)........ $     5,700  $     373   $   4,840
Adjustments to reconcile net investment
 income to net cash provided (used) by
 operating activities:
 Purchases of investments..................  (1,086,111)  (206,301)   (668,635)
 Proceeds from disposition of investment
  securities...............................   1,179,819    214,983     788,498
 Decrease (increase) in investments
  purchased with cash collateral from
  securities lending.......................      34,352      2,776      51,719
 Decrease (increase) in dividends and
  interest receivable......................       1,109         16         598
 Increase (decrease) in payable for return
  of collateral received from securities
  lending..................................     (34,352)    (2,776)    (51,719)
 Increase (decrease) in accrued expenses...         171         16         328
 Net amortization (accretion) from
  investments..............................         (28)        (4)        --
                                            -----------  ---------   ---------
   Net cash provided (used) by operating
    activities.............................     100,660      9,083     125,629
                                            -----------  ---------   ---------
Cash flows from financing activities:
 Proceeds from shares issued...............      32,520      7,226      34,761
 Payment of shares redeemed................    (131,926)   (16,270)   (132,939)
 Cash distributions paid...................      (1,135)       (30)    (27,132)
                                            -----------  ---------   ---------
   Net cash provided (used) by financing
    activities.............................    (100,541)    (9,074)   (125,310)
                                            -----------  ---------   ---------
Net increase (decrease) in cash............         119          9         319
Cash:
 Beginning balance.........................           1          1           1
                                            -----------  ---------   ---------
 Ending balance............................ $       120  $      10   $     320
                                            ===========  =========   =========

Non-cash financing activities not included herein consist of reinvestment of dividends and distributions of $11,335, $843 and $21,572, respectively.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Prime Obligations Fund
(Amounts in Thousands)

 Principal                          Security                           Amortized
  Amount                          Description                            Cost
 --------- ---------------------------------------------------------   ---------

 Certificates of Deposit - Yankee (3.9%):
 Yankee (3.9%):
  $ 5,000  ABN--Amro North America Finance, Inc., 4.94%, 11/17/99...   $  4,998
   10,000  Bank of Montreal, 5.16%, 5/3/00..........................      9,996
   10,000  Rabobank, 5.13%, 4/27/00.................................      9,996
                                                                       --------
  Total Certificates Of Deposit--Yankee                                  24,990
                                                                       --------
 Commercial Paper (77.0%):
 Agriculture (1.5%):
    5,000  Canadian Wheat Board, 4.89%, 9/27/99.....................      4,921
    5,000  Canadian Wheat Board, 4.83%, 10/8/99.....................      4,915
                                                                       --------
                                                                          9,836
                                                                       --------
 Automotive (6.9%):
    5,000  Daimler Benz North America, 4.89%, 7/7/99................      4,976
    5,000  Daimler Benz North America, 4.88%, 8/25/99...............      4,943
    5,000  Daimler Benz North America, 4.88%, 9/8/99................      4,934
    5,000  Ford Motor Credit Corp., 4.88%, 6/22/99..................      4,986
    5,000  Ford Motor Credit Corp., 4.86%, 7/21/99..................      4,967
    5,000  Ford Motor Credit Corp., 4.87%, 8/11/99..................      4,953
    5,000  General Motors Acceptance Corp., 4.94%, 6/2/99...........      4,999
   10,000  General Motors Acceptance Corp., 4.86%, 7/21/99..........      9,933
                                                                       --------
                                                                         44,691
                                                                       --------
 Banking (2.3%):
    5,000  Abbey National North America, 4.89%, 7/8/99..............      4,975
    5,000  Abbey National North America, 4.88%, 7/22/99.............      4,966
    5,000  Abbey National North America, 4.87%, 8/9/99..............      4,954
                                                                       --------
                                                                         14,895
                                                                       --------
 Chemicals (11.6%):
    4,200  Air Products & Chemicals, 4.84%, 7/22/99.................      4,172
    5,000  Akzo Nobel NV, 4.93%, 6/3/99.............................      4,999
    5,000  Bayer Corp., 4.85%, 7/27/99..............................      4,963
    5,000  E.I. Dupont De Nemours & Co., 4.88%, 6/7/99..............      4,996
    5,000  E.I. Dupont De Nemours & Co., 4.88%, 7/14/99.............      4,971
    5,000  E.I. Dupont De Nemours & Co., 4.87%, 11/10/99............      4,892
    5,000  Great Lakes Chemical Corp., 4.89%, 6/9/99................      4,995
    5,000  Great Lakes Chemical Corp., 4.89%, 7/1/99................      4,980
    5,000  Great Lakes Chemical Corp., 4.88%, 7/7/99................      4,976
    5,000  Great Lakes Chemical Corp., 4.92%, 8/19/99...............      4,947

 Principal                         Security                           Amortized
  Amount                          Description                           Cost
 --------- --------------------------------------------------------   ---------

 Commercial Paper, continued:
 Chemicals, continued:
  $ 5,000  Henkel Corp., 4.84%, 6/3/99.............................   $  4,999
    6,000  Henkel Corp., 4.88%, 6/30/99............................      5,977
    5,000  Henkel Corp., 4.88%, 8/18/99............................      4,948
   10,000  Monsanto Co., 4.87%, 7/6/99.............................      9,952
                                                                      --------
                                                                        74,767
                                                                      --------
 Computer & Office Equipment (0.8%):
    5,000  Xerox Credit Corp., 4.90%, 6/2/99.......................      4,999
                                                                      --------
 Diversified Operation (4.6%):
    5,000  General Electric Capital Corp., 4.88%, 8/11/99..........      4,953
    5,000  General Electric Capital Corp., 4.89%, 9/14/99..........      4,930
    5,000  General Electric Capital Corp., 4.90%, 9/15/99..........      4,929
    5,000  General Electric Capital Corp., 5.02%, 2/3/00...........      4,830
    5,000  Hasbro, Inc., 4.95%, 9/13/99............................      4,930
    5,000  Minnesota Mining & Manufacturing, 4.87%, 7/19/99........      4,967
                                                                      --------
                                                                        29,539
                                                                      --------
 Electrical & Electronic (5.4%):
    5,000  Avnet, Inc., 4.87%, 7/16/99.............................      4,970
    5,000  Eaton Corp., 4.94%, 8/17/99.............................      4,948
    5,000  Eaton Corp., 4.91%, 9/1/99..............................      4,938
    5,000  Motorola, Inc., 4.88%, 7/1/99...........................      4,980
    5,000  Motorola, Inc., 4.86%, 7/29/99..........................      4,961
    5,000  National Rural Utilities Cooperative Finance Corp.,
            4.85%, 7/9/99..........................................      4,975
    5,000  National Rural Utilities Cooperative Finance Corp.,
            4.86%, 7/12/99.........................................      4,973
                                                                      --------
                                                                        34,745
                                                                      --------
 Finance - Conduit (7.7%):
    5,000  Ciesco L.P., 4.87%, 6/8/99..............................      4,995
    5,000  Ciesco L.P., 4.85%, 7/19/99.............................      4,968
    5,000  Corporate Asset Funding Co., Inc., 4.88%, 6/1/99........      5,000
    5,000  Corporate Asset Funding Co., Inc., 4.94%, 8/19/99.......      4,947
    5,000  Corporate Asset Funding Co., Inc., 4.89%, 11/10/99......      4,892
    5,000  Delaware Funding Corp., 4.87%, 6/17/99..................      4,989
    5,000  Delaware Funding Corp., 4.87%, 7/20/99..................      4,967
    5,000  Preferred Receivables Funding Corp., 4.87%, 6/23/99.....      4,985
    5,000  Preferred Receivables Funding Corp., 4.88%, 6/25/99.....      4,984
    5,000  Preferred Receivables Funding Corp., 4.88%, 7/12/99.....      4,973
                                                                      --------
                                                                        49,700
                                                                      --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Prime Obligations Fund
(Amounts in Thousands)

 Principal                          Security                           Amortized
  Amount                          Description                            Cost
 --------- ---------------------------------------------------------   ---------

 Commercial Paper, continued:
 Financial Services (8.5%):
  $10,000  American Express Co., 4.88%, 7/7/99......................   $  9,953
    5,000  American Express Co., 4.85%, 7/21/99.....................      4,967
    5,000  American Express Co., 4.85%, 10/20/99....................      4,906
    5,000  Associates First Capital Corp.,
            4.87%, 6/16/99..........................................      4,990
    5,000  Associates First Capital Corp.,
            4.88%, 7/21/99..........................................      4,967
    5,000  Associates First Capital Corp.,
            4.87%, 8/25/99..........................................      4,943
    5,000  Household Finance, 4.93%, 8/25/99........................      4,943
    5,000  Paccar Financial Corp., 4.90%, 6/3/99....................      4,999
    5,000  Paccar Financial Corp., 4.86%, 7/20/99...................      4,967
    5,000  Transamerica Finance Corp.,
            4.90%, 7/7/99...........................................      4,976
                                                                       --------
                                                                         54,611
                                                                       --------
 Food Products & Services (6.1%):
    5,000  Archer Daniels Midland, 4.92%, 9/9/99....................      4,933
    5,000  Campbell Soup Co., 4.85%, 9/13/99........................      4,931
    5,000  Campbell Soup Co., 4.87%, 9/15/99........................      4,929
    5,000  Campbell Soup Co., 4.87%, 12/1/99........................      4,878
   10,000  Diageo PLC, 4.90%, 6/9/99................................      9,988
    5,000  Diageo PLC, 4.89%, 7/12/99...............................      4,973
    5,000  Golden Peanut, 4.89%, 7/12/99............................      4,973
                                                                       --------
                                                                         39,605
                                                                       --------
 Glass Products (0.8%):
    5,000  Guardian Industries, 4.88%, 7/14/99......................      4,971
                                                                       --------
 Insurance (6.2%):
    5,000  John Hancock Capital Corp.,
            4.89%, 6/29/99..........................................      4,981
    5,000  New York Life Capital Corp.,
            4.87%, 6/9/99...........................................      4,995
    5,000  New York Life Capital Corp.,
            4.88%, 7/21/99..........................................      4,967
    5,000  New York Life Capital Corp.,
            4.87%, 8/26/99..........................................      4,943
    5,000  New York Life Capital Corp.,
            4.87%, 9/15/99..........................................      4,929
    5,000  Prudential Funding Corp., 4.89%, 6/9/99..................      4,994
    5,000  Prudential Funding Corp., 4.87%, 8/10/99.................      4,953
    5,000  Prudential Funding Corp., 4.86%, 8/11/99.................      4,953
                                                                       --------
                                                                         39,715
                                                                       --------
 Machinery & Equipment (2.3%):
    5,000  Caterpillar Financial, 4.90%, 6/18/99....................      4,988
    5,000  Caterpillar Financial, 4.85%, 7/7/99.....................      4,976
    5,000  John Deere Capital Corp., 4.87%, 8/11/99.................      4,953
                                                                       --------
                                                                         14,917
                                                                       --------
 Manufacturing (1.5%):
    5,000  Stanley Works, 4.88%, 6/2/99.............................      4,999
    5,000  Stanley Works, 4.88%, 6/28/99............................      4,982
                                                                       --------
                                                                          9,981
                                                                       --------

 Principal                          Security                           Amortized
  Amount                          Description                            Cost
 --------- ---------------------------------------------------------   ---------

 Commercial Paper, continued:
 Oil & Exploration, Production & Services (2.3%):
  $ 5,000  BP America, Inc., 4.87%, 7/9/99..........................   $  4,974
    5,000  BP America, Inc., 4.86%, 7/12/99.........................      4,973
    5,000  BP America, Inc., 4.93%, 1/24/00.........................      4,840
                                                                       --------
                                                                         14,787
                                                                       --------
 Pharmaceuticals (4.6%):
    5,000  American Home Products, 4.86%, 7/28/99...................      4,962
    5,000  American Home Products, 4.87%, 8/17/99...................      4,949
    5,000  American Home Products, 4.87%, 8/26/99...................      4,943
    5,000  Glaxo Welcome, Inc., 4.89%, 6/11/99......................      4,994
    5,000  Glaxo Welcome, Inc., 4.87%, 8/10/99......................      4,953
    5,000  Glaxo Welcome, Inc., 4.92%, 8/18/99......................      4,947
                                                                       --------
                                                                         29,748
                                                                       --------
 Photography (2.3%):
    5,000  Eastman Kodak, 4.89%, 6/1/99.............................      5,000
    5,000  Eastman Kodak, 4.88%, 7/14/99............................      4,971
    5,000  Eastman Kodak, 4.86%, 8/18/99............................      4,948
                                                                       --------
                                                                         14,919
                                                                       --------
 Telecommunications (1.6%):
    5,000  AT&T Corp., 4.89%, 6/2/99................................      5,000
    5,000  AT&T Corp., 4.89%, 6/8/99................................      4,995
                                                                       --------
                                                                          9,995
                                                                       --------
  Total Commercial Paper                                                496,421
                                                                       --------
 Corporate Bonds (14.0%):
 Financial Services (12.4%):
   10,000  Abbey National North America,
            5.13%, 5/4/00...........................................      9,994
   10,000  All State Funding, 5.05%*, 8/31/99.......................     10,000
    5,000  All State Funding Agreement,
            5.01%*, 12/1/99.........................................      5,000
    5,000  All State Funding Agreement,
            5.08%*, 3/31/00.........................................      5,000
   10,000  Key Bank North America,
            4.98%*, 9/23/99.........................................      9,998
   10,000  Merrill Lynch & Co., Inc.,
            5.04%*, 9/29/99.........................................     10,000
   10,000  Morgan Guarantee Trust,
            4.97%*, 11/29/99........................................     10,000
   10,000  Travelers Funding Agreement,
            5.03%*, 8/17/99.........................................     10,000
   10,000  Travelers Funding Agreement,
            5.06%*, 3/31/00.........................................     10,000
                                                                       --------
                                                                         79,992
                                                                       --------
 Insurance (1.6%):
   10,000  John Hancock Mutual, 5.28%*, 7/22/99.....................     10,000
                                                                       --------
  Total Corporate Bonds                                                  89,992
                                                                       --------
 U.S. Government Agencies (2.1%):
 Fannie Mae (0.6%):
    3,770  6.03%, 7/2/99............................................      3,773
                                                                       --------
 Federal Home Loan Bank (1.5%):
   10,000  5.07%*, 3/24/00..........................................     10,000
                                                                       --------
  Total U.S. Government Agencies                                         13,773
                                                                       --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Prime Obligations Fund
(Amounts in Thousands)

 Principal                         Security                          Amortized
  Amount                         Description                           Cost
 --------- -------------------------------------------------------   ---------

 Repurchase Agreements (3.3%):
  $21,094  Morgan Stanley, 4.86%, 6/1/99, (Collateralized by
            $3,480, Freddie Mac, 6.85%, 3/31/14, market value--
            $3,458, and $18,330, Fannie Mae, 5.63%, 4/24/02,
            market value--$18,268)................................   $ 21,094
                                                                     --------
  Total Repurchase Agreements                                          21,094
                                                                     --------
  Total Investments (Cost $646,270)(a)--100.3%                        646,270
  Liabilities in excess of other assets--(0.3)%                        (2,029)
                                                                     --------
  Total Net Assets--100.0%                                           $644,241
                                                                     ========

- -------
 * Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at May 31,1999.
(a) Cost and value for federal income tax and financial reporting purposes are the same.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
U.S. Government Obligations Fund
(Amounts in Thousands)

 Principal                          Security                           Amortized
  Amount                          Description                            Cost
 --------- ---------------------------------------------------------   ---------

 U.S. Government Agencies (88.9%):
 Fannie Mae (23.9%):
  $ 2,500  4.86%, 6/8/99............................................   $  2,497
    2,000  4.85%, 6/10/99...........................................      1,998
    1,500  4.82%, 7/1/99............................................      1,494
    2,500  4.79%, 7/9/99............................................      2,488
    2,500  4.76%, 7/15/99...........................................      2,486
    1,000  4.76%, 7/21/99...........................................        993
    1,500  5.49%, 8/3/99............................................      1,501
    1,000  4.78%, 8/5/99............................................        991
    2,000  4.80%, 8/10/99...........................................      1,982
    3,500  4.76%, 8/11/99...........................................      3,467
    1,000  4.80%, 8/12/99...........................................        991
    1,000  4.85%, 8/17/99...........................................        990
    1,000  4.87%, 8/26/99...........................................        989
    1,000  4.77%, 9/7/99............................................        987
    1,500  4.77%, 10/12/99..........................................      1,474
    1,000  4.77%, 10/18/99..........................................        982
    1,000  4.82%, 11/4/99...........................................        979
    1,185  8.35%, 11/10/99..........................................      1,202
    1,000  4.89%, 11/12/99..........................................        978
                                                                       --------
                                                                         29,469
                                                                       --------
 Federal Farm Credit Bank (4.9%):
    1,501  4.83%, 7/6/99............................................      1,494
    2,500  5.50%, 9/1/99............................................      2,503
    2,000  6.06%, 9/8/99............................................      2,006
                                                                       --------
                                                                          6,003
                                                                       --------
 Federal Home Loan Bank (21.3%):
    1,482  4.85%, 6/9/99............................................      1,480
    2,500  4.79%, 6/16/99...........................................      2,495
    1,000  4.78%, 7/6/99............................................        995
    1,500  4.75%, 7/14/99...........................................      1,492
    1,000  4.84%, 7/21/99...........................................        993
    1,000  4.79%, 7/28/99...........................................        993
    2,500  4.76%, 8/6/99............................................      2,479
    2,500  4.77%, 8/11/99...........................................      2,477
    2,500  4.77%, 8/13/99...........................................      2,476
    1,500  4.76%, 10/13/99..........................................      1,474
    1,000  4.81%, 11/5/99...........................................        979
    5,000  4.87%*, 11/10/99.........................................      4,999
    3,000  5.07%*, 3/24/00..........................................      3,000
                                                                       --------
                                                                         26,332
                                                                       --------

 Principal                         Security                           Amortized
  Amount                          Description                           Cost
 --------- --------------------------------------------------------   ---------

 U.S. Government Agencies, continued:
 Freddie Mac (25.0%):
  $ 4,100  4.86%, 6/3/99...........................................   $  4,099
    1,500  4.77%, 6/16/99..........................................      1,497
    1,188  4.85%, 6/18/99..........................................      1,185
    2,500  4.86%, 6/25/99..........................................      2,492
    1,470  4.82%, 6/29/99..........................................      1,465
    1,000  4.77%, 7/12/99..........................................        995
    1,500  4.78%, 7/13/99..........................................      1,492
    1,500  4.78%, 7/14/99..........................................      1,492
    1,000  4.86%, 8/5/99...........................................        991
    2,000  4.84%, 8/16/99..........................................      1,980
    2,000  4.86%, 8/18/99..........................................      1,979
    1,000  4.86%, 8/19/99..........................................        989
    1,000  4.86%, 8/23/99..........................................        989
    1,000  4.81%, 8/25/99..........................................        989
    2,494  4.84%, 8/27/99..........................................      2,465
    1,000  4.81%, 9/3/99...........................................        988
    1,000  4.81%, 9/24/99..........................................        985
    1,500  4.77%, 10/5/99..........................................      1,475
    1,000  4.87%, 11/18/99.........................................        977
    1,500  4.80%, 11/19/99.........................................      1,466
                                                                      --------
                                                                        30,990
                                                                      --------
 Student Loan Marketing Assoc. (13.8%):
    2,500  4.78%, 6/3/99...........................................      2,491
    5,000  5.37%*, 11/12/99........................................      4,999
    5,000  5.27%*, 1/12/00.........................................      4,999
    4,500  5.21%*, 3/8/00..........................................      4,504
                                                                      --------
                                                                        16,993
                                                                      --------
  Total U.S. Government Agencies                                       109,787
                                                                      --------
 Repurchase Agreements (11.3%):
   14,014  Morgan Stanley, 4.86%, 6/1/99, (Collateralized by $100,
            Freddie Mac, 5.58%, 1/7/02, market value--$101, and by
            $14,480 Fannie Mae, 6.40%, 5/14/09, market value--
            $14,246)...............................................     14,014
                                                                      --------
  Total Repurchase Agreements                                           14,014
                                                                      --------
  Total Investments (Cost
   $123,801)(a)--100.2%                                                123,801
  Liabilities in excess of other assets--(0.2)%                           (294)
                                                                      --------
  Total Net Assets--100.0%                                            $123,507
                                                                      ========

- -------
 * Variable rate securities having liquidity sources through bank letters of credit and/or liquidity agreements. The interest rates, which will change periodically, are based upon bank prime rates or an index of the market interest rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect on May 31, 1999.
(a) Cost for federal income tax and financial reporting purposes are the same.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Tax-Free Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                         Security                           Amortized
  Amount                          Description                           Cost
 --------- --------------------------------------------------------   ---------

 Municipal Bonds, Notes, & Commercial Paper (99.0%):
 Arizona (0.8%):
  $   500  Flagstaff, Arizona, Industrial Development Authority,
            3.65%*, 4/1/19.........................................   $    500
      400  Phoenix, Arizona, G.O., 6.00%, 7/1/99...................        401
                                                                      --------
                                                                           901
                                                                      --------
 California (0.2%):
      250  Oakland, California, G.O., 6.00%, 12/15/99..............        254
                                                                      --------
 Colorado (1.2%):
      250  Denver, Colorado, City & County, Series C, 5.10%,
            8/1/99.................................................        251
    1,055  Water Conservancy District, Colorado Water Revenue Bond,
            4.35%, 6/15/99, MBIA...................................      1,055
                                                                      --------
                                                                         1,306
                                                                      --------
 Georgia (0.9%):
    1,000  Monroe County, Georgia Power, 3.45%*, 7/1/25............      1,000
                                                                      --------
 Illinois (3.5%):
    1,000  Chicago Park District Tax Anticipation Warrants, 4.30%,
            9/17/99................................................      1,002
    1,900  Illinois Health Facilities Authority Advocate, Health
            Care, Series B, 3.30%*, 8/15/22........................      1,900
    1,000  Lake County, Illinois Certificates of Participation,
            7.00%, 6/1/99..........................................      1,000
                                                                      --------
                                                                         3,902
                                                                      --------
 Indiana (4.0%):
    1,875  Franklin County, Indiana, Economic Development Revenue,
            Bond, 3.50%*, 6/7/10...................................      1,875
    1,500  Goshen, Indiana, Industrial Development Revenue Bond,
            3.50%*, 3/1/14.........................................      1,500
    1,000  Indiana Health Facilities Financing Authority, 3.30%*,
            8/1/06.................................................      1,000
                                                                      --------
                                                                         4,375
                                                                      --------
 Kentucky (2.0%):
    1,140  Bath County, Kentucky, Industrial Building Revenue Bond,
            3.50%*, 12/1/13........................................      1,140
    1,035  Lewis County, Kentucky, Industrial Building Revenue
            Bond, 3.50%*, 12/1/03..................................      1,035
                                                                      --------
                                                                         2,175
                                                                      --------
 Louisiana (2.1%):
    1,300  De Soto Parish, Louisiana, PCR, Central Louisiana
            Electric Co., Refunding Bonds, Series A, 3.20%*,
            7/1/18.................................................      1,300
    1,000  East Baton Rouge, Louisiana, PCR, 3.35%*, 3/1/22........      1,000
                                                                      --------
                                                                         2,300
                                                                      --------

  Shares
    or
 Principal                         Security                           Amortized
  Amount                          Description                           Cost
 --------- --------------------------------------------------------   ---------

 Municipal Bonds, Notes, & Commercial Paper, continued:
 Maine (1.8%):
  $ 2,000  Portland, Maine, Revenue Bond, Barber Foods Project,
            Series S, 3.50%*, 7/1/03...............................   $  2,000
                                                                      --------
 Maryland (3.7%):
    2,235  Harford County, Maryland, 5.00%, 12/1/99................      2,257
    1,800  Montgomery County, Maryland Consolidated Public,
            Improvement, Series 1992-A, 5.10%, 7/1/99..............      1,802
                                                                      --------
                                                                         4,059
                                                                      --------
 Michigan (13.2%):
    2,000  Detroit, Michigan, 3.25%*, 7/1/23.......................      2,000
      400  Kalamazoo County, Michigan, Sanitary Water Disposal
            System, 6.00%,
            11/1/99................................................        404
    1,500  Michigan Municipal Bond Authority, Series D-2, 4.25%,
            8/27/99................................................      1,502
    1,000  Michigan State Recreation Project, 5.50%, 11/1/99.......      1,011
    3,100  Michigan Strategic Fund Limited Obligation Revenue,
            Consumers Power Co., Series A, 3.35%*, 6/15/10, LOC:
            Canadian Imperial Bank.................................      3,100
    1,100  Michigan Strategic Fund Limited Obligation Revenue,
            Consumers Power Co., Series A, 3.35%*, 6/15/10, LOC:
            Canadian Imperial Bank.................................      1,100
    1,300  Michigan Strategic Fund, 3.35%*, 9/1/30, LOC: Barclays
            PLC....................................................      1,300
    4,300  Monroe County, Michigan, Economic Development Corp.
            Limited Obligation, Detroit Edison, Series Cc, 3.35%*,
            10/1/24, LOC: Barclays Bank PLC........................      4,301
                                                                      --------
                                                                        14,718
                                                                      --------
 Minnesota (1.8%):
    2,000  Minnesota School Districts Tax & Aid Anticipation,
            Certificates, Series B, 3.63%, 8/27/99.................      2,000
                                                                      --------
 New York (2.8%):
    2,000  Metropolitan Transportation Authority, Bond
            Anticipation, Series Cp-1, 2.90%, 7/8/99...............      2,000
    1,150  New York, New York G.O., 3.30%*, 8/15/21................      1,150
                                                                      --------
                                                                         3,150
                                                                      --------
 North Carolina (2.3%):
    2,500  University of North Carolina Chapel Hill Revenue,
            3.35%*, 7/1/12, LOC: Nations Bank......................      2,500
                                                                      --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Tax-Free Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                         Security                           Amortized
  Amount                          Description                           Cost
 --------- --------------------------------------------------------   ---------

 Municipal Bonds, Notes, & Commercial Paper, continued:
 Ohio (4.8%):
  $ 2,000  Columbus, Ohio, Series 1, 3.10%*,
            6/1/16.................................................   $  2,000
    1,700  Highland Heights, Ohio, 3.95%, 8/19/99..................      1,701
    1,000  Ohio State University Capital Receipts Revenue, 3.15%*,
            12/1/06................................................      1,000
      670  Orange Ohio City School District, 3.30%, 12/1/99........        670
                                                                      --------
                                                                         5,371
                                                                      --------
 Oklahoma (2.0%):
    1,200  Muskogee, PCR, Oklahoma Gas & Electric Co., Series A,
            3.45%*, 1/1/25.........................................      1,200
    1,000  Tulsa, Oklahoma, 6.20%, 6/1/99..........................      1,000
                                                                      --------
                                                                         2,200
                                                                      --------
 Pennsylvania (9.8%):
    1,500  East Hempfield Township, Pennsylvania, Industrial
            Development Authority, 3.37%*, 8/15/17.................      1,500
    1,000  Geisinger Authority, Penn State Geisinger Health System,
            Series 1998-B, 3.35%*, 8/15/28.........................      1,000
    2,000  Montgomery County, Pennsylvania, PCR, Peco Energy,
            3.40%, 6/8/99..........................................      2,000
    2,000  Montgomery County, Pennsylvania, PCR, Series 1994-A,
            2.95%, 6/10/99.........................................      2,000
    2,100  Quakertown, Pennsylvania, Hospital Authority Revenue,
            3.45%*, 7/1/05.........................................      2,100
    1,000  Sayre, Pennsylvania, Healthcare Facilities Hospital,
            Series M, 3.30%*, 12/1/20..............................      1,000
    1,300  Washington County Higher Education, Pooled Equipment
            Lease Revenue, 3.25%*, 11/1/05.........................      1,300
                                                                      --------
                                                                        10,900
                                                                      --------
 South Carolina (2.7%):
    3,000  South Carolina Public Service Notice, 2.95%*, 6/10/99...      3,000
                                                                      --------
 Tennessee (3.2%):
    3,500  Tennessee State School Bond Authority, 3.00%, 6/17/99...      3,500
                                                                      --------
 Texas (10.1%):
    1,140  Dallas County, Texas, 7.00%, 8/15/99....................      1,149
    1,500  Fort Worth, Texas, 3.10%, 9/14/99.......................      1,500
    2,000  Houston, Texas, 2.85%, 6/24/99..........................      2,000
    1,000  Houston, Texas, Series C, G.O., 2.95%, 7/30/99..........      1,000
    3,000  San Antonio, Texas Water System, 2.85%, 6/17/99.........      3,000

  Shares
    or
 Principal                         Security                           Amortized
  Amount                          Description                           Cost
 --------- --------------------------------------------------------   ---------

 Municipal Bonds, Notes, & Commercial Paper, continued:
 Texas, continued:
  $   520  Texas State Public Finance Authority, Parks & Wildlife
            Department, Series B, 6.00%, 2/1/00, AMBAC.............   $    530
    2,000  University of Texas, Permanent University Fund, 3.15%,
            9/15/99................................................      2,000
                                                                      --------
                                                                        11,179
                                                                      --------
 Utah (10.6%):
    1,500  Intermountain Power Agency, Utah Power Supply, Revenue
            Bond, 2.90%, 6/11/99...................................      1,500
    3,000  Intermountain Power Agency, Utah Power Supply Revenue
            Bond, 3.10%, 8/12/99...................................      3,000
    1,200  Provo, Utah City School District, G.O., 3.15%*, 6/15/99.      1,201
    3,500  Utah County, Utah, PCR, USX Corp., 3.10%*, 11/1/17, LOC:
            Wachovia...............................................      3,500
    2,500  Utah Highway, G.O., 3.15%, 8/16/99......................      2,500
                                                                      --------
                                                                        11,701
                                                                      --------
 Virginia (2.7%):
    1,000  Viginia Commonwealth, G.O., 3.10%, 7/21/99..............      1,000
    2,000  Virginia Public School Authority, Putters Series 109,
            3.37%*, 5/20/00........................................      2,000
                                                                      --------
                                                                         3,000
                                                                      --------
 Washington (9.0%):
    2,000  King County, Washington, 3.10%,
            6/16/99................................................      2,000
    3,000  King County, Washington, 3.10%,
            6/15/99................................................      3,000
      930  Port Angeles, Washington, Port Industrial Development,
            Admiral Marine Project, 3.50%*, 4/1/22.................        930
    2,000  Washington State, G.O., 3.30%*, 6/1/20..................      2,000
    2,000  Washington State Health Care Facilities Authority,
            Revenue, 3.50%*, 1/1/23, LOC: Morgan Guarantee Trust,
            Fred Hutchinson Cancer Research Center.................      2,000
                                                                      --------
                                                                         9,930
                                                                      --------
 Wisconsin (3.8%):
    1,250  Milwaukee, Wisconsin, Metropolitan Sewer District,
            7.00%, 9/1/99..........................................      1,260
      325  Wisconsin State G.O., 5.00%, 5/1/00.....................        330
    1,640  Wisconsin State Clean Water Revenue Bond, Series 1,
            4.50%, 6/1/99..........................................      1,640
    1,000  Wisconsin State, G.O., 3.15%, 9/13/99...................      1,000
                                                                      --------
                                                                         4,230
                                                                      --------
  Total Municipal Bonds, Notes, & Commercial Paper                     109,651
                                                                      --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Tax-Free Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                           Amortized
  Amount                          Description                            Cost
 --------- ---------------------------------------------------------   ---------

 Investment Companies (0.1%):
  100,000  Provident Municipal Cash Mutual Fund.....................   $    100
                                                                       --------
  Total Investment Companies                                                100
                                                                       --------
 Cash Equivalents (0.1%):
  $   142  Goldman Sachs Financial Square Tax Exempt................        142
                                                                       --------
  Total Cash Equivalents                                                    142
                                                                       --------
  Total Investments (Cost
   $109,893)(a)--99.2%                                                  109,893
  Other assets in excess of liabilities--0.8%                               864
                                                                       --------
  Total Net Assets--100.0%                                             $110,757
                                                                       ========

- -------
 * Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at May 31, 1999.
(a) Cost and value for federal income tax and financial reporting purposes are the same.
AMBAC--American Municipal Bond Assurance Corp.
G.O.--General Obligation
LOC--Letter of Credit
MBIA--Municipal Bond Insurance Association
PCR--Pollution Control Revenue

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Treasury Fund
(Amounts in Thousands)

 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 U.S. Treasury Bills (2.7%):
  $ 2,500  6/24/99..................................................   $  2,493
    5,000  7/1/99...................................................      4,981
                                                                       --------
  Total U.S. Treasury Bills                                               7,474
                                                                       --------
 U.S. Treasury Notes (21.8%):
   12,500  5.88%, 8/31/99...........................................     12,532
    4,500  5.75%, 9/30/99...........................................      4,515
    8,000  6.00%, 10/15/99..........................................      8,036
    7,000  5.88%, 11/15/99..........................................      7,032
    7,000  5.63%, 11/30/99..........................................      7,030
    7,500  5.38%, 1/31/00...........................................      7,526
   10,000  5.88%, 2/15/00...........................................     10,072
    4,000  5.50%, 3/31/00...........................................      4,020
                                                                       --------
  Total U.S. Treasury Notes                                              60,763
                                                                       --------
 Repurchase Agreements (75.6%):
   13,000  BA Securities, 4.78%, 6/1/99, (Collateralized by $12,980,
            U.S. Treasury Note, 5.88%, 2/15/00, market value--
            $13,495)................................................     13,000
    6,000  Chase Securities, 4.40%, 6/1/99, (Collateralized by
            $6,015, U.S. Treasury Note, 7.13%, 9/30/99, market
            value--$6,072)..........................................      6,000
   13,000  Dresdner Securities, 4.80%, 6/1/99, (Collateralized by
            $11,766, U.S. Treasury Note, 7.50%, 2/15/05, market
            value--$13,257).........................................     13,000

- -------
(a) Cost and value for federal income tax and financial reporting purposes are the same.

 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 $ 69,500  Greenwich Capital, 4.80%, 6/1/99, (Collateralized by
            $61,835, U.S. Treasury Note, 5.75%, 11/30/02, market
            value--$63,777, and by $22,980, U.S. Treasury Strip,
            9.13%, 5/15/18, market value--$7,113)...................   $ 69,500
   13,000  JP Morgan, 4.79%, 6/1/99, (Collateralized by $11,581,
            U.S. Treasury Note, 7.50%, 11/15/16, market value--
            $13,036)................................................     13,000
   13,900  Lehman Brothers, 4.80%, 6/1/99, (Collateralized by
            $24,045, U.S. Treasury Strip, 5.68%, 5/15/08, market
            value--$14,178).........................................     13,900
   12,903  Merrill Lynch, 4.75%, 6/1/99, (Collateralized by $44,465,
            U.S. Treasury Strip, 8.88%, 2/15/19, market value--
            $13,162)................................................     12,903
   69,500  Morgan Stanley, 4.80%, 6/1/99, (Collateralized by
            $68,600, U.S. Treasury Note, 6.50%, 5/15/05, market
            value--$71,301).........................................     69,500
                                                                       --------
  Total Repurchase Agreements                                           210,803
                                                                       --------
  Total Investments (Cost $279,040) (a)--100.1%                         279,040
  Liabilities in excess of other assets--(0.1)%                           (345)
                                                                       --------
  Total Net Assets--100.0%                                             $278,695
                                                                       ========

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Small Capitalization Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks (89.1%):
 Advertising (1.6%):
   17,700  Doubleclick Inc.(b)(c)....................................   $  1,725
   92,550  Valassis Communications, Inc.(b)..........................      3,222
                                                                        --------
                                                                           4,947
                                                                        --------
 Apparel/Shoes (0.9%):
   23,300  K-Swiss Inc., Class A.....................................      1,337
   42,300  Tarrant Apparel Group(b)(c)...............................      1,282
                                                                        --------
                                                                           2,619
                                                                        --------
 Banking (1.8%):
   37,900  Cullen/Frost Bankers, Inc. ...............................      2,132
  400,900  Republic Security Financial Corp. ........................      3,357
                                                                        --------
                                                                           5,489
                                                                        --------
 Business Services (5.5%):
   35,885  Corporate Executive Board Corp.(b)........................      1,052
   91,100  Diamond Technology Partners, Inc.(b)......................      2,186
   95,900  FYI, Inc.(b)..............................................      2,637
   56,300  Iron Mountain, Inc.(b)....................................      1,555
   76,000  NOVA Corp.(b)(c)..........................................      1,691
   85,400  Onesource Information Services, Inc.(b)(c)................        806
   53,800  QRS Corp.(b)..............................................      3,982
   91,000  Sykes Enterprises, Inc.(b)................................      2,832
                                                                        --------
                                                                          16,741
                                                                        --------
 Chemicals (1.3%):
   94,700  Macdermid, Inc. ..........................................      3,812
                                                                        --------
 Computer Services (7.3%):
   45,000  Checkfree Holdings Corp.(b)...............................      2,118
   37,000  CMGI Inc.(b)..............................................      3,834
   98,600  E*Trade Group Inc.(b)(c)..................................      4,387
   48,100  Infospace.com, Inc.(b)(c).................................      2,261
   45,200  Intervu, Inc.(b)..........................................      1,565
  105,000  National Data Corp.(c)....................................      4,941
   39,100  Pegasus Systems, Inc.(b)..................................      1,364
   24,200  Safeguard Scientifics, Inc.(b)............................      1,770
                                                                        --------
                                                                          22,240
                                                                        --------
 Computer Software & Peripherals (6.3%):
  105,000  Ardent Software, Inc.(b)..................................      2,100
  171,200  INSpire Insurance Solutions(b)............................      2,985
   69,800  Macrovision Corp.(b)......................................      3,176
   40,000  Mercury Interactive Corp.(b)..............................      1,315
   59,000  Micromuse, Inc.(b)(c).....................................      2,353
   68,900  National Computer Systems, Inc............................      2,153
   59,000  Platinum Technology(b)....................................      1,718
  110,600  Smart Modular Technologies(b).............................      1,666
   95,700  Unigraphics Solutions, Inc.(b)............................      1,525
                                                                        --------
                                                                          18,991
                                                                        --------
 Consumer Goods & Services (1.0%):
  105,300  JAKKS Pacific, Inc.(b)....................................      2,915
                                                                        --------

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Educational Services (0.5%):
  105,400  School Specialty, Inc.(b).................................   $  1,568
                                                                        --------
 Electric Utilities (1.1%):
   64,100  Calpine Corp.(b)..........................................      3,473
                                                                        --------
 Electronic Components/Instruments (5.4%):
   85,700  CTS Corp. ................................................      4,799
  125,800  DII Group, Inc.(b)........................................      4,144
  176,700  Gentex Corp.(b)(c)........................................      5,307
   33,500  Optical Coating Laboratory, Inc. .........................      2,173
                                                                        --------
                                                                          16,423
                                                                        --------
 Environmental Services (0.7%):
  100,700  Casella Waste Systems, Inc., Series A(b)..................      1,983
                                                                        --------
 Financial Services (3.4%):
  100,086  Affiliated Managers Group(b)..............................      2,928
  220,000  Amresco, Inc.(b)..........................................      1,513
   78,800  Metris Cos., Inc. ........................................      4,594
   57,200  Prism Financial Corp., Inc.(b)............................      1,266
                                                                        --------
                                                                          10,301
                                                                        --------
 Health Care - Services (6.8%):
  155,100  American Retirement Corp.(b)(c)...........................      2,627
  224,700  Hooper Holmes, Inc. ......................................      4,073
   87,700  Laser Vision Centers, Inc.(b).............................      4,998
   90,000  Medquist, Inc.(b).........................................      3,308
   58,885  NCS HealthCare, Inc., Class A(b)(c).......................        810
  139,800  Priority Healthcare Corp. Class B(b)......................      4,770
                                                                        --------
                                                                          20,586
                                                                        --------
 Home Building (0.5%):
  124,400  Standard Pacific Corp. ...................................      1,633
                                                                        --------
 Home Furnishings (1.7%):
  104,100  Ethan Allen Interiors, Inc. ..............................      3,318
   77,400  Trex Company, Inc.(b).....................................      1,698
                                                                        --------
                                                                           5,016
                                                                        --------
 Insurance (2.3%):
  186,700  Annuity & Life Re.........................................      4,807
  218,000  Scottish Annuity & Life Holdings..........................      2,126
                                                                        --------
                                                                           6,933
                                                                        --------
 Leisure (0.6%):
   57,400  Cheap Tickets, Inc.(b)....................................      1,808
                                                                        --------
 Machinery & Equipment (1.1%):
  188,803  MotivePower Industries, Inc.(b)...........................      3,198
                                                                        --------
 Manufacturing - Capital Goods (1.6%):
   63,900  Astec Industries, Inc.(b).................................      2,388
  123,000  Wabash National Corp.(c)..................................      2,345
                                                                        --------
                                                                           4,733
                                                                        --------
 Manufacturing - Consumer Goods (1.0%):
  100,000  Monaco Coach Corp.(b).....................................      3,000
                                                                        --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Small Capitalization Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Medical Equipment & Supplies (2.3%):
   98,600  Biomatrix, Inc.(b)(c).....................................   $  3,021
   70,300  Gliatech, Inc.(b).........................................      1,801
   14,500  Minimed, Inc.(b)..........................................        856
   27,400  Visx, Inc.(b).............................................      1,423
                                                                        --------
                                                                           7,101
                                                                        --------
 Metals & Mining (0.8%):
   72,700  Stillwater Mining Co.(b)..................................      2,322
                                                                        --------
 Oilfield Services & Equipment (0.5%):
   64,700  Cal Dive International, Inc.(b)...........................      1,585
                                                                        --------
 Pharmaceuticals (2.3%):
   53,400  Alpharma, Inc., Class A(c)................................      1,425
  101,200  Geltex Pharmaceuticals, Inc.(b)(c)........................      1,720
  157,200  King Pharmaceuticals, Inc.(b)(c)..........................      3,734
                                                                        --------
                                                                           6,879
                                                                        --------
 Radio (1.1%):
  124,900  Citadel Communications(b).................................      3,450
                                                                        --------
 Resorts & Entertainment (1.4%):
  115,700  Premier Parks, Inc.(b)(c).................................      4,122
                                                                        --------
 Restaurants (1.0%):
  113,900  Foodmaker, Inc.(b)........................................      3,075
                                                                        --------
 Retail (3.6%):
   61,000  Ames Department Stores, Inc.(b)...........................      2,501
   80,600  BJ's Wholesale Club, Inc.(b)..............................      2,096
   90,900  The Children's Place(b)(c)................................      3,539
  108,000  The Men's Warehouse, Inc.(b)(c)...........................      2,757
                                                                        --------
                                                                          10,893
                                                                        --------
 Semiconductors (8.3%):
  189,900  Aeroflex, Inc.(b).........................................      2,765
   84,200  ATMI, Inc.(b).............................................      1,852
   75,000  Burr-Brown Corp.(b).......................................      2,400
   92,200  Credence Systems Corp.(b)(c)..............................      2,731
  129,200  Cymer, Inc.(b)(c).........................................      2,366
   55,000  Photronics, Inc.(b)(c)....................................      1,086
  112,200  PMC-Sierra, Inc.(b).......................................      5,450
   51,700  PRI Automation(b)(c)......................................      1,267
   57,300  SDL, Inc.(b)..............................................      5,329
                                                                        --------
                                                                          25,246
                                                                        --------

  Shares
    or
 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 Common Stocks, continued:
 Technology (2.4%):
   92,300  Electronics For Imaging, Inc.(b).........................   $  4,528
  135,000  Mercury Computer Systems, Inc.(b)........................      2,675
                                                                       --------
                                                                          7,203
                                                                       --------
 Telecommunications - Services & Equipment (11.2%):
  104,400  Antec Corp.(b)(c)........................................      3,060
   45,700  Applied Micro Circuits Corp.(b)..........................      2,702
  156,600  Commscope, Inc.(b).......................................      4,111
  124,500  Dycom(b).................................................      6,007
   50,200  Gilat Satellite Networks Ltd.(b).........................      2,648
   90,300  Intermedia Communications of Florida(b)(c)...............      2,286
   91,000  Mastec, Inc.(b)..........................................      2,207
  130,700  Microwave Power Devices, Inc.(b).........................      1,993
   96,500  Sawtek, Inc.(b)..........................................      3,824
  147,400  Skytel Communications, Inc.(b)...........................      2,994
   64,000  Worldgate Communications, Inc.(b)........................      2,368
                                                                       --------
                                                                         34,200
                                                                       --------
 Transportation & Shipping (1.3%):
  100,700  Atlas Air, Inc.(b).......................................      2,707
   20,300  Expeditors International of Washington, Inc..............      1,129
                                                                       --------
                                                                          3,836
                                                                       --------
 Wholesale Distribution (0.5%):
   75,900  Wesco International, Inc.(b).............................      1,504
                                                                       --------
  Total Common Stocks                                                   269,825
                                                                       --------
 Repurchase Agreements (6.3%):
 $ 19,000  Prudential Securities, 4.78%, 6/1/99, (Collateralized by
            $19,000, Freddie Mac, 7.00%, 3/15/24, market value--
            $19,842)................................................     19,000
                                                                       --------
  Total Repurchase Agreements                                            19,000
                                                                       --------
 Cash Equivalents (4.0%):
   12,111  Goldman Sachs Financial Square Premium...................     12,111
                                                                       --------
  Total Cash Equivalents                                                 12,111
                                                                       --------
 Short Term Securities Purchased with Collateral (16.5%):
 Floating Rate Note (13.2%):
   25,000  Bankers Trust Corp., 5.03%, 8/6/99.......................     24,997
   15,000  Sigma Finance Inc., 4.91%, 9/15/99.......................     15,000
                                                                       --------
                                                                         39,997
                                                                       --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Small Capitalization Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                         Security                           Market
  Amount                         Description                          Value
 --------- -------------------------------------------------------   --------

 Short Term Securities Purchased with Collateral, continued:
 Repurchase Agreements (3.3%):
  $10,000  Bear Stearns Triparty Agreement, 5.04%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description)...............................   $ 10,000
                                                                     --------
  Total Short Term Securities Purchased with Collateral                49,997
                                                                     --------
  Total Investments (Cost $315,820)(a)--115.9%                        350,933
  Other assets in excess of liabilities--(15.9)%                      (48,245)
                                                                     --------
  Total Net Assets--100.0%                                           $302,688
                                                                     ========

- -------

                                Open Futures Contracts
                          ----------------------------------
                          Number of Contracts Contract Value Expiration Date Unrealized Gain/Loss
                          ------------------- -------------- --------------- --------------------
Russell 2000 Stock Index
 Futures................          114            $22,851         6/17/99            $2,276

The aggregate market value of cash pledged to cover margin requirements for open futures positions at May 31, 1999 was $1,026.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax purposes of $3. Cost for federal income tax purposes differs from value by net unrealized appreciation as follows:

          Unrealized appreciation..................................... $ 49,714
          Unrealized depreciation.....................................  (14,604)
                                                                       --------
          Net unrealized appreciation.................................   35,110
                                                                       ========

(b) Represents non-income producing securities.
(c) All or part of the security has been loaned at May 31, 1999.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Mid Capitalization Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks (95.7%):
 Advertising (1.0%):
  111,000  Valassis Communications, Inc.(b)..........................   $  3,864
                                                                        --------
 Air Transportation (1.5%):
  186,750  Comair Holdings, Inc. ....................................      3,536
   39,300  Gulfstream Aerospace Corp.(b).............................      2,427
                                                                        --------
                                                                           5,963
                                                                        --------
 Appliances & Household Products (0.6%):
   34,200  Maytag....................................................      2,413
                                                                        --------
 Banking (2.7%):
   83,400  First Tennessee National Corp.(c).........................      3,435
   70,000  Old Kent Financial Corp.(c)...............................      3,146
   59,300  Zions Bancorporation......................................      3,780
                                                                        --------
                                                                          10,361
                                                                        --------
 Beverages & Tobacco (2.1%):
   79,900  Canandaigua Wine Co., Class A(b)..........................      3,975
   86,800  Coors (Adolph), Class B...................................      4,123
                                                                        --------
                                                                           8,098
                                                                        --------
 Broadcasting & Publishing (6.0%):
   97,600  Cablevision Systems(b)(c).................................      7,698
   79,100  Chancellor Media Corp.(b)(c)..............................      4,019
  134,400  Clear Channel Communications, Inc.(b)(c)..................      8,879
   47,200  Univision Communications, Inc.(b)(c)......................      2,800
                                                                        --------
                                                                          23,396
                                                                        --------
 Business Services (2.8%):
   58,200  Cintas Corp.(c)...........................................      3,696
   27,300  Northpoint Communications(b)(c)...........................      1,162
   71,718  Paychex, Inc. ............................................      2,125
  109,100  SunGard Data Systems, Inc.(b)(c)..........................      3,818
                                                                        --------
                                                                          10,801
                                                                        --------
 Computer Hardware (1.7%):
   47,500  Lexmark International Group(b)............................      6,466
                                                                        --------
 Computer Services (1.9%):
   17,200  Excite, Inc.(b)(c)........................................      2,288
   48,900  Geocities(b)..............................................      4,896
                                                                        --------
                                                                           7,184
                                                                        --------
 Computer Software & Peripherals (3.3%):
   47,300  Citrix Systems, Inc.(b)...................................      2,338
   16,800  Inktomi Corp.(b)(c).......................................      1,726
   76,800  International Network Services(b).........................      2,870
   59,200  Legato Systems, Inc.(b)(c)................................      3,242
   30,250  VERITAS Software Corp.(b)(c)..............................      2,670
                                                                        --------
                                                                          12,846
                                                                        --------
 Consumer Goods & Services (1.4%):
   52,200  Clorox....................................................      5,269
                                                                        --------
 Data Processing & Reproduction (1.8%):
  186,862  Fiserv, Inc.(b)...........................................      7,007
                                                                        --------

  Shares
    or
 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 Common Stocks, continued:
 Diversified Operations (0.8%):
   55,800  Corning, Inc. ...........................................   $  3,048
                                                                       --------
 Electric Utility (1.4%):
  107,400  AES Corp.(b).............................................      5,343
                                                                       --------
 Electrical & Electronic (3.4%):
   95,900  Gentex Corp.(b)..........................................      2,880
   47,800  Jabil Circuit, Inc.(b)(c)................................      2,306
   48,800  Sanmina Corp.(b)(c)......................................      3,659
   80,400  Solectron Corp.(b).......................................      4,402
                                                                       --------
                                                                         13,247
                                                                       --------
 Environmental Services (0.5%):
   43,000  Browning-Ferris Industries, Inc. ........................      1,785
                                                                       --------
 Financial Services (4.6%):
   36,800  Capital One Financial Corp. .............................      5,545
   51,500  Charles Schwab Corp.(c)..................................      5,449
   71,300  Providian Financial......................................      6,841
                                                                       --------
                                                                         17,835
                                                                       --------
 Food Products & Services (3.7%):
  137,000  Tricon Global Restaurants, Inc.(b).......................      7,980
  142,700  U.S. Foodservice(b)......................................      6,350
                                                                       --------
                                                                         14,330
                                                                       --------
 Health Care - Services (3.7%):
  117,800  Medquist, Inc.(b)........................................      4,329
  263,800  Oxford Health(b).........................................      5,029
       54  U.S. Surgical-Rights.....................................         (d)
   60,100  Wellpoint Health Networks(b).............................      4,954
                                                                       --------
                                                                         14,312
                                                                       --------
 Industrial Goods & Services (2.1%):
  142,200  Ecolab, Inc. ............................................      6,043
   35,600  Nordson..................................................      2,092
                                                                       --------
                                                                          8,135
                                                                       --------
 Industrial Supplies (0.7%):
  141,100  MSC Industrial Direct Co., Inc.(b).......................      2,663
                                                                       --------
 Insurance (4.6%):
  113,000  AFLAC, Inc. .............................................      5,763
  130,000  Nationwide Financial Services, Inc. .....................      5,614
   45,400  Progressive Corp. .......................................      6,373
                                                                       --------
                                                                         17,750
                                                                       --------
 Motorcycles (0.6%):
   42,800  Harley-Davidson, Inc. ...................................      2,185
                                                                       --------
 Oil & Gas Exploration, Production & Services (2.0%):
   52,400  Anadarko Petroleum Corp. ................................      1,965
   65,700  Apache Corp. ............................................      2,365
  104,200  Baker Hughes.............................................      3,243
                                                                       --------
                                                                          7,573
                                                                       --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Mid Capitalization Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Pharmaceuticals (5.2%):
   21,800  Allergan, Inc. ...........................................   $  2,027
   69,600  Biogen(b).................................................      7,595
  169,100  Forest Laboratories(b)....................................      8,054
   36,200  Medimmune, Inc.(b)........................................      2,303
                                                                        --------
                                                                          19,979
                                                                        --------
 Retail (12.5%):
   91,600  Abercrombie & Fitch(b)....................................      7,707
   49,400  American Eagle Outfitters(b)..............................      2,016
  110,400  Best Buy Co., Inc.(b).....................................      5,023
  150,100  BJ's Wholesale Club, Inc.(b)..............................      3,903
    9,400  EToys, Inc.(b)(c).........................................        570
  401,000  Family Dollar Stores......................................      8,948
   99,100  Linens 'N Things, Inc.(b).................................      3,952
  181,900  Office Depot, Inc.(b).....................................      3,797
  122,300  Ross Stores, Inc.(c)......................................      5,618
   61,100  Tandy, Inc. ..............................................      5,041
   51,400  The Children's Place(b)...................................      2,001
                                                                        --------
                                                                          48,576
                                                                        --------
 Semiconductors (7.4%):
  157,400  Altera Corp.(b)...........................................      5,479
   82,000  KLA-Tenor Corp.(b)(c).....................................      3,731
   83,600  PMC-Sierra, Inc.(b).......................................      4,060
   83,200  Teradyne, Inc.(b).........................................      4,394
  107,600  Vitesse Semiconductor Corp.(b)(c).........................      5,912
  117,600  Xilinx, Inc.(b)...........................................      5,226
                                                                        --------
                                                                          28,802
                                                                        --------
 Technology (5.5%):
   52,500  Electronics for Imaging, Inc.(b)..........................      2,576
  162,100  Gemstar International Group Ltd.(b)(c)....................     10,019
  128,700  Symbol Technologies, Inc. ................................      6,435
   18,200  Uniphase Corp.(b)(c)......................................      2,439
                                                                        --------
                                                                          21,469
                                                                        --------

  Shares
    or
 Principal                         Security                            Market
  Amount                          Description                          Value
 --------- --------------------------------------------------------   --------

 Common Stocks, continued:
 Telecommunications - Services & Equipment (10.2%):
  270,550  Centurytel, Inc. .......................................   $ 10,366
  108,050  Comverse Technology, Inc.(b)(c).........................      7,300
   95,000  Frontier Corp. .........................................      4,999
   83,000  Global Crossing Ltd.(b)(c)..............................      3,937
   45,700  Plantronics, Inc.(b)....................................      2,799
  239,800  Qwest Communications International, Inc.(b)(c)..........     10,178
                                                                      --------
                                                                        39,579
                                                                      --------
  Total Common Stocks                                                  370,279
                                                                      --------
 Cash Equivalents (4.3%):
  $16,572  Goldman Sachs Financial Square Premium..................     16,572
                                                                      --------
  Total Cash Equivalents                                                16,572
                                                                      --------
 Short Term Securities Purchased with Collateral (20.7%):
 Floating Rate Note (12.9%):
   15,000  Household CCMT ABT 96 Series A4, 4.96%, 1/18/00.........     15,000
   10,000  Merrill Lynch, 5.05%, 10/4/99...........................     10,000
   10,000  Merrill Lynch, 5.04%, 9/29/99...........................     10,000
   15,000  Sigma Finance Inc., 4.91%, 9/15/99......................     15,000
                                                                      --------
                                                                        50,000
                                                                      --------
 Repurchase Agreements (7.8%):
   30,266  Bear Stearns Triparty Agreement, 5.04%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description)                                     30,266
                                                                      --------
  Total Short Term Securities Purchased with Collateral                 80,266
                                                                      --------
  Total Investments (Cost $376,708) (a)--120.7%                        467,117
  Other assets in excess of liabilities--(20.7)%                       (80,150)
                                                                      --------
  Total Net Assets--100.0%                                            $386,967
                                                                      ========

- -------
(a) Cost for federal income tax purposes differs from value by net unrealized appreciation as follows:

          Unrealized appreciation...................................... $97,611
          Unrealized depreciation......................................  (7,202)
                                                                        -------
          Net unrealized appreciation..................................  90,409
                                                                        =======

(b) Represents non-income producing securities.
(c) All or part of this security has been loaned at May 31, 1999.
(d) Market value is less than $1,000.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Large Capitalization Fund
(Amounts in Thousands, except Shares)

 Shares or
 Principal                          Security                            Market
  Amount                          Description                            Value
 --------- ---------------------------------------------------------   ---------

 Common Stocks (97.7%):
 Advertising (1.2%):
   75,000  Omnicom Group, Inc.(c)...................................   $   5,250
                                                                       ---------
 Banking (1.3%):
   78,100  State Street Corp. ......................................       5,955
                                                                       ---------
 Broadcasting/Cable (2.3%):
  137,000  Comcast Corp.--Class A...................................       5,275
  120,000  USA Networks, Inc.(b)....................................       4,800
                                                                       ---------
                                                                          10,075
                                                                       ---------
 Business Services (2.1%):
  134,200  Automatic Data Processing, Inc. .........................       5,527
  118,000  Ceridian Corp.(b)(c).....................................       3,894
                                                                       ---------
                                                                           9,421
                                                                       ---------
 Chemicals (0.7%):
   80,300  Monsanto Co. ............................................       3,332
                                                                       ---------
 Computer Hardware (6.6%):
  110,000  Dell Computer Corp.(b)...................................       3,788
   83,300  EMC Corp.(b).............................................       8,299
   94,000  IBM......................................................      10,933
  111,200  Sun Microsystems, Inc.(b)................................       6,644
                                                                       ---------
                                                                          29,664
                                                                       ---------
 Computer Software & Peripherals (3.8%):
  210,200  Microsoft, Inc.(b).......................................      16,961
                                                                       ---------
 Consumer Goods & Services (3.9%):
   51,600  Colgate Palmolive Co.(c).................................       5,154
   43,000  Gillette Co. ............................................       2,193
  108,200  Procter & Gamble Co. ....................................      10,103
                                                                       ---------
                                                                          17,450
                                                                       ---------
 Diversified Operations (3.1%):
  159,800  Tyco International Ltd. .................................      13,963
                                                                       ---------
 Electrical & Electronic (3.6%):
   60,000  Applied Materials, Inc.(b)...............................       3,296
  126,900  General Electric Co. ....................................      12,904
                                                                       ---------
                                                                          16,200
                                                                       ---------
 Environmental Services (1.4%):
  120,000  Waste Management, Inc.(c)................................       6,345
                                                                       ---------
 Financial Services (5.7%):
   30,000  American Express Co. ....................................       3,636
   32,000  Charles Schwab Corp. ....................................       3,386
    5,000  DLJ Direct(b)............................................         206
  123,200  Freddie Mac..............................................       7,184
   33,000  J.P. Morgan..............................................       4,597
  189,000  MBNA Corp. ..............................................       5,221
   15,000  Providian Financial......................................       1,439
                                                                       ---------
                                                                          25,669
                                                                       ---------
 Food & Beverage (1.1%):
   71,300  The Coca-Cola Co. .......................................       4,871
                                                                       ---------

 Shares or
 Principal                          Security                            Market
  Amount                          Description                            Value
 --------- ---------------------------------------------------------   ---------

 Common Stocks, continued:
 Food Products & Services (2.0%):
   48,000  Kroger Co.(b)............................................   $   2,811
  128,000  Safeway, Inc.(b).........................................       5,952
                                                                       ---------
                                                                           8,763
                                                                       ---------
 Industrial Goods & Services (1.1%):
   82,000  United Technologies Corp.(c).............................       5,089
                                                                       ---------
 Insurance (2.9%):
  112,763  American International Group, Inc. ......................      12,890
                                                                       ---------
 Manufacturing - Consumer Goods (1.3%):
   43,000  Lexmark International Group(b)...........................       5,853
                                                                       ---------
 Medical Equipment & Supplies (1.5%):
   28,800  Guidant Corp. ...........................................       1,440
   73,800  Medtronic, Inc. .........................................       5,240
                                                                       ---------
                                                                           6,680
                                                                       ---------
 Office Equipment & Services (3.2%):
   49,300  Hewlett-Packard Co. .....................................       4,650
   39,100  Pitney Bowes, Inc. ......................................       2,493
  130,800  Xerox Corp. .............................................       7,349
                                                                       ---------
                                                                          14,492
                                                                       ---------
 Oil & Gas (2.0%):
  100,000  Burlington Resources Inc. ...............................       4,294
   75,000  Schlumberger Ltd. .......................................       4,514
                                                                       ---------
                                                                           8,808
                                                                       ---------
 Paper Products (1.0%):
   88,000  International Paper Co. .................................       4,400
                                                                       ---------
 Pharmaceuticals (12.0%):
  112,000  Bristol Myers Squibb Co. ................................       7,686
  116,800  Eli Lilly & Co. .........................................       8,344
   78,000  Johnson & Johnson........................................       7,225
  124,000  Merck & Co., Inc. .......................................       8,370
   98,200  Pfizer, Inc. ............................................      10,507
  127,600  Schering Plough Corp. ...................................       5,750
   94,000  Warner-Lambert Co. ......................................       5,828
                                                                       ---------
                                                                          53,710
                                                                       ---------
 Resorts & Entertainment (3.1%):
   90,000  Carnival Cruise Lines....................................       3,690
  148,000  Time Warner Inc. ........................................      10,073
                                                                       ---------
                                                                          13,763
                                                                       ---------
 Retail (11.6%):
  118,000  CVS Corp. ...............................................       5,428
  150,000  Dayton Hudson Corp. .....................................       9,451
  165,000  Home Depot, Inc. ........................................       9,384
  148,000  Staples(b)(c)............................................       4,255
   84,000  Tandy, Inc. .............................................       6,930
  143,000  TJX Companies, Inc. .....................................       4,290
  182,600  Wal-Mart.................................................       7,783
  188,000  Walgreen Co.(c)..........................................       4,371
                                                                       ---------
                                                                          51,892
                                                                       ---------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Large Capitalization Fund
(Amounts in Thousands, except Shares)

 Shares or
 Principal                          Security                            Market
  Amount                          Description                            Value
 --------- ---------------------------------------------------------   ---------

 Common Stocks, continued:
 Semiconductors (2.8%):
  150,000  Intel Corp. .............................................   $   8,110
   39,600  Texas Instruments........................................       4,331
                                                                       ---------
                                                                          12,441
                                                                       ---------
 Telecommunications - Services & Equipment (15.5%):
   51,000  AirTouch Communications, Inc.(b).........................       5,126
   95,700  Alltel Corp. ............................................       6,860
  173,700  Cisco Systems, Inc.(b)...................................      18,911
  261,800  Lucent Technologies, Inc.(c).............................      14,890
  133,000  MCI WorldCom, Inc.(b)....................................      11,488
   38,000  Motorola, Inc. ..........................................       3,147
   55,000  Nortel Networks Corp. ...................................       4,125
   90,000  SBC Communications, Inc. ................................       4,601
                                                                       ---------
                                                                          69,148
                                                                       ---------
 Wholesale Distribution - Pharmaceuticals (0.9%):
   67,000  Cardinal Health, Inc.(c).................................       4,045
                                                                       ---------
  Total Common Stocks                                                    437,130
                                                                       ---------
 Cash Equivalents (1.8%):
  $ 8,229  Goldman Sachs Financial Square Premium...................       8,229
                                                                       ---------
  Total Cash Equivalents                                                   8,229
                                                                       ---------

 Shares or
 Principal                         Security                           Market
  Amount                         Description                           Value
 --------- -------------------------------------------------------   ---------

 Short Term Securities Purchased with Collateral (10.2%)
 Floating Rate Note (8.9%):
  $10,000  Amex Centurion, 4.95%, 4/24/00.........................   $  10,000
   20,000  Merrill Lynch, 5.04%, 9/29/99..........................      20,000
   10,000  Sigma Finance Inc., 4.91%, 9/15/99.....................      10,000
                                                                     ---------
                                                                        40,000
                                                                     ---------
 Repurchase Agreements (1.3%):
    5,660  Bear Stearns Triparty Agreement, 5.04%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description) ..............................       5,660
                                                                     ---------
  Total Short Term Securities Purchased with Collateral                 45,660
                                                                     ---------
  Total Investments (Cost $319,208)(a)--109.7%                         491,019
  Other assets in excess of liabilities--(9.7)%                        (43,271)
                                                                     ---------
  Total Net Assets--100.0%                                           $ 447,748
                                                                     =========

- -------
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax purposes of $62. Cost for federal income tax purposes differs from value by net unrealized appreciation as follows:

          Unrealized appreciation..................................... $177,216
          Unrealized depreciation.....................................   (5,467)
                                                                       --------
          Net unrealized appreciation.................................  171,749
                                                                       ========

(b) Represents non-income producing securities.
(c) All or part of this security has been loaned at May 31, 1999.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
International Discovery Fund
(Amounts in Thousands, except Shares)

 Shares or
 Principal                           Security                            Market
   Amount                          Description                           Value
 ---------- ---------------------------------------------------------   --------

 Common Stocks (96.6%):
 Australia (1.2%):
 Banking (1.2%):
    223,000 National Australia Bank Ltd. ............................   $  3,618
                                                                        --------
 Belgium (0.9%):
 Retail Stores/Catalog (0.9%):
      4,100 Colruyt NV...............................................      2,673
                                                                        --------
 Brazil (0.4%):
 Telecommunications (0.4%):
     13,000 Telebras ADR.............................................      1,085
     13,000 Telebras - Rights........................................          1
                                                                        --------
                                                                           1,086
                                                                        --------
 Finland (4.2%):
 Computer Software (1.5%):
    129,000 TT Tieto Corp. ..........................................      4,519
                                                                        --------
 Paper Products (0.4%):
     42,000 Upm-Kymmene..............................................      1,234
                                                                        --------
 Telecommunications - Services & Equipment (2.3%):
     95,170 Nokia AB, Class A, ADR...................................      6,757
                                                                        --------
                                                                          12,510
                                                                        --------
 France (10.7%):
 Commercial Services (1.2%):
     15,400 Altran Technologies......................................      3,496
                                                                        --------
 Energy (1.7%):
     41,300 Total SA, B Shares.......................................      5,031
                                                                        --------
 Engineering (0.4%):
      8,000 Compagnie De Saint-Gobain................................      1,259
                                                                        --------
 Health & Personal Care (2.0%):
      9,850 L'Oreal..................................................      5,948
                                                                        --------
 Industrial Goods & Services (0.9%):
     35,700 Vivendi..................................................      2,650
     35,700 Vivendi Rights...........................................         37
                                                                        --------
                                                                           2,687
                                                                        --------
 Insurance (2.0%):
     54,000 AXA......................................................      6,240
                                                                        --------
 Machinery & Equipment (1.6%):
     35,000 Sidel SA.................................................      4,867
                                                                        --------
 Telecommunications - Services & Equipment (0.9%):
     33,900 France Telecom SA........................................      2,605
                                                                        --------
                                                                          32,133
                                                                        --------
 Germany (7.6%):
 Banking (1.0%):
     90,000 BHF Bank AG..............................................      2,931
                                                                        --------
 Electrical & Electronic (1.3%):
     58,000 Siemens AG...............................................      3,912
                                                                        --------
 Energy (1.1%):
     55,700 Veba AG..................................................      3,186
                                                                        --------

 Shares or
 Principal                           Security                            Market
   Amount                          Description                           Value
 ---------- ---------------------------------------------------------   --------

 Common Stocks, continued:
 Germany, continued:
 Insurance (1.5%):
     16,000 Allianz AG...............................................   $  4,383
                                                                        --------
 Telecommunications (2.7%):
     61,400 Mannesmann AG............................................      8,410
                                                                        --------
                                                                          22,822
                                                                        --------
 Hong Kong (3.6%):
 Banking (1.3%):
    118,000 HSBC Holdings PLC........................................      3,866
                                                                        --------
 Electrical & Electronic (1.0%):
    813,000 Johnson Electric Holdings Ltd............................      2,998
                                                                        --------
 Gas & Electric Utility (0.7%):
  1,466,796 Hong Kong & China Gas Co. Ltd............................      2,071
                                                                        --------
 Industrial Holding Company (0.6%):
    228,500 Hutchison Whampoa........................................      1,908
                                                                        --------
                                                                          10,843
                                                                        --------
 Ireland (1.0%):
 Banking (1.0%):
    165,000 Bank of Ireland..........................................      3,107
                                                                        --------
 Italy (2.2%):
 Insurance (1.2%):
     95,000 Assicurazioni Generali...................................      3,387
                                                                        --------
 Jewelry (0.5%):
    262,200 Bulgari SpA..............................................      1,587
                                                                        --------
 Telecommunications--Services & Equipment (0.5%):
    265,000 Telecom Italia Mobile SpA................................      1,563
                                                                        --------
                                                                           6,537
                                                                        --------
 Japan (16.5%):
 Banking (1.1%):
    237,000 Bank of Tokyo-Mitsubishi Ltd.(b).........................      3,178
                                                                        --------
 Computer Hardware (1.2%):
     42,000 TDK Corp.(b).............................................      3,608
                                                                        --------
 Computer Software (2.7%):
    222,000 Nihon Unisys.............................................      4,135
      5,500 Softbank Corp............................................        633
         16 Yahoo Japan Corp.(b).....................................      3,284
                                                                        --------
                                                                           8,052
                                                                        --------
 Consumer Electronics (1.1%):
     36,000 Sony Corp.(b)............................................      3,385
                                                                        --------
 Electronic Components/Instruments (1.5%):
    101,000 Fanuc Co. Ltd.(b)........................................      4,355
                                                                        --------
 Financial Services (0.5%):
    149,000 Nomura Securities Co.(b).................................      1,487
                                                                        --------
 Food & Household Products (1.1%):
    124,000 Kao Corp.................................................      3,407
                                                                        --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
International Discovery Fund
(Amounts in Thousands, except Shares)

 Shares or
 Principal                           Security                            Market
   Amount                          Description                           Value
 ---------- ---------------------------------------------------------   --------

 Common Stocks, continued:
 Japan, continued:
 Manufacturing - Consumer Goods (2.3%):
    161,000 Canon, Inc...............................................   $  4,064
     78,000 Fuji Photo Film Ltd.(b)..................................      2,789
                                                                        --------
                                                                           6,853
                                                                        --------
 Pharmaceuticals (2.4%):
    162,000 Takeda Chemical Industries(b)............................      7,201
                                                                        --------
 Retail Stores/Catalog (1.4%):
     36,785 Ito Yokado...............................................      2,195
     24,000 Seven-Eleven Japan Ltd...................................      2,084
                                                                        --------
                                                                           4,279
                                                                        --------
 Telecommunications (1.2%):
        367 Nippon Telegraph & Telephone Corp. (b)...................      3,584
                                                                        --------
                                                                          49,389
                                                                        --------
 Korea (1.0%):
 Metals (1.0%):
    113,100 Pohang Iron & Steel ADR..................................      2,863
                                                                        --------
 Mexico (1.4%):
 Beverages & Tobacco (0.5%):
     85,000 Coca-Cola Femsa SA--ADR..................................      1,535
                                                                        --------
 Entertainment (0.5%):
     33,000 Grupo Televisa SA--ADR(b)................................      1,380
                                                                        --------
 Telecommunications (0.4%):
     16,000 Telefonos De Mexico--ADR.................................      1,279
                                                                        --------
                                                                           4,194
                                                                        --------
 Netherlands (9.0%):
 Broadcasting & Publishing (1.9%):
    137,892 Wolters Kluwer NV........................................      5,558
                                                                        --------
 Consumer Goods & Services (0.5%):
     24,554 Unilever NV..............................................      1,637
                                                                        --------
 Energy (2.3%):
    127,800 Royal Dutch Petroleum....................................      7,136
                                                                        --------
 Financial Services (0.7%):
     60,000 Fortis NV................................................      1,954
                                                                        --------
 Insurance (1.8%):
     34,600 Aegon NV.................................................      2,804
     47,500 ING Groep NV.............................................      2,545
                                                                        --------
                                                                           5,349
                                                                        --------
 Retail Stores/Catalog (1.8%):
    153,900 Kon Ahold NV.............................................      5,383
                                                                        --------
                                                                          27,017
                                                                        --------
 Portugal (1.0%):
 Telecommunications (1.0%):
     65,500 Portugal Telecom SA......................................      2,964
                                                                        --------
 Singapore (3.8%):
 Banking (0.7%):
    214,000 Development Bank of Singapore............................      2,209
                                                                        --------

 Shares or
 Principal                           Security                            Market
   Amount                          Description                           Value
 ---------- ---------------------------------------------------------   --------

 Common Stocks, continued:
 Singapore, continued:
 Electrical & Electronic (0.7%):
    647,000 Natsteel Electronics Ltd.................................   $  2,157
                                                                        --------
 Real Estate (0.9%):
    475,000 City Developments........................................      2,837
                                                                        --------
 Transportation & Shipping (1.5%):
    470,000 Singapore International Airlines.........................      4,196
                                                                        --------
                                                                          11,399
                                                                        --------
 Spain (2.7%):
 Gas & Electric Utility (1.0%):
    140,000 Endesa-Empresa Nac Electric..............................      2,988
                                                                        --------
 Telecommunications (1.7%):
    106,080 Telefonica SA............................................      5,100
                                                                        --------
                                                                           8,088
                                                                        --------
 Switzerland (8.0%):
 Banking (2.1%):
     18,900 Credit Suisse Group......................................      3,288
     10,000 UBS AG-Registered........................................      2,901
                                                                        --------
                                                                           6,189
                                                                        --------
 Food Products & Services (1.2%):
      1,930 Nestle SA................................................      3,477
                                                                        --------
 Insurance (1.3%):
      1,996 Swiss Reinsurance Co.....................................      3,795
                                                                        --------
 Pharmaceuticals (3.4%):
      2,000 Novartis AG..............................................      2,909
        709 Roche Holdings AG........................................      7,521
                                                                        --------
                                                                          10,430
                                                                        --------
                                                                          23,891
                                                                        --------
 United Kingdom (19.2%):
 Aerospace/Defense (0.7%):
    300,392 British Aerospace PLC(b).................................      1,969
                                                                        --------
 Banking (3.9%):
    240,000 Abbey National PLC.......................................      4,937
    224,000 Allied Zurich PLC........................................      2,818
    243,500 Standard Chartered PLC...................................      3,685
                                                                        --------
                                                                          11,440
                                                                        --------
 Beverages & Tobacco (1.1%):
    226,600 Bass PLC.................................................      3,344
                                                                        --------
 Commercial Services (0.5%):
    175,285 Logica PLC (b)...........................................      1,626
                                                                        --------
 Electric Utility (1.5%):
    660,000 National Grid Group PLC..................................      4,466
                                                                        --------
 Electrical & Electronic (1.0%):
    320,000 General Electric PLC.....................................      3,023
                                                                        --------
 Energy (1.8%):
    301,000 BP Amoco PLC.............................................      5,383
                                                                        --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
International Discovery Fund
(Amounts in Thousands, except Shares)

 Shares or
 Principal                           Security                            Market
   Amount                          Description                           Value
 ---------- ---------------------------------------------------------   --------

 Common Stocks, continued:
 United Kingdom, continued:
 Engineering (1.0%):
    686,000 Invensys PLC.............................................   $  3,125
                                                                        --------
 Food Products & Services (0.5%):
    148,000 Compass Group PLC........................................      1,502
                                                                        --------
 Industrial Goods & Services (1.9%):
    137,800 Boc Group PLC............................................      2,358
    301,800 Imperial Chemical Industries PLC.........................      3,326
                                                                        --------
                                                                           5,684
                                                                        --------
 Leisure (1.1%):
    162,000 Granada Group PLC........................................      3,375
                                                                        --------
 Media and Entertainment (1.5%):
    240,400 Pearson PLC..............................................      4,584
                                                                        --------
 Pharmaceuticals (1.8%):
    193,900 Glaxo Holdings PLC.......................................      5,459
 Telecommunications (0.9%):
    147,700 Vodafone.................................................      2,826
                                                                        --------
                                                                          57,806
                                                                        --------
 United States (2.2%):
 Pharmaceuticals (1.0%):
     53,000 Pharmacia & Upjohn, Inc..................................      2,938
                                                                        --------
 Telecommunications (1.2%):
     19,100 Airtouch Communications, Inc. (b)........................      1,919
     34,500 Frontier Corp............................................      1,816
                                                                        --------
                                                                           3,735
                                                                        --------
                                                                           6,673
                                                                        --------
  Total Common Stocks                                                    289,613
                                                                        --------

 Shares or
 Principal                           Security                            Market
   Amount                          Description                           Value
 ---------- ---------------------------------------------------------   --------

 Preferred Stocks (1.2%):
 Germany (0.3%):
 Business Services (0.3%):
      2,010 SAP AG...................................................   $    806
                                                                        --------
 United Kingdom (0.9%):
 Telecommunications (0.9%):
    233,600 Cable & Wireless PLC.....................................      2,864
                                                                        --------
  Total Preferred Stocks                                                   3,670
                                                                        --------
 Cash Equivalents (2.0%):
 $    6,111 Goldman Sachs Financial Square Premium...................      6,111
                                                                        --------
  Total Cash Equivalents                                                   6,111
                                                                        --------
  Total Investments (Cost $254,498) (a)--99.8%                           299,394
  Other assets in excess of liabilities--0.2%                                888
                                                                        --------
  Total Net Assets--100.0%                                              $300,282
                                                                        ========

- -------
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax purposes of $7. Cost for federal income tax purposes differs from value by net unrealized appreciation as follows:

          Unrealized appreciation...................................... $53,584
          Unrealized depreciation......................................  (8,695)
                                                                        -------
          Net unrealized appreciation..................................  44,889
                                                                        =======

(b) Represents non-income producing securities.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Limited Maturity Bond Fund
(Amounts in Thousands)

 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 U.S. Treasury Notes (5.3%):
  $ 2,800  5.75%, 11/15/00(b).......................................   $  2,817
    5,000  5.75%, 8/15/03(b)........................................      5,010
                                                                       --------
  Total U.S. Treasury Notes                                               7,827
                                                                       --------
 Corporate Bonds (48.1%):
 Euro Dollar (9.4%):
    3,750  British Gas & Finance, 8.38%, 9/8/99.....................      3,770
    5,000  National Power Co. PLC, 7.12%, 7/11/01...................      5,029
    5,000  SNCB Belgium Rail, 8.25%, 2/2/00.........................      5,077
                                                                       --------
                                                                         13,876
                                                                       --------
 Financial Services (16.4%):
    4,000  ERAC USA Finance Co, 7.00%, 6/15/00......................      4,034
    5,300  Fannie Mae Whole Loan, Series 1999-W4, Class A2, 6.25%,
            10/25/08................................................      5,281
    5,000  Franchise Financial Corporation of America, 7.00%,.......      4,987
    5,000  Lehman Brothers Holdings, 6.89%, 10/10/00................      5,036
    5,000  Main Place Real Estate Investment, 5.65%, 3/25/00........      5,000
                                                                       --------
                                                                         24,338
                                                                       --------
 Gas & Electric Utility (1.6%):
    2,350  Enserch Corp., 7.00%, 8/15/99............................      2,356
                                                                       --------
 Industrial Goods & Services (10.2%):
    3,300  Browning Ferris, 6.08%, 1/18/00..........................      3,273
    1,500  Champion International Corp., 9.70%, 5/1/01..............      1,583
    2,975  Computer Assoc. International, 6.25%, 4/15/03............      2,886
    1,500  Dial Corp., 6.63, 6/15/03................................      1,485
    4,700  Ingersoll-Rand, 6.34%, 12/3/01...........................      4,728
    1,000  Trans Ocean Container Corp., 12.25%, 7/1/04..............      1,090
                                                                       --------
                                                                         15,045
                                                                       --------
 Industrials (2.0%):
    3,000  Occidental Petroleum, 6.02%, 11/24/99....................      3,000
                                                                       --------
 Manufacturing-Capital Goods (2.0%):
    3,000  Comdisco, Inc., 6.00%, 1/30/02...........................      2,965
                                                                       --------
 Retail Stores/Catalog (1.4%):
    2,000  Dillards, Inc., 9.50%, 10/15/01..........................      2,128
                                                                       --------
 Telecommunications (3.6%):
    2,400  Cable & Wire Communications, 6.38%, 3/6/03...............      2,370
    3,000  US West Communications, 6.13%, 11/21/00..................      3,000
                                                                       --------
                                                                          5,370
                                                                       --------
 Transportation & Shipping (1.5%):
    2,250  JB Hunt Transport Services, 6.00%, 12/12/00..............      2,230
                                                                       --------
  Total Corporate Bonds                                                  71,308
                                                                       --------

 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 Asset Backed Securities (35.4%):
  $ 5,153  Amresco Snimt, 7.55%, 9/26/27............................   $  5,132
    4,000  Case Credit, 6.12%, 8/1/01...............................      3,985
   15,000  Champion Home Equity Loan Trust, Series 1998-1, Class A2,
            Interest Only, 8.12%, 9/25/01...........................      2,501
    5,000  Copelco Capital Funding Corp, Series 1997-A, Class A4,
            6.47%, 4/20/05 .........................................      5,027
    2,500  Empire Funding, Series 99-1, Class A3, 6.44%, 4/25/13....      2,491
    3,000  EQCC Home Equity Loan Trust, 1998-1, A3f, 6.23%,.........      3,009
    2,880  GE Capital Mortgage Services, Inc., Series 1997-He4,
            Class A4, 6.77%, 4/25/15 ...............................      2,904
    6,040  General Electric Corp., Series A3, 6.18%, 6/25/15........      6,045
    2,509  Green Tree Financial Corp., 6.55%, 7/15/28...............      2,535
      751  Green Tree Home Improvement Loan Trust, 7.85%, 7/15/09...        746
    4,989  Oakwood Mortgage Investors, Inc., 6.95%, 8/15/27.........      5,022
    2,927  PALS, Series 99-1, Class A1, 6.30%, 3/25/29..............      2,882
    4,150  Saxon Asset Securities Trust, Series 1997-1, Class Af3,
            7.38%, 11/25/23.........................................      4,228
       41  Structured Asset Securities Co., 7.50%, 8/25/26..........         41
    6,000  WFS Financial Owner Trust, 5.70%, 11/20/03...............      5,906
                                                                       --------
  Total Asset Backed Securities                                          52,454
                                                                       --------
 Mortgage Backed Securities (3.8%):
    2,415  Merrill Lynch Mortgage Investors, Inc., 7.15%, 4/25/28...      2,463
    3,215  Residential Asset Securitization Trust, Series 1997-A1,
            Class A1, 7.00%, 3/25/27................................      3,227
                                                                       --------
  Total Mortgage Backed Securities                                        5,690
                                                                       --------
 U.S. Government Agencies (3.8%):
 Fannie Mae (3.8%):
    5,654  5.00%, 11/18/20..........................................      5,592
                                                                       --------
  Total U.S. Government Agencies                                          5,592
                                                                       --------
 Cash Equivalents (2.9%):
    4,257  Goldman Sachs Financial Square Premium...................      4,257
                                                                       --------
  Total Cash Equivalents                                                  4,257
                                                                       --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Limited Maturity Bond Fund
(Amounts in Thousands)

 Principal                         Security                           Market
  Amount                         Description                          Value
 --------- -------------------------------------------------------   --------

 Short Term Securities Purchased with Collateral (5.4%)
 Repurchase Agreements (5.4%):
  $ 8,071  Lehman Brothers Triparty Agreement, 5.04%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description)...............................   $  8,071
                                                                     --------
  Total Short Term Securities Purchased with Collateral                 8,071
                                                                     --------
  Total Investments (Cost $156,805) (a)--104.7%                       155,199
  Other assets in excess of liabilities--(4.7)%                        (6,990)
                                                                     --------
  Total Net Assets--100.0%                                           $148,209
                                                                     ========

- -------
* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity agreements. The interest rates, which will change periodically, are based upon bank prime rates or an index of the market interest rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect on May 31, 1999.
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax purposes of $88. Cost for federal income tax purposes differs from value by net unrealized depreciation as follows:

          Unrealized appreciation..................................... $   220
          Unrealized depreciation.....................................  (1,914)
                                                                       -------
          Net unrealized depreciation................................. $(1,694)
                                                                       =======

(b) All or a portion of this security has been loaned at May 31, 1999.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Intermediate Government Obligations Fund
(Amounts in Thousands)

 Principal                           Security                            Market
  Amount                           Description                           Value
 --------- -----------------------------------------------------------  --------

 U.S. Treasury Notes (44.9%):
  $ 5,106  3.63%, 1/15/08(c)..........................................  $  5,012
   12,450  5.75%, 11/15/00(b).........................................    12,523
    7,000  5.75%, 8/15/03(b)..........................................     7,015
    5,780  6.13%, 12/31/01............................................     5,863
    6,400  6.13%, 8/15/07(b)..........................................     6,529
   13,800  6.25%, 8/31/02.............................................    14,054
    9,015  6.63%, 3/31/02.............................................     9,260
    4,480  7.00%, 7/15/06.............................................     4,787
                                                                        --------
  Total U.S. Treasury Notes                                               65,043
                                                                        --------
 U.S. Government Agencies (38.4%):
 Fannie Mae (23.6%):
   10,000  5.63%, 3/15/01(b)..........................................     9,997
    1,496  6.00%, 2/1/29..............................................     1,423
   14,000  6.39%, 9/24/07.............................................    14,107
    1,000  6.50%, 2/1/28..............................................       978
      945  8.25%, 7/1/17..............................................       987
    1,015  8.50%, 2/1/25..............................................     1,067
      514  8.75%, 8/1/09..............................................       543
    2,066  9.00%, 08/01/09-01/01/10...................................     2,192
      823  11.50%, 5/1/10.............................................       890
    1,949  13.00%, 8/15/15............................................     2,167
                                                                        --------
                                                                          34,351
                                                                        --------
 Federal Home Loan Bank (10.3%):
    5,000  5.53%, 1/15/03.............................................     4,935
   10,000  5.63%, 3/19/01(b)..........................................     9,997
                                                                        --------
                                                                          14,932
                                                                        --------
 Freddie Mac (4.4%):
    5,000  7.44%, 9/20/06, Callable 9/20/01 @ 100.....................     5,159
      409  8.00%, 5/1/17..............................................       429
      734  8.75%, 4/1/17..............................................       781
                                                                        --------
                                                                           6,369
                                                                        --------
 Guaranteed Export Trust (0.1%):
      157  6.61%, 6/15/99, Series 94-D................................       157
                                                                        --------
  Total U.S. Government Agencies                                          55,809
                                                                        --------

 Principal                          Security                            Market
  Amount                           Description                          Value
 --------- ----------------------------------------------------------  --------

 U.S. Government Obligations (4.8%):
 Government National Mortgage Assoc. (4.8%):
  $ 1,476  7.00%, 8/15/28............................................  $  1,478
    1,897  9.00%, 9/15/04-7/15/09....................................     2,024
    3,302  9.50%, 12/20/13-12/20/22..................................     3,519
                                                                       --------
                                                                          7,021
                                                                       --------
  Total U.S. Government Obligations                                       7,021
                                                                       --------
 Collateralized Mortgage Obligations (10.3%):
 Fannie Mae (7.9%):
    1,646  7.50%, 3/25/21, Series 1992-171 ZC........................     1,675
    7,000  7.50%, 8/25/22, Series 1994-93............................     7,250
    2,471  7.75%, 3/25/21, Series 1992-1.............................     2,522
                                                                       --------
                                                                         11,447
                                                                       --------
 Residential Funding Mortgage Inc. (0.9%):
    1,370  6.75%, 6/25/28 Series 1998-S13, Class A-21................     1,334
                                                                       --------
 Ryland Acceptance Corp. (1.5%):
    2,076  9.00%, 7/1/16.............................................     2,211
                                                                       --------
  Total Collateralized Mortgage Obligations                              14,992
                                                                       --------
 Cash Equivalents (0.9%):
    1,305  Goldman Sachs Financial Square Government.................     1,305
                                                                       --------
  Total Cash Equivalents                                                  1,305
                                                                       --------
 Short Term Securities Purchased with Collateral (16.6%):
 Repurchase Agreements (16.6%):
   24,143  Paine Webber Triparty Agreement, 4.85%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description)..................................    24,143
                                                                       --------
  Total Short Term Securities Purchased with Collateral                  24,143
                                                                       --------
  Total Investments (Cost $169,743)(a)--115.9%                          168,313
  Other assets in excess of liabilities--(15.9)%                        (23,136)
                                                                       --------
  Total Net Assets--100.0%                                             $145,177
                                                                       ========

- -------
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax purposes of $10. Cost for federal income tax purposes differs from value by net unrealized depreciation as follows:

          Unrealized appreciation..................................... $   251
          Unrealized depreciation.....................................  (1,691)
                                                                       -------
          Net unrealized depreciation................................. $(1,440)
                                                                       =======

(b) All or a portion of this security has been loaned at May 31, 1999.
(c) Inflation indexed note.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
U.S. Government Income Fund
(Amounts in Thousands)

 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 U.S. Government Obligations (37.8%):
 Government National Mortgage Association (37.3%):
  $18,420  6.00%, 11/15/28-4/15/29..................................   $ 17,481
      383  6.50%, 11/15/23-12/15/23.................................        375
    7,272  7.00%, 10/15/22-3/15/29..................................      7,296
      751  7.50%, 5/15/22-12/15/23..................................        774
    2,191  8.00%, 4/15/17-5/20/24...................................      2,289
    1,296  8.25%, 1/15/05-6/15/16...................................      1,370
      694  8.50%, 3/20/17-9/15/24...................................        733
      519  8.75%, 8/15/08-6/15/17...................................        556
    5,006  9.00%, 10/15/04-12/15/22.................................      5,328
    1,486  9.25%, 5/15/16-5/15/21...................................      1,599
   14,164  9.50%, 6/15/09-5/15/22...................................     15,272
      321  10.50%, 9/15/00-12/20/04.................................        338
      312  11.00%, 4/15/00-3/20/01..................................        329
      629  11.50%, 9/15/99-12/15/15.................................        703
    2,630  12.00%, 7/20/99-5/15/18..................................      3,014
    4,554  12.50%, 4/15/10-1/20/16..................................      5,282
      229  12.75%, 9/20/13-12/20/14.................................        261
    2,323  13.00%, 11/15/10-6/20/15.................................      2,701
    2,242  13.50%, 5/15/10-6/20/15..................................      2,658
    1,874  14.00%, 5/15/11-2/15/15..................................      2,258
       40  14.50%, 9/15/12-8/15/14..................................         48
    4,453  15.00%, 6/15/11-4/15/13..................................      5,512
       50  16.00%, 11/15/11-4/15/12.................................         59
      115  17.00%, 11/15/11.........................................        137
                                                                       --------
                                                                         76,373
                                                                       --------
 U.S. Treasury Bonds (0.5%):
    1,000  6.25%, 8/15/23 (b).......................................      1,020
                                                                       --------
  Total U.S. Government Obligations                                      77,393
                                                                       --------
 Collateralized Mortgage Obligations (38.7%):
    4,621  BA Mortgage Securities, Inc., 7.25%, 10/25/27............      4,660
      210  CityFed Mortgage Trust, Series 1, Class D, 10.00%,
            1/1/18..................................................        221
    2,200  Credit Suisse First Boston Mortgage, 7.24%, 4/20/07......      2,230
    1,900  Drexel Burnham Lambert, Series H, Class 4, 8.50%, 4/1/17.      1,963
    5,588  Fannie Mae, 5.13%, 2/13/04 (b)...........................      5,381
   12,500  Fannie Mae, 6.50%, 12/18/27..............................     11,956
    3,100  Fannie Mae, Series 1992-214 Pl, 7.50%, 5/25/21...........      3,200
    2,190  Fannie Mae, Series 1992-158z, 7.75%, 3/25/21.............      2,235
    3,856  Fannie Mae, Series 1992-171 Class ZD, 8.00%, 6/25/21.....      4,052
    9,039  Fannie Mae, Series 1992-171z, 7.50%, 3/25/21.............      9,196
    1,771  Fannie Mae, Series 1992-29z, 8.00%, 2/25/22..............      1,854
    5,000  Fannie Mae, Series 1993, Class 2, 7.35%, 3/25/21.........      5,073
    3,000  Fannie Mae, Series 1994-93ph, 7.50%, 8/25/22.............      3,107

 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 Collateralized Mortgage Obligations, continued:
   $3,000  Freddie Mac, Series 1265, Class J, 7.00%, 6/15/21........   $  2,998
    1,688  Freddie Mac, Series 1273, Class Z, 7.50%, 5/15/22........      1,706
    6,003  Freddie Mac, Series 1311, Class J, 7.50%, 9/15/21........      6,026
    1,939  General Electric Capital Mortgage Services, Inc., 6.50%,
            1/25/29.................................................      1,857
      629  MDC Asset Investors Trust, Series 6, Class 8, 7.00%,.....        630
    1,662  Merrill Lynch Mortgage Investors, Inc., 7.15%, 4/25/28...      1,696
    3,000  Morgan Stanley Capital Inc., Series 1999-Rm1, 6.71%,
            12/15/31................................................      2,998
      845  Prudential Bache, Series 12, Class F, 8.49%, 10/20/20....        900
    1,690  Residential Funding Mortgage, Inc., 6.75%, 6/25/28.......      1,646
    3,000  Security Mortgage Acceptance Corp.,
            Series II, 9.00%, 12/1/16...............................      3,045
      558  Structured Mortgage Residential Trust, 8.25%, 6/25/19....        590
                                                                       --------
  Total Collateralized Mortgage Obligations                              79,220
                                                                       --------
 U.S. Government Agencies (21.8%):
 Fannie Mae (14.6%):
   22,125  6.00%, 8/1/28-2/1/29.....................................     21,054
    2,866  6.50%, 2/1/28-11/1/28....................................      2,807
      611  7.50%, 9/1/22-11/1/22....................................        631
      724  8.00%, 12/1/17-3/1/23....................................        759
      661  8.50%, 11/1/21-9/1/23....................................        701
      545  9.00%, 6/1/09-10/1/19....................................        583
      996  9.50%, 9/1/11............................................      1,051
      132  10.00%, 6/1/21...........................................        144
      242  10.50%, 9/1/00-5/1/04....................................        257
      237  11.00%, 8/1/00-9/1/06....................................        252
      194  11.25%, 6/1/13-12/1/15...................................        217
       57  11.50%, 11/1/99-2/1/01...................................         60
       69  12.00%, 10/1/99-9/1/00...................................         73
      841  12.50%, 2/1/00-5/1/15....................................        971
      215  14.00%, 11/1/12..........................................        239
                                                                       --------
                                                                         29,799
                                                                       --------
 Freddie Mac (7.2%):
    2,275  8.00%, 9/1/03-3/1/22.....................................      2,409
    2,485  8.50%, 3/1/06-1/1/22.....................................      2,651
      878  8.75%, 6/1/16-7/1/17.....................................        935
    2,732  9.00%, 9/1/01-9/1/20.....................................      2,939
      207  9.25%, 8/1/13-11/1/19....................................        223
      536  9.75%, 11/1/08-4/1/09....................................        581
    3,132  10.00%, 7/1/00-9/1/16....................................      3,328
      403  10.50%, 7/1/00-11/1/02...................................        427
       97  11.50%, 1/1/00-1/1/01....................................        103
      127  12.00%, 11/1/99-11/1/00..................................        137

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
U.S. Government Income Fund
(Amounts in Thousands)

 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 U.S. Government Agencies, continued:
 Freddie Mac, continued:
  $   911  12.25%, 8/1/15............................................   $  1,053
       20  12.50%, 8/1/99-4/1/01.....................................         21
                                                                        --------
                                                                          14,807
                                                                        --------
  Total U.S. Government Agencies                                          44,606
                                                                        --------
 Cash Equivalents (1.4%):
    2,921  Goldman Sachs Financial Square Government.................      2,921
                                                                        --------
  Total Cash Equivalents                                                   2,921
                                                                        --------

 Principal                         Security                           Market
  Amount                         Description                          Value
 --------- -------------------------------------------------------   --------

 Short Term Securities Purchased with Collateral (3.2%):
 Repurchase Agreements (3.2%):
   $6,647  Lehman Brothers Triparty Agreement, 5.04%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description)...............................   $  6,647
                                                                     --------
  Total Short Term Securities Purchased with Collateral                 6,647
                                                                     --------
  Total Investments (Cost $212,689) (a)--103.0%                       210,787
  Other assets in excess of liabilities--(3.0)%                        (6,111)
                                                                     --------
  Total Net Assets--100.0%                                           $204,676
                                                                     ========

- -------
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax purposes of $1. Cost for federal income tax purposes differs from value by net unrealized depreciation as follows:

          Unrealized appreciation...................................... $ 1,333
          Unrealized depreciation......................................  (3,236)
                                                                        -------
          Net unrealized depreciation.................................. $(1,903)
                                                                        =======

(b) All or part of this security has been loaned at May 31, 1999.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Bond Fund
(Amounts in Thousands)

 Principal                          Security                            Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------  ---------

 U.S. Treasury Notes (4.1%):
 $  12,555 5.75%, 11/15/00(b)........................................  $  12,630
     2,890 6.13%, 8/15/07(b).........................................      2,948
                                                                       ---------
  Total U.S. Treasury Notes                                               15,578
                                                                       ---------
 U.S. Treasury Bonds (7.0%):
    16,790 6.25%, 8/15/23(b).........................................     17,126
    10,201 3.63%, 4/15/28(b)(c)......................................      9,745
                                                                       ---------
  Total U.S. Treasury Bonds                                               26,871
                                                                       ---------
 U.S. Government Obligations (10.9%):
 Government National Mortgage Assoc. (10.9%):
     4,731 7.50%, 4/15/23............................................      4,854
     2,853 6.50%, 9/15/23............................................      2,806
    10,913 7.50%, 8/15/25............................................     11,177
     5,925 6.50%, 11/15/28...........................................      5,789
     5,915 6.50%, 11/15/28...........................................      5,780
     2,780 6.50%, 4/1/29(d)..........................................      2,715
     8,992 6.50%, 4/15/29............................................      8,781
                                                                       ---------
  Total U.S. Government Obligations                                       41,902
                                                                       ---------
 U.S. Government Agencies (16.3%):
 Fannie Mae (14.6%):
     1,392 9.00%, 8/1/09.............................................      1,477
     2,236 9.00%, 11/1/24............................................      2,372
     1,920 8.50%, 7/1/25.............................................      2,017
       730 6.50%, 8/1/27.............................................        714
       107 6.50%, 9/1/27.............................................        104
       105 6.50%, 10/1/27............................................        103
       694 6.50%, 10/1/27............................................        678
       784 6.50%, 12/1/27............................................        767
        33 6.50%, 12/1/27............................................         32
       741 6.50%, 12/1/27............................................        725
       122 6.50%, 12/1/27............................................        120
     2,100 6.50%, 2/1/28.............................................      2,054
        10 6.00%, 7/1/28.............................................          9
    13,488 6.50%, 11/1/28............................................     13,203
     5,883 6.00%, 12/1/28............................................      5,598
        49 6.50%, 12/1/28............................................         48
       584 6.00%, 3/1/29.............................................        555
    11,996 6.00%, 3/1/29.............................................     11,416
     6,404 6.00%, 3/1/29.............................................      6,094
     4,510 6.00%, 5/1/29.............................................      4,292
     3,820 6.50%, 5/1/29.............................................      3,737
                                                                       ---------
                                                                          56,115
                                                                       ---------
 Freddie Mac (1.7%):
       825 9.00%, 5/15/20............................................        887
     1,890 9.50%, 10/1/20............................................      2,034
     3,460 7.00%, 4/1/29(d)..........................................      3,470
                                                                       ---------
                                                                           6,391
                                                                       ---------
  Total U.S. Government Agencies                                          62,506
                                                                       ---------

 Principal                          Security                           Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------  ---------

 Corporate Bonds (27.1%)
 Banking (3.5%):
 $   3,460 Advanta Mortgage Loan Trust, Series 1999-2, Class A4,
            6.89%, 5/25/29..........................................  $   3,451
     5,610 Citicorp, 6.38%, 11/15/08................................      5,491
     2,000 First Maryland Bancorp, 7.20%, 7/1/07....................      2,058
     2,410 First Union National Bank, Series 1999-1, Class A2,
            6.65%, 4/14/09..........................................      2,391
                                                                      ---------
                                                                         13,391
                                                                      ---------
 Consumer Goods & Services (1.9%):
     7,700 American Greetings, 6.10%, 8/1/28........................      7,382
                                                                      ---------
 Financial (3.7%):
     3,820 Associates Corporation, 6.25%, 11/1/08...................      3,705
     5,000 Ford Motor Credit Co., 6.00%, 1/14/03....................      4,944
    64,756 General Motors Acceptance Corp., Interest Only, 1.64%*,
            7/15/27.................................................      5,415
                                                                      ---------
                                                                         14,064
                                                                      ---------
 Food Products & Services (1.0%):
     3,700 Dean Foods Co., 6.63%, 5/15/09...........................      3,670
                                                                      ---------
 Industrials (12.0%):
     5,000 Archer Daniels Midland Co.,
            7.50%, 3/15/27..........................................      5,269
     4,950 Brunswick Corp., 6.75%, 12/15/06.........................      4,789
     9,000 Computer Assoc. International,
            6.25%, 4/15/03..........................................      8,730
     2,000 Cummins Engine, Inc., 6.45%, 3/1/05......................      1,920
     5,095 Halliburton Co., 5.63%, 12/1/08..........................      4,789
     4,810 Lubrizol Corp., 5.88%, 12/1/08...........................      4,467
     5,800 Monsanto Co., 5.38%, 12/1/01.............................      5,699
     2,875 Motorola, Inc., 7.50%, 5/15/25...........................      2,997
     7,500 Williams Cos., Inc., 6.20%, 8/1/02.......................      7,434
                                                                      ---------
                                                                         46,094
                                                                      ---------
 Real Estate Investment Trust (1.5%):
     1,325 Avalon Bay Communities, 6.58%, 2/15/04...................      1,294
     3,650 Simon Debartolo Property Group, Inc., 6.63%, 6/15/03.....      3,476
       950 Simon Debartolo Property Group, Inc., 6.75%, 2/9/04......        923
                                                                      ---------
                                                                          5,693
                                                                      ---------
 Telecommunications (3.5%):
     4,515 AT&T Corp., 6.50%, 3/15/29...............................      4,205
     4,350 Cable & Wireless Communication, Inc., 6.75%, 12/8/08.....      4,241
     5,200 Sprint Capital, 6.88%, 11/15/28..........................      4,894
                                                                      ---------
                                                                         13,340
                                                                      ---------
  Total Corporate Bonds                                                 103,634
                                                                      ---------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Bond Fund
(Amounts in Thousands)

 Principal                          Security                           Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------  ---------

 Asset Backed Securities (18.3%):
 $   5,363 Amresco Securitized Net Interest Margin, Series 1999-1a,
            Class A, 9.10%, 9/27/29.................................  $   5,296
     3,222 EQCC Home Equity Loan Trust,
            5.73%, 12/15/08.........................................      3,170
     6,000 Equivantage Home Equity Loan Trust, 7.05%, 12/25/28......      5,870
     5,260 First Security Auto Owner Trust,
            5.74%, 6/15/04..........................................      5,200
     6,090 General Electric Capital Mortgage Services, Inc., 6.19%,
            1/25/23.................................................      6,056
    14,300 General Electric Corp., 6.18%, 6/25/15...................     14,311
     1,450 Green Tree Home Improvement Loan Trust, 7.85%, 7/15/09...      1,440
     7,790 IMC Home Equity Loan Trust,
            6.76%, 10/20/20.........................................      7,848
     8,140 Newcourt Receivables Asset Trust,
            6.19%, 5/20/05..........................................      8,110
     4,780 PALS, 6.30%, 3/25/29.....................................      4,707
     8,000 Residential Asset Securities Corp.,
            5.91%, 8/25/22..........................................      7,903
                                                                      ---------
  Total Asset Backed Securities                                          69,911
                                                                      ---------
 Mortgage Backed Securities (15.9%):
     9,000 Credit Suisse First Boston, 7.24%, 4/20/07...............      9,121
     3,608 General Electric Capital Mortgage Services, Inc., 6.50%,
            1/25/29.................................................      3,456
     3,460 Heller Financial Commercial Mortgage Asset, Series 1999-
            Ph1, Class A-1, 6.50%, 5/15/31..........................      3,447
     4,841 Housing Securities, Inc., 7.50%, 1/25/09.................      4,913
     1,200 Housing Securities, Inc., 7.50%, 3/25/09.................      1,221
    19,430 JP Morgan Commercial Mortgage Finance Corp., Interest
            Only, 1.38%*, 12/26/28..................................      1,161
     4,852 Morgan Stanley Capital, Inc.,
            6.71%, 12/15/31.........................................      4,848

 Principal                          Security                           Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------  ---------

 Mortgage Backed Securities, continued:
 $   6,000 Morgan Stanley Capital, Inc.,
            6.53%, 3/15/32..........................................  $   5,919
     6,418 PNC, Series 98-7, Class A5, 6.75%, 9/25/28...............      6,244
     6,934 Prudential Securities Secured Financing Corp., 6.07%,
            1/15/08.................................................      6,798
    10,355 Residential Accredit Loans, Inc.,
            6.50%, 3/25/29..........................................      9,916
     3,750 Residential Funding Mortgage, Inc.,
            6.75%, 6/25/28..........................................      3,652
                                                                      ---------
  Total Mortgage Backed Securities                                       60,696
                                                                      ---------
 Cash Equivalents (0.4%):
     1,463 Goldman Sachs Financial Square Premium...................      1,463
                                                                      ---------
  Total Cash Equivalents                                                  1,463
                                                                      ---------
 Short Term Securities Purchased with Collateral (12.8%):
 Floating Rate Note (9.2%):
    10,000 Merrill Lynch, 5.05%, 10/4/99............................     10,000
    10,000 Merrill Lynch, 5.21%, 2/28/00............................     10,000
    15,000 Salomon Smith Barney Holding Co.,
            5.00%, 10/28/99.........................................     15,000
                                                                      ---------
                                                                         35,000
                                                                      ---------
 Repurchase Agreements (3.6%):
    13,859 Lehman Brothers Triparty Agreement, 5.04%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description).................................     13,859
                                                                      ---------
  Total Short Term Securities Purchased with Collateral                  48,859
                                                                      ---------
  Total Investments (Cost $440,098)(a)--112.7%                          431,420
  Other assets in excess of liabilities--(12.7)%                        (48,726)
                                                                      ---------
  Total Net Assets--100.0%                                            $ 382,694
                                                                      =========

- -------
 * Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at May 31, 1999.
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax purposes of $587. Cost for federal income tax purposes differs from value by net unrealized depreciation as follows:

          Unrealized appreciation.................................... $    967
          Unrealized depreciation....................................  (10,232)
                                                                      --------
          Net unrealized depreciation................................ $ (9,265)
                                                                      ========

(b) All or a portion of this security has been loaned at May 31, 1999.
(c) Inflation indexed bond.
(d) On May 31, 1999, the total cost of investments purchased on a when-issued basis was $6,205.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Municipal Bond Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Municipal Bonds (98.6%):
 Arizona (2.0%):
  $ 2,000  Tempe, 5.00%, 7/1/04......................................   $  2,088
                                                                        --------
 Colorado (1.0%):
    1,000  Jefferson County School District, 5.25%, 12/15/05, MBIA...      1,060
                                                                        --------
 Connecticut (8.0%):
    1,000  Connecticut, 5.50%, 3/15/11...............................      1,074
    1,880  Connecticut, 5.00%, 3/15/07...............................      1,967
    2,000  Connecticut Special Tax Obligation, 5.38%, 9/1/08.........      2,134
    1,770  Connecticut Clean Water Fund, 6.38%, 6/1/05...............      1,986
    1,000  Stamford, 5.00%, 7/15/08..................................      1,049
                                                                        --------
                                                                           8,210
                                                                        --------
 Delaware (2.4%):
    1,000  Delaware Transportation Authority, 7.80%, 7/1/04, ETM.....      1,118
    1,250  Delaware Transportation Authority, 6.00%, 7/1/06, AMBAC...      1,373
                                                                        --------
                                                                           2,491
                                                                        --------
 Florida (7.0%):
    1,630  Dade County School District, 6.50%, 2/15/06, MBIA.........      1,836
    1,000  Florida State Department of Transportation G.O., 6.00%,
            7/1/07...................................................      1,108
      135  Florida Board of Education Capital Outlay, 9.13%, 6/1/14,
            ETM......................................................        188
    2,000  Florida Board of Education, Series G, 6.90%, 5/1/03, ETM..      2,209
    1,000  Gulf Breeze, Revenue, 3.39%*, 12/1/17.....................        905
    1,000  Tampa Sports Authority Revenue, 6.00%, 1/1/06, MBIA.......      1,099
                                                                        --------
                                                                           7,345
                                                                        --------
 Georgia (3.4%):
    1,200  Fayette County School District, G.O., 6.25%, 3/1/04.......      1,308
    2,000  Georgia, 6.60%, 4/1/05....................................      2,250
                                                                        --------
                                                                           3,558
                                                                        --------
 Guam (1.5%):
    1,505  Government Highway Revenue, Series A, 5.90%, 5/1/02, CGIC.      1,592
                                                                        --------
 Idaho (1.7%):
    1,560  Canyon County School District, G.O., 8.13%, 7/30/03, MBIA.      1,810
                                                                        --------
 Kansas (1.1%):
    1,000  Kansas State Department of Transportation & Highway,
            7.25%, 3/1/04............................................      1,135
                                                                        --------
 Kentucky (3.3%):
    3,000  Kentucky Turnpike Authority, 6.50%, 7/1/07, AMBAC.........      3,424
                                                                        --------

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Municipal Bonds, continued:
 Maryland (5.2%):
  $ 1,150  Howard County, Series A, G.O., 5.00%, 2/15/08.............   $  1,200
    1,000  Montgomery County, G.O., 5.70%, 7/1/05....................      1,084
    3,000  Montgomery County, G.O., 4.88%, 5/1/09....................      3,098
                                                                        --------
                                                                           5,382
                                                                        --------
 Massachusetts (1.1%):
    1,000  Massachusettes G.O., 5.75%, 8/1/08, FGIC..................      1,099
                                                                        --------
 Minnesota (4.1%):
    2,000  Minnesota Public Facilities Water & Pollution, 5.00%,.....      2,091
    1,000  Minnesota, 6.00%, 5/1/06..................................      1,101
    1,000  North Saint Paul Maplewood, 6.88%, 2/1/15, Prerefunded
            2/1/05 @ 100, MBIA.......................................      1,131
                                                                        --------
                                                                           4,323
                                                                        --------
 Missouri (4.7%):
    1,535  Kansas City, G.O., 6.00%, 2/1/04..........................      1,656
    1,000  Missouri G.O., Series A, 6.00%, 4/1/02....................      1,059
    1,545  Missouri State Environmental Authority Water Revenue,
            6.00%, 1/1/07............................................      1,703
      495  Missouri State Environment Authority Revolving Fund, Water
            Pollution Control, 7.00%, 10/1/10........................        523
                                                                        --------
                                                                           4,941
                                                                        --------
 New Mexico (2.1%):
    1,000  Albuquerque Water & Sewer, 6.00%, 7/1/05..................      1,089
    1,000  Albuquerque Water & Sewer, 6.00%, 7/1/07..................      1,104
                                                                        --------
                                                                           2,193
                                                                        --------
 New York (4.6%):
    1,000  Municipal Assistance Corp. for New York City, 6.00%,
            7/1/04...................................................      1,086
      995  New York City G.O., 8.00%, 4/1/03, AMBAC, ETM.............      1,136
    1,005  New York City G.O., 8.00%, 4/1/03, AMBAC..................      1,143
    1,365  New York City, Transitional Financial Authority Revenue,
            5.50%, 8/15/07...........................................      1,464
                                                                        --------
                                                                           4,829
                                                                        --------
 North Carolina (4.0%):
    3,000  Mecklenburg County, G.O., 5.10%, 3/1/05...................      3,131
    1,000  North Carolina G.O., 5.10%, 3/1/05........................      1,050
                                                                        --------
                                                                           4,181
                                                                        --------
 Ohio (5.5%):
      795  Cleveland City School District, 8.00%, 12/1/01, ETM.......        875
      820  Cleveland, OH, 0.00%, 12/1/12, Capital Appreciation.......        386
      820  Cleveland, OH, 0.00%, 12/1/15, Capital Appreciation.......        321

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Municipal Bond Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                           Security                             Market
  Amount                           Description                            Value
 --------- -----------------------------------------------------------   --------

 Municipal Bonds, continued:
 Ohio, continued:
  $   815  Cleveland, OH, 0.00%, 12/1/16, Capital Appreciation........   $    301
    1,920  Ohio Housing Financial Agency Single Family, Mortgage
            Revenue, 0.00%, 1/15/15, Prerefunded 1/15/13 @ 81.879.....        799
    1,715  Ohio State Water Development Authority, 6.00%, 6/1/07......      1,894
    1,110  University of Cincinnati, General Receipts, Series T,
            5.50%, 6/1/11.............................................      1,188
                                                                         --------
                                                                            5,764
                                                                         --------
 Oregon (7.6%):
    1,000  Deschutes & Jefferson School District, G.O., 6.00%, 6/1/03,
            MBIA......................................................      1,078
    1,435  Lane County School District, G.O., 6.00%, 1/1/04...........      1,546
    1,500  Portland Sewer Revenue, 5.00%, 6/1/04, FGIC................      1,563
    1,220  Washington County School District G.O., 7.80%, 6/1/04......      1,420
    2,000  Washington County Sewer Revenue, 5.75%, 10/1/08, FGIC......      2,197
                                                                         --------
                                                                            7,804
                                                                         --------
 Puerto Rico (6.5%):
    5,000  Puerto Rico Electric Power Authority, 6.50%, 7/1/06, MBIA..      5,687
    1,000  University of Puerto Rico, 6.25%, 6/1/07, MBIA.............      1,128
                                                                         --------
                                                                            6,815
                                                                         --------
 Rhode Island (1.1%):
    1,130  Rhode Island G.O., 5.00%, 8/1/06...........................      1,178
                                                                         --------
 South Carolina (2.1%):
    2,095  Cherokee County School District G.O., 5.50%, 3/1/05, MBIA..      2,239
                                                                         --------

  Shares
    or
 Principal                          Security                            Market
  Amount                           Description                          Value
 --------- ----------------------------------------------------------  --------

 Municipal Bonds, continued:
 Tennessee (6.9%):
 $   1,290 Memphis, G.O., 6.00%, 11/1/03.............................  $  1,396
     1,435 Metro Government Nashville and Davidson County, 5.25%,
            5/15/07..................................................     1,514
     2,000 Shelby County, G.O., 5.00%, 8/1/06........................     2,088
     2,000 Tennessee, G.O., 6.00%, 5/1/05............................     2,190
                                                                       --------
                                                                          7,188
                                                                       --------
 Texas (2.0%):
     1,000 Dallas County G.O., 5.00%, 8/15/04........................     1,044
     1,000 Dallas, G.O., 6.13%, 2/15/07, Prerefunded 2/15/03 @ 100...     1,072
                                                                       --------
                                                                          2,116
                                                                       --------
 Utah (2.0%):
     2,000 Utah State G.O., 5.50%, 7/1/04............................     2,135
                                                                       --------
 Vermont (1.4%):
     1,355 Burlington Electric Revenue Bond, 6.00%, 7/1/07, MBIA.....     1,497
                                                                       --------
 Virginia (1.0%):
     1,000 Newport News G.O., 5.00%, 3/1/05..........................     1,044
                                                                       --------
 Washington (2.0%):
     1,000 King County G.O., 6.10%, 12/1/01..........................     1,002
     1,000 Seattle Water Revenue, 5.00%, 12/1/03.....................     1,041
                                                                       --------
                                                                          2,043
                                                                       --------
 Wisconsin (3.3%):
     2,000 Milwaukee G.O., 6.00%, 2/1/07.............................     2,220
     1,170 Wisconsin G.O., 5.25%, 5/1/07.............................     1,236
                                                                       --------
                                                                          3,456
                                                                       --------
  Total Municipal Bonds                                                 102,940
                                                                       --------
 Investment Companies (1.3%):
 1,327,364 Provident Institutional Muni Cash Fund....................     1,327
                                                                       --------
  Total Investment Companies                                              1,327
                                                                       --------
  Total Investments (Cost $101,827)(a)--99.9%                           104,267
  Other assets in excess of liabilities--0.1%                                56
                                                                       --------
  Total Net Assets--100.0%                                             $104,323
                                                                       ========

- -------
 * Variable rate security. Interest rate changes every six months based on percentage change in the Consumer Price Index plus a predetermined spread.
(a) Cost for federal income tax purposes differs from value by net unrealized appreciation as follows:

          Unrealized appreciation....................................... $2,611
          Unrealized depreciation.......................................   (171)
                                                                         ------
          Net unrealized appreciation...................................  2,440
                                                                         ======

AMBAC--American Municipal Bond Assurance Corp.
CGIC--Capital Guarantee Insurance Corp.
ETM--Escrowed to Maturity
FGIC--Federal Guarantee Insurance Corp.
G.O.--General Obligation
MBIA--Municipal Bond Insurance Association

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Michigan Municipal Bond Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Municipal Bonds (98.2%):
 Michigan (90.6%):
  $ 2,000  Brighton School District, Series II, 0.00%, 5/1/11, AMBAC.   $  1,115
    1,380  Byron Center Public Schools, G.O., 8.25%, 5/1/08, MBIA....      1,751
    1,380  Byron Center Public Schools, G.O., 8.25%, 5/1/09, MBIA....      1,765
    1,000  Chippewa Valley School District, 7.00%, 5/1/11,
            Prerefunded 5/1/01 @ 102 ................................      1,078
    2,375  Chippewa Valley School District, G.O., 7.80%, 5/1/01......      2,547
    1,285  Chippewa Valley School District, Refunding Bonds, 6.00%,
            5/1/08, AMBAC ...........................................      1,425
    1,000  Clarkston Community Schools, 6.25%, 5/1/05, FGIC..........      1,105
    1,000  Clarkston Community Schools, Refunding Bonds, 5.00%,
            5/1/08, AMBAC ...........................................      1,036
    1,150  Clinton Township Building Authority, 4.80%, 11/1/13.......      1,140
    1,100  Dearborn School District, 8.38%, 5/1/01, Prerefunded
            5/1/00 @ 102 ............................................      1,171
    2,000  Detroit Revenue Bonds, G.O., 5.25%, 5/1/08, AMBAC.........      2,095
    1,600  Detroit, 6.25%, 7/15/11, AMBAC............................      1,798
    1,000  Detroit, 5.50%, 4/1/08, MBIA..............................      1,065
    1,415  Detroit, Refunding Bonds, 5.50%, 4/1/07, MBIA.............      1,505
    1,000  Detroit Michigan City School District, 5.00%, 5/1/10,
            FGIC.....................................................      1,028
    1,065  Detroit Local Development Financing Authority, 5.50%......      1,110
    1,000  Detroit Sewage Disposal Revenue, Series B, 6.00%, 7/1/09,
            MBIA ....................................................      1,114
    1,380  Detroit Sewage Disposal Revenue, 6.00%, 7/1/10, MBIA......      1,528
    2,500  Detroit Sewage Disposal Revenue, 6.00%, 7/1/07, MBIA......      2,769
    1,000  Detroit Water, 6.50%, 7/1/15, FGIC........................      1,168
    2,000  Detroit Water Supply Systems, 5.40%, 7/1/10, MBIA.........      2,123
    2,250  Detroit Water Supply Systems, Series B, 5.55%, 7/1/12.....      2,405
    1,000  Detroit Water Supply Systems, Series A, 6.00%, 7/1/13.....      1,111
    1,375  East Lansing Building Authority, 6.90%, 10/1/11...........      1,417
    1,350  Ecorse Public School, 6.50%, 5/1/07, FGIC.................      1,534
    2,000  Farmington School District, 5.00%, 5/1/03.................      2,075
    1,000  Farmington School District, 5.00%, 5/1/06.................      1,043
    1,110  Flint, 6.00%, 11/1/04, MBIA...............................      1,210
    1,000  Forest Hills School District, G.O., 5.00%, 5/1/12.........      1,025

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Municipal Bonds, continued:
 Michigan, continued:
  $ 1,125  Goodrich Area School District, G.O., 7.65%, 5/1/11,
            Prerefunded 5/1/05 @ 102, AMBAC..........................   $  1,342
    1,235  Grand Haven Public Schools, G.O., 7.00%, 5/1/07, MBIA.....      1,440
    1,000  Grand Haven Electric, 5.20%, 7/1/06, MBIA.................      1,054
    2,655  Grand Ledge Public School District, 5.25%, 5/1/09, MBIA...      2,791
    1,250  Grand Ledge Public School District, G.O., 5.45%, 5/1/11,
            MBIA ....................................................      1,325
    1,570  Grand Rapids Building Authority, 5.00%, 4/1/15............      1,580
    1,925  Grand Rapids School District, G.O., 5.00%, 5/1/06,
            Callable 5/1/01 @ 102 ...................................      1,985
    1,535  Grand Rapids Sanitation Sewer System, Series A, 5.38%,
            1/1/16, FGIC ............................................      1,585
      500  Grand Rapids Water Supply, 7.00%, 1/1/12, Callable 1/1/00
            @ 102 ...................................................        521
      210  Grand Valley, Michigan State, 7.88%, 10/1/08..............        215
    1,500  Greater Detroit Resources Recovery, 6.25%, 12/13/08, AMBAC
            .........................................................      1,691
      600  Holt School District, G.O., 8.75%, 5/1/00.................        629
      600  Holt School District, G.O., 8.75%, 5/1/01.................        655
    1,000  Huron Valley School District, 5.75%, 5/1/06, FGIC.........      1,084
    1,000  Jenison Public Schools G.O., 5.25%, 5/1/12, FGIC..........      1,041
    1,650  Kalamazoo, G.O., 6.20%, 10/1/06, Callable 10/1/02 @ 101.5.      1,780
    2,000  Kalamazoo Hospital Authority, 6.25%, 7/1/04, Callable
            7/1/99 @ 100, FGIC ......................................      2,004
    2,000  Kalamazoo Hospital Finance Authority, Borgess Medical
            Center, 6.13%, 7/1/07, FGIC .............................      2,140
    1,440  Kalamazoo Hospital Finance Authority, Bronson Hospital,
            5.88%, 5/15/03 ..........................................      1,535
    2,000  Kalamazoo Hospital Finance Authority, Borgess Medical
            Center, Series A, 6.00%, 6/1/03, FGIC ...................      2,143
    1,000  Kalamazoo Public Library, 5.20%, 5/1/11, MBIA.............      1,038
    3,000  Kent County, G.O., 5.00%, 11/1/06.........................      3,134
    1,000  Kent Hospital Finance Authority, Revenue Bonds, 5.10%,
            1/15/07 .................................................      1,036
    5,000  Kent County Hospital Authority, Butterworth Hospital,
            Series A, 7.25%, 1/15/13 ................................      6,099
      500  Kentwood School District, 5.90%, 5/1/04, Prerefunded
            5/1/02 @ 102 ............................................        536
      500  Kentwood School District, 5.90%, 5/1/04...................        534
    2,000  Lake Orion County School District, G.O., 7.00%, 5/1/20,
            Prerefunded 5/1/05 @ 101, AMBAC .........................      2,303

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Michigan Municipal Bond Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Municipal Bonds, continued:
 Michigan, continued:
  $ 1,335  Lansing, G.O., 6.00%, 1/1/07..............................   $  1,469
    1,000  Lansing Building Authority, 6.00%, 6/1/04, Callable 6/1/00
            @ 102, ETM ..............................................      1,040
    2,000  Lansing School District, G.O., 6.88%, 5/1/09, Prefunded
            5/1/05 @ 100 ............................................      2,275
    1,000  Lansing, G.O., 6.00%, 10/1/02.............................      1,065
    1,000  Livonia School District, G.O., 6.35%, 5/1/04, Callable
            5/01/02 @ 102 ...........................................      1,081
    1,000  Municipal Bond Authority, Local Government Program, 6.90%,
            5/1/99 ..................................................      1,014
    1,000  Local Government Loan Program, 6.20%, 5/1/04, AMBAC.......      1,094
    2,000  State Recreation Program, G.O., 5.75%, 11/1/01............      2,093
    1,000  State Environmental Protection Program, G.O., 6.25%,
            11/1/07, Prerefunded 11/1/02 @ 102 ......................      1,091
    3,250  State Environmental Protection Program, G.O., 6.25%,
            11/1/12 .................................................      3,700
    3,000  State Environmental Protection Program, G.O., 5.50%,
            11/1/05 .................................................      3,213
    1,500  State, G.O., 5.00%, 12/1/03...............................      1,564
    1,000  State Building Authority, Series II, 6.40%, 10/1/04,
            Callable 10/1/01 @ 102 ..................................      1,071
    3,475  State Building Authority, 6.25%, 10/1/03, AMBAC...........      3,782
    1,000  State Building Authority, 7.25%, 10/1/08, Prerefunded
            10/1/99 @ 100 ...........................................      1,013
    1,020  State Building Authority, Michigan University Adult
            General Hospital, 7.00%, 12/1/08, Prerefunded 12/1/02 @
            100 .....................................................      1,125
    1,000  State Building Authority, 6.25%, 10/1/00, AMBAC...........      1,036
      300  Michigan State Building Authority Revenue, 4.10%, 10/1/00.        302
    2,000  State Building Authority Revenue, 5.50%, 10/15/05.........      2,143
    1,000  Michigan State Building Authority Revenue, Series 2,
            5.00%, 10/15/14, Callable ...............................      1,001
    1,600  Comprehensive Transportation, Series B, 5.40%, 5/15/01....      1,650
    1,135  State Hospital Finance Authority, Harper Grace Hospital,
            7.12%, 5/1/09, ETM ......................................      1,285
    1,000  Housing Development Authority, Series A, 6.45%, 6/1/04,
            Callable 6/1/02 @ 102 ...................................      1,055
    1,200  State Hospital Finance Authority, Oakwood Hospital, Series
            A, 5.00%, 11/1/03, FGIC .................................      1,247
    5,000  State Hospital Finance Authority, Sisters of Mercy, 5.38%,
            8/15/14, MBIA ...........................................      5,268
      500  State Hospital Authority, Henry Ford, 6.00%, 9/1/11,
            AMBAC....................................................        558
    2,000  State Hospital Authority, Henry Ford, 6.00%, 9/1/12,
            AMBAC....................................................      2,228

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Municipal Bonds, continued:
 Michigan, continued:
  $ 1,000  State Hospital Revenue Bonds, 6.00%, 8/15/02..............   $  1,061
    1,000  State Housing Development, 6.63%, 10/15/06, Callable
            10/15/02 @ 103, FSA .....................................      1,083
    1,525  Housing Development Authority, AMT, 5.75%, 10/1/04, AMBAC
            .........................................................      1,620
    1,055  State South Central Power Agency, 5.70%, 11/1/04, MBIA....      1,137
    2,000  State South Central Power Agency, 5.80%, 11/1/05, MBIA....      2,175
    5,950  Strategic Fund (Ford), 7.10%, 2/1/06......................      6,842
    3,000  Strategic Fund (Detroit Edison), 7.00%, 7/15/08, MBIA.....      3,554
    2,000  Strategic Fund (Detroit Edison), 6.95%, 5/1/11, FGIC......      2,398
      500  State Trunk Line, 6.80%, 8/15/02, Prerefunded 8/15/99 @
            102......................................................        513
    1,005  State Trunk Line, 6.25%, 11/1/03, FGIC....................      1,095
    1,000  Michigan State Trunk Line, Series A, 5.25%, 11/1/12.......      1,043
    2,000  State Underground Storage, 6.00%, 5/1/04, AMBAC...........      2,170
    1,000  State Underground Storage, 6.00%, 5/1/05, AMBAC...........      1,093
    1,000  Michigan State University, Series A, 5.70%, 8/15/03,
            Callable 8/15/02 @ 101 ..................................      1,063
    2,075  Mona Shores School District, G.O., 6.75%, 5/1/09, FGIC....      2,428
    1,000  Oakland, University of Michigan, 5.00%, 5/15/05, AMBAC....      1,041
    1,000  Oakland County Community College, 6.65%, 5/1/11...........      1,093
    1,000  Paw Paw Public School District, G.O., 6.50%, 5/1/09, FGIC.      1,150
    1,000  Plymouth-Canton School District, 6.50%, 5/1/05,
            Prerefunded 5/1/01 @ 101 ................................      1,060
    2,000  Rochester School District, 6.30%, 5/1/04, Prerefunded
            5/1/02 @ 100 ............................................      2,130
    1,000  Rochester School District, 6.50%, 5/1/07, Prerefunded
            5/1/02 @ 100 ............................................      1,071
    1,000  Rochester Community School District, 5.25%, 5/1/04, FGIC..      1,049
    1,000  Rochester, 5.75%, 5/1/08, MBIA............................      1,091
    1,135  Rockford School District, 5.75%, 5/1/07, Callable 5/1/02 @
            102 .....................................................      1,207
      400  Rockford School District, Refunding Bonds, 6.00%, 5/1/07,
            FGIC ....................................................        442
    2,260  Romeo Community School District, 5.25%, 5/1/06, FGIC......      2,384
    2,120  Royal Oak Hospital Financial Authority, William Beaumont
            Hospital, Series G, 6.00%, 11/15/02 .....................      2,266

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Michigan Municipal Bond Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Municipal Bonds, continued:
 Michigan, continued:
  $   955  St. Johns Public Schools, 5.00%, 5/1/21, FGIC.............   $    937
    1,000  Traverse City Public Schools, 7.00%, 5/1/05, Prerefunded
            5/1/01 @ 101.5 ..........................................      1,074
    1,000  Troy School District, 7.75%, 5/1/01, Prerefunded 5/1/00 @
            102 .....................................................      1,060
    1,000  University of Michigan, Student Fees, 5.00%, 4/1/02.......      1,034
    2,000  University of Michigan, Student Fees, Series B, 5.60%,
            4/1/08, Callable 4/1/03 @ 102 ...........................      2,130
    2,000  University of Michigan Hospital Revenue Bonds, 7.00%,
            12/1/21, Prerefunded 12/1/00 @ 102 ......................      2,140
      500  University of Michigan, 6.00%, 4/1/05.....................        547
    1,315  University of Michigan, Student Fees, Series A, 6.00%,....      1,453
    1,975  Utica School District, 5.60%, 5/1/05......................      2,121
      285  Wayne County Airport Revenue, AMT, 7.25%, 12/1/10, AMBAC .        302
    2,000  Wayne County Building Authority, 6.00%, 6/1/07, Callable
            6/1/06 @ 102, MBIA ......................................      2,210
    1,985  West Ottawa, 6.00%, 5/1/06, FGIC..........................      2,181
    1,500  Western Michigan University, Series A, 5.40%, 7/15/08,
            Callable 7/15/03 @ 105, FGIC ............................      1,573
    1,680  Western Michigan School District, 5.90%, 5/1/10, MBIA.....      1,854
    1,000  Western Township Utilities Authority, 6.00%, 1/1/00, FSA..      1,015
    1,000  Wyandotte City School District, G.O., 6.90%, 5/1/16,
            Prerefunded 5/1/01 @ 102 ................................      1,076
    3,000  Wyandotte Electric Revenue, 6.25%, 10/1/08, MBIA..........      3,359
                                                                        --------
                                                                         203,264
                                                                        --------

  Shares
    or
 Principal                          Security                            Market
  Amount                           Description                          Value
 --------- ----------------------------------------------------------  --------

 Municipal Bonds, continued:
 Puerto Rico (6.9%):
 $     500 Commonwealth, G.O., 6.25%, 7/1/12,
            MBIA.....................................................  $    574
     4,000 Commonwealth, G.O., 6.25%, 7/1/09,
            MBIA.....................................................     4,559
     2,000 Commonwealth, G.O., 6.25%, 7/1/10,
            MBIA.....................................................     2,283
     1,000 Commonwealth, Aqueduct & Sewer Authority, 6.00%, 7/1/07,
            MBIA ....................................................     1,113
     4,000 Public Buildings Authority, 5.50%, 7/1/07, FSA............     4,315
     1,250 Electric Power Authority, Series W, 6.50%, 7/1/05, MBIA...     1,408
     1,000 University of Puerto Rico, 6.25%, 6/1/07, MBIA............     1,128
                                                                       --------
                                                                         15,380
                                                                       --------
 Virgin Islands (0.7%):
     1,340 Public Finance Authority, 7.00%, 10/1/04, ETM.............     1,472
                                                                       --------
  Total Municipal Bonds                                                 220,116
                                                                       --------
 Investment Companies (1.1%):
 2,431,778 Federated Michigan Tax Free Money Market..................     2,432
                                                                       --------
  Total Investment Companies                                              2,432
                                                                       --------
  Total Investments (Cost $212,214) (a)--99.3%                          222,548
                                                                       --------
  Other assets in excess of liabilities--0.7%                             1,510
                                                                       --------
  Total Net Assets--100.0%                                             $224,058
                                                                       ========

- -------
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax purposes of $19. Cost for federal income tax purposes differs from value by net unrealized appreciation as follows:

          Unrealized appreciation...................................... $10,578
          Unrealized depreciation......................................    (263)
                                                                        -------
          Net unrealized appreciation..................................  10,315
                                                                        =======

AMBAC--American Municipal Bond Assurance Corp.
AMT--Alternative Minimum Tax
ETM--Escrowed to Maturity
FGIC--Federal Guarantee Insurance Corp.
FSA--Financial Securities Assurance, Inc.
G.O.--General Obligation
MBIA--Municipal Bond Insurance Association

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Conservative Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks (28.8%):
 Advertising (0.1%):
       75  Doubleclick, Inc.(b)......................................   $      7
      500  Valassis Communications, Inc.(b)..........................         18
                                                                        --------
                                                                              25
                                                                        --------
 Apparel/Shoes (0.0%):
      300  Tarrant Apparel Group(b)..................................          9
                                                                        --------
 Banking (0.5%):
      100  Cullen/Frost Bankers, Inc.................................          6
    2,000  Republic Security Financial Corp. ........................         17
      900  State Street Corp.........................................         68
                                                                        --------
                                                                              91
                                                                        --------
 Broadcasting/Cable (0.3%):
    1,300  Comcast Corp.--Class A....................................         50
                                                                        --------
 Business Services (1.0%):
    1,800  Automatic Data Processing, Inc............................         74
    1,600  Ceridian Corp.............................................         53
      150  Corporate Executive Board Corp.(b)........................          4
      500  Diamond Technology Partners, Inc.(b)(c)...................         12
      300  FYI, Inc.(b)..............................................          8
      400  NOVA Corp.(b).............................................          9
      400  Onesource Information Services, Inc.(b)...................          4
      300  QRS Corp.(b)..............................................         22
      500  Sykes Enterprises, Inc.(b)................................         16
                                                                        --------
                                                                             202
                                                                        --------
 Chemicals (0.4%):
      500  Macdermid, Inc. ..........................................         20
    1,200  Monsanto Co...............................................         50
                                                                        --------
                                                                              70
                                                                        --------
 Commercial Services (0.1%):
      500  Iron Mountain, Inc.(b)....................................         14
                                                                        --------
 Computer Hardware (1.2%):
    1,200  Dell Computer Corp.(b)....................................         41
      700  EMC Corp..................................................         69
      400  IBM.......................................................         47
      700  Mercury Computer Systems, Inc.(b).........................         14
    1,000  Sun Microsystems, Inc.(b).................................         60
                                                                        --------
                                                                             231
                                                                        --------
 Computer Services (0.6%):
      200  Checkfree Holdings Corp.(b)...............................          9
      200  CMGI, Inc.(b).............................................         21
      500  Credence Systems Corp.(b).................................         15
      300  E*Trade Group, Inc.(b)....................................         13
      200  Infospace.com, Inc.(b)....................................          9
      500  National Data Corp........................................         24
      200  Pegasus Systems, Inc.(b)..................................          7
      100  Safeguard Scientifics, Inc.(b)............................          7
      500  Unigraphics Solutions, Inc.(b)............................          8
                                                                        --------
                                                                             113
                                                                        --------

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Computer Software & Peripherals (1.3%):
      500  Ardent Software, Inc.(b)..................................   $     10
      900  INSpire Insurance Solutions(b)............................         16
      200  Intervu, Inc.(b)..........................................          7
      200  Mercury Interactive Corp.(b)..............................          7
      300  Micromuse, Inc.(b)........................................         12
    2,100  Microsoft, Inc.(b)........................................        169
      300  National Computer Systems, Inc............................          9
      600  Smart Modular Technologies(b).............................          9
      400  Worldgate Communications, Inc.(b).........................         15
                                                                        --------
                                                                             254
                                                                        --------
 Consumer Goods & Services (1.1%):
      400  Colgate Palmolive Co......................................         40
      800  Gillette Co...............................................         41
      500  JAKKS Pacific, Inc.(b)....................................         14
    1,300  Procter & Gamble Co.......................................        121
                                                                        --------
                                                                             216
                                                                        --------
 Diversified Operations (0.8%):
    1,800  Tyco International Ltd. ..................................        157
                                                                        --------
 Educational Services (0.0%):
      500  School Specialty, Inc.(b).................................          7
                                                                        --------
 Electric Utilities (0.1%):
      300  Calpine Corp.(b)..........................................         16
                                                                        --------
 Electronic Components/Instruments (1.3%):
      400  Burr-Brown Corp.(b).......................................         13
      400  CTS Corp..................................................         22
      600  DII Group, Inc.(b)........................................         20
    1,300  General Electric Co.......................................        132
      900  Gentex Corp.(b)...........................................         27
      200  Optical Coating Laboratory, Inc. .........................         13
      300  SDL, Inc.(b)..............................................         28
                                                                        --------
                                                                             255
                                                                        --------
 Environmental Services (0.4%):
      500  Casella Waste Systems, Inc., Series A(b)..................         10
    1,500  Waste Management, Inc.(c).................................         79
                                                                        --------
                                                                              89
                                                                        --------
 Financial Services (1.6%):
      500  Affiliated Managers Group(b)..............................         15
      800  American Express Co. .....................................         98
    1,050  Amresco, Inc.(b)..........................................          7
    1,500  Freddie Mac...............................................         87
    3,050  MBNA Corp.................................................         84
      400  Metris Cos., Inc..........................................         23
                                                                        --------
                                                                             314
                                                                        --------
 Food & Beverage (0.3%):
      800  The Coca-Cola Co..........................................         55
                                                                        --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Conservative Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Food Products & Services (0.6%):
      400  Kroger Co.(b).............................................   $     23
    2,200  Safeway, Inc.(b)..........................................        103
                                                                        --------
                                                                             126
                                                                        --------
 Health Care - Services (0.5%):
      800  American Retirement Corp.(b)(c)...........................         14
    1,050  Hooper Holmes, Inc........................................         19
      400  Laser Vision Centers, Inc.(b).............................         23
      400  Medquist, Inc.(b).........................................         15
      100  Minimed, Inc.(b)..........................................          6
      300  NCS Healthcare, Inc.(b)...................................          4
      700  Priority Healthcare Corp., Class B(b).....................         23
                                                                        --------
                                                                             104
                                                                        --------
 Home Building (0.0%):
      600  Standard Pacific Corp.....................................          8
                                                                        --------
 Home Furnishings (0.1%):
      375  Ethan Allen Interiors, Inc................................         12
                                                                        --------
 Industrial Goods & Services (0.4%):
    1,200  United Technologies Corp..................................         74
                                                                        --------
 Insurance (0.9%):
    1,196  American International Group, Inc.........................        137
      900  Annuity & Life Re.........................................         23
    1,050  Scottish Annuity & Life Holdings..........................         10
                                                                        --------
                                                                             170
                                                                        --------
 Leisure (0.0%):
      250  Cheap Tickets, Inc.(b)....................................          8
                                                                        --------
 Manufacturing - Consumer Goods (0.1%):
      500  Monaco Coach Corp.(b).....................................         15
                                                                        --------
 Manufacturing - Capital Goods (0.2%):
      300  Astec Industries, Inc.(b).................................         11
      900  Motivepower Industries, Inc.(b)...........................         16
      600  Wabash National Corp......................................         11
                                                                        --------
                                                                              38
                                                                        --------
 Medical Equipment & Supplies (0.5%):
      500  Biomatrix, Inc.(b)........................................         15
      400  Gliatech, Inc.(b).........................................         10
      300  Guidant Corp..............................................         15
      900  Medtronic, Inc............................................         64
                                                                        --------
                                                                             104
                                                                        --------
 Metals & Mining (0.1%):
      400  Stillwater Mining Co.(b)..................................         13
                                                                        --------
 Office Equipment & Services (0.7%):
      600  Hewlett-Packard Co........................................         57
      300  Pitney Bowes, Inc.........................................         19
    1,200  Xerox Corp................................................         67
                                                                        --------
                                                                             143
                                                                        --------

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Oilfield Services & Equipment (0.2%):
      300  Cal Dive International, Inc.(b)...........................   $      7
      500  Schlumberger Ltd..........................................         30
                                                                        --------
                                                                              37
                                                                        --------
 Pharmaceuticals (3.0%):
      300  Alpharma, Inc., Class A...................................          8
      500  Bristol Myers Squibb Co...................................         34
    1,600  Eli Lilly & Co............................................        114
      500  Geltex Pharmaceuticals, Inc.(b)...........................          9
      650  Johnson & Johnson.........................................         60
      750  King Pharmaceuticals, Inc.(b).............................         18
      200  Merck & Co., Inc. ........................................         14
    1,250  Pfizer, Inc. .............................................        133
    1,800  Schering Plough Corp......................................         81
    1,950  Warner-Lambert Co. .......................................        121
                                                                        --------
                                                                             592
                                                                        --------
 Radio (0.1%):
      600  Citadel Communications(b).................................         17
                                                                        --------
 Resorts & Entertainment (1.1%):
    2,000  Carnival Cruise Lines.....................................         82
      550  Premier Parks, Inc.(b)(c).................................         20
    1,800  Time Warner, Inc. ........................................        122
                                                                        --------
                                                                             224
                                                                        --------
 Restaurants (0.1%):
      600  Foodmaker, Inc.(b)........................................         16
                                                                        --------
 Retail (3.0%):
      300  Ames Department Stores, Inc.(b)...........................         12
      300  BJ's Wholesale Club, Inc.(b)..............................          8
      750  Costco Companies, Inc.(b).................................         54
    1,600  CVS Corp..................................................         74
    1,500  Dayton Hudson Corp........................................         95
    2,750  Home Depot, Inc...........................................        157
      500  The Children's Place(b)...................................         19
      500  The Men's Wearhouse, Inc.(b)..............................         13
    2,000  Wal-Mart..................................................         85
    4,200  Walgreen Co...............................................         98
                                                                        --------
                                                                             615
                                                                        --------
 Semiconductors (1.0%):
      900  Aeroflex, Inc.(b).........................................         13
      400  ATMI, Inc.(b).............................................          9
      600  Cymer, Inc.(b)............................................         11
    1,800  Intel Corp................................................         97
      200  Photronics, Inc.(b).......................................          4
      450  PMC-Sierra, Inc.(b).......................................         22
      300  PRI Automation(b).........................................          7
      300  Texas Instruments.........................................         33
                                                                        --------
                                                                             196
                                                                        --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Conservative Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                         Security                            Market
  Amount                          Description                          Value
 --------- --------------------------------------------------------   --------

 Common Stocks, continued:
 Technology (0.3%):
      500  Electronics for Imaging, Inc.(b)........................   $     25
      400  Macrovision Corp.(b)....................................         18
      150  Platinum Technology(b)..................................          4
      200  Visx, Inc.(b)...........................................         10
                                                                      --------
                                                                            57
                                                                      --------
 Telecommunications - Services & Equipment (4.5%):
      500  AirTouch Communications, Inc.(b)........................         50
      600  Alltel Corp.............................................         43
      500  Antec Corp.(b)..........................................         15
      200  Applied Micro Circuits Corp.(b).........................         12
    2,400  Cisco Systems, Inc.(b)..................................        262
      750  Commscope, Inc.(b)......................................         20
      600  Dycom(b)................................................         29
        2  Genesys Telecomm Labs, Inc.(b)..........................         (d)
      300  Gilat Satellite Networks Ltd.(b)........................         16
      250  GTE Corp................................................         16
      400  Intermedia Communications of Florida(b).................         10
    3,100  Lucent Technologies, Inc................................        176
      500  Mastec, Inc.(b).........................................         12
    1,500  MCI WorldCom, Inc.(b)                                           130
      500  Microwave Power Devices, Inc............................          8
      300  Nextel Communications, Inc., Series A(b)................         11
      500  Sawtek, Inc.(b).........................................         20
    1,200  SBC Communications, Inc.(c).............................         61
      700  Skytel Communications, Inc.(b)..........................         14
                                                                      --------
                                                                           905
                                                                      --------
 Transportation & Shipping (0.1%):
      500  Atlas Air, Inc.(b)......................................         13
      100  Expeditors International of Washington, Inc.............          6
                                                                      --------
                                                                            19
                                                                      --------
 Wholesale Distribution - Pharmaceuticals (0.2%):
      675  Cardinal Health, Inc....................................         41
                                                                      --------
  Total Common Stocks                                                    5,702
                                                                      --------
 Corporate Bonds (26.2%):
 Automotive (1.5%):
  $   300  Arca Series 97-C, Class A4, 6.38%, 1/15/03..............        304
                                                                      --------
 Financial Services (5.2%):
      200  Associates Corp., 5.75%, 11/1/03........................        195
      110  Chrysler Financial, 5.69%, 11/15/01.....................        109
      200  Countrywide Home, 6.84%, 10/22/04.......................        199
       30  Ford Motor Credit Co., 6.00%, 1/14/03...................         30
      260  Norwest Securities Corp., 6.25%, 8/25/28................        242
      260  Residential Funding Mortgage Securities, 6.31%,
            9/25/29 ...............................................        259
                                                                      --------
                                                                         1,034
                                                                      --------
 Food Products & Services (1.0%):
      200  Dean Foods Co., 6.63%, 5/15/09..........................        198
                                                                      --------

  Shares
    or
 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 Corporate Bonds, continued:
 Funeral Services (0.6%):
 $    110  Service Corp. International, 6.38%, 10/1/00..............   $    110
                                                                       --------
 Industrial (1.3%):
      249  Amoco Canada, 6.75%, 2/15/05.............................        256
                                                                       --------
 Industrial Goods & Services (10.0%):
      125  Brunswick Corp., 6.75%, 12/15/06.........................        121
      320  Case Equipment Loan Trust, 5.61%, 4/15/05................        316
      130  Comdisco, Inc., 6.00%, 1/30/02...........................        128
      230  Computer Assoc. International, 6.25%, 4/15/03............        223
       85  Cummins Engine, Inc., 6.45%, 3/1/05......................         82
      150  Guidant Corp., 6.15%, 2/15/06............................        143
      140  Lubrizol Corp., 5.88%, 12/1/08...........................        130
      300  Monsanto Co., 5.38%, 12/1/01.............................        295
      125  Ryder Systems, 6.60%, 11/15/05...........................        122
      250  Security Capital Group, 7.80%, 1/12/05...................        247
      120  UCFC Manufactured Housing Contract, 6.36%, 2/15/11.......        121
       80  Williams Cos., Inc., 6.20%, 8/1/02.......................         79
                                                                       --------
                                                                          2,007
                                                                       --------
 Printing & Publishing (0.8%):
      150  Scholastic Corp., 7.00%, 12/15/03........................        152
                                                                       --------
 Real Estate Investment Trust (2.5%):
      125  Avalon Bay Communities, 6.58%, 2/15/04...................        122
      125  Mack-Cali Realty L.P., 7.00%, 3/15/04....................        123
      135  New Plan Excel Realty Trust, 6.88%, 10/15/04.............        134
       45  Simon Debartolo Property Group, Inc., 6.63%, 6/15/03.....         43
       80  Simon Debartolo Property Group, Inc., 6.75%, 2/9/04......         78
                                                                       --------
                                                                            500
                                                                       --------
 Resorts & Entertainment (0.6%):
      105  Time Warner Entertainment, 9.63%, 5/1/02.................        114
                                                                       --------
 Telecommunications - Services & Equipment (2.0%):
      135  AT & T Corp., 5.63%, 3/15/04.............................        132
       15  Cable & Wireless Communication, 6.63%, 3/6/05............         15
      250  Sprint Capital, 5.70%, 11/15/03..........................        241
                                                                       --------
                                                                            388
                                                                       --------
 Transportation & Shipping (0.7%):
      130  JB Hunt Transport Services, 6.00%, 12/12/00..............        129
                                                                       --------
  Total Corporate Bonds                                                   5,192
                                                                       --------
 Asset Backed Securities (4.7%):
       57  Banc One Auto Grantor Trust, 6.27%, 11/20/03.............         57
      200  Discover Card Master Trust, 6.05%, 8/18/08...............        197
      500  EQCC Home Equity Loan Trust, 1998-1, A3F, 6.23%,
            12/15/12................................................        502

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Conservative Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 Asset Backed Securities, continued:
  $   170  IMC Home Equity Loan Trust, 6.76%, 10/20/20..............   $    171
                                                                       --------
  Total Asset Backed Securities                                             927
                                                                       --------
 Mortgage Backed Securities (1.6%):
       80  Credit Suisse First Boston, 7.24%, 4/20/07...............         81
       80  General Electric Capital Mortgage Services, Inc., 6.50%,
            1/25/29.................................................         76
      153  Merrill Lynch Mortgage Investors, Inc., 7.15%, 4/25/28...        156
                                                                       --------
  Total Mortgage Backed Securities                                          313
                                                                       --------
 U.S. Government Agencies (1.0%):
 Fannie Mae (1.0%):
      208  6.50%, 11/1/28...........................................        203
                                                                       --------
  Total U.S. Government Agencies                                            203
                                                                       --------
 U.S. Treasury Notes (33.7%):
    1,175  5.75%, 11/15/00(c).......................................      1,182
    4,855  5.75%, 8/15/03(c)........................................      4,866
      635  6.13%, 8/15/07(c)........................................        648
                                                                       --------
  Total U.S. Treasury Notes                                               6,696
                                                                       --------

  Shares
    or
 Principal                         Security                            Market
  Amount                          Description                          Value
 --------- --------------------------------------------------------   --------

 Cash Equivalents (3.1%):
  $   620  Goldman Sachs Financial Square Premium..................   $    620
                                                                      --------
  Total Cash Equivalents                                                   620
                                                                      --------
 Short Term Securities Purchased with Collateral (35.7%):
 Repurchase Agreements (35.7%):
    7,086  Lehman Brothers Triparty Agreement, 5.04%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description) ...............................      7,086
                                                                      --------
  Total Short Term Securities Purchased with Collateral                  7,086
                                                                      --------
  Total Investments (Cost $26,042)(a)--134.9%                           26,739
  Other assets in excess of liabilities--(34.9)%                        (6,914)
                                                                      --------
  Total Net Assets--100.0%                                            $ 19,825
                                                                      ========

- -------
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax purposes of $20. Cost for federal income tax purposes differs from value by net unrealized appreciation as follows:

          Unrealized appreciation....................................... $1,139
          Unrealized depreciation.......................................   (462)
                                                                         ------
          Net unrealized appreciation................................... $  677
                                                                         ======

(b) Represents non-income producing securities.
(c) All or part of this security has been loaned at May 31, 1999.
(d) Market value is less than $1,000.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Balanced Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks (53.0%):
 Advertising (0.7%):
     2,100 Doubleclick, Inc.(b)......................................   $    205
    13,000 Omnicom Group.............................................        909
     9,500 Valassis Communications, Inc.(b)..........................        331
                                                                        --------
                                                                           1,445
                                                                        --------
 Apparel/Shoes (0.1%):
     6,500 Tarrant Apparel Group(b)..................................        197
                                                                        --------
 Banking (0.8%)
     2,400 Cullen/Frost Bankers, Inc. ...............................        135
    40,450 Republic Security Financial Corp. ........................        339
    13,500 State Street Corp. .......................................      1,029
                                                                        --------
                                                                           1,503
                                                                        --------
 Broadcasting/Cable (0.9%):
    23,700 Comcast Corp., Class A....................................        912
    20,700 USA Networks, Inc.(b).....................................        828
                                                                        --------
                                                                           1,740
                                                                        --------
 Business Services (1.6%):
    23,200 Automatic Data Processing, Inc. ..........................        955
    20,400 Ceridian Corp.(b)(c)......................................        673
     3,800 Corporate Executive Board Corp.(b)........................        111
     9,400 Diamond Technology Partners, Inc.(b)(c)...................        226
     5,950 FYI, Inc.(b)..............................................        164
     8,000 NOVA Corp.(b)(c)..........................................        178
     9,400 Onesource Information Services, Inc.(b)...................         89
     5,700 QRS Corp.(b)..............................................        422
     9,200 Sykes Enterprises, Inc.(b)................................        286
                                                                        --------
                                                                           3,104
                                                                        --------
 Chemicals (0.2%):
     9,550 Macdermid, Inc. ..........................................        384
                                                                        --------
 Commercial Services (0.2%):
    12,500 Iron Mountain, Inc.(b)....................................        345
                                                                        --------
 Computer Hardware (2.8%):
    22,500 Dell Computer Corp.(b)....................................        775
    14,400 EMC Corp.(b)..............................................      1,435
    16,200 IBM.......................................................      1,884
    13,800 Mercury Computer Systems, Inc.(b).........................        273
    19,200 Sun Microsystems, Inc.(b).................................      1,147
                                                                        --------
                                                                           5,514
                                                                        --------
 Computer Services (1.2%):
     4,700 Checkfree Holdings Corp.(b)...............................        221
     2,900 CMGI, Inc.(b).............................................        301
     9,350 Credence Systems Corp.(b).................................        277
     8,000 E*Trade Group, Inc.(b)....................................        356
     4,800 Infospace.com, Inc.(b)....................................        226
    10,750 National Data Corp. ......................................        505
     4,350 Pegasus Systems, Inc.(b)..................................        152
     1,900 Safeguard Scientifics, Inc.(b)............................        139
    10,100 Unigraphics Solutions, Inc.(b)............................        161
                                                                        --------
                                                                           2,338
                                                                        --------

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Computer Software & Peripherals (3.1%):
    10,650 Ardent Software, Inc.(b)..................................   $    213
    17,250 INSpire Insurance Solutions(b)............................        301
     4,300 Intervu, Inc.(b)..........................................        149
     7,400 Lexmark International Group(b)............................      1,007
     4,050 Mercury Interactive Corp.(b)..............................        133
     5,900 Micromuse, Inc.(b)........................................        235
    36,300 Microsoft, Inc.(b)........................................      2,929
     6,950 National Computer Systems, Inc. ..........................        217
    18,700 Oracle Corp.(b)...........................................        464
    11,100 Smart Modular Technologies(b).............................        167
     7,800 Worldgate Communications, Inc.(b).........................        289
                                                                        --------
                                                                           6,104
                                                                        --------
 Consumer Goods & Services (1.7%):
     8,900 Colgate Palmolive Co. ....................................        889
     7,400 Gillette Co. .............................................        377
    10,500 JAKKS Pacific, Inc.(b)....................................        291
    18,700 Procter & Gamble Co. .....................................      1,746
                                                                        --------
                                                                           3,303
                                                                        --------
 Diversified Operations (1.2%):
    27,602 Tyco International Ltd. ..................................      2,412
                                                                        --------
 Educational Services (0.1%):
    11,200 School Specialty, Inc.(b).................................        167
                                                                        --------
 Electric Utilities (0.2%):
     7,050 Calpine Corp.(b)..........................................        382
                                                                        --------
 Electronic Components/Instruments (2.9%):
     7,550 Burr-Brown Corp.(b).......................................        242
     8,650 CTS Corp. ................................................        484
    12,550 DII Group, Inc.(b)........................................        413
    21,900 General Electric Co. .....................................      2,227
    17,850 Gentex Corp.(b)...........................................        536
     3,200 Optical Coating Laboratory, Inc. .........................        208
     5,900 SDL, Inc.(b)..............................................        549
    14,500 Tandy, Inc. ..............................................      1,196
                                                                        --------
                                                                           5,855
                                                                        --------
 Environmental Services (0.7%):
    10,150 Casella Waste Systems, Inc., Series A(b)..................        200
    20,700 Waste Management, Inc. ...................................      1,094
                                                                        --------
                                                                           1,294
                                                                        --------
 Financial Services (3.5%):
    10,100 Affiliated Managers Group(b)..............................        295
     6,400 American Express Co. .....................................        776
    22,200 Amresco, Inc.(b)..........................................        153
    42,100 Associates First Capital Corp. ...........................      1,726
     5,500 Charles Schwab Corp. .....................................        582
    21,300 Freddie Mac...............................................      1,242
     5,700 J.P. Morgan...............................................        794
    32,700 MBNA Corp. ...............................................        903
     9,350 Metris Cos., Inc. ........................................        545
                                                                        --------
                                                                           7,016
                                                                        --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Balanced Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Food & Beverage (0.4%):
    12,300 The Coca-Cola Co. ........................................   $    840
                                                                        --------
 Food & Household Products (0.4%):
    13,400 Albertsons, Inc.(c).......................................        717
                                                                        --------
 Food Products & Services (0.8%):
     8,300 Kroger Co.(b).............................................        486
    22,100 Safeway, Inc.(b)..........................................      1,028
                                                                        --------
                                                                           1,514
                                                                        --------
 Health Care - Services (0.9%):
    15,650 American Retirement Corp.(b)(c)...........................        265
    22,950 Hooper Holmes, Inc. ......................................        416
     8,900 Laser Vision Centers, Inc.(b).............................        507
     9,250 Medquist, Inc.(b).........................................        340
     1,400 Minimed, Inc.(b)..........................................         83
     5,900 NCS Healthcare, Inc.(b)(c)................................         81
                                                                        --------
                                                                           1,692
                                                                        --------
 Home Building (0.1%):
    12,800 Standard Pacific Corp. ...................................        168
                                                                        --------
 Home Furnishings (0.1%):
     8,600 Ethan Allen Interiors, Inc. ..............................        274
                                                                        --------
 Industrial Goods & Services (0.8%):
    17,700 Monsanto Co.(c)...........................................        735
    14,200 United Technologies Corp.(c)..............................        881
                                                                        --------
                                                                           1,616
                                                                        --------
 Insurance (1.5%):
    19,485 American International Group, Inc. .......................      2,227
    19,150 Annuity & Life Re.........................................        493
    22,000 Scottish Annuity & Life Holdings..........................        215
                                                                        --------
                                                                           2,935
                                                                        --------
 Leisure (0.1%):
     6,100 Cheap Tickets, Inc.(b)....................................        192
                                                                        --------
 Manufacturing - Consumer Goods (0.1%):
     9,500 Monaco Coach Corp.(b).....................................        285
                                                                        --------
 Manufacturing - Capital Goods (0.4%):
     6,400 Astec Industries, Inc.(b).................................        239
    19,000 Motivepower Industries, Inc.(b)...........................        322
    12,350 Wabash National Corp. ....................................        235
                                                                        --------
                                                                             796
                                                                        --------
 Medical Equipment & Supplies (0.8%):
    10,200 Biomatrix, Inc.(b)(c).....................................        312
     7,050 Gliatech, Inc.(b).........................................        181
     5,000 Guidant Corp. ............................................        250
    12,800 Medtronic, Inc. ..........................................        909
                                                                        --------
                                                                           1,652
                                                                        --------
 Metals & Mining (0.1%):
     6,900 Stillwater Mining Co.(b)..................................        220
                                                                        --------

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Office Equipment & Services (1.3%):
     8,500 Hewlett-Packard Co. ......................................   $    802
     6,800 Pitney Bowes, Inc. .......................................        434
    22,600 Xerox Corp. ..............................................      1,269
                                                                        --------
                                                                           2,505
                                                                        --------
 Oilfield Services & Equipment (0.8%):
    17,300 Burlington Resources, Inc. ...............................        743
     6,100 Cal Dive International, Inc.(b)...........................        149
    13,000 Schlumberger Ltd. ........................................        783
                                                                        --------
                                                                           1,675
                                                                        --------
 Paper Products (0.4%):
    15,200 International Paper Co. ..................................        760
                                                                        --------
 Pharmaceuticals (5.2%):
     5,350 Alpharma, Inc., Class A...................................        143
    19,400 Bristol Myers Squibb Co. .................................      1,331
    20,200 Eli Lilly & Co. ..........................................      1,443
    10,250 Geltex Pharmaceuticals, Inc.(b)(c)........................        174
    13,500 Johnson & Johnson.........................................      1,250
    15,850 King Pharmaceuticals, Inc.(b).............................        376
    21,400 Merck & Co., Inc. ........................................      1,445
    17,000 Pfizer, Inc. .............................................      1,820
     1,649 Pharmacia & Upjohn, Inc. .................................         91
    14,300 Priority Healthcare Corp., Class B(b).....................        488
    22,100 Schering Plough Corp. ....................................        996
    16,300 Warner-Lambert Co. .......................................      1,011
                                                                        --------
                                                                          10,568
                                                                        --------
 Radio (0.2%):
    12,550 Citadel Communications(b).................................        347
                                                                        --------
 Resorts & Entertainment (1.4%):
    15,600 Carnival Cruise Lines.....................................        640
    11,250 Premier Parks, Inc.(b)(c).................................        401
    25,600 Time Warner, Inc. ........................................      1,742
                                                                        --------
                                                                           2,783
                                                                        --------
 Restaurants (0.2%):
    11,300 Foodmaker, Inc.(b)........................................        305
                                                                        --------
 Retail (4.3%):
     5,900 Ames Department Stores, Inc.(b)...........................        242
     5,700 BJ's Wholesale Club, Inc.(b)..............................        148
    20,400 CVS Corp. ................................................        938
    25,900 Dayton Hudson Corp. ......................................      1,632
    28,550 Home Depot, Inc. .........................................      1,624
    25,600 Staples(b)................................................        736
     9,200 The Children's Place(b)(c)................................        358
    10,850 The Men's Wearhouse, Inc.(b)..............................        277
    24,700 TJX Companies, Inc. ......................................        741
    31,600 Wal-Mart(c)...............................................      1,347
    32,500 Walgreen Co. .............................................        756
                                                                        --------
                                                                           8,799
                                                                        --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Balanced Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Semiconductors (2.1%):
    19,150 Aeroflex, Inc.(b).........................................   $    279
    10,400 Applied Materials(b)......................................        571
     8,450 ATMI, Inc.(b).............................................        186
    13,050 Cymer, Inc.(b)(c).........................................        239
    25,900 Intel Corp. ..............................................      1,400
     4,900 Photronics, Inc.(b)(c)....................................         97
    10,500 PMC-Sierra, Inc.(b).......................................        510
     4,900 PRI Automation(b).........................................        120
     6,800 Texas Instruments.........................................        744
                                                                        --------
                                                                           4,146
                                                                        --------
 Technology (0.6%):
     9,150 Electronics for Imaging, Inc.(b)..........................        449
     8,800 Macrovision Corp.(b)......................................        400
     5,900 Platinum Technology(b)....................................        172
     3,700 Visx, Inc.(b).............................................        192
                                                                        --------
                                                                           1,213
                                                                        --------
 Telecommunications - Services & Equipment (7.5%):
     9,715 AirTouch Communications, Inc.(b)..........................        976
    16,500 Alltel Corp. .............................................      1,183
    10,600 Antec Corp.(b)(c).........................................        311
     4,600 Applied Micro Circuits Corp.(b)...........................        272
    30,050 Cisco Systems, Inc.(b)....................................      3,272
    15,300 Commscope, Inc.(b)........................................        402
    12,700 Dycom(b)..................................................        613
     2,000 Frontier Corp. ...........................................        105
     5,100 Gilat Satellite Networks Ltd.(b)..........................        269
     9,350 Intermedia Communications of Florida(b)(c)................        237
    45,300 Lucent Technologies(c)....................................      2,576
     9,050 Mastec, Inc.(b)...........................................        219
    23,000 MCI WorldCom, Inc.(b).....................................      1,987
    10,300 Microwave Power Devices, Inc. ............................        157
     4,700 Motorola, Inc. ...........................................        389
     9,500 Nortel Networks Corp. ....................................        713
     9,800 Sawtek, Inc.(b)...........................................        388
    15,600 SBC Communications, Inc.(c)...............................        798
    14,800 Skytel Communications, Inc.(b)............................        301
                                                                        --------
                                                                          15,168
                                                                        --------
 Transportation & Shipping (0.2%):
    10,150 Atlas Air, Inc.(b)........................................        273
     2,300 Expeditors International of Washington, Inc. .............        128
                                                                        --------
                                                                             401
                                                                        --------
 Wholesale Distribution - Pharmaceuticals (0.4%):
    11,600 Cardinal Health, Inc.(c)..................................        700
                                                                        --------
   Total Common Stocks                                                   105,374
                                                                        --------
 Foreign Common Stocks (4.5%):
 Australia (0.1%):
 Banking (0.1%):
     6,947 National Australia Bank Ltd. .............................        113
                                                                        --------

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Foreign Common Stocks, continued:
 Belgium (0.0%):
 Retail Stores/Catalog (0.0%):
       143 Colruyt NV................................................   $     93
                                                                        --------
 Brazil (0.0%):
 Telecommunications (0.0%):
       570 Telebras, ADR.............................................         48
       570 Telebras-Rights...........................................        (d)
                                                                        --------
                                                                              48
                                                                        --------
 Finland (0.1%):
 Computer Software (0.1%):
     4,542 TT Tieto B Shares.........................................        159
                                                                        --------
 Paper Products (0.0%):
     1,425 Upm-Kymmene...............................................         42
                                                                        --------
                                                                             201
                                                                        --------
 France (0.5%):
 Energy (0.1%):
     1,770 Veba AG...................................................        101
                                                                        --------
 Engineering (0.0%):
       505 Altran Technologies.......................................        114
       342 Compagnie De Saint-Gobain.................................         54
                                                                        --------
                                                                             168
                                                                        --------
 Health & Personal Care (0.1%):
       228 L'Oreal...................................................        138
                                                                        --------
 Industrial Goods & Services (0.0%):
     1,200 Vivendi...................................................         89
     2,100 Vivendi Rights............................................          2
                                                                        --------
                                                                              91
                                                                        --------
 Insurance (0.1%):
     1,268 AXA.......................................................        147
                                                                        --------
 Machinery & Equipment (0.1%):
     1,107 Sidel SA(b)...............................................        154
                                                                        --------
 Telecommunications - Services & Equipment (0.0%):
     1,255 France Telecom SA.........................................         96
                                                                        --------
 Utilities - Electrical & Gas (0.1%):
     1,229 Total SA, B Shares........................................        150
                                                                        --------
                                                                           1,045
                                                                        --------
 Germany (0.3%):
 Banking (0.0%):
     2,889 BHF Bank AG...............................................         94
                                                                        --------
 Electrical & Electronic (0.0%):
     1,390 Siemens AG................................................         94
                                                                        --------
 Insurance (0.1%):
       377 Allianz AG................................................        103
                                                                        --------
 Telecommunications (0.2%):
     1,974 Mannesmann AG.............................................        271
                                                                        --------
                                                                             562
                                                                        --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Balanced Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Foreign Common Stocks, continued:
 Hong Kong (0.2%):
 Banking (0.0%):
     2,874 HSBC Holdings PLC.........................................   $     94
                                                                        --------
 Electrical & Electronic (0.2%):
    29,081 Johnson Electric Holdings Ltd. ...........................        108
                                                                        --------
 Gas & Electric Utility (0.0%):
    58,768 Hong Kong & China Gas Co. Ltd. ...........................         83
                                                                        --------
 Industrial Holding Company (0.0%):
     5,195 Hutchison Whampoa.........................................         43
                                                                        --------
                                                                             328
                                                                        --------
 Ireland (0.1%):
 Banking (0.1%):
     5,673 Bank of Ireland...........................................        107
                                                                        --------
 Italy (0.1%):
 Insurance (0.1%):
     3,600 Assicurazioni Generali....................................        129
                                                                        --------
 Jewelry (0.0%):
     6,484 Bulgari SpA...............................................         39
                                                                        --------
 Telecommunications (0.0%):
     9,323 Telecom Italia Mobile SpA.................................         55
                                                                        --------
                                                                             223
                                                                        --------
 Japan (0.8%):
 Banking (0.1%):
    10,474 Bank of Tokyo-Mitsubishi Ltd. ............................        140
                                                                        --------
 Computer Hardware (0.0%):
       318 TDK Corp. ................................................         27
                                                                        --------
 Computer Software (0.2%):
     8,947 Nihon Unisys..............................................        167
       225 Softbank Corp. ...........................................         26
         1 Yahoo Japan Corp.(b)......................................        206
                                                                        --------
                                                                             399
                                                                        --------
 Consumer Electronics (0.1%):
     1,219 Sony Corp. ...............................................        115
                                                                        --------
 Electronic Components/Instruments (0.1%):
     2,333 Fanuc Co. Ltd. ...........................................        101
                                                                        --------
 Financial Services (0.0%):
     6,945 Nomura Securities Co. ....................................         69
                                                                        --------
 Food & Household Products (0.0%):
     2,474 Kao Corp. ................................................         68
                                                                        --------
 Industrial Goods & Services (0.0%):
       400 Bridgestone Corp. ........................................         10
                                                                        --------
 Manufacturing - Consumer Goods (0.1%):
     5,566 Canon.....................................................        140
     3,130 Fuji Photo Film Ltd. .....................................        112
                                                                        --------
                                                                             252
                                                                        --------

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Foreign Common Stocks, continued:
 Japan, continued:
 Pharmaceuticals (0.1%):
        13 Sankyo Co. Ltd. ..........................................   $    (d)
     5,811 Takeda Chemical Industries................................        259
                                                                        --------
                                                                             259
                                                                        --------
 Retail - Food & Drug (0.0%):
        18 Matsumotokiyoshi..........................................          1
                                                                        --------
 Retail Stores/Catalog (0.1%):
       528 Ito Yokado................................................         32
     1,000 Seven-Eleven Japan Ltd. ..................................         86
                                                                        --------
                                                                             118
                                                                        --------
 Telecommunications (0.0%):
         7 Nippon Telegraph & Telephone Corp. .......................         68
                                                                        --------
                                                                           1,627
                                                                        --------
 Korea (0.0%):
 Metals (0.0%):
     3,600 Pohang Iron & Steel, ADR..................................         91
                                                                        --------
 Mexico (0.1%):
 Beverages & Tobacco (0.0%):
     2,850 Coca-Cola Femsa SA, ADR...................................         51
                                                                        --------
 Entertainment (0.1%):
     1,425 Grupo Televisa SA, ADR(b).................................         60
                                                                        --------
 Telecommunications (0.0%):
       685 Telefonos De Mexico, ADR..................................         55
                                                                        --------
                                                                             166
                                                                        --------
 Netherlands (0.4%):
 Broadcasting & Publishing (0.1%):
     3,076 Wolters Kluwer CVA........................................        124
                                                                        --------
 Consumer Goods & Services (0.0%):
       787 Unilever NV...............................................         52
                                                                        --------
 Energy (0.0%):
     4,283 Royal Dutch Petroleum.....................................        240
                                                                        --------
 Financial Services (0.1%):
     2,000 Fortis NV.................................................         65
     2,000 Fortis, Series B..........................................         64
                                                                        --------
                                                                             129
                                                                        --------
 Insurance (0.1%):
       906 Aegon NV..................................................         73
     1,493 ING Groep NV..............................................         80
                                                                        --------
                                                                             153
                                                                        --------
 Retail Stores/Catalog (0.1%):
     3,455 Kon Ahold NV..............................................        121
                                                                        --------
                                                                             819
                                                                        --------
 Portugal (0.1%):
 Telecommunications (0.1%):
     2,463 Portugal Telecom, SA ADR..................................        111
                                                                        --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Balanced Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Foreign Common Stocks, continued:
 Singapore (0.2%):
 Banking (0.0%):
     8,420 Development Bank of Singapore.............................   $     87
                                                                        --------
 Electrical & Electronic (0.0%):
    22,842 Natsteel Electronics Ltd. ................................         76
                                                                        --------
 Real Estate (0.1%):
    14,895 City Developments.........................................         89
                                                                        --------
 Transportation & Shipping (0.1%):
     9,895 Singapore International Airlines..........................         88
                                                                        --------
                                                                             340
                                                                        --------
 Spain (0.1%):
 Gas & Electric Utility (0.0%):
     4,351 Endesa-Empresa Nac Electric...............................         93
                                                                        --------
 Telecommunications (0.1%):
     3,526 Telefonica SA.............................................        169
                                                                        --------
                                                                             262
                                                                        --------
 Sweden (0.1%):
 Telecommunications (0.1%):
     3,202 Nokia Corp., ADR..........................................        227
                                                                        --------
 Switzerland (0.4%):
 Banking (0.1%):
       630 Credit Suisse Group.......................................        110
       370 UBS AG....................................................        107
                                                                        --------
                                                                             217
                                                                        --------
 Food Products & Services (0.1%):
        66 Nestle SA.................................................        119
                                                                        --------
 Insurance (0.1%):
        60 Swiss Reinsurance Co. ....................................        114
                                                                        --------
 Pharmaceuticals (0.1%):
        60 Novartis AG...............................................         87
        18 Roche Holdings AG.........................................        191
                                                                        --------
                                                                             278
                                                                        --------
                                                                             728
                                                                        --------
 United Kingdom (0.9%):
 Aerospace/Defense (0.0%):
    10,854 British Aerospace PLC.....................................         71
                                                                        --------
 Banking (0.3%):
     7,477 Abbey National PLC........................................        154
     5,885 Allied Zurich PLC.........................................         74
     9,125 Standard Chartered PLC....................................        138
                                                                        --------
                                                                             366
                                                                        --------
 Beverages & Tobacco (0.0%):
     5,700 Bass PLC..................................................         84
                                                                        --------
 Computer Software (0.0%):
     5,401 Logica PLC................................................         50
                                                                        --------

  Shares
    or
 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 Foreign Common Stocks, continued:
 United Kingdom, continued:
 Electrical & Electronic (0.0%):
     9,700 General Electric PLC.....................................   $     92
                                                                       --------
 Energy (0.1%):
     8,923 BP Amoco PLC.............................................        160
                                                                       --------
 Engineering (0.0%):
    21,561 Siebe PLC................................................         98
                                                                       --------
 Food Products & Services (0.0%):
     4,561 Compass Group............................................         46
                                                                       --------
 Industrial Goods & Services (0.1%):
     5,637 Boc Group PLC............................................         96
     9,300 Imperial Chemical Industries PLC.........................        103
                                                                       --------
                                                                            199
                                                                       --------
 Leisure (0.1%):
     5,135 Granada Group PLC........................................        107
                                                                       --------
 Media and Entertainment (0.1%):
     8,194 Pearson PLC..............................................        156
                                                                       --------
 Pharmaceuticals (0.1%):
     6,209 Glaxo Wellcome PLC.......................................        175
                                                                       --------
 Telecommunications (0.0%):
     2,721 Vodafone.................................................         52
                                                                       --------
 Utilities - Electrical & Gas (0.1%):
    22,270 National Grid Group PLC..................................        151
                                                                       --------
                                                                          1,807
                                                                       --------
   Total Foreign Common Stocks                                            8,898
                                                                       --------
 Preferred Stocks (0.1%):
 Germany (0.0%):
 Computer Software (0.0%):
        76 SAP AG...................................................         30
                                                                       --------
 United Kingdom (0.1%):
 Telecommunications (0.1%):
    16,935 Cable & Wireless PLC.....................................        208
                                                                       --------
  Total Preferred Stocks                                                    238
                                                                       --------
 Corporate Bonds (13.2%):
 Appliances & Household Products (1.2%):
 $     715 Advanta Mortgage Loan Trust, Series 1999-2, Class A4,
            6.89%, 5/25/29 .........................................        713
     1,600 IMC Home Equity Loan Trust, 6.76%, 10/20/20..............      1,612
                                                                       --------
                                                                          2,325
                                                                       --------
 Banking (0.6%):
       765 Citicorp, 6.38%, 11/15/08................................        749
       470 First Union National Bank, Series 1999-1, Class A2,
            6.65%, 4/14/09 .........................................        466
                                                                       --------
                                                                          1,215
                                                                       --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Balanced Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Corporate Bonds, continued:
 Consumer Goods & Services (0.6%):
 $   1,325 American Greetings, 6.10%, 8/1/28.........................   $  1,270
                                                                        --------
 Financial Services (2.1%):
       650 Associates Corp., 6.25%, 11/1/08..........................        631
     2,065 Countrywide Home, 6.84%, 10/22/04.........................      2,057
       350 ERAC USA Finance Co., 6.35%, 1/15/01......................        350
       950 Ford Motor Credit Co., 6.00%, 1/14/03.....................        939
        18 Sasco 1996, Series 6 C, 7.50%, 8/25/26....................         18
                                                                        --------
                                                                           3,995
                                                                        --------
 Food Products & Services (0.7%):
     1,375 Dean Foods Co., 6.63%, 5/15/09............................      1,364
                                                                        --------
 Foreign Governments (1.1%):
     2,100 Providence of Saskatchewan, 8.00%, 7/15/04................      2,258
                                                                        --------
 Industrial Goods & Services (3.8%):
       785 Brunswick Corp., 6.75%, 12/15/06..........................        759
     1,825 Computer Assoc. International, 6.25%, 4/15/03.............      1,770
       650 Cummins Engine, Inc., 6.45%, 3/1/05.......................        624
       860 Monsanto Co., 5.38%, 12/1/01..............................        845
       600 Motorola, Inc., 7.50%, 5/15/25............................        626
     2,050 Security Capital Group, 7.80%, 1/12/05....................      2,022
       800 Williams Cos., Inc., 6.20%, 8/1/02........................        793
                                                                        --------
                                                                           7,439
                                                                        --------
 Real Estate Investment Trust (0.6%):
       350 Avalon Bay Communities, 6.58%, 2/15/04....................        342
       485 Simon Debartolo Property Group, Inc., 6.63%, 6/15/03......        461
       460 Simon Debartolo Property Group, Inc., 6.75%, 2/9/04.......        447
                                                                        --------
                                                                           1,250
                                                                        --------
 Resorts & Entertainment (0.9%):
     1,700 Time Warner Entertainment, 9.63%, 5/1/02..................      1,845
                                                                        --------
 Telecommunications - Services & Equipment (1.6%):
       930 AT & T Corp., 6.50%, 3/15/29..............................        866
     1,050 Cable & Wireless Communication, Inc., 6.75%, 12/8/08......      1,024
     1,410 Sprint Capital, 6.88%, 11/15/28...........................      1,327
                                                                        --------
                                                                           3,217
                                                                        --------
 Total Corporate Bonds                                                    26,178
                                                                        --------
 Convertible Bonds (0.5%):
 Financial Services (0.5%):
     1,100 EOP Operating LP, 6.63%, 2/15/05..........................      1,067
                                                                        --------
 Total Convertible Bonds                                                   1,067
                                                                        --------
 Asset Backed Securities (4.9%):
     1,321 Banc One Auto Grantor Trust, 6.27%, 11/20/03..............      1,333
     1,950 Discover Card Master Trust, 6.05%, 8/18/08................      1,924

  Shares
    or
 Principal                          Security                            Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   --------

 Asset Backed Securities, continued:
 $   1,180 First Security Auto Owner Trust, 5.74%, 6/15/04..........   $  1,167
       840 General Electric Capital Mortgage Services, Inc., 6.19%,
            1/25/23.................................................        835
     2,420 General Electric Corp., Series A3, 6.18%, 6/25/15........      2,423
     2,070 Newcourt Receivables Asset Trust, 6.19%, 5/20/05.........      2,062
                                                                       --------
  Total Asset Backed Securities                                           9,744
                                                                       --------
 Mortgage Backed Securities (5.6%):
     1,200 Credit Suisse First Boston, Series 1997-C1, Class A1c,
            7.24%, 4/20/07..........................................      1,216
       827 General Electric Capital Mortgage Services, Inc., 6.50%,
            1/25/29.................................................        792
       715 Heller Financial Commercial Mortgage Asset, Series 1999-
            Ph1, Class A-1, 6.50%, 5/15/31..........................        712
     1,500 Morgan Stanley Capital, Inc., 6.53%, 3/15/32.............      1,480
       940 Morgan Stanley Capital, Inc., Series 1999-Rm1, 6.71%,
            12/15/31................................................        939
     1,748 PNC, Series 98-7, Class A5, 6.75%, 9/25/28...............      1,701
       991 Prudential Securities Secured Financing Corp., 6.07%,
            1/15/08.................................................        971
     2,666 Residential Accredit Loans, Inc., 6.50%, 3/25/29.........      2,553
       770 Residential Funding Mortgage, Inc., 6.75%, 6/25/28.......        750
                                                                       --------
  Total Mortgage Backed Securities                                       11,114
                                                                       --------
 U.S. Government Agencies (8.4%):
 Fannie Mae (8.4%):
     3,263 7.00%, 9/1/27............................................      3,267
       515 6.50%, 2/1/28............................................        504
     3,743 6.00%, 7/1/28............................................      3,562
       976 6.00%, 8/1/28............................................        929
       495 6.00%, 8/1/28............................................        471
       625 6.50%, 8/1/28............................................        611
     2,126 6.50%, 11/1/28...........................................      2,080
     3,902 6.00%, 3/1/29............................................      3,713
     1,550 6.50%, 5/1/29............................................      1,516
                                                                       --------
  Total U.S. Government Agencies                                         16,653
                                                                       --------
 U.S. Government Obligations (4.4%):
 Government National Mortgage Association (4.4%):
       689 6.50%, 9/15/23...........................................        672
       766 6.50%, 12/15/23..........................................        748
     3,863 7.50%, 8/15/25...........................................      3,956
       520 6.50%, 4/1/29(e).........................................        508
     2,848 6.50%, 4/15/29...........................................      2,781
                                                                       --------
  Total U.S. Government Obligations                                       8,665
                                                                       --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Balanced Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 U.S. Treasury Notes (1.6%):
 $   2,995 5.75%, 11/15/00(c)........................................   $  3,013
       210 6.13%, 8/15/07(c).........................................        214
                                                                        --------
  Total U.S. Treasury Notes                                                3,227
                                                                        --------
 U.S. Treasury Bonds (1.7%):
     3,380 6.25%, 8/15/23(c).........................................      3,448
                                                                        --------
  Total U.S. Treasury Bonds                                                3,448
                                                                        --------
 Cash Equivalents (0.6%):
     1,146 Goldman Sachs Financial Square Premium....................      1,146
                                                                        --------
  Total Cash Equivalents                                                   1,146
                                                                        --------

  Shares
    or
 Principal                         Security                            Market
  Amount                          Description                          Value
 --------- --------------------------------------------------------   --------

 Short Term Securities Purchased with Collateral (7.7%):
 Floating Rate Note (5.0%):
 $  10,000 Merrill Lynch, 5.05%, 10/4/99...........................   $ 10,000
                                                                      --------
 Repurchase Agreements (2.7%):
     5,235 Lehman Brothers Triparty Agreement, 5.04%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description)                                      5,235
                                                                      --------
  Total Short Term Securities Purchased with Collateral                 15,235
                                                                      --------
  Total Investments (Cost $185,141)(a)--106.2%                         210,987
  Other assets in excess of liabilities--(6.2)%                        (12,301)
                                                                      --------
  Total Net Assets--100.0%                                            $198,686
                                                                      ========

- -------
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax purposes of $51. Cost for federal income tax purposes differs from value by net unrealized appreciation as follows:

          Unrealized appreciation...................................... $29,518
          Unrealized depreciation......................................  (3,723)
                                                                        -------
          Net unrealized appreciation.................................. $25,795
                                                                        =======

(b) Represents non-income producing securities.
(c) All or part of this security has been loaned at May 31, 1999.
(d) Market value is less than $1,000.
(e) On May 31, 1999, the total cost of investments purchased on a when-issued basis was $510.

                       See notes to financial statements.

Schedule of Portfolio Investments

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Aggressive Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                           Security                            Market
  Amount                            Description                           Value
 --------- ------------------------------------------------------------  -------

 Common Stocks (62.4%):
 Advertising (1.0%):
     350   Doubleclick, Inc.(b)........................................  $    34
   2,300   Omnicom Group...............................................      161
   1,500   Valassis Communications, Inc.(b)............................       52
                                                                         -------
                                                                             247
                                                                         -------
 Apparel/Shoes (0.1%):
   1,000   Tarrant Apparel Group(b)....................................       30
                                                                         -------
 Banking (1.0%):
     400   Cullen/Frost Bankers, Inc. .................................       23
   6,378   Republic Security Financial Corp. ..........................       53
   2,400   State Street Corp. .........................................      183
                                                                         -------
                                                                             259
                                                                         -------
 Broadcasting/Cable (0.6%):
   4,200   Comcast Corp. ..............................................      162
                                                                         -------
 Business Services (2.1%):
   4,100   Automatic Data Processing, Inc. ............................      169
   3,600   Ceridian Corp.(b)...........................................      119
     750   Corporate Executive Board Corp.(b)..........................       22
   1,400   Diamond Technology Partners, Inc.(b)........................       34
     996   FYI, Inc.(b)................................................       27
   1,211   NOVA Corp.(b)...............................................       27
   1,800   Onesource Information Services, Inc.(b).....................       17
     775   QRS Corp.(b)................................................       57
   1,500   Sykes Enterprises, Inc.(b)..................................       47
                                                                         -------
                                                                             519
                                                                         -------
 Chemicals (0.8%):
   1,522   Macdermid, Inc. ............................................       61
   3,100   Monsanto Co. ...............................................      129
                                                                         -------
                                                                             190
                                                                         -------
 Commercial Services (0.2%):
   1,845   Iron Mountain, Inc.(b)......................................       51
                                                                         -------
 Computer Hardware (3.7%):
   4,000   Dell Computer Corp.(b)......................................      138
   2,700   EMC Corp.(b)................................................      269
   2,800   IBM Corp. ..................................................      326
   3,400   Sun Microsystems, Inc.(b)...................................      203
                                                                         -------
                                                                             936
                                                                         -------
 Computer Services (1.6%):
     725   Checkfree Holdings Corp.(b).................................       34
     300   CMGI, Inc.(b)...............................................       31
   1,486   Credence Systems Corp.(b)...................................       44
   1,100   E*Trade Group, Inc.(b)......................................       49
     800   Infospace.Com, Inc.(b)......................................       38
   1,675   National Data Corp. ........................................       78
     564   Pegasus Systems, Inc.(b)....................................       20
   1,500   PMC-Sierra, Inc.(b).........................................       73
     200   Safeguard Scientifics, Inc.(b)..............................       15
   1,535   Unigraphics Solutions, Inc.(b)..............................       24
                                                                         -------
                                                                             406
                                                                         -------

  Shares
    or
 Principal                           Security                            Market
  Amount                            Description                           Value
 --------- ------------------------------------------------------------  -------

 Common Stocks, continued:
 Computer Software & Peripherals (3.2%):
   1,706   Ardent Software, Inc.(b)....................................  $    34
      25   BMC Software(b).............................................        1
   2,735   INSpire Insurance Solutions(b)..............................       48
     700   Intervu, Inc.(b)............................................       24
     600   Mercury Interactive Corp.(b)................................       20
     900   Micromuse, Inc.(b)..........................................       36
   5,500   Microsoft, Inc.(b)..........................................      444
   1,100   National Computer Systems, Inc. ............................       34
   3,300   Oracle Corp.(b).............................................       82
   1,815   Smart Modular Technologies(b)...............................       27
   1,700   Worldgate Communications, Inc.(b)...........................       63
                                                                         -------
                                                                             813
                                                                         -------
 Consumer Goods & Services (2.3%):
   1,600   Colgate Palmolive Co. ......................................      160
   1,100   Gillette Co. ...............................................       56
   1,700   JAKKS Pacific, Inc.(b)......................................       47
   3,300   Procter & Gamble Co. .......................................      308
                                                                         -------
                                                                             571
                                                                         -------
 Diversified Operations (1.7%):
   4,900   Tyco International Ltd. ....................................      428
                                                                         -------
 Educational Services (0.1%):
   1,652   School Specialty, Inc.(b)...................................       25
                                                                         -------
 Electric Utilities (0.3%):
   1,200   Calpine Corp.(b)............................................       65
                                                                         -------
 Electronic Components/Instruments (2.8%):
   1,202   Burr-Brown Corp.(b).........................................       38
   1,370   CTS Corp. ..................................................       77
   2,000   DII Group, Inc.(b)..........................................       66
   3,200   General Electric Co. .......................................      326
   2,834   Gentex Corp.(b).............................................       85
     500   Optical Coating Laboratory, Inc. ...........................       32
     874   SDL, Inc.(b)................................................       81
                                                                         -------
                                                                             705
                                                                         -------
 Environmental Services (0.9%):
   1,613   Casella Waste Systems, Inc., Series A(b)....................       32
   3,600   Waste Management, Inc.(c)...................................      190
                                                                         -------
                                                                             222
                                                                         -------
 Financial Services (2.7%):
   1,610   Affiliated Managers Group(b)................................       47
   1,400   American Express Co. .......................................      170
   3,482   Amresco, Inc.(b)............................................       24
   3,700   Freddie Mac.................................................      216
   5,700   MBNA Corp. .................................................      157
   1,300   Metris Cos., Inc. ..........................................       76
                                                                         -------
                                                                             690
                                                                         -------
 Food & Beverage (0.6%):
   2,200   The Coca-Cola Co. ..........................................      150
                                                                         -------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Aggressive Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                           Security                            Market
  Amount                            Description                           Value
 --------- ------------------------------------------------------------  -------

 Common Stocks, continued:
 Food Products & Services (1.3%):
   1,500   Kroger Co.(b)...............................................  $    88
   5,000   Safeway, Inc.(b)............................................      232
                                                                         -------
                                                                             320
                                                                         -------
 Health Care - Services (1.1%):
   2,479   American Retirement Corp.(b)(c).............................       42
     524   Carematrix Corp.(b).........................................        8
   3,628   Hooper Holmes, Inc. ........................................       66
   1,400   Laser Vision Centers, Inc.(b)...............................       79
   1,398   Medquist, Inc.(b)...........................................       51
     200   Minimed, Inc.(b)............................................       12
     856   NCS Healthcare, Inc.(b).....................................       12
                                                                         -------
                                                                             270
                                                                         -------
 Home Building (0.1%):
   1,987   Standard Pacific Corp. .....................................       26
                                                                         -------
 Home Furnishings (0.2%):
   1,214   Ethan Allen Interiors, Inc. ................................       39
                                                                         -------
 Industrial Goods & Services (0.6%):
   2,400   United Technologies Corp.(c)................................      149
                                                                         -------
 Insurance (2.0%):
   3,411   American International Group, Inc. .........................      390
   2,958   Annuity & Life Re...........................................       76
   3,500   Scottish Annuity & Life Holdings............................       34
                                                                         -------
                                                                             500
                                                                         -------
 Leisure (0.2%):
   1,200   Cheap Tickets, Inc.(b)......................................       38
                                                                         -------
 Manufacturing - Consumer Goods (0.2%):
   1,600   Monaco Coach Corp.(b).......................................       48
                                                                         -------
 Manufacturing - Capital Goods (0.5%):
   1,000   Astec Industries, Inc.(b)...................................       37
   2,985   Motivepower Industries, Inc.(b).............................       51
   2,011   Wabash National Corp........................................       38
                                                                         -------
                                                                             126
                                                                         -------
 Medical Equipment & Supplies (1.1%):
   1,642   Biomatrix, Inc.(b)..........................................       50
   1,058   Gliatech, Inc.(b)...........................................       27
     900   Guidant Corp. ..............................................       45
   2,200   Medtronic, Inc. ............................................      157
                                                                         -------
                                                                             279
                                                                         -------
 Metals & Mining (0.2%):
   1,200   Stillwater Mining Co.(b)....................................       38
                                                                         -------
 Office Equipment & Services (1.5%):
   1,500   Hewlett-Packard Co. ........................................      141
   1,200   Pitney Bowes, Inc. .........................................       77
   2,900   Xerox Corp. ................................................      163
                                                                         -------
                                                                             381
                                                                         -------

  Shares
    or
 Principal                           Security                            Market
  Amount                            Description                           Value
 --------- ------------------------------------------------------------  -------

 Common Stocks, continued:
 Oilfield Services & Equipment (0.1%):
   1,000   Cal Dive International, Inc.(b).............................  $    25
                                                                         -------
 Pharmaceuticals (7.6%):
     800   Alpharma, Inc., Class A.....................................       21
   3,400   Bristol Myers Squibb Co. ...................................      233
   3,900   Eli Lilly & Co. ............................................      279
   1,564   Geltex Pharmaceuticals, Inc.(b).............................       27
   2,400   Johnson & Johnson...........................................      222
   2,476   King Pharmaceuticals, Inc.(b)...............................       59
   3,800   Merck & Co., Inc. ..........................................      257
   3,800   Pfizer, Inc. ...............................................      406
     251   Pharmacia & Upjohn, Inc. ...................................       14
   2,201   Priority Healthcare Corp., Class B(b).......................       75
   4,800   Schering Plough Corp........................................      216
   1,900   Warner-Lambert Co...........................................      118
                                                                         -------
                                                                           1,927
                                                                         -------
 Radio (0.2%):
   1,962   Citadel Communications(b)...................................       54
                                                                         -------
 Resorts & Entertainment (2.0%):
   2,400   Carnival Cruise Lines.......................................       98
   1,800   Premier Parks, Inc.(b)......................................       64
   4,900   Time Warner, Inc............................................      334
                                                                         -------
                                                                             496
                                                                         -------
 Restaurants (0.2%):
   1,900   Foodmaker, Inc.(b)..........................................       51
                                                                         -------
 Retail (5.0%):
   1,000   Ames Department Stores, Inc.(b).............................       41
     900   BJ's Wholesale Club, Inc.(b)................................       23
   3,600   CVS Corp. ..................................................      166
   4,600   Dayton Hudson Corp. ........................................      289
   5,000   Home Depot, Inc. ...........................................      284
   1,400   The Children's Place(b).....................................       55
   1,746   The Men's Wearhouse, Inc.(b)................................       45
   5,600   Wal-Mart....................................................      239
   4,900   Walgreen Co. ...............................................      114
                                                                         -------
                                                                           1,256
                                                                         -------
 Semiconductors (1.9%):
   2,989   Aeroflex, Inc.(b)...........................................       44
   1,349   ATMI, Inc.(b)...............................................       30
   1,990   Cymer, Inc.(b)..............................................       36
   3,900   Intel Corp. ................................................      211
     678   Photronics, Inc.(b).........................................       13
     800   PRI Automation(b)...........................................       20
   1,200   Texas Instruments...........................................      131
                                                                         -------
                                                                             485
                                                                         -------
 Technology (0.9%):
   1,500   Electronics for Imaging, Inc.(b)............................       73
   1,445   Macrovision Corp.(b)........................................       66
   2,115   Mercury Computer Systems, Inc.(b)...........................       42

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Aggressive Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                           Security                            Market
  Amount                           Description                            Value
 --------- -----------------------------------------------------------   -------

 Common Stocks, continued:
 Technology (0.9%):
     300   Platinum Technology(b).....................................   $     9
     500   Visx, Inc.(b)..............................................        26
                                                                         -------
                                                                             216
                                                                         -------
 Telecommunications - Services & Equipment (9.2%):
   1,405   AirTouch Communications, Inc.(b)...........................       141
   2,900   Alltel Corp. ..............................................       208
   1,660   Antec Corp.(b).............................................        49
     700   Applied Micro Circuits Corp.(b)............................        41
   4,550   Cisco Systems, Inc.(b).....................................       495
   2,500   Commscope, Inc.(b).........................................        66
   1,995   Dycom(b)...................................................        96
     300   Frontier Corp. ............................................        16
     822   Gilat Satellite Networks Ltd.(b)...........................        43
   1,500   Intermedia Communications of Florida(b)....................        38
   9,200   Lucent Technologies(c).....................................       524
   1,500   Mastec, Inc.(b)............................................        36
   3,700   MCI WorldCom, Inc.(b)......................................       320
   1,700   Microwave Power Devices, Inc. .............................        26
   1,561   Sawtek, Inc.(b)............................................        62
   2,700   SBC Communications, Inc.(c)................................       138
   2,300   Skytel Communications, Inc.(b).............................        47
                                                                         -------
                                                                           2,346
                                                                         -------
 Transportation & Shipping (0.2%):
   1,599   Atlas Air, Inc.(b).........................................        43
     300   Expeditors International of Washington, Inc. ..............        17
                                                                         -------
                                                                              60
                                                                         -------
 Wholesale Distribution - Pharmaceuticals (0.4%):
   1,775   Cardinal Health, Inc. .....................................       107
                                                                         -------
  Total Common Stocks                                                     15,706
                                                                         -------
 Foreign Common Stocks (5.3%):
 Australia (0.1%):
 Banking (0.1%):
     998   National Australia Bank Ltd. ..............................        16
                                                                         -------
 Belgium (0.0%):
 Retail Stores/Catalog (0.0%):
      19   Colrayt NV.................................................        12
                                                                         -------
 Brazil (0.0%):
 Telecommunications (0.0%):
     105   Telebras, ADR..............................................         9
     105   Telebras-Rights............................................       (d)
                                                                         -------
                                                                               9
                                                                         -------
                                                                               9
                                                                         -------
 Finland (0.2%):
 Computer Software (0.1%):
     542   TT Tieto B Shares..........................................        19
                                                                         -------
 Paper Products (0.0%):
     185   Upm-Kymmene................................................         5
                                                                         -------

  Shares
    or
 Principal                           Security                            Market
  Amount                           Description                            Value
 --------- -----------------------------------------------------------   -------

 Foreign Common Stocks, continued:
 Finland, continued:
 Telecommunications (0.1%):
     436   Nokia AB, Class A, ADR.....................................   $    31
                                                                         -------
                                                                              55
                                                                         -------
 France (0.5%):
 Commercial Services (0.0%):
      52   Altran Technologies........................................        12
                                                                         -------
 Energy (0.1%):
     176   Total SA...................................................        21
                                                                         -------
 Engineering (0.0%):
      53   Compagnie De Saint-Gobain..................................         8
                                                                         -------
 Health & Personal Care (0.2%):
      42   L'Oreal....................................................        26
                                                                         -------
 Industrial Goods & Services (0.0%):
     158   Vivendi....................................................        12
     300   Vivendi Rights.............................................       (d)
                                                                         -------
                                                                              12
                                                                         -------
 Insurance (0.1%):
     211   AXA........................................................        25
                                                                         -------
 Machinery & Equipment (0.1%):
     158   Sidel SA...................................................        22
                                                                         -------
 Telecommunications - Services & Equipment (0.0%):
     158   France Telecom SA..........................................        12
                                                                         -------
                                                                             138
                                                                         -------
 Germany (0.4%):
 Banking (0.0%):
     376   BHF Bank AG................................................        12
                                                                         -------
 Electrical & Electronic (0.1%):
     261   Siemens AG.................................................        18
                                                                         -------
 Energy (0.0%):
      26   Veba AG....................................................         1
                                                                         -------
 Insurance (0.1%):
      70   Allianz AG.................................................        19
                                                                         -------
 Telecommunications (0.2%):
     277   Mannesmann AG..............................................        38
                                                                         -------
                                                                              88
                                                                         -------
 Hong Kong (0.2%):
 Banking (0.1%):
     526   HSBC Holdings PLC..........................................        17
                                                                         -------
 Electronic Components/Instruments (0.1%):
   3,571   Johnson Electronic Holdings................................        13
                                                                         -------
 Industrial Holding Company (0.0%):
   1,105   Hutchison Whampoa..........................................         9
                                                                         -------
 Utilities - Electrical & Gas (0.0%):
   7,513   Hong Kong & China Gas Co. Ltd..............................        11
                                                                         -------
                                                                              50
                                                                         -------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Aggressive Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                           Security                            Market
  Amount                           Description                            Value
 --------- -----------------------------------------------------------   -------

 Foreign Common Stocks, continued:
 Ireland (0.1%):
 Banking (0.1%):
     675   Bank of Ireland............................................   $    13
                                                                         -------
 Italy (0.2%):
 Insurance (0.1%):
     421   Assicurazioni Generali.....................................        15
                                                                         -------
 Jewelry (0.1%):
   3,721   Bulgari SpA................................................        22
                                                                         -------
 Telecommunications - Services & Equipment (0.0%):
   1,135   Telecom Italia Mobile SpA..................................         7
                                                                         -------
                                                                              44
                                                                         -------
 Japan (0.9%):
 Banking (0.0%):
     526   Bank of Tokyo-Mitsubishi Ltd...............................         7
                                                                         -------
 Computer Hardware (0.1%):
     313   TDK Corp...................................................        27
                                                                         -------
 Computer Software (0.1%):
   1,053   Nihon Unisys...............................................        19
      25   Softbank Corp..............................................         3
                                                                         -------
                                                                              22
                                                                         -------
 Consumer Electronics (0.1%):
     163   Sony Corp..................................................        15
                                                                         -------
 Electronic Components/Instruments (0.1%):
     411   Fanuc Co. Ltd..............................................        18
                                                                         -------
 Financial Services (0.0%):
   1,055   Nomura Securities Co.......................................        11
                                                                         -------
 Food Products & Services (0.1%):
     526   Kao Corp...................................................        14
                                                                         -------
 Manufacturing - Consumer Goods (0.1%):
   1,087   Canon, Inc.................................................        28
     331   Fuji Photo Film Ltd........................................        12
                                                                         -------
                                                                              40
                                                                         -------
 Pharmaceuticals (0.2%):
      52   Sankyo Co..................................................         1
     818   Takeda Chemical Industries.................................        37
                                                                         -------
                                                                              38
                                                                         -------
 Retail - Food and Drug (0.0%):
      32   Matsumotokiyoshi...........................................         1
                                                                         -------
 Retail Stores/Catalog (0.1%):
     387   Ito Yokado.................................................        23
                                                                         -------
 Telecommunications (0.0%):
       1   Nippon Telegraph & Telephone Corp..........................        10
                                                                         -------
                                                                             226
                                                                         -------

  Shares
    or
 Principal                           Security                            Market
  Amount                           Description                            Value
 --------- -----------------------------------------------------------   -------

 Foreign Common Stocks, continued:
 Korea (0.1%):
 Metals (0.1%):
     526   Pohang Iron & Steel, ADR...................................   $    13
                                                                         -------
 Mexico (0.1%):
 Beverages & Tobacco (0.0%):
     525   Coca-Cola Femsa SA, ADR....................................         9
                                                                         -------
 Entertainment (0.0%):
     263   Grupo Televisa SA, ADR (b).................................        11
                                                                         -------
 Telecommunications (0.1%):
     160   Telefonos De Mexico, ADR...................................        13
                                                                         -------
                                                                              33
                                                                         -------
 Netherlands (0.5%):
 Broadcasting & Publishing (0.1%):
     720   Wolters Kluwer NV..........................................        29
                                                                         -------
 Consumer Goods & Services (0.0%):
     157   Unilever NV................................................        10
                                                                         -------
 Energy (0.2%):
     519   Royal Dutch Petroleum......................................        30
                                                                         -------
 Financial Services (0.0%):
     250   Fortis NV..................................................         8
                                                                         -------
 Insurance (0.1%):
     167   Aegon NV...................................................        13
     204   ING Groep NV...............................................        11
                                                                         -------
                                                                              24
                                                                         -------
 Retail Stores/Catalog (0.1%):
     650   Kon Ahold NV...............................................        23
                                                                         -------
                                                                             124
                                                                         -------
 Portugal (0.1%):
 Telecommunications (0.1%):
     311   Portugal Telecom, SA ADR...................................        14
                                                                         -------
 Singapore (0.2%):
 Banking (0.1%):
   1,580   Development Bank of Singapore..............................        16
                                                                         -------
 Electrical & Electronic (0.0%):
   3,158   Natsteel Electronics Ltd...................................        11
                                                                         -------
 Real Estate (0.1%):
   2,105   City Developments..........................................        13
                                                                         -------
 Transportation & Shipping (0.0%):
   2,105   Singapore International Airlines...........................        18
                                                                         -------
                                                                              58
                                                                         -------
 Spain (0.1%):
 Gas & Electric Utility (0.1%):
     678   Endesa-Empresa Nac Electric SA.............................        14
                                                                         -------
 Telecommunications (0.0%):
     449   Telefonica SA..............................................        22
                                                                         -------
                                                                              36
                                                                         -------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Aggressive Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                           Security                            Market
  Amount                           Description                            Value
 --------- -----------------------------------------------------------   -------

 Foreign Common Stocks, continued:
 Switzerland (0.5%):
 Banking (0.1%):
     105   Credit Suisse Group........................................   $    19
      53   UBS AG-Registered..........................................        15
                                                                         -------
                                                                              34
                                                                         -------
 Food Products & Services (0.1%):
      10   Nestle SA..................................................        18
                                                                         -------
 Insurance (0.1%):
       9   Swiss Reinsurance Co.......................................        17
                                                                         -------
 Pharmaceuticals (0.2%):
      10   Novartis AG................................................        15
       3   Roche Holdings AG..........................................        31
                                                                         -------
                                                                              46
                                                                         -------
                                                                             115
                                                                         -------
 United Kingdom (1.1%):
 Aerospace/Defense (0.0%):
   1,621   British Aerospace PLC......................................        11
                                                                         -------
 Banking (0.2%):
   1,167   Abbey National PLC.........................................        24
   1,103   Allied Zurich PLC..........................................        14
   1,105   Standard Chartered PLC.....................................        17
                                                                         -------
                                                                              55
                                                                         -------
 Beverages & Tobacco (0.1%):
   1,105   Bass PLC...................................................        16
                                                                         -------
 Commercial Services (0.0%):
     830   Logica PLC.................................................         8
                                                                         -------
 Electric Utility (0.1%):
   2,805   National Grid Group PLC....................................        19
                                                                         -------
 Electrical & Electronic (0.1%):
   1,580   General Electric PLC.......................................        15
                                                                         -------
 Energy (0.1%):
   1,623   BP Amoco PLC...............................................        29
                                                                         -------
 Engineering (0.1%):
   3,215   Invensys PLC...............................................        15
                                                                         -------
 Food Products & Services (0.0%):
     689   Compass Group PLC..........................................         7
                                                                         -------
 Industrial Goods & Services (0.1%):
     710   Boc Group PLC..............................................        12
   1,370   Imperial Chemical Industries PLC...........................        15
                                                                         -------
                                                                              27
                                                                         -------
 Leisure (0.1%):
     740   Granada Group PLC..........................................        15
                                                                         -------
 Media and Entertainment (0.1%):
   1,532   Pearson PLC................................................        29
                                                                         -------

  Shares
    or
 Principal                           Security                            Market
  Amount                           Description                            Value
 --------- -----------------------------------------------------------   -------

 Foreign Common Stocks, continued:
 Pharmaceuticals (0.1%):
   1,029   Glaxo Holdings PLC.........................................   $    29
                                                                         -------
 Telecommunications (0.0%):
     607   Vodafone...................................................        12
                                                                         -------
                                                                             287
                                                                         -------
  Total Foreign Common Stocks                                              1,331
                                                                         -------
 Preferred Stocks (0.1%):
 Germany (0.0%):
 Computer Software (0.0%):
       9   SAP AG.....................................................         4
                                                                         -------
 United Kingdom (0.1%):
 Telecommunications (0.1%):
     810   Cable & Wireless PLC.......................................        10
                                                                         -------
  Total Preferred Stocks                                                      14
                                                                         -------
 Corporate Bonds (8.9%):
 Appliances & Household Products (0.4%):
   $  90   IMC Home Equity Loan Trust, 6.76%, 10/20/20................        91
                                                                         -------
 Banking (0.3%):
      75   Citicorp, 6.38%, 11/15/08..................................        73
                                                                         -------
 Consumer Goods & Services (0.4%):
     100   American Greetings, 6.10%, 8/1/28..........................        96
                                                                         -------
 Electrical & Electronic (1.1%):
     270   General Electric Corp., Series A3, 6.18%, 6/25/15..........       270
                                                                         -------
 Financial Services (1.9%):
     250   Associates Corp., 5.75%, 11/1/03...........................       243
     250   Countrywide Home, 6.84%, 10/22/04..........................       250
                                                                         -------
                                                                             493
                                                                         -------
 Foreign Governments (1.2%):
     270   Providence of Saskatchewan, 8.00%, 7/15/04.................       290
                                                                         -------
 Industrial Goods & Services (1.9%):
      60   Brunswick Corp., 6.75%, 12/15/06...........................        58
      40   Cummins Engine, Inc., 6.45%, 3/1/05........................        38
      80   Lubrizol Corp, 5.88%, 12/01/08.............................        74
      75   Monsanto Co., 5.38%, 12/1/01...............................        74
      50   Motorola, Inc., 7.50%, 5/15/25.............................        52
     200   Security Capital Group, 7.80%, 1/12/05.....................       198
                                                                         -------
                                                                             494
                                                                         -------
 Real Estate Investment Trust (0.2%):
      25   Avalon Bay Communities, 6.58%, 2/15/04.....................        24
      20   Simon Debartolo Property Group, Inc., 6.63%, 6/15/03.......        19
                                                                         -------
                                                                              43
                                                                         -------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Aggressive Allocation Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                            Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   -------

 Corporate Bonds, continued:
 Resorts & Entertainment (0.6%):
   $130    Time Warner Entertainment, 9.63%, 5/1/02..................   $   141
                                                                        -------
 Telecommunications - Services & Equipment (0.9%):
     75    AT&T Corp., 6.50%, 3/15/29................................        70
     80    Cable & Wireless Communication, Inc., 6.75%, 12/8/08......        78
     90    Sprint Capital, 6.88%, 11/15/28...........................        85
                                                                        -------
                                                                            233
                                                                        -------
  Total Corporate Bonds                                                   2,224
                                                                        -------
 Asset Backed Securities (1.9%):
     76    Banc One Auto Grantor Trust, 6.27%, 11/20/03..............        76
    250    Discover Card Master Trust, 6.05%, 8/18/08................       247
    150    Newcourt Receivables Asset Trust, 6.19%, 5/20/05..........       149
                                                                        -------
  Total Asset Backed Securities                                             472
                                                                        -------
 Mortgage Backed Securities (2.2%):
    165    Credit Suisse First Boston, 7.24%, 4/20/07................       167
     55    General Electric Capital Mortgage Services, Inc., 6.50%,
            1/25/29..................................................        53
    125    PNC, Series 98-7, Class A5, 6.75%, 9/25/28................       121
    190    Residential Accredit Loans, Inc., 6.50%, 3/25/29..........       182
     40    Residential Funding Mortgage, Inc., 6.75%, 6/25/28........        39
                                                                        -------
  Total Mortgage Backed Securities                                          562
                                                                        -------
 U.S. Government Agencies (1.8%):
 Fannie Mae (1.8%):
    189    6.00%, 8/1/28.............................................       180
    113    6.50%, 8/1/28.............................................       111
    159    6.50%, 11/1/28............................................       156
                                                                        -------
  Total U.S. Government Agencies                                            447
                                                                        -------

  Shares
    or
 Principal                          Security                           Market
  Amount                          Description                           Value
 --------- ---------------------------------------------------------   -------

 U.S. Treasury Notes (10.4%):
 $    850  5.75%, 11/15/00(c).......................................   $   855
    1,560  5.75%, 8/15/03(c)........................................     1,563
      200  6.13%, 8/15/07(c)........................................       204
                                                                       -------
  Total U.S. Treasury Notes                                              2,622
                                                                       -------
 U.S. Treasury Bonds (1.9%):
      465  6.25%, 8/15/23(c)........................................       474
                                                                       -------
  Total U.S. Treasury Bonds                                                474
                                                                       -------
 Cash Equivalents (3.2%):
      805  Goldman Sachs Financial Square Premium...................       805
                                                                       -------
  Total Cash Equivalents                                                   805
                                                                       -------
 Short Term Securities Purchased with Collateral (16.5%):
 Commercial Paper (2.2%):
      548  Oyster Creek Fuel Corp., 5.05%, 6/1/99...................       548
                                                                       -------
 Repurchase Agreements (14.3%):
    3,599  Lehman Brothers Triparty Agreement, 5.04%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description).................................     3,599
                                                                       -------
  Total Short Term Securities Purchased with Collateral                  4,147
                                                                       -------
  Total Investments (Cost $26,552)(a)--114.6%                           28,804
  Other assets in excess of liabilities--(14.6)%                        (3,676)
                                                                       -------
  Total Net Assets--100.0%                                             $25,128
                                                                       =======

- -------
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax purposes of $10. Cost for federal income tax purposes differs from value by net unrealized appreciation as follows:

          Unrealized appreciation....................................... $2,732
          Unrealized depreciation.......................................   (490)
                                                                         ------
          Net unrealized appreciation................................... $2,242
                                                                         ======

(b) Represents non-income producing securities.
(c) All or part of this security has been loaned at May 31, 1999.
(d) Market value is less than $1,000.

                       See notes to financial statements.

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Equity Income Fund
(Amounts in Thousands, except Shares)

  Shares
     or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks (96.8%):
 Aerospace & Military Technology (0.4%):
   19,600  General Dynamics Corp.(b).................................   $  1,289
                                                                        --------
 Apparel (3.3%):
  210,600  Intimate Brands, Inc.(b)..................................     10,912
                                                                        --------
 Automotive (1.2%):
   48,800  Ford Motor Co.............................................      2,784
   28,900  Genuine Parts Co..........................................        974
                                                                        --------
                                                                           3,758
                                                                        --------
 Banking (9.4%):
  121,079  Bank of America Corp......................................      7,833
   22,600  Bank One Corp.(b).........................................      1,278
   88,500  First Tennessee National Corp.(b).........................      3,645
   60,900  First Union Corp..........................................      2,805
   80,900  Fleet Financial Group, Inc................................      3,327
   39,700  J.P. Morgan & Co..........................................      5,531
  107,500  PNC Financial Corp.(b)....................................      6,154
                                                                        --------
                                                                          30,573
                                                                        --------
 Beverages & Tobacco (0.5%):
   51,900  UST, Inc..................................................      1,583
                                                                        --------
 Building Products (3.2%):
   14,600  Armstrong World Industries, Inc...........................        850
  331,600  Masco Corp................................................      9,472
                                                                        --------
                                                                          10,322
                                                                        --------
 Commercial Services (1.5%):
  139,500  Dun & Bradstreet Corp.....................................      4,883
                                                                        --------
 Consumer Goods & Services (5.2%):
  378,000  Flowers Industries, Inc...................................      8,410
   31,700  Fortune Brands, Inc.......................................      1,296
   36,800  Kimberly-Clark Corp.......................................      2,160
   71,800  Maytag Corp...............................................      5,066
                                                                        --------
                                                                          16,932
                                                                        --------
 Electrical & Electronic (1.9%):
   94,600  Emerson Electric Co.(b)...................................      6,043
                                                                        --------
 Financial Services (2.6%):
   84,600  Fannie Mae................................................      5,752
   73,000  Washington Mutual, Inc....................................      2,788
                                                                        --------
                                                                           8,540
                                                                        --------
 Food Products & Services (0.4%):
   16,300  General Mills, Inc........................................      1,310
                                                                        --------
 Forest & Paper Products (1.0%):
   55,000  Weyerhaeuser Co...........................................      3,413
                                                                        --------
 Industrial Goods & Services (8.6%):
   38,500  Cooper Industries, Inc....................................      1,908
   42,000  Dow Chemical Co...........................................      5,103
   51,800  E. I. Du Pont de Nemours..................................      3,390
  259,600  RPM, Inc..................................................      3,602
   99,000  Snap-On, Inc..............................................      3,583

  Shares
     or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Industrial Goods & Services, continued:
  137,000  United Technologies Corp.(b)..............................   $  8,502
   74,500  USX-United States Steel Group, Inc........................      2,007
                                                                        --------
                                                                          28,095
                                                                        --------
 Insurance (4.6%):
   40,966  Allstate Corp.............................................      1,493
   47,900  Chubb Corp................................................      3,356
   53,500  Cigna Corp................................................      4,989
   73,200  Marsh & Mclennan..........................................      5,325
                                                                        --------
                                                                          15,163
                                                                        --------
 Metals (2.4%):
  141,300  Alcoa, Inc................................................      7,772
                                                                        --------
 Office Equipment & Services (5.7%):
  141,400  Pitney Bowes, Inc.........................................      9,014
  170,100  Xerox Corp................................................      9,558
                                                                        --------
                                                                          18,572
                                                                        --------
 Oil & Gas (13.6%):
   97,900  Atlantic Richfield Co.....................................      8,192
   83,800  Chevron Corp..............................................      7,766
   75,000  Exxon Corp................................................      5,991
   73,400  Mobil Corp................................................      7,432
  125,100  Royal Dutch Petroleum Co.(b)..............................      7,076
   96,500  Texaco, Inc...............................................      6,321
   81,000  Ultramar Diamond Shamrock Corp............................      1,782
                                                                        --------
                                                                          44,560
                                                                        --------
 Pharmaceuticals (3.1%):
   71,900  American Home Products Corp...............................      4,143
   89,200  Bristol-Myers Squibb Co...................................      6,122
                                                                        --------
                                                                          10,265
                                                                        --------
 Real Estate Investment Trust (3.4%):
  128,800  Arden Realty, Inc.........................................      3,292
  189,700  Duke Realty Investments, Inc.(b)..........................      4,387
   48,900  Kimco Realty..............................................      1,953
   43,600  Mack Cali Realty Corp.....................................      1,412
                                                                        --------
                                                                          11,044
                                                                        --------
 Retail (3.9%):
   72,400  J.C. Penney & Co., Inc.(b)................................      3,742
  123,150  May Department Stores Co..................................      5,334
   75,050  Sears, Roebuck & Co.(b)...................................      3,588
                                                                        --------
                                                                          12,664
                                                                        --------
 Telecommunications - Services & Equipment (9.4%):
  103,500  Ameritech Corp............................................      6,812
  168,450  AT&T Corp.................................................      9,348
   56,200  Bell Atlantic Corp........................................      3,077
   73,000  Frontier Corp.............................................      3,842
  119,500  GTE Corp..................................................      7,536
                                                                        --------
                                                                          30,615
                                                                        --------

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Equity Income Fund
(Amounts in Thousands, except Shares)

  Shares
    or
 Principal                          Security                             Market
  Amount                           Description                           Value
 --------- ----------------------------------------------------------   --------

 Common Stocks, continued:
 Utilities - Electric (5.2%):
   17,200  Consolidated Edison, Inc..................................   $    835
  114,600  Duke Power Co.............................................      6,913
   66,000  Florida Power & Light, Inc................................      3,840
  127,000  General Public Utility Corp...............................      5,532
                                                                        --------
                                                                          17,120
                                                                        --------
 Utilities - Gas (5.2%):
  124,300  Consolidated Natural Gas Co...............................      7,388
  136,500  Enron Corp................................................      9,743
                                                                        --------
                                                                          17,131
                                                                        --------
 Utilities - Water (1.1%):
  116,300  American Water Works, Inc.................................      3,605
                                                                        --------
  Total Common Stocks                                                    316,164
                                                                        --------

  Shares
     or
 Principal                         Security                            Market
  Amount                          Description                          Value
 --------- --------------------------------------------------------   --------

 Preferred Stocks (1.1%):
 Insurance (1.1%):
   41,000  American General Delaware, L.L.C........................   $  3,695
                                                                      --------
  Total Preferred Stocks                                                 3,695
                                                                      --------
 Cash Equivalents (1.9%):
   $6,158  Goldman Sachs Financial Square Premium..................      6,158
                                                                      --------
  Total Cash Equivalents                                                 6,158
                                                                      --------
 Short Term Securities Purchased with Collateral (16.1%):
 Floating Rate Note (12.2%):
   10,000  Amex Centurion, 4.95%, 4/24/00..........................     10,000
   10,000  Merrill Lynch, 5.04%, 9/29/99...........................     10,000
   10,000  Salomon Smith Barney Holding Co., 5.00%, 10/28/99.......     10,000
   10,000  Sigma Finance Inc., 4.91%, 9/15/99......................     10,000
                                                                      --------
                                                                        40,000
                                                                      --------
 Repurchase Agreements (3.8%):
    1,915  Bear Stearns Triparty Agreement, 5.04%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description)................................      1,915
   10,508  Lehman Brothers Triparty Agreement, 5.04%, 6/1/99, (See
            Significant Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial Statements for
            collateral description)................................     10,508
                                                                      --------
                                                                        12,423
                                                                      --------
  Total Short Term Securities Purchased with Collateral                 52,423
                                                                      --------
  Total Investments (Cost $293,038)(a)--115.9%                         378,440
  Other assets in excess of liabilities--(15.9)%                       (51,852)
                                                                      --------
  Total Net Assets--100.0%                                            $326,588
                                                                      ========

- -------
(a) Cost for federal tax purposes differs from value by net unrealized appreciation as follows:

          Unrealized appreciation............................. $89,129
          Unrealized depreciation.............................  (3,727)
                                                               -------
          Net unrealized appreciation......................... $85,402
                                                               =======

(b) All or a portion of this security has been loaned at May 31, 1999.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                            Prime Obligations Fund
                      ---------------------------------------------------------------------------------------------------------
                            Year Ended May 31, 1999          Eleven Months Ended May 31, 1998          Year Ended June 30, 1997
                      ----------------------------------- ------------------------------------------   ------------------------
                      Investor A Investor B Institutional Investor A    Investor B(a)  Institutional   Investor A Institutional
                      ---------- ---------- ------------- ----------    -------------  -------------   ---------- -------------
Net Asset Value,
 Beginning of
 Period.............   $ 1.000     $1.000     $  1.000     $  1.000        $1.000        $  1.000       $  1.000    $  1.000
                       -------     ------     --------     --------        ------        --------       --------    --------
Investment
 Activities
 Net investment
  income............     0.046      0.037        0.047        0.045         0.027           0.046          0.048       0.049
Distributions
 Net investment
  income............    (0.046)    (0.037)      (0.047)      (0.045)       (0.027)         (0.046)        (0.048)     (0.049)
                       -------     ------     --------     --------        ------        --------       --------    --------
Net Asset Value, End
 of Period..........   $ 1.000     $1.000     $  1.000     $  1.000        $1.000        $  1.000       $  1.000    $  1.000
                       =======     ======     ========     ========        ======        ========       ========    ========
Total Return........      4.66%      3.73%        4.76%        4.63%(b)      2.75%(b)        4.73%(b)       4.91%       5.01%
Ratios/Supplemetary
 Data
Net Assets at end of
 period (000).......   $14,924     $  764     $628,553     $217,934        $  387        $690,947       $195,046    $677,324
Ratio of expenses to
 average net assets.      0.76%      1.66%        0.65%        0.76%(c)      1.66%(c)        0.66%(c)       0.73%       0.63%
Ratio of net
 investment income
 to average net
 assets.............      4.76%      3.59%        4.67%        4.93%(c)      4.01%(c)        5.04%(c)       4.80%       4.90%
Ratio of expenses to
 average net
 assets*............      0.93%      1.67%        0.67%        0.93%(c)      1.68%(c)        0.68%(c)       0.90%       0.65%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) For the period September 30, 1997 (commencement of offering Investor B shares) to May 31, 1998.
(b) Not annualized.
(c) Annualized.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                    Prime Obligations Fund
                          --------------------------------------------------------------------------
                          Year ended June 30, 1996 Year ended June 30, 1995 Year ended June 30, 1994
                          ------------------------ ------------------------ ------------------------
                          Investor A Institutional Investor A Institutional Investor A Institutional
                          ---------- ------------- ---------- ------------- ---------- -------------
Net Asset Value,
 Beginning of Period....   $  1.000    $  1.000     $  1.000    $  1.000     $  1.000    $  1.000
                           --------    --------     --------    --------     --------    --------
Investment Activities
 Net investment income..      0.050       0.051        0.047       0.048        0.027       0.028
Distributions
 Net investment income..     (0.050)     (0.051)      (0.047)     (0.048)      (0.027)     (0.028)
                           --------    --------     --------    --------     --------    --------
Net Asset Value, End of
 Period.................   $  1.000    $  1.000     $  1.000    $  1.000     $  1.000    $  1.000
                           ========    ========     ========    ========     ========    ========
Total Return............       5.07%       5.17%        4.81%       4.91%        2.75%       2.85%
Ratios/Supplemetary Data
Net Assets at end of
 period (000)...........   $147,478    $596,075     $108,565    $640,380     $105,611    $561,697
Ratio of expenses to
 average net assets.....       0.74%       0.64%        0.75%       0.65%        0.74%       0.64%
Ratio of net investment
 income to average net
 assets.................       4.93%       5.05%        4.71%       4.83%        2.71%       2.84%
Ratio of expenses to
 average net assets*....       0.91%       0.66%        0.92%       0.67%        0.91%       0.66%

- -------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                              U.S. Government Obligations Fund
                         -------------------------------------------------------------------------------
                                Year Ended             Eleven Months                   Year Ended
                               May 31, 1999          Ended May 31, 1998              June 30, 1997
                         ------------------------ ---------------------------   ------------------------
                         Investor A Institutional Investor A    Institutional   Investor A Institutional
                         ---------- ------------- ----------    -------------   ---------- -------------
Net Asset Value,
 Beginning of Period....  $ 1.000     $  1.000     $  1.000       $  1.000       $  1.000    $  1.000
                          -------     --------     --------       --------       --------    --------
Investment Activities
 Net investment income..    0.044        0.045        0.044          0.045          0.047       0.048
Distributions
 Net investment income..   (0.044)      (0.045)      (0.044)        (0.045)        (0.047)     (0.048)
                          -------     --------     --------       --------       --------    --------
Net Asset Value, End of
 Period.................  $ 1.000     $  1.000     $  1.000       $  1.000       $  1.000    $  1.000
                          =======     ========     ========       ========       ========    ========
Total Return............     4.53%        4.64%        4.53%(a)       4.62%(a)       4.79%       4.89%
Ratios/Supplementary
 Data
Net Assets at end of
 period (000)...........  $ 2,032     $121,475     $169,210       $185,384       $212,082    $210,162
Ratio of expenses to
 average net assets.....     0.75%        0.67%        0.76%(b)       0.66%(b)       0.74%       0.64%
Ratio of net investment
 income to average net
 assets.................     4.75%        4.57%        4.83%(b)       4.93%(b)       4.69%       4.79%
Ratio of expenses to
 average net assets*....     0.92%        0.69%        0.93%(b)       0.68%(b)       0.91%       0.66%

- -------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized.
(b) Annualized.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                              U.S. Government Obligations Fund
                         --------------------------------------------------------------------------
                                Year Ended               Year Ended               Year Ended
                              June 30, 1996            June 30, 1995            June 30, 1994
                         ------------------------ ------------------------ ------------------------
                         Investor A Institutional Investor A Institutional Investor A Institutional
                         ---------- ------------- ---------- ------------- ---------- -------------
Net Asset Value,
 Beginning of Period....  $  1.000    $  1.000     $  1.000    $  1.000     $  1.000    $  1.000
                          --------    --------     --------    --------     --------    --------
Investment Activities
 Net investment income..     0.049       0.050        0.047       0.048        0.027       0.028
Distributions
 Net investment income..    (0.049)     (0.050)      (0.047)     (0.048)      (0.027)     (0.028)
                          --------    --------     --------    --------     --------    --------
Net Asset Value, End of
 Period.................  $  1.000    $  1.000     $  1.000    $  1.000     $  1.000    $  1.000
                          ========    ========     ========    ========     ========    ========
Total Return............      4.99%       5.10%        4.76%       4.87%        2.69%       2.79%
Ratios/Supplementary
 Data
Net Assets at end of
 period (000)...........  $186,944    $207,451     $169,179    $227,565     $172,482    $192,612
Ratio of expenses to
 average net assets.....      0.74%       0.64%        0.77%       0.67%        0.77%       0.67%
Ratio of net investment
 income to average net
 assets.................      4.88%       4.99%        4.62%       4.76%        2.64%       2.74%
Ratio of expenses to
 average net assets*....      0.91%       0.66%        0.94%       0.69%        0.94%       0.69%

- -------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                       Tax-Free Fund
                         -------------------------------------------------------------------------------
                                Year Ended             Eleven Months                   Year Ended
                               May 31, 1999          Ended May 31, 1998              June 30, 1997
                         ------------------------ ---------------------------   ------------------------
                         Investor A Institutional Investor A    Institutional   Investor A Institutional
                         ---------- ------------- ----------    -------------   ---------- -------------
Net Asset Value,
 Beginning of Period....  $ 1.000     $  1.000     $ 1.000        $  1.000       $ 1.000     $  1.000
                          -------     --------     -------        --------       -------     --------
Investment Activities
 Net investment income..    0.025        0.026       0.026           0.027         0.028        0.029
Distributions
 Net investment income..   (0.025)      (0.026)     (0.026)         (0.027)       (0.028)      (0.029)
                          -------     --------     -------        --------       -------     --------
Net Asset Value, End of
 Period.................  $ 1.000     $  1.000     $ 1.000        $  1.000       $ 1.000     $  1.000
                          =======     ========     =======        ========       =======     ========
Total Return............     2.56%        2.66%       2.66%(a)        2.75%(a)      2.83%        2.94%
Ratios/Supplementary
 Data
Net Assets at end of
 period (000)...........  $   621     $110,136     $55,106        $104,062       $47,466     $108,884
Ratio of expenses to
 average net assets.....     0.77%        0.68%       0.76%(b)        0.66%(b)      0.78%        0.68%
Ratio of net investment
 income to average net
 assets.................     2.71%        2.62%       2.86%(b)        2.96%(b)      2.82%        2.90%
Ratio of expenses to
 average net assets*....     0.94%        0.70%       0.93%(b)        0.68%(b)      0.95%        0.70%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized.
(b) Annualized.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                       Tax-Free Fund
                         --------------------------------------------------------------------------
                                Year Ended               Year Ended               Year Ended
                              June 30, 1996            June 30, 1995            June 30, 1994
                         ------------------------ ------------------------ ------------------------
                         Investor A Institutional Investor A Institutional Investor A Institutional
                         ---------- ------------- ---------- ------------- ---------- -------------
Net Asset Value,
 Beginning of Period....  $ 1.000     $  1.000     $ 1.000      $ 1.000     $ 1.000      $ 1.000
                          -------     --------     -------      -------     -------      -------
Investment Activities
 Net investment income..    0.029        0.030       0.029        0.030       0.018        0.019
Distributions
 Net investment income..   (0.029)      (0.030)     (0.029)      (0.030)     (0.018)      (0.019)
                          -------     --------     -------      -------     -------      -------
Net Asset Value, End of
 Period.................  $ 1.000     $  1.000     $ 1.000      $ 1.000     $ 1.000      $ 1.000
                          =======     ========     =======      =======     =======      =======
Total Return............     2.91%        3.02%       2.90%        3.00%       1.81%        1.92%
Ratios/Supplementary
 Data
Net Assets at end of
 period (000)...........  $41,713     $106,154     $45,102      $98,489     $48,256      $84,465
Ratio of expenses to
 average net assets.....     0.76%        0.66%       0.74%        0.64%       0.68%        0.58%
Ratio of net investment
 income to average net
 assets.................     2.89%        2.97%       2.88%        2.97%       1.81%        1.90%
Ratio of expenses to
 average net assets*....     0.93%        0.68%       0.95%        0.70%       0.93%        0.68%

- -------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                       Treasury Fund
                         -------------------------------------------------------------------------------
                                Year Ended        Eleven Months Ended May              Year Ended
                               May 31, 1999               31, 1998                   June 30, 1997
                         ------------------------ ---------------------------   ------------------------
                         Investor A Institutional Investor A    Institutional   Investor A Institutional
                         ---------- ------------- ----------    -------------   ---------- -------------
Net Asset Value,
 Beginning of Period....  $ 1.000     $  1.000     $  1.000       $  1.000       $  1.000    $  1.000
                          -------     --------     --------       --------       --------    --------
Investment Activities
 Net investment income..    0.044        0.045        0.045          0.046          0.047       0.048
Distributions
 Net investment income..   (0.044)      (0.045)      (0.045)        (0.046)        (0.047)     (0.048)
                          -------     --------     --------       --------       --------    --------
Net Asset Value, End of
 Period.................  $ 1.000     $  1.000     $  1.000       $  1.000       $  1.000    $  1.000
                          =======     ========     ========       ========       ========    ========
Total Return............     4.51%        4.61%        4.61%(a)       4.70%(a)       4.82%       4.93%
Ratios/Supplementary
 Data
Net Assets at end of
 period (000)...........  $ 9,161     $269,534     $240,208       $321,584       $176,006    $324,377
Ratio of expenses to
 average net assets.....     0.67%        0.58%        0.67%(b)       0.57%(b)       0.67%       0.57%
Ratio of net investment
 income to average net
 assets.................     4.77%        4.52%        4.90%(b)       5.00%(b)       4.72%       4.83%
Ratio of expenses to
 average net assets*....     0.91%        0.68%        0.92%(b)       0.67%(b)       0.92%       0.67%

- -------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized.
(b) Annualized.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                       Treasury Fund
                         -----------------------------------------------------------------------------
                                Year Ended               Year Ended          December 1, 1993 to
                              June 30, 1996            June 30, 1995          June 30, 1994 (a)
                         ------------------------ ------------------------ ---------------------------
                         Investor A Institutional Investor A Institutional Investor A    Institutional
                         ---------- ------------- ---------- ------------- ----------    -------------
Net Asset Value,
 Beginning of Period....  $  1.000    $  1.000     $  1.000    $  1.000     $ 1.000         $ 1.000
                          --------    --------     --------    --------     -------         -------
Investment Activities
 Net investment income..     0.049       0.050        0.047       0.048       0.016           0.017
Distributions
 Net investment income..    (0.049)     (0.050)      (0.047)     (0.048)     (0.016)         (0.017)
                          --------    --------     --------    --------     -------         -------
Net Asset Value, End of
 Period.................  $  1.000    $  1.000     $  1.000    $  1.000     $ 1.000         $ 1.000
                          ========    ========     ========    ========     =======         =======
Total Return............      5.04%       5.14%        4.81%       4.91%       1.66%(b)        1.72%(b)
Ratios/Supplementary
 Data
Net Assets at end of
 period (000)...........  $158,723    $223,416     $105,391    $192,232     $56,535         $76,035
Ratio of expenses to
 average net assets.....      0.70%       0.60%        0.75%       0.64%       0.64%(c)        0.54%(c)
Ratio of net investment
 income to average net
 assets.................      4.87%       4.98%        4.82%       4.95%       2.84%(c)        3.15%(c)
Ratio of expenses to
 average net assets*....      0.95%       0.70%        1.04%       0.78%       0.99%(c)        0.74%(c)

- -------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                      Small Capitalization Fund
                          ------------------------------------------------------------------------------------------------
                                Year Ended May 31, 1999                Eleven Months Ended May 31, 1998
                          ------------------------------------- ----------------------------------------------------------
                          Investor A  Investor B  Institutional Investor A     Investor B     Investor C     Institutional
                          ----------  ----------  ------------- ----------     ----------     ----------     -------------
Net Asset Value,
 Beginning of Period....   $ 25.72     $ 25.02      $  26.15     $  27.55       $ 26.99        $ 27.05         $  27.91
                           -------     -------      --------     --------       -------        -------         --------
Investment Activities
 Net investment income
  (loss)................     (0.34)      (0.50)        (0.23)       (0.35)        (0.53)         (0.49)           (0.27)
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (4.36)      (4.21)        (4.50)       (0.18)        (0.14)         (0.18)           (0.19)
                           -------     -------      --------     --------       -------        -------         --------
 Total from Investment
  Activities............     (4.70)      (4.71)        (4.73)       (0.53)        (0.67)         (0.67)           (0.46)
                           -------     -------      --------     --------       -------        -------         --------
Distributions
 Net realized gains.....     (2.53)      (2.53)        (2.53)       (1.30)        (1.30)         (1.30)           (1.30)
                           -------     -------      --------     --------       -------        -------         --------
 Total Distributions....     (2.53)      (2.53)        (2.53)       (1.30)        (1.30)         (1.30)           (1.30)
                           -------     -------      --------     --------       -------        -------         --------
Net Asset Value, End of
 Period.................   $ 18.49     $ 17.78      $  18.89     $  25.72       $ 25.02        $ 25.08         $  26.15
                           =======     =======      ========     ========       =======        =======         ========
Total Return (excludes
 sales and redemption
 charges)...............    (18.92)%    (19.52)%      (18.71)%      (1.90)%(a)   (2.470)%(a)     (2.43)%(a)       (1.62)%(a)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $57,813     $18,736      $226,139     $163,178       $41,399        $14,747         $527,805
Ratio of expenses to
 average net assets.....      1.61%       2.37%         1.36%        1.60%(b)      2.35%(b)       2.35%(b)         1.35%(b)
Ratio of net investment
 income (loss) to
 average net assets.....     (1.07)%     (1.82)%       (0.82)%      (1.23)%(b)    (1.99)%(b)     (1.99)%(b)       (0.99)%(b)
Portfolio turnover (c)..     99.86%      99.86%        99.86%       46.17%        46.17%         46.17%           46.17%

- -------
(a) Not annualized.
(b) Annualized.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                           Small Capitalization Fund
                         --------------------------------------------------------------------------------------------------
                                    Year Ended June 30, 1997                          Year Ended June 30, 1996
                         ------------------------------------------------- ------------------------------------------------
                         Investor A  Investor B  Investor C  Institutional Investor A  Investor B  Investor C Institutional
                         ----------  ----------  ----------  ------------- ----------  ----------  ---------- -------------
Net Asset Value,
 Beginning of Period...   $  34.17    $ 33.78     $ 33.83      $  34.50     $  25.88    $ 25.79      $25.91     $  26.08
                          --------    -------     -------      --------     --------    -------      ------     --------
Investment Activities
 Net investment income
  (loss)...............      (0.29)     (0.41)      (0.34)        (0.22)       (0.23)     (0.39)      (0.20)       (0.27)
 Net realized and
  unrealized gains
  (losses) from
  investments..........      (1.08)     (1.13)      (1.19)        (1.12)       12.17      12.03       11.77        12.34
                          --------    -------     -------      --------     --------    -------      ------     --------
 Total from Investment
  Activities...........      (1.37)     (1.54)      (1.53)        (1.34)       11.94      11.64       11.57        12.07
                          --------    -------     -------      --------     --------    -------      ------     --------
Distributions
 Net realized gains....      (5.25)     (5.25)      (5.25)        (5.25)       (3.65)     (3.65)      (3.65)       (3.65)
                          --------    -------     -------      --------     --------    -------      ------     --------
 Total Distributions...      (5.25)     (5.25)      (5.25)        (5.25)       (3.65)     (3.65)      (3.65)       (3.65)
                          --------    -------     -------      --------     --------    -------      ------     --------
Net Asset Value, End of
 Period................   $  27.55    $ 26.99     $ 27.05      $  27.91     $  34.17    $ 33.78      $33.83     $  34.50
                          ========    =======     =======      ========     ========    =======      ======     ========
Total Return (excludes
 sales and redemption
 charges)..............      (4.53)%    (5.13)%     (5.08)%       (4.39)%      49.93%     48.87%      48.32%       50.03%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)..........   $188,645    $46,895     $14,962      $602,787     $187,016    $30,310      $5,751     $528,866
Ratio of expenses to
 average net assets....       1.57%      2.32%       2.32%         1.32%        1.54%      2.29%       2.29%        1.29%
Ratio of net investment
 income (loss) to
 average net assets....      (1.19)%    (1.94)%     (1.94)%       (0.94)%      (1.18)%    (1.93)%     (1.94)%      (0.93)%
Portfolio turnover (a).      48.45%     48.45%      48.45%        48.45%       67.22%     67.22%      67.22%       67.22%

- -------
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                          Small Capitalization Fund
                          ----------------------------------------------------------------------------------------------
                                       Year Ended June 30, 1995                       Year Ended June 30, 1994
                          ---------------------------------------------------- -----------------------------------------
                          Investor A  Investor B Investor C (a)  Institutional Investor A  Investor B (b)  Institutional
                          ----------  ---------- --------------  ------------- ----------  --------------  -------------
Net Asset Value,
 Beginning of Period....   $ 19.75      $19.83       $24.17        $  19.83     $ 20.31        $22.71        $  20.31
                           -------      ------       ------        --------     -------        ------        --------
Investment Activities
 Net investment income
  (loss)................     (0.18)      (0.19)       (0.05)          (0.25)      (0.15)        (0.09)          (0.28)
 Net realized and
  unrealized gains
  (losses) from
  investments...........      8.46        8.30         3.94            8.65        0.09         (2.79)           0.30
                           -------      ------       ------        --------     -------        ------        --------
 Total from Investment
  Activities............      8.28        8.11         3.89            8.40       (0.06)        (2.88)           0.02
                           -------      ------       ------        --------     -------        ------        --------
Distributions
 Net realized gains.....     (2.15)      (2.15)       (2.15)          (2.15)      (0.50)          --            (0.50)
                           -------      ------       ------        --------     -------        ------        --------
 Total Distributions....     (2.15)      (2.15)       (2.15)          (2.15)      (0.50)          --            (0.50)
                           -------      ------       ------        --------     -------        ------        --------
Net Asset Value, End of
 Period.................   $ 25.88      $25.79       $25.91        $  26.08     $ 19.75        $19.83        $  19.83
                           =======      ======       ======        ========     =======        ======        ========
Total Return (excludes
 sales and redemption
 charges)...............     44.88%      43.78%       44.37%(e)       45.32%      (0.55)%      (12.68)%(c)      (0.15)%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $71,894      $9,990       $  224        $354,825     $42,791        $2,130        $271,425
Ratio of expenses to
 average net assets.....      1.55%       2.32%        3.53%(d)        1.33%       1.40%         2.35%(d)        1.30%
Ratio of net investment
 income (loss) to
 average net assets.....     (1.27)%     (2.03)%      (3.06)%(d)       1.06%      (1.24)%       (2.19)%(d)      (1.14)%
Ratio of expenses to
 average net assets*....      1.58%       2.55%        3.53%(d)        1.33%       1.55%         2.61%(d)        1.30%
Portfolio turnover (f)..     50.53%      50.53%       50.53%          50.53%      72.64%        72.64%          72.64%

- -------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from November 16, 1994 (commencement of offering of Investor C shares) to June 30, 1995.
(b) Period from February 4, 1994 (commencement of offering of Investor B shares) to June 30, 1994.
(c) Not annualized.
(d) Annualized.
(e) Represents total return for the Institutional shares for the period from July 1, 1994 to November 15, 1994 plus the total return for the Investor C shares for the period from November 16, 1994 to June 30, 1995.
(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                        Mid Capitalization Fund
                           -----------------------------------------------------------------------------------------------
                                 Year Ended May 31, 1999                Eleven Months Ended May 31, 1998
                           ------------------------------------- ---------------------------------------------------------
                           Investor A  Investor B  Institutional Investor A     Investor B     Investor C    Institutional
                           ----------  ----------  ------------- ----------     ----------     ----------    -------------
Net Asset Value,
 Beginning of Period.....   $ 14.98     $ 14.20      $  15.12     $ 15.72        $ 15.12         $15.24        $  15.82
                            -------     -------      --------     -------        -------         ------        --------
Investment Activities
 Net investment income
  (loss).................     (0.19)      (0.28)        (0.14)      (0.14)         (0.23)         (0.23)          (0.11)
 Net realized and
  unrealized gains
  (losses) from
  investments............      1.15        1.06          1.13        2.51           2.42           2.46            2.52
                            -------     -------      --------     -------        -------         ------        --------
 Total from Investment
  Activities.............      0.96        0.78          0.99        2.37           2.19           2.23            2.41
                            -------     -------      --------     -------        -------         ------        --------
Distributions
 Net realized gains......     (1.84)      (1.84)        (1.84)      (3.11)         (3.11)         (3.11)          (3.11)
                            -------     -------      --------     -------        -------         ------        --------
 Total Distributions.....     (1.84)      (1.84)        (1.84)      (3.11)         (3.11)         (3.11)          (3.11)
                            -------     -------      --------     -------        -------         ------        --------
Net Asset Value, End of
 Period..................   $ 14.10     $ 13.14      $  14.27     $ 14.98        $ 14.20         $14.36        $  15.12
                            =======     =======      ========     =======        =======         ======        ========
Total Return (excludes
 sales and redemption
 charges)................      8.08%       7.19%         8.20%      16.84%(a)      16.27%(a)      16.44%(a)       16.98%(a)
Ratios/Supplementary Da-
 ta:
Net Assets at end of
 period (000)............   $50,605     $16,629      $319,733     $90,183        $23,780         $2,228        $518,080
Ratio of expenses to
 average net assets......      1.57%       2.32%         1.32%       1.55%(b)       2.30%(b)       2.30%(b)        1.30%(b)
Ratio of net investment
 income (loss) to average
 net assets..............     (1.00)%     (1.75)%       (0.75)%     (1.02)%(b)     (1.77)%(b)     (1.77)%(b)      (0.77)%(b)
Portfolio turnover (c)...    100.19%     100.19%       100.19%      38.41%         38.41%         38.41%          38.41%

- -------
(a)Not annualized.
(b)Annualized.
(c)Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                            Mid Capitalization Fund
                         -------------------------------------------------------------------------------------------------
                                    Year Ended June 30, 1997                         Year Ended June 30, 1996
                         ------------------------------------------------ ------------------------------------------------
                         Investor A  Investor B  Investor C Institutional Investor A  Investor B  Investor C Institutional
                         ----------  ----------  ---------- ------------- ----------  ----------  ---------- -------------
Net Asset Value,
 Beginning of Period...   $ 20.71     $ 20.28      $20.36     $  20.83     $ 16.56     $ 16.35      $16.40     $  16.62
                          -------     -------      ------     --------     -------     -------      ------     --------
Investment Activities
 Net investment income
  (loss)...............     (0.16)      (0.24)      (0.21)       (0.13)      (0.16)      (0.23)      (0.17)       (0.16)
 Net realized and
  unrealized gains
  (losses) from
  investments..........      1.30        1.21        1.22         1.25        4.97        4.82        4.79         5.03
                          -------     -------      ------     --------     -------     -------      ------     --------
 Total from Investment
  Activities...........      1.14        0.97        1.01         1.12        4.81        4.59        4.62         4.87
                          -------     -------      ------     --------     -------     -------      ------     --------
Distributions
 Net realized gains....     (6.13)      (6.13)      (6.13)       (6.13)      (0.66)      (0.66)      (0.66)       (0.66)
                          -------     -------      ------     --------     -------     -------      ------     --------
 Total Distributions...     (6.13)      (6.13)      (6.13)       (6.13)      (0.66)      (0.66)      (0.66)       (0.66)
                          -------     -------      ------     --------     -------     -------      ------     --------
Net Asset Value, End of
 Period................   $ 15.72     $ 15.12      $15.24     $  15.82     $ 20.71     $ 20.28      $20.36     $  20.83
                          =======     =======      ======     ========     =======     =======      ======     ========
Total Return (excludes
 sales and redemption
 charges)..............      5.78%       4.94%       5.17%        5.58%      29.57%      28.59%      28.69%       29.83%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)..........   $80,634     $21,994      $2,018     $544,082     $66,260     $15,840      $1,088     $650,495
Ratio of expenses to
 average net assets....      1.56%       2.31%       2.31%        1.31%       1.54%       2.29%       2.29%        1.29%
Ratio of net investment
 income (loss) to
 average net assets....     (1.05)%     (1.80)%     (1.80)%      (0.80)%     (0.94)%     (1.70)%     (1.73)%      (0.68)%
Portfolio turnover (a).     38.47%      38.47%      38.47%       38.47%      49.27%      49.27%      49.27%       49.27%

- -------
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                           Mid Capitalization Fund
                          ----------------------------------------------------------------------------------------------
                                       Year Ended June 30, 1995                       Year Ended June 30, 1994
                          ---------------------------------------------------- -----------------------------------------
                          Investor A  Investor B Investor C (a)  Institutional Investor A  Investor B (b)  Institutional
                          ----------  ---------- --------------  ------------- ----------  --------------  -------------
Net Asset Value,
 Beginning of Period....   $ 14.69      $14.63       $16.29        $  14.70     $ 15.11        $16.66        $  15.10
                           -------      ------       ------        --------     -------        ------        --------
Investment Activities
 Net investment income
  (loss)................     (0.12)      (0.11)       (0.02)          (0.08)      (0.10)        (0.05)          (0.11)
 Net realized and
  unrealized gains
  (losses) from
  investments...........      3.46        3.30         1.60            3.47       (0.28)        (1.98)          (0.25)
                           -------      ------       ------        --------     -------        ------        --------
 Total from Investment
  Activities............      3.34        3.19         1.58            3.39       (0.38)        (2.03)          (0.36)
                           -------      ------       ------        --------     -------        ------        --------
Distributions
 Net realized gains.....     (0.48)      (0.48)         --            (0.49)      (0.04)          --            (0.04)
 In excess of net
  realized gains........     (0.99)      (0.99)       (1.47)          (0.98)        --            --              --
                           -------      ------       ------        --------     -------        ------        --------
 Total Distributions....     (1.47)      (1.47)       (1.47)          (1.47)      (0.04)          --            (0.04)
                           -------      ------       ------        --------     -------        ------        --------
Net Asset Value, End of
 Period.................   $ 16.56      $16.35       $16.40        $  16.62     $ 14.69        $14.63        $  14.70
                           =======      ======       ======        ========     =======        ======        ========
Total Return (excludes
 sales and redemption
 charges)...............     24.85%      23.88%       23.56%(e)       25.20%      (2.57)%      (12.18)%(c)      (2.44)%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $43,803      $6,073       $  153        $683,320     $36,108        $1,616        $533,260
Ratio of expenses to
 average net assets.....      1.51%       2.29%        2.27%(d)        1.29%       1.38%         2.30%(d)        1.28%
Ratio of net investment
 income (loss) to
 average net assets.....     (0.87)%     (1.61)%      (1.43)%(d)      (0.64)%     (0.75)%       (1.57)%(d)      (0.65)%
Ratio of expenses to
 average net assets*....      1.54%       2.54%        2.53%(d)        1.29%       1.53%         2.56%(d)        1.28%
Ratio of net investment
 income (loss) to
 average net assets*....     (0.90)%     (1.87)%      (1.70)%(d)      (0.65)%     (0.90)%       (1.83)%(d)      (0.65)%
Portfolio turnover (f)..     46.39%      46.39%       46.39%          46.39%      70.87%        70.87%          70.87%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from November 16, 1994 (commencement of offering of Investor C shares) to June 30, 1995.
(b) Period from February 4, 1994 (commencement of offering of Investor B shares) to June 30, 1994.
(c) Not annualized.
(d) Annualized.
(e) Represents total return for the Institutional shares for the period from July 1, 1994 to November 15, 1994 plus the total return for the Investor C shares for the period from November 16, 1994 to June 30, 1995.
(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                      Large Capitalization Fund
                          -----------------------------------------------------------------------------------------------
                                Year Ended May 31, 1999                Eleven Months Ended May 31, 1998
                          ------------------------------------- ---------------------------------------------------------
                          Investor A  Investor B  Institutional Investor A     Investor B     Investor C    Institutional
                          ----------  ----------  ------------- ----------     ----------     ----------    -------------
Net Asset Value, Begin-
 ning of Period.........   $ 16.19     $ 15.95      $  16.27     $ 14.44        $ 14.34         $14.28        $  14.48
                           -------     -------      --------     -------        -------         ------        --------
Investment Activities
 Net investment income
  (loss)................     (0.11)      (0.23)        (0.06)      (0.06)         (0.12)         (0.06)          (0.03)
 Net realized and
  unrealized gains
  (losses) from
  investments...........      3.89        3.79          3.90        3.51           3.43           3.32            3.52
                           -------     -------      --------     -------        -------         ------        --------
 Total from Investment
  Activities............      3.78        3.56          3.84        3.45           3.31           3.26            3.49
                           -------     -------      --------     -------        -------         ------        --------
Distributions
 Net realized gains.....     (0.30)      (0.30)        (0.30)      (1.67)         (1.67)         (1.67)          (1.67)
 Tax return of capital..       --          --            --        (0.03)         (0.03)         (0.03)          (0.03)
                           -------     -------      --------     -------        -------         ------        --------
 Total Distributions....     (0.30)      (0.30)        (0.30)      (1.70)         (1.70)         (1.70)          (1.70)
                           -------     -------      --------     -------        -------         ------        --------
Net Asset Value, End of
 Period.................   $ 19.67     $ 19.21      $  19.81     $ 16.19        $ 15.95         $15.84        $  16.27
                           =======     =======      ========     =======        =======         ======        ========
Total Return (excludes
 sales and redemption
 charges)...............     23.42%      22.38%        23.67%      25.95%(a)      25.12%(a)      24.87%(a)       26.18%(a)
Ratios/Supplementary Da-
 ta:
Net Assets at end of
 period (000)...........   $24,513     $14,128      $409,107     $21,628        $10,169         $  268        $358,221
Ratio of expenses to
 average net assets.....      1.35%       2.11%         1.10%       1.35%(b)       2.09%(b)       2.09%(b)        1.10%(b)
Ratio of net investment
 income (loss) to
 average net assets.....     (0.59)%     (1.34)%       (0.33)%     (0.45)%(b)     (1.21)%(b)     (1.24)%(b)      (0.19)%(b)
Portfolio turnover (c)..     50.51%      50.51%        50.51%      24.74%         24.74%         24.74%          24.74%

- -------
(a) Not annualized.
(b) Annualized.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                           Large Capitalization Fund
                         ------------------------------------------------------------------------------------------------------
                                    Year Ended June 30, 1997                 December 28, 1995 to June 30, 1996 (a)
                         ----------------------------------------------- ------------------------------------------------------
                         Investor A  Investor B Investor C Institutional Investor A   Investor B    Investor C    Institutional
                         ----------  ---------- ---------- ------------- ----------   ----------    ----------    -------------
Net Asset Value,
 Beginning of Period...   $ 11.23      $11.22     $11.16     $  11.25      $10.00       $10.00        $10.00        $  10.00
                          -------      ------     ------     --------      ------       ------        ------        --------
Investment Activities
 Net investment income
  (loss)...............       --        (0.05)     (0.06)        0.03        0.03         0.01           --             0.03
 Net realized and
  unrealized gains
  (losses) from
  investments..........      3.30        3.25       3.27         3.31        1.23         1.23          1.17            1.25
                          -------      ------     ------     --------      ------       ------        ------        --------
 Total from Investment
  Activities...........      3.30        3.20       3.21         3.34        1.26         1.24          1.17            1.28
                          -------      ------     ------     --------      ------       ------        ------        --------
Distributions
 Net investment income.     (0.01)        --       (0.01)       (0.03)      (0.03)       (0.02)          --            (0.03)
 Net realized gains....     (0.08)      (0.08)     (0.08)       (0.08)        --           --            --              --
 Tax return of capital.       --          --         --           --          --           --          (0.01)            --
                          -------      ------     ------     --------      ------       ------        ------        --------
 Total Distributions...     (0.09)      (0.08)     (0.09)       (0.11)      (0.03)       (0.02)        (0.01)          (0.03)
                          -------      ------     ------     --------      ------       ------        ------        --------
Net Asset Value, End of
 Period................   $ 14.44      $14.34     $14.28     $  14.48      $11.23       $11.22        $11.16        $  11.25
                          =======      ======     ======     ========      ======       ======        ======        ========
Total Return (excludes
 sales and redemption
 charges)..............     29.52%      28.62%     28.82%       29.81%       8.99%(b)     8.77%(b)      8.14%(b)       12.86%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)..........   $12,260      $4,130     $   42     $338,388      $1,657       $  832        $    2        $274,150
Ratio of expenses to
 average net assets....      1.37%       2.12%      2.12%        1.12%       1.40%(c)     1.78%(c)      2.24%(c)        2.19%(c)
Ratio of net investment
 income (loss) to
 average net assets....     (0.14)%     (0.88)%    (0.91)%       0.19%       0.31%(c)    (0.32)%(c)    (0.45)%(c)       1.26%(c)
Ratio of expenses to
 average net assets*...        (d)         (d)        (d)          (d)       2.62%(c)     4.07%(c)      4.25%(c)        2.26%(c)
Portfolio turnover (e).     48.44%      48.44%     48.44%       48.44%       0.86%        0.86%         0.86%           0.86%

- -------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) No fees were waived during this period.
(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                      International Discovery Fund
                           ----------------------------------------------------------------------------------------------
                                 Year Ended May 31, 1999               Eleven Months Ended May 31, 1998
                           ------------------------------------ ---------------------------------------------------------
                           Investor A  Investor B Institutional Investor A     Investor B     Investor C    Institutional
                           ----------  ---------- ------------- ----------     ----------     ----------    -------------
Net Asset Value,
 Beginning of Period.....   $ 16.51      $15.98     $  16.70     $ 16.25        $ 15.85         $16.21        $  16.41
                            -------      ------     --------     -------        -------         ------        --------
Investment Activities
 Net investment income
  (loss).................     (0.15)      (0.27)       (0.10)      (0.09)         (0.19)         (0.17)          (0.04)
 Net realized and
  unrealized gains
  (losses) from
  investments and foreign
  currencies.............     (0.68)      (0.64)       (0.70)       0.86           0.83           0.83            0.84
                            -------      ------     --------     -------        -------         ------        --------
 Total from Investment
  Activities.............     (0.83)      (0.91)       (0.80)       0.77           0.64           0.66            0.80
                            -------      ------     --------     -------        -------         ------        --------
Distributions
 Net realized gains......     (0.87)      (0.87)       (0.87)      (0.51)         (0.51)         (0.51)          (0.51)
                            -------      ------     --------     -------        -------         ------        --------
 Total Distributions.....     (0.87)      (0.87)       (0.87)      (0.51)         (0.51)         (0.51)          (0.51)
                            -------      ------     --------     -------        -------         ------        --------
Net Asset Value, End of
 Period..................   $ 14.81      $14.20     $  15.03     $ 16.51        $ 15.98         $16.36        $  16.70
                            =======      ======     ========     =======        =======         ======        ========
Total Return (excludes
 sales and redemption
 charges)................     (5.20)%     (5.89)%      (4.94)%      5.17%(a)       4.47%(a)       4.49%(a)        5.31%(a)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)............   $24,914      $7,604     $267,764     $43,268        $12,840         $1,026        $427,922
Ratio of expenses to
 average net assets......      1.82%       2.57%        1.57%       1.82%(b)       2.56%(b)       2.56%(b)        1.56%(b)
Ratio of net investment
 income (loss) to average
 net assets..............     (0.45)%     (1.21)%      (0.20)%     (0.75)%(b)     (1.49)%(b)     (1.48)%(b)      (0.47)%(b)
Portfolio turnover (c)...     84.66%      84.66%       84.66%      34.15%         34.15%         34.15%          34.15%

- -------
(a) Not annualized.
(b) Annualized.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                         International Discovery Fund
                         ------------------------------------------------------------------------------------------------
                                    Year Ended June 30, 1997                         Year Ended June 30, 1996
                         ------------------------------------------------ -----------------------------------------------
                         Investor A  Investor B  Investor C Institutional Investor A  Investor B Investor C Institutional
                         ----------  ----------  ---------- ------------- ----------  ---------- ---------- -------------
Net Asset Value,
 Beginning of Period...   $ 14.01     $ 13.77      $14.08     $  14.11     $ 12.23      $12.15     $12.42     $  12.33
                          -------     -------      ------     --------     -------      ------     ------     --------
Investment Activities
 Net investment income
  (loss)...............     (0.07)      (0.16)      (0.15)       (0.05)      (0.02)      (0.08)     (0.10)        0.02
 Net realized and
  unrealized gains
  (losses) from
  investments and
  foreign currencies...      2.31        2.24        2.28         2.35        1.81        1.70       1.79         1.80
                          -------     -------      ------     --------     -------      ------     ------     --------
 Total from Investment
  Activities...........      2.24        2.08        2.13         2.30        1.79        1.62       1.69         1.82
                          -------     -------      ------     --------     -------      ------     ------     --------
Distributions
 Net investment income.       --          --          --           --          --          --         --         (0.02)
 Net realized gains....       --          --          --           --        (0.01)        --       (0.03)       (0.02)
                          -------     -------      ------     --------     -------      ------     ------     --------
 Total Distributions...       --          --          --           --        (0.01)        --       (0.03)       (0.04)
                          -------     -------      ------     --------     -------      ------     ------     --------
Net Asset Value, End of
 Period................   $ 16.25     $ 15.85      $16.21     $  16.41     $ 14.01      $13.77     $14.08     $  14.11
                          =======     =======      ======     ========     =======      ======     ======     ========
Total Return (excludes
 sales and
 redemption charges)...     15.99%      15.11%      15.13%       16.34%      14.65%      13.33%     13.62%       14.76%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)..........   $48,557     $13,516      $  875     $426,111     $39,575      $9,489     $  474     $364,095
Ratio of expenses to
 average net assets....      1.80%       2.55%       2.56%        1.55%       1.80%       2.55%      2.50%        1.55%
Ratio of net investment
 income (loss) to
 average net assets....     (0.54)%     (1.29)%     (1.28)%      (0.29)%     (0.11)%     (0.86)%    (0.84)%       0.12%
Ratio of expenses to
 average net assets*...        (a)         (a)         (a)          (a)       1.88%       2.63%      2.62%        1.55%
Portfolio turnover (b).     45.18%      45.18%      45.18%       45.18%      54.47%      54.47%     54.47%       54.47%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) No fees were waived during this period.
(b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                         International Discovery Fund
                          ----------------------------------------------------------------------------------------------
                                       Year Ended June 30, 1995                       Year Ended June 30, 1994
                          ---------------------------------------------------- -----------------------------------------
                          Investor A  Investor B Investor C (a)  Institutional Investor A  Investor B (b)  Institutional
                          ----------  ---------- --------------  ------------- ----------  --------------  -------------
Net Asset Value,
 Beginning of Period....   $ 13.18      $13.21       $12.97        $  13.24     $ 11.50        $14.12        $  11.54
                           -------      ------       ------        --------     -------        ------        --------
Investment Activities
 Net investment income
  (loss)................      0.03       (0.04)        0.03            0.04       (0.02)        (0.01)          (0.01)
 Net realized and
  unrealized gains
  (losses) from
  investments and
  foreign currencies....     (0.36)      (0.40)        0.04           (0.33)       1.74         (0.90)           1.75
                           -------      ------       ------        --------     -------        ------        --------
 Total from Investment
  Activities............     (0.33)      (0.44)        0.07           (0.29)       1.72         (0.91)           1.74
                           -------      ------       ------        --------     -------        ------        --------
Distributions
 Net investment income..       --          --           --              --        (0.02)          --            (0.02)
 Net realized gains.....     (0.62)      (0.62)       (0.62)          (0.62)      (0.02)          --            (0.02)
                           -------      ------       ------        --------     -------        ------        --------
 Total Distributions....     (0.62)      (0.62)       (0.62)          (0.62)      (0.04)         0.00           (0.04)
                           -------      ------       ------        --------     -------        ------        --------
Net Asset Value, End of
 Period.................   $ 12.23      $12.15       $12.42        $  12.33     $ 13.18        $13.21        $  13.24
                           =======      ======       ======        ========     =======        ======        ========
Total Return (excludes
 sales and redemption
 charges)...............     (2.19)%     (3.03)%      (1.15)%(e)      (1.86)%     14.99%        (6.44)%(c)      15.12%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $34,228      $5,469       $   82        $264,759     $36,297        $2,680        $261,798
Ratio of expenses to
 average net assets.....      1.78%       2.57%        2.32%(d)        1.56%       1.63%         2.56%(d)        1.52%
Ratio of net investment
 income (loss) to
 average net assets.....      0.08%      (0.49)%       1.74%(d)        0.31%      (0.29)%       (0.22)%(d)      (0.30)%
Ratio of expenses to
 average net assets*....      1.91%       2.92%        3.27%(d)        1.59%       1.84%         2.61%(d)        1.57%
Portfolio turnover (f)..    104.39%     104.39%      104.39%         104.39%      37.23%        37.23%          37.23%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from November 16, 1994 (commencement of offering of Investor C shares) to June 30, 1995.
(b) Period from February 4, 1994 (commencement of offering of Investor B shares) to June 30, 1994.
(c) Not annualized.
(d) Annualized.
(e) Represents total return for the Institutional shares for the period from July 1, 1994 to November 15, 1994 plus the total return for the Investor C shares for the period from November 16, 1994 to June 30, 1995.
(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                      Limited Maturity Bond Fund
                          -----------------------------------------------------------------------------------------
                                Year Ended May 31, 1999              Eleven Months Ended May 31, 1998
                          ----------------------------------- -----------------------------------------------------
                          Investor A Investor B Institutional Investor A    Investor B   Investor C   Institutional
                          ---------- ---------- ------------- ----------    ----------   ----------   -------------
Net Asset Value,
 Beginning of Period....   $  9.50     $ 9.50     $   9.50     $  9.49        $ 9.49       $ 9.29       $   9.49
                           -------     ------     --------     -------        ------       ------       --------
Investment Activities
 Net investment income
  (loss)................      0.53       0.46         0.56        0.47          0.40         0.42           0.50
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.08)     (0.08)       (0.08)       0.01          0.02        (0.01)          0.01
                           -------     ------     --------     -------        ------       ------       --------
 Total from Investment
  Activities............      0.45       0.38         0.48        0.48          0.42         0.41           0.51
                           -------     ------     --------     -------        ------       ------       --------
Distributions
 Net investment income..     (0.53)     (0.46)       (0.56)      (0.47)        (0.41)       (0.42)         (0.50)
                           -------     ------     --------     -------        ------       ------       --------
 Total Distributions....     (0.53)     (0.46)       (0.56)      (0.47)        (0.41)       (0.42)         (0.50)
                           -------     ------     --------     -------        ------       ------       --------
Net Asset Value, End of
 Period.................   $  9.42     $ 9.42     $   9.42     $  9.50        $ 9.50       $ 9.28       $   9.50
                           =======     ======     ========     =======        ======       ======       ========
Total Return (excludes
 sales and redemption
 charges)...............      4.84%      4.03%        5.12%       5.23%(a)      4.50%(a)     4.48%(a)       5.46%(a)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $24,246     $  826     $123,137     $41,571        $1,553       $2,199       $150,510
Ratio of expenses to
 average net assets.....      1.08%      1.83%        0.84%       1.07%(b)      1.82%(b)     1.80%(b)       0.82%(b)
Ratio of net investment
 income (loss) to
 average net assets.....      5.55%      4.81%        5.83%       5.37%(b)      4.63%(b)     4.60%(b)       5.63%(b)
Ratio of expenses to
 average net assets*....      1.32%      2.07%        1.07%       1.31%(b)      2.06%(b)     2.04%(b)       1.06%(b)
Portfolio turnover (c)..    126.98%    126.98%      126.98%     225.88%       225.88%      225.88%        225.88%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized.
(b) Annualized.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                          Limited Maturity Bond Fund
                         ---------------------------------------------------------------------------------------------
                                    Year Ended June 30, 1997                       Year Ended June 30, 1996
                         ---------------------------------------------- ----------------------------------------------
                         Investor A Investor B Investor C Institutional Investor A Investor B Investor C Institutional
                         ---------- ---------- ---------- ------------- ---------- ---------- ---------- -------------
Net Asset Value,
 Beginning of Period...   $  9.48     $ 9.46     $ 9.29     $   9.48     $  9.71     $ 9.70     $ 9.53     $   9.71
                          -------     ------     ------     --------     -------     ------     ------     --------
Investment Activities
 Net investment income
  (loss)...............      0.55       0.48       0.48         0.57        0.62       0.55       0.58         0.65
 Net realized and
  unrealized gains
  (losses) from
  investments..........      0.01       0.02        --          0.02       (0.21)     (0.22)     (0.23)       (0.21)
                          -------     ------     ------     --------     -------     ------     ------     --------
 Total from Investment
  Activities...........      0.56       0.50       0.48         0.59        0.41       0.33       0.35         0.44
                          -------     ------     ------     --------     -------     ------     ------     --------
Distributions
 Net investment income.     (0.55)     (0.47)     (0.48)       (0.58)      (0.62)     (0.55)     (0.58)       (0.65)
 Net realized gains....       --         --         --           --        (0.01)       --         --         (0.01)
 Tax return of capital.       --         --         --           --        (0.01)     (0.02)       --         (0.01)
                          -------     ------     ------     --------     -------     ------     ------     --------
 Total Distributions...     (0.55)     (0.47)     (0.48)       (0.58)      (0.64)     (0.57)     (0.59)       (0.67)
                          -------     ------     ------     --------     -------     ------     ------     --------
Net Asset Value, End of
 Period................   $  9.49     $ 9.49     $ 9.29     $   9.49     $  9.48     $ 9.46     $ 9.29     $   9.48
                          =======     ======     ======     ========     =======     ======     ======     ========
Total Return (excludes
 sales and redemption
 charges)..............      6.11%      5.39%      5.26%        6.42%       4.37%      3.43%      3.71%        4.65%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)..........   $27,381     $1,492     $   41     $136,126     $14,390     $1,547     $   11     $136,681
Ratio of expenses to
 average net assets....      1.11%      1.86%      1.86%        0.85%       1.09%      1.84%      1.82%        0.84%
Ratio of net investment
 income (loss) to
 average net assets....      5.76%      5.02%      4.97%        6.03%       6.09%      5.35%      5.34%        6.32%
Ratio of expenses to
 average net assets*...      1.35%      2.10%      2.10%        1.10%       1.33%      2.08%      2.02%        1.08%
Portfolio turnover (a).    607.84%    607.84%    607.84%      607.84%     618.60%    618.60%    618.60%      618.60%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                          Limited Maturity Bond Fund
                          -------------------------------------------------------------------------------------------
                                       Year Ended June 30, 1995                     Year Ended June 30, 1994
                          -------------------------------------------------- ----------------------------------------
                          Investor A Investor B Investor C (a) Institutional Investor A Investor B (b)  Institutional
                          ---------- ---------- -------------- ------------- ---------- --------------  -------------
Net Asset Value,
 Beginning of Period....   $  9.57     $ 9.56       $ 9.35       $   9.57     $ 10.18       $ 9.99        $  10.18
                           -------     ------       ------       --------     -------       ------        --------
Investment Activities
 Net investment income
  (loss)................      0.56       0.49         0.20           0.58        0.62         0.23            0.64
 Net realized and
  unrealized gains
  (losses) from
  investments...........      0.13       0.12         0.17           0.13       (0.58)       (0.44)          (0.59)
                           -------     ------       ------       --------     -------       ------        --------
 Total from Investment
  Activities............      0.69       0.61         0.37           0.71        0.04        (0.21)           0.05
                           -------     ------       ------       --------     -------       ------        --------
Distributions
 Net investment income..     (0.55)     (0.47)       (0.19)         (0.57)      (0.61)       (0.22)          (0.62)
 In excess of net
  realized gains........       --         --           --             --        (0.04)         --            (0.04)
                           -------     ------       ------       --------     -------       ------        --------
 Total Distributions....     (0.55)     (0.47)       (0.19)         (0.57)      (0.65)       (0.22)          (0.66)
                           -------     ------       ------       --------     -------       ------        --------
Net Asset Value, End of
 Period.................   $  9.71     $ 9.70       $ 9.53       $   9.71     $  9.57       $ 9.56        $   9.57
                           =======     ======       ======       ========     =======       ======        ========
Total Return (excludes
 sales and redemption
 charges)...............      7.53%      6.68%        3.58%(e)      7.76%       0.32%        (2.09)%(c)      0.43%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $18,930     $  892          --        $141,781     $24,907       $  629        $156,678
Ratio of expenses to
 average net assets.....      1.05%      1.85%        1.18%(d)       0.84%       0.86%        1.78%(d)        0.76%
Ratio of net investment
 income (loss) to
 average net assets.....      5.89%      5.14%        5.61%(d)       6.11%       6.22%        5.36%(d)        6.32%
Ratio of expenses to
 average net assets*....      1.36%      2.36%        1.18%(d)       1.11%       1.30%        2.33%(d)        1.05%
Portfolio turnover (f)..    397.97%    397.97%      397.97%        397.97%     353.28%      353.28%         353.28%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from November 16, 1994 (commencement of offering of Investor C shares) to June 30, 1995.
(b) Period from February 4, 1994 (commencement of offering of Investor B shares) to June 30, 1994.
(c) Not annualized.
(d) Annualized.
(e) Represents total return for the Institutional shares for the period from July 1, 1994 to November 15, 1994 plus the total return for the Investor C shares for the period from November 16, 1994 to June 30, 1995.
(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                               Intermediate Government Obligations Fund
                          -----------------------------------------------------------------------------------------
                                Year Ended May 31, 1999              Eleven Months Ended May 31, 1998
                          ----------------------------------- -----------------------------------------------------
                          Investor A Investor B Institutional Investor A    Investor B   Investor C   Institutional
                          ---------- ---------- ------------- ----------    ----------   ----------   -------------
Net Asset Value,
 Beginning of Period....   $  9.88     $ 9.85     $   9.88     $  9.73        $ 9.71       $ 9.54       $   9.73
                           -------     ------     --------     -------        ------       ------       --------
Investment Activities
 Net investment income
  (loss)................      0.48       0.40         0.50        0.49          0.43         0.40           0.52
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.11)     (0.11)       (0.12)       0.16          0.15         0.18           0.16
                           -------     ------     --------     -------        ------       ------       --------
 Total from Investment
  Activities............      0.37       0.29         0.38        0.65          0.58         0.58           0.68
                           -------     ------     --------     -------        ------       ------       --------
Distributions
 Net investment income..     (0.48)     (0.40)       (0.50)      (0.49)        (0.43)       (0.43)         (0.52)
 Tax return of capital..       --         --           --        (0.01)        (0.01)       (0.01)         (0.01)
                           -------     ------     --------     -------        ------       ------       --------
 Total Distributions....     (0.48)     (0.40)       (0.50)      (0.50)        (0.44)       (0.44)         (0.53)
                           -------     ------     --------     -------        ------       ------       --------
Net Asset Value, End of
 Period.................   $  9.77     $ 9.74     $   9.76     $  9.88        $ 9.85       $ 9.68       $   9.88
                           =======     ======     ========     =======        ======       ======       ========
Total Return (excludes
 sales and redemption
 charges)...............      3.83%      2.96%        4.01%       6.78%(a)      6.07%(a)     6.19%(a)       7.03%(a)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $10,244     $1,255     $133,678     $14,461        $1,852       $  235       $171,481
Ratio of expenses to
 average net assets.....      1.24%      1.99%        0.99%       1.22%(b)      1.97%(b)     1.96%(b)       0.97%(b)
Ratio of net investment
 income (loss) to
 average net assets.....      4.81%      4.05%        5.06%       5.42%(b)      4.67%(b)     4.67%(b)       5.67%(b)
Ratio of expenses to
 average net assets*....      1.33%      2.08%        1.08%       1.31%(b)      2.06%(b)     2.05%(b)       1.06%(b)
Portfolio turnover(c)...     53.07%     53.07%       53.07%     774.28%       774.28%      774.28%        774.28%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized.
(b) Annualized.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                   Intermediate Government Obligations Fund
                         ---------------------------------------------------------------------------------------------
                                    Year Ended June 30, 1997                       Year Ended June 30, 1996
                         ---------------------------------------------- ----------------------------------------------
                         Investor A Investor B Investor C Institutional Investor A Investor B Investor C Institutional
                         ---------- ---------- ---------- ------------- ---------- ---------- ---------- -------------
Net Asset Value,
 Beginning of Period...   $  9.70    $  9.67    $  9.52     $   9.71     $  9.93     $ 9.89     $ 9.76     $   9.93
                          -------    -------    -------     --------     -------     ------     ------     --------
Investment Activities
 Net investment income
  (loss)...............      0.52       0.45       0.45         0.55        0.60       0.53       0.53         0.62
 Net realized and
  unrealized gains
  (losses) from
  investments..........      0.04       0.03       0.02         0.03       (0.25)     (0.24)     (0.25)       (0.24)
                          -------    -------    -------     --------     -------     ------     ------     --------
 Total from Investment
  Activities...........      0.56       0.48       0.47         0.58        0.35       0.29       0.28         0.38
                          -------    -------    -------     --------     -------     ------     ------     --------
Distributions
 Net investment income.     (0.53)     (0.44)     (0.45)       (0.56)      (0.58)     (0.51)     (0.52)       (0.60)
                          -------    -------    -------     --------     -------     ------     ------     --------
 Total Distributions...     (0.53)     (0.44)     (0.45)       (0.56)      (0.58)     (0.51)     (0.52)       (0.60)
                          -------    -------    -------     --------     -------     ------     ------     --------
Net Asset Value, End of
 Period................   $  9.73    $  9.71    $  9.54     $   9.73     $  9.70     $ 9.67     $ 9.52     $   9.71
                          =======    =======    =======     ========     =======     ======     ======     ========
Total Return (excludes
 sales and redemption
 charges)..............      5.91%      5.09%      5.03%        6.11%       3.69%      2.93%      2.86%        3.95%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)..........   $18,552    $ 1,972    $   194     $187,856     $22,954     $1,843     $   80     $225,313
Ratio of expenses to
 average net assets....      1.23%      1.98%      1.99%        0.98%       1.21%      1.96%      1.96%        0.96%
Ratio of net investment
 income (loss) to
 average net assets....      5.41%      4.67%      4.69%        5.66%       5.51%      4.78%      4.83%        5.76%
Ratio of expenses to
 average net assets*...      1.32%      2.07%      2.07%        1.07%       1.30%      2.05%      2.05%        1.05%
Portfolio turnover (a).   1516.78%   1516.78%   1516.78%     1516.78%     916.39%    916.39%    916.39%      916.39%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                   Intermediate Government Obligations Fund
                          --------------------------------------------------------------------------------------------
                                       Year Ended June 30, 1995                     Year Ended June 30, 1994
                          -------------------------------------------------- -----------------------------------------
                          Investor A Investor B Investor C (a) Institutional Investor A  Investor B (b)  Institutional
                          ---------- ---------- -------------- ------------- ----------  --------------  -------------
Net Asset Value,
 Beginning of Period....   $  9.62     $ 9.60       $ 9.42       $   9.62     $ 10.53        $10.14        $  10.53
                           -------     ------       ------       --------     -------        ------        --------
Investment Activities
 Net investment income
  (loss)................      0.50       0.43         0.18           0.52        0.59          0.21            0.60
 Net realized and
  unrealized gains
  (losses) from
  investments...........      0.31       0.30         0.33           0.31       (0.66)        (0.54)          (0.66)
                           -------     ------       ------       --------     -------        ------        --------
 Total from Investment
  Activities............      0.81       0.73         0.51           0.83       (0.07)        (0.33)          (0.06)
                           -------     ------       ------       --------     -------        ------        --------
Distributions
 Net investment income..     (0.50)     (0.44)       (0.17)         (0.52)      (0.59)        (0.21)          (0.60)
 In excess of net
  realized gains........       --         --           --             --        (0.25)          --            (0.25)
                           -------     ------       ------       --------     -------        ------        --------
 Total Distributions....     (0.50)     (0.44)       (0.17)         (0.52)      (0.84)        (0.21)          (0.85)
                           -------     ------       ------       --------     -------        ------        --------
Net Asset Value, End of
 Period.................   $  9.93     $ 9.89       $ 9.76       $   9.93     $  9.62        $ 9.60        $   9.62
                           =======     ======       ======       ========     =======        ======        ========
Total Return (excludes
 sales and redemption
 charges)...............      8.69%      7.84%        5.21%(e)       9.02%      (0.90)%       (3.31)%(c)      (0.80)%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $27,521     $  977       $    9       $249,169     $36,106        $  531        $281,232
Ratio of expenses to
 average net assets.....      1.25%      2.06%        2.09%(d)       1.04%       1.00%         1.92%(d)        0.90%
Ratio of net investment
 income (loss) to
 average net assets.....      5.22%      4.41%        4.24%(d)       5.43%       5.80%         4.80%(d)        5.90%
Ratio of expenses to
 average net assets*....      1.41%      2.42%        2.36%(d)       1.16%       1.29%         2.32%(d)        1.04%
Portfolio turnover (f)..    549.13%    549.13%      549.13%        549.13%     546.06%       546.06%         546.06%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from November 16, 1994 (commencement of offering of Investor C shares) to June 30, 1995.
(b) Period from February 4, 1994 (commencement of offering of Investor B shares) to June 30, 1994.
(c) Not annualized.
(d) Annualized.
(e) Represents total return for the Institutional shares for the period from July 1, 1994 to November 15, 1994 plus the total return for the Investor C shares for the period from November 16, 1994 to June 30, 1995.
(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                     U.S. Government Income Fund
                          ------------------------------------------------------------------------------------------
                                Year Ended May 31, 1999              Eleven Months Ended May 31, 1998
                          ----------------------------------- ------------------------------------------------------
                          Investor A Investor B Institutional Investor A    Investor B    Investor C   Institutional
                          ---------- ---------- ------------- ----------    ----------    ----------   -------------
Net Asset Value,
 Beginning of Period....   $  9.27    $  9.24     $   9.27     $  9.15       $  9.13        $ 9.10       $   9.15
                           -------    -------     --------     -------       -------        ------       --------
Investment Activities
 Net investment income
  (loss)................      0.55       0.47         0.57        0.61          0.55          0.54           0.63
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.14)     (0.13)       (0.14)       0.08          0.07          0.08           0.08
                           -------    -------     --------     -------       -------        ------       --------
 Total from Investment
  Activities............      0.41       0.34         0.43        0.69          0.62          0.62           0.71
                           -------    -------     --------     -------       -------        ------       --------
Distributions
 Net investment income..     (0.55)     (0.47)       (0.57)      (0.53)        (0.47)        (0.47)         (0.55)
 Tax return of capital..       --         --           --        (0.04)        (0.04)        (0.04)         (0.04)
                           -------    -------     --------     -------       -------        ------       --------
 Total Distributions....     (0.55)     (0.47)       (0.57)      (0.57)        (0.51)        (0.51)         (0.59)
                           -------    -------     --------     -------       -------        ------       --------
Net Asset Value, End of
 Period.................   $  9.13    $  9.11     $   9.13     $  9.27       $  9.24        $ 9.21       $   9.27
                           =======    =======     ========     =======       =======        ======       ========
Total Return (excludes
 sales and redemption
 charges)...............      4.46%      3.76%        4.73%       7.80%(a)      6.98%(a)      7.03%(a)       8.04%(a)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $38,190    $16,373     $150,113     $54,710       $23,739        $  363       $161,567
Ratio of expenses to
 average net assets.....      1.00%      1.75%        0.75%       1.00%(b)      1.75%(b)      1.74%(b)       0.75%(b)
Ratio of net investment
 income (loss) to
 average net assets.....      5.92%      5.15%        6.15%       7.20%(b)      6.45%(b)      6.34%(b)       7.44%(b)
Ratio of expenses to
 average net assets*....      1.34%      2.09%        1.09%       1.34%(b)      2.09%(b)      2.08%(b)       1.09%(b)
Portfolio turnover (c)..     52.60%     52.60%       52.60%     278.94%       278.94%       278.94%        278.94%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized.
(b) Annualized.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                          U.S. Government Income Fund
                         ---------------------------------------------------------------------------------------------
                                    Year Ended June 30, 1997                       Year Ended June 30, 1996
                         ---------------------------------------------- ----------------------------------------------
                         Investor A Investor B Investor C Institutional Investor A Investor B Investor C Institutional
                         ---------- ---------- ---------- ------------- ---------- ---------- ---------- -------------
Net Asset Value,
 Beginning of Period...   $  9.25    $  9.21     $ 9.19     $   9.25     $  9.42    $  9.39     $ 9.36     $   9.42
                          -------    -------     ------     --------     -------    -------     ------     --------
Investment Activities
 Net investment income
  (loss)...............      0.70       0.63       0.64         0.72        0.73       0.66       0.66         0.75
 Net realized and
  unrealized gains
  (losses) from
  investments..........     (0.10)     (0.09)     (0.11)       (0.10)      (0.17)     (0.18)     (0.17)       (0.17)
                          -------    -------     ------     --------     -------    -------     ------     --------
 Total from Investment
  Activities...........      0.60       0.54       0.53         0.62        0.56       0.48       0.49         0.58
                          -------    -------     ------     --------     -------    -------     ------     --------
Distributions
 Net investment income.     (0.59)     (0.52)     (0.50)       (0.61)      (0.65)     (0.59)     (0.66)       (0.67)
 Tax return of capital.     (0.11)     (0.10)     (0.12)       (0.11)      (0.08)     (0.07)       --         (0.08)
                          -------    -------     ------     --------     -------    -------     ------     --------
 Total Distributions...     (0.70)     (0.62)     (0.62)       (0.72)      (0.73)     (0.66)     (0.66)       (0.75)
                          -------    -------     ------     --------     -------    -------     ------     --------
Net Asset Value, End of
 Period................   $  9.15    $  9.13     $ 9.10     $   9.15     $  9.25    $  9.21     $ 9.19     $   9.25
                          =======    =======     ======     ========     =======    =======     ======     ========
Total Return (excludes
 sales and redemption
 charges)..............      6.86%      6.06%      6.07%        6.91%       5.97%      5.22%      5.25%        6.34%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)..........   $58,589    $23,448     $   69     $148,854     $52,250    $19,556     $   70     $130,615
Ratio of expenses to
 average net assets....      1.02%      1.77%      1.77%        0.77%       1.01%      1.76%      1.76%        0.76%
Ratio of net investment
 income (loss) to
 average net assets....      7.64%      6.89%      6.89%        7.90%       7.70%      6.92%      6.92%        7.94%
Ratio of expenses to
 average net assets*...      1.36%      2.11%      2.11%        1.11%       1.35%      2.10%      2.10%        1.10%
Portfolio turnover (a).    499.53%    499.53%    499.53%      499.53%     348.01%    348.01%    348.01%      348.01%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                         U.S. Government Income Fund
                          -------------------------------------------------------------------------------------------
                                       Year Ended June 30, 1995                     Year Ended June 30, 1994
                          -------------------------------------------------- ----------------------------------------
                          Investor A Investor B Investor C (a) Institutional Investor A Investor B (b)  Institutional
                          ---------- ---------- -------------- ------------- ---------- --------------  -------------
Net Asset Value, Begin-
 ning of Period.........   $  9.41     $ 9.38       $ 9.12       $   9.41     $ 10.04       $ 9.88        $  10.04
                           -------     ------       ------       --------     -------       ------        --------
Investment Activities
 Net investment income
  (loss)................      0.75       0.68         0.28           0.76        0.74         0.28            0.74
 Net realized and
  unrealized gains
  (losses) from
  investments...........       --        0.01         0.24           0.01       (0.64)       (0.50)          (0.63)
                           -------     ------       ------       --------     -------       ------        --------
 Total from Investment
  Activities............      0.75       0.69         0.52           0.77        0.10        (0.22)           0.11
                           -------     ------       ------       --------     -------       ------        --------
Distributions
 Net investment income..     (0.66)     (0.61)       (0.25)         (0.68)      (0.72)       (0.27)          (0.73)
 Tax return of capital..     (0.08)     (0.07)       (0.03)         (0.08)      (0.01)       (0.01)          (0.01)
                           -------     ------       ------       --------     -------       ------        --------
 Total Distributions....     (0.74)     (0.68)       (0.28)         (0.76)      (0.73)       (0.28)          (0.74)
                           -------     ------       ------       --------     -------       ------        --------
Net Asset Value, End of
 Period.................   $  9.42     $ 9.39       $ 9.36       $   9.42     $  9.41       $ 9.38        $   9.41
                           =======     ======       ======       ========     =======       ======        ========
Total Return (excludes
 sales and redemption
 charges)...............      8.46%      7.71%        5.26%(e)       8.70%       0.94%       (2.26)%(c)       1.04%
Ratios/Supplementary Da-
 ta:
Net Assets at end of pe-
 riod (000).............   $50,931     $8,478       $   29       $110,190     $54,027       $2,787        $101,506
Ratio of expenses to av-
 erage net assets.......      1.04%      1.83%        2.88%(d)       0.83%       0.82%        1.77%(d)        0.72%
Ratio of net investment
 income (loss) to
 average net assets.....      8.03%      7.28%       11.54%(d)       8.25%       7.42%        6.72%(d)        7.51%
Ratio of expenses to av-
 erage net assets*......      1.44%      2.44%        2.88%(d)       1.19%       1.36%        2.42%(d)        1.11%
Portfolio turnover (f)..    114.71%    114.71%      114.71%        114.71%     102.24%      102.24%         102.24%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from November 16, 1994 (commencement of offering of Investor C shares) to June 30, 1995.
(b) Period from February 4, 1994 (commencement of offering of Investor B shares) to June 30, 1994.
(c) Not annualized.
(d) Annualized.
(e) Represents total return for the Institutional shares for the period from July 1, 1994 to November 15, 1994 plus the total return for the Investor C shares for the period from November 16, 1994 to June 30, 1995.
(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                              Bond Fund
                          ------------------------------------------------------------------------------------------
                                Year Ended May 31, 1999              Eleven Months Ended May 31, 1998
                          ----------------------------------- ------------------------------------------------------
                          Investor A Investor B Institutional Investor A    Investor B   Investor C    Institutional
                          ---------- ---------- ------------- ----------    ----------   ----------    -------------
Net Asset Value,
 Beginning of Period....   $  9.99     $10.00     $  10.04     $  9.68        $ 9.69      $  9.65        $   9.73
                           -------     ------     --------     -------        ------      -------        --------
Investment Activities
 Net investment income
  (loss)................      0.52       0.46         0.56        0.52          0.46         0.47            0.56
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.28)     (0.29)       (0.29)       0.32          0.32         0.31            0.31
                           -------     ------     --------     -------        ------      -------        --------
 Total from Investment
  Activities............      0.24       0.17         0.27        0.84          0.78         0.78            0.87
                           -------     ------     --------     -------        ------      -------        --------
Distributions
 Net investment income..     (0.53)     (0.46)       (0.56)      (0.53)        (0.47)       (0.47)          (0.56)
 Net realized gains.....     (0.02)     (0.02)       (0.02)        --            --           --              --
                           -------     ------     --------     -------        ------      -------        --------
 Total Distributions....     (0.55)     (0.48)       (0.58)      (0.53)        (0.47)       (0.47)          (0.56)
                           -------     ------     --------     -------        ------      -------        --------
Net Asset Value, End of
 Period.................   $  9.68     $ 9.69     $   9.73     $  9.99        $10.00      $  9.96        $  10.04
                           =======     ======     ========     =======        ======      =======        ========
Total Return (excludes
 sales and redemption
 charges)...............      2.55%      1.66%        2.70%       8.83%(a)      8.18%(a)     8.11%(a)        9.15%(a)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $11,916     $4,548     $366,230     $16,669        $6,423      $   595        $481,998
Ratio of expenses to
 average net assets.....      1.19%      1.94%        0.94%       1.19%(b)      1.94%(b)     1.94%(b)        0.94%(b)
Ratio of net investment
 income (loss) to
 average net assets.....      5.29%      4.53%        5.53%       5.81%(b)      5.07%(b)     5.06%(b)        6.06%(b)
Ratio of expenses to
 average net assets*....      1.28%      2.03%        1.03%       1.28%(b)      2.03%(b)     2.03%(b)        1.04%(b)
Portfolio turnover (c)..    268.66%    268.66%      268.66%     545.68%       545.68%      545.68%         545.68%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized.
(b) Annualized.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                                   Bond Fund
                         ---------------------------------------------------------------------------------------------
                                    Year Ended June 30, 1997                       Year Ended June 30, 1996
                         ---------------------------------------------- ----------------------------------------------
                         Investor A Investor B Investor C Institutional Investor A Investor B Investor C Institutional
                         ---------- ---------- ---------- ------------- ---------- ---------- ---------- -------------
Net Asset Value,
 Beginning of Period...   $  9.51     $ 9.51     $ 9.47     $   9.56     $  9.67    $  9.68    $  9.64     $   9.72
                          -------     ------     ------     --------     -------    -------    -------     --------
Investment Activities
 Net investment income
  (loss)...............      0.56       0.50       0.49         0.59        0.57       0.50       0.50         0.59
 Net realized and
  unrealized gains
  (losses) from
  investments..........      0.17       0.16       0.17         0.17       (0.16)     (0.17)     (0.17)       (0.16)
                          -------     ------     ------     --------     -------    -------    -------     --------
 Total from Investment
  Activities...........      0.73       0.66       0.66         0.76        0.41       0.33       0.33         0.43
                          -------     ------     ------     --------     -------    -------    -------     --------
Distributions
 Net investment income.     (0.56)     (0.48)     (0.48)       (0.59)      (0.57)     (0.50)     (0.50)       (0.59)
                          -------     ------     ------     --------     -------    -------    -------     --------
 Total Distributions...     (0.56)     (0.48)     (0.48)       (0.59)      (0.57)     (0.50)     (0.50)       (0.59)
                          -------     ------     ------     --------     -------    -------    -------     --------
Net Asset Value, End of
 Period................   $  9.68     $ 9.69     $ 9.65     $   9.73     $  9.51    $  9.51    $  9.47     $   9.56
                          =======     ======     ======     ========     =======    =======    =======     ========
Total Return (excludes
 sales and redemption
 charges)..............      7.92%      7.09%      7.15%        8.20%       4.27%      3.46%      3.50%        4.49%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)..........   $19,760     $5,967     $  508     $492,102     $20,175    $ 4,426    $   210     $549,336
Ratio of expenses to
 average net assets....      1.19%      1.94%      1.94%        0.94%       1.19%      1.94%      1.91%        0.94%
Ratio of net investment
 income (loss) to
 average net assets....      5.88%      5.15%      5.18%        6.13%       5.71%      4.97%      5.00%        5.96%
Ratio of expenses to
 average net assets*...      1.28%      2.03%      2.03%        1.03%       1.28%      2.03%      2.03%        1.03%
 Portfolio turnover
  (a)..................    827.00%    827.00%    827.00%      827.00%    1189.27%   1189.27%   1189.27%     1189.27%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                                  Bond Fund
                          ---------------------------------------------------------------------------------------------
                                       Year Ended June 30, 1995                      Year Ended June 30, 1994
                          --------------------------------------------------- -----------------------------------------
                          Investor A Investor B Investor C (a)  Institutional Investor A  Investor B (b)  Institutional
                          ---------- ---------- --------------  ------------- ----------  --------------  -------------
Net Asset Value,
 Beginning of
 Period.................   $  9.30    $  9.26      $  9.02        $   9.29     $ 10.54        $ 9.95        $  10.53
                           -------    -------      -------        --------     -------        ------        --------
Investment Activities
 Net investment income
  (loss)................      0.58       0.52         0.22            0.61        0.59          0.22            0.60
 Net realized and
  unrealized gains
  (losses) from
  investments...........      0.38       0.42         0.62            0.43       (0.72)        (0.70)          (0.72)
                           -------    -------      -------        --------     -------        ------        --------
 Total from Investment
  Activities............      0.96       0.94         0.84            1.04       (0.13)        (0.48)          (0.12)
                           -------    -------      -------        --------     -------        ------        --------
Distributions
 Net investment income..     (0.58)     (0.52)       (0.22)          (0.61)      (0.57)        (0.21)          (0.58)
 In excess of net
  realized gains........     (0.01)       --           --              --        (0.54)          --            (0.54)
                           -------    -------      -------        --------     -------        ------        --------
 Total Distributions....     (0.59)     (0.52)       (0.22)          (0.61)      (1.11)        (0.21)          (1.12)
                           -------    -------      -------        --------     -------        ------        --------
Net Asset Value, End of
 Period.................   $  9.67    $  9.68      $  9.64        $   9.72     $  9.30        $ 9.26        $   9.29
                           =======    =======      =======        ========     =======        ======        ========
Total Return (excludes
 sales and redemption
 charges)...............     10.85%     10.62%        8.41%(e)       11.78%      (1.62)%       (4.84)%(c)      (1.52)%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $17,572    $ 1,330      $    28        $509,189     $18,391        $  485        $469,903
Ratio of expenses to
 average net assets.....      1.24%      2.03%        1.99%(d)        1.02%       0.98%         1.89%(d)        0.88%
Ratio of net investment
 income (loss) to
 average net assets.....      6.32%      5.54%        5.62%(d)        6.54%       5.86%         5.34%(d)        5.97%
Ratio of expenses to
 average net assets*....      1.39%      2.39%        2.26%(d)        1.14%       1.27%         2.29%(d)        1.02%
Portfolio turnover (f)..   1010.64%   1010.64%     1010.64%        1010.64%     893.27%       893.27%         893.27%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from November 16, 1994 (commencement of offering of Investor C shares) to June 30, 1995.
(b) Period from February 4, 1994 (commencement of offering of Investor B shares) to June 30, 1994.
(c) Not annualized.
(d) Annualized.
(e) Represents total return for the Institutional shares for the period from July 1, 1994 to November 15, 1994 plus the total return for the Investor C shares for the period from November 16, 1994 to June 30, 1995.
(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                    Municipal Bond Fund
                          ---------------------------------------------------------------------------
                                Year Ended May 31, 1999        Eleven Months Ended May 31, 1998
                          ----------------------------------- ---------------------------------------
                          Investor A Investor B Institutional Investor A   Investor B   Institutional
                          ---------- ---------- ------------- ----------   ----------   -------------
Net Asset Value,
 Beginning of Period....    $10.53     $10.50      $ 10.53      $10.53       $10.51       $  10.54
                            ------     ------      -------      ------       ------       --------
Investment Activities
 Net investment income
  (loss)................      0.37       0.29         0.40        0.35         0.28           0.37
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.03)     (0.02)       (0.02)       0.22         0.21           0.21
                            ------     ------      -------      ------       ------       --------
 Total from Investment
  Activities............      0.34       0.27         0.38        0.57         0.49           0.58
                            ------     ------      -------      ------       ------       --------
Distributions
 Net investment income..     (0.37)     (0.29)       (0.40)      (0.39)       (0.32)         (0.41)
 Net realized gains.....     (0.12)     (0.12)       (0.12)      (0.18)       (0.18)         (0.18)
                            ------     ------      -------      ------       ------       --------
 Total Distributions....     (0.49)     (0.41)       (0.52)      (0.57)       (0.50)         (0.59)
                            ------     ------      -------      ------       ------       --------
Net Asset Value, End of
 Period.................    $10.38     $10.36      $ 10.39      $10.53       $10.50       $  10.53
                            ======     ======      =======      ======       ======       ========
Total Return (excludes
 sales and redemption
 charges)...............      3.29%      2.53%        3.56%       5.46%(a)     4.75%(a)       5.71%(a)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $6,886     $  491      $96,946      $9,502       $  706       $123,856
Ratio of expenses to
 average net assets.....      1.02%      1.77%        0.77%       1.02%(b)     1.77%(b)       0.77%(b)
Ratio of net investment
 income (loss) to
 average net assets.....      3.51%      2.76%        3.76%       3.64%(b)     2.89%(b)       3.89%(b)
Ratio of expenses to
 average net assets*....      1.31%      2.06%        1.06%       1.31%(b)     2.06%(b)       1.07%(b)
Portfolio turnover (c)..      6.67%      6.67%        6.67%      85.56%       85.56%         85.56%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized.
(b) Annualized.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                    Municipal Bond Fund
                          -----------------------------------------------------------------------
                               Year Ended June 30, 1997            Year Ended June 30, 1996
                          ----------------------------------- -----------------------------------
                          Investor A Investor B Institutional Investor A Investor B Institutional
                          ---------- ---------- ------------- ---------- ---------- -------------
Net Asset Value,
 Beginning of Period....    $10.43     $10.39     $  10.43      $10.39     $10.36     $  10.39
                            ------     ------     --------      ------     ------     --------
Investment Activities
 Net investment income
  (loss)................      0.44       0.36         0.46        0.41       0.33         0.43
 Net realized and
  unrealized gains
  (losses) from
  investments...........      0.12       0.13         0.14        0.03       0.03         0.04
                            ------     ------     --------      ------     ------     --------
 Total from Investment
  Activities............      0.56       0.49         0.60        0.44       0.36         0.47
                            ------     ------     --------      ------     ------     --------
Distributions
 Net investment income..     (0.41)     (0.32)       (0.44)      (0.40)     (0.33)       (0.43)
                            ------     ------     --------      ------     ------     --------
 Net realized gains.....     (0.05)     (0.05)       (0.05)        --         --           --
                            ------     ------     --------      ------     ------     --------
 Total Distributions....     (0.46)     (0.37)       (0.49)      (0.40)     (0.33)       (0.43)
                            ------     ------     --------      ------     ------     --------
Net Asset Value, End of
 Period.................    $10.53     $10.51     $  10.54      $10.43     $10.39     $  10.43
                            ======     ======     ========      ======     ======     ========
Total Return (excludes
 sales and redemption
 charges)...............      5.47%      4.81%        5.89%       4.29%      3.48%        4.55%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $9,601     $  993     $134,579      $7,835     $  735     $132,527
Ratio of expenses to
 average net assets.....      1.06%      1.81%        0.81%       1.05%      1.80%        0.80%
Ratio of net investment
 income (loss) to
 average net assets.....      4.19%      3.43%        4.41%       3.85%      3.11%        4.10%
Ratio of expenses to
 average net assets*....      1.35%      2.10%        1.10%       1.34%      2.09%        1.09%
Portfolio turnover (a)..     48.83%     48.83%       48.83%      47.46%     47.46%       47.46%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                               Municipal Bond Fund
                          ----------------------------------------------------------------------------------------------
                                        Year Ended June 30, 1995                       Year Ended June 30, 1994
                          ----------------------------------------------------- ----------------------------------------
                          Investor A Investor B Investor C (a)(b) Institutional Investor A Investor B (c)  Institutional
                          ---------- ---------- ----------------- ------------- ---------- --------------  -------------
Net Asset Value,
 Beginning of Period....   $ 10.29     $10.26        $ 9.88         $  10.29     $ 10.92       $10.76        $  10.92
                           -------     ------        ------         --------     -------       ------        --------
Investment Activities
 Net investment income
  (loss)................      0.41       0.33         (0.03)            0.46        0.40         0.13            0.41
 Net realized and
  unrealized gains
  (losses) from
  investments...........      0.27       0.27          0.65             0.27       (0.31)       (0.50)          (0.31)
                           -------     ------        ------         --------     -------       ------        --------
 Total from Investment
  Activities............      0.68       0.60          0.62             0.73        0.09        (0.37)           0.10
                           -------     ------        ------         --------     -------       ------        --------
Distributions
 Net investment income..     (0.41)     (0.33)        (0.14)           (0.46)      (0.39)       (0.13)          (0.40)
 Net realized gains.....       --         --            --               --        (0.21)         --            (0.21)
 In excess of net
  realized gains........     (0.17)     (0.17)        (0.16)           (0.17)      (0.12)         --            (0.12)
                           -------     ------        ------         --------     -------       ------        --------
 Total Distributions....     (0.58)     (0.50)        (0.30)           (0.63)      (0.72)       (0.13)          (0.73)
                           -------     ------        ------         --------     -------       ------        --------
Net Asset Value, End of
 Period.................   $ 10.39     $10.36        $10.20         $  10.39     $ 10.29       $10.26        $  10.29
                           =======     ======        ======         ========     =======       ======        ========
Total Return (excludes
 sales and redemption
 charges)...............      7.02%      6.17%         3.47%(f)         7.25%       0.71%       (3.41)%(d)       0.81%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $11,378     $  447           --          $134,784     $13,123       $  359        $147,687
Ratio of expenses to
 average net assets.....      1.02%      1.80%         0.71%(e)         0.80%       0.87%        1.80%(e)        0.77%
Ratio of net investment
 income (loss) to
 average net assets.....      4.00%      3.22%        (0.54)%(e)        4.21%       3.72%        2.88%(e)        3.83%
Ratio of expenses to
 average net assets*....      1.33%      2.33%         0.71%(e)         1.08%       1.32%        2.37%(e)        1.06%
Portfolio turnover (g)..     35.15%     35.15%        35.15%           35.15%      44.39%       44.39%          44.39%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) There was only one share outstanding for the Investor C shares at June 30, 1995.
(b) Period from November 16, 1994 (commencement of offering of Investor C shares) to June 30, 1995.
(c) Period from February 4, 1994 (commencement of offering of Investor B shares) to June 30, 1994.
(d) Not annualized.
(e) Annualized.
(f) Represents total return for the Institutional shares for the period from July 1, 1994 to November 15, 1994 plus the total return for the Investor C shares for the period from November 16, 1994 to June 30, 1995.
(g) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                               Michigan Municipal Bond Fund
                          ----------------------------------------------------------------------------
                                Year Ended May 31, 1999        Eleven Months Ended May 31, 1998
                          ----------------------------------- ----------------------------------------
                          Investor A Investor B Institutional Investor A    Investor B   Institutional
                          ---------- ---------- ------------- ----------    ----------   -------------
Net Asset Value,
 Beginning of Period....   $ 11.06     $11.07     $  11.06     $ 10.89        $10.90       $  10.89
                           -------     ------     --------     -------        ------       --------
Investment Activities
 Net investment income
  (loss)................      0.44       0.36         0.47        0.42          0.34           0.44
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.08)     (0.08)       (0.08)       0.23          0.23           0.23
                           -------     ------     --------     -------        ------       --------
 Total from Investment
  Activities............      0.36       0.28         0.39        0.65          0.57           0.67
                           -------     ------     --------     -------        ------       --------
Distributions
 Net investment income..     (0.44)     (0.36)       (0.47)      (0.45)        (0.37)         (0.47)
 Net realized gains.....     (0.07)     (0.07)       (0.07)      (0.03)        (0.03)         (0.03)
                           -------     ------     --------     -------        ------       --------
 Total Distributions....     (0.51)     (0.43)       (0.54)      (0.48)        (0.40)         (0.50)
                           -------     ------     --------     -------        ------       --------
Net Asset Value, End of
 Period.................   $ 10.91     $10.92     $  10.91     $ 11.06        $11.07       $  11.06
                           =======     ======     ========     =======        ======       ========
Total Return (excludes
 sales and redemption
 charges)...............      3.38%      2.52%        3.54%       5.96%(a)      5.32%(a)       6.30%(a)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $28,305     $3,217     $192,536     $38,536        $3,983       $206,246
Ratio of expenses to
 average net assets.....      1.01%      1.76%        0.76%       0.99%(b)      1.74%(b)       0.74%(b)
Ratio of net investment
 income (loss) to
 average net assets.....      3.96%      3.21%        4.21%       4.09%(b)      3.34%(b)       4.34%(b)
Ratio of expenses to
 average net assets*....      1.29%      2.05%        1.05%       1.28%(b)      2.03%(b)       1.03%(b)
Portfolio turnover (c)..      6.52%      6.52%        6.52%      26.24%        26.24%         26.24%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized.
(b) Annualized.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                               Michigan Municipal Bond Fund
                          -----------------------------------------------------------------------
                               Year Ended June 30, 1997            Year Ended June 30, 1996
                          ----------------------------------- -----------------------------------
                          Investor A Investor B Institutional Investor A Investor B Institutional
                          ---------- ---------- ------------- ---------- ---------- -------------
Net Asset Value,
 Beginning of Period....   $ 10.76     $10.76     $  10.77     $ 10.75     $10.75     $  10.76
                           -------     ------     --------     -------     ------     --------
Investment Activities
 Net investment income
  (loss)................      0.49       0.41         0.51        0.47       0.40         0.50
 Net realized and
  unrealized gains
  (losses) from
  investments...........      0.14       0.13         0.14        0.04       0.04         0.04
                           -------     ------     --------     -------     ------     --------
 Total from Investment
  Activities............      0.63       0.54         0.65        0.51       0.44         0.54
                           -------     ------     --------     -------     ------     --------
Distributions
 Net investment income..     (0.46)     (0.36)       (0.49)      (0.47)     (0.40)       (0.50)
 Net realized gains.....     (0.04)     (0.04)       (0.04)      (0.03)     (0.03)       (0.03)
                           -------     ------     --------     -------     ------     --------
 Total Distributions....     (0.50)     (0.40)       (0.53)      (0.50)     (0.43)       (0.53)
                           -------     ------     --------     -------     ------     --------
Net Asset Value, End of
 Period.................   $ 10.89     $10.90     $  10.89     $ 10.76     $10.76     $  10.77
                           =======     ======     ========     =======     ======     ========
Total Return (excludes
 sales and redemption
 charges)...............      5.89%      5.05%        6.11%       4.87%      4.13%        5.12%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $38,302     $3,503     $194,950     $36,681     $3,565     $185,191
Ratio of expenses to
 average net assets.....      1.01%      1.76%        0.76%       1.02%      1.77%        0.77%
Ratio of net investment
 income (loss) to
 average net assets.....      4.48%      3.73%        4.73%       4.32%      3.57%        4.57%
Ratio of expenses to
 average net assets*....      1.30%      2.05%        1.05%       1.31%      2.06%        1.06%
Portfolio turnover (a)..     28.48%     28.48%       28.48%      27.66%     27.66%       27.66%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                          Michigan Municipal Bond Fund
                          ----------------------------------------------------------------------------------------------
                                        Year Ended June 30, 1995                       Year Ended June 30, 1994
                          ----------------------------------------------------- ----------------------------------------
                          Investor A Investor B Investor C (a)(b) Institutional Investor A Investor B (c)  Institutional
                          ---------- ---------- ----------------- ------------- ---------- --------------  -------------
Net Asset Value,
 Beginning of Period....   $ 10.53     $10.52        $10.11         $  10.53     $ 10.97       $11.09        $  10.97
                           -------     ------        ------         --------     -------       ------        --------
Investment Activities
 Net investment income
  (loss)................      0.48       0.40         (0.02)            0.50        0.47         0.16            0.48
 Net realized and
  unrealized gains
  (losses) from
  investments...........      0.23       0.24          0.62             0.25       (0.36)       (0.57)          (0.36)
                           -------     ------        ------         --------     -------       ------        --------
 Total from Investment
  Activities............      0.71       0.64          0.60             0.75        0.11        (0.41)           0.12
                           -------     ------        ------         --------     -------       ------        --------
Distributions
 Net investment income..     (0.48)     (0.40)          --             (0.50)      (0.45)       (0.16)          (0.46)
 Net realized gains.....     (0.01)     (0.01)        (0.17)           (0.02)      (0.01)         --            (0.01)
 In excess of net
  realized gains........       --         --            --               --        (0.09)         --            (0.09)
                           -------     ------        ------         --------     -------       ------        --------
 Total Distributions....     (0.49)     (0.41)        (0.17)           (0.52)      (0.55)       (0.16)          (0.56)
                           -------     ------        ------         --------     -------       ------        --------
Net Asset Value, End of
 Period.................   $ 10.75     $10.75        $10.54         $  10.76     $ 10.53       $10.52        $  10.53
                           =======     ======        ======         ========     =======       ======        ========
Total Return (excludes
 sales and redemption
 charges)...............      6.99%      6.28%         3.39%(f)         7.33%       0.92%       (3.69)%(d)       1.02%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $37,874     $2,270           --          $176,068     $42,204       $1,302        $181,051
Ratio of expenses to
 average net assets.....      1.00%      1.78%         0.48%(e)         0.78%       0.85%        1.77%(e)        0.75%
Ratio of net investment
 income (loss) to
 average net assets.....      4.57%      3.80%        (0.32)%(e)        4.79%       4.25%        3.51%(e)        4.35%
Ratio of expenses to
 average net assets*....      1.32%      2.32%         0.48%(e)         1.07%       1.29%        2.32%(e)        1.04%
Portfolio turnover (g)..     26.06%     26.06%        26.06%           26.06%       6.69%        6.69%           6.69%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) There was only one share outstanding for the Investor C shares at June 30, 1995.
(b) Period from November 16, 1994 (commencement of offering of Investor C shares) to June 30, 1995.
(c) Period from February 4, 1994 (commencement of offering of Investor B shares) to June 30, 1994.
(d) Not annualized.
(e) Annualized.
(f) Represents total return for the Institutional shares for the period from July 1, 1994 to November 15, 1994 plus the total return for the Investor C shares for the period from November 16, 1994 to June 30, 1995.
(g) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                            Conservative Allocation Fund
                          -----------------------------------------------------------------
                                                   Eleven Months Ended December 30, 1996 to
                          Year Ended May 31, 1999     May 31, 1998      June 30, 1997 (a)
                          ------------------------ ------------------- --------------------
                               Institutional          Institutional       Institutional
                          ------------------------ ------------------- --------------------
Net Asset Value,
 Beginning of Period....          $ 11.08                $ 10.36             $ 10.00
                                  -------                -------             -------
Investment Activities
 Net investment income
  (loss)................             0.38                   0.35                0.14
 Net realized and
  unrealized gains
  (losses) from
  investments...........             0.14                   0.79                0.34
                                  -------                -------             -------
 Total from Investment
  Activities............             0.52                   1.14                0.48
                                  -------                -------             -------
Distributions
 Net investment income..            (0.37)                 (0.35)              (0.12)
 Net realized gains.....            (0.39)                 (0.07)                --
                                  -------                -------             -------
 Total Distributions....            (0.76)                 (0.42)              (0.12)
                                  -------                -------             -------
Net Asset Value, End of
 Period.................          $ 10.84                $ 11.08             $ 10.36
                                  =======                =======             =======
Total Return (excludes
 sales and redemption
 charges)...............             4.78%                 11.18%(b)            4.87%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........          $19,825                $17,031             $10,287
Ratio of expenses to
 average net assets.....             1.06%                  1.07%(c)            1.64%(c)
Ratio of net investment
 income (loss) to
 average net assets.....             3.44%                  3.69%(c)            3.12%(c)
Ratio of expenses to
 average net assets*....             1.36%                  1.37%(c)            1.94%(c)
Portfolio turnover......           194.19%                 99.41%              62.11%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                       Balanced Allocation Fund
                          -------------------------------------------------------------------------------------------
                                Year Ended May 31, 1999              Eleven Months Ended May 31, 1998
                          ----------------------------------- -------------------------------------------------------
                          Investor A Investor B Institutional Investor A    Investor B    Inverstor C   Institutional
                          ---------- ---------- ------------- ----------    ----------    -----------   -------------
Net Asset Value,
 Beginning of Period....   $ 13.82     $13.81     $  13.80     $ 13.00       $ 13.00        $ 12.92       $  12.99
                           -------     ------     --------     -------       -------        -------       --------
Investment Activities
 Net investment income
  (loss)................      0.27       0.18         0.31        0.29          0.19           0.18           0.32
 Net realized and
  unrealized gains
  (losses) from
  investmentsand foreign
  currencies............      0.07       0.07         0.07        1.21          1.21           1.21           1.20
                           -------     ------     --------     -------       -------        -------       --------
 Total from Investment
  Activities............      0.34       0.25         0.38        1.50          1.40           1.39           1.52
                           -------     ------     --------     -------       -------        -------       --------
Distributions
 Net investment income..     (0.27)     (0.17)       (0.31)      (0.32)        (0.23)         (0.23)         (0.35)
 Net realized gains.....     (0.37)     (0.37)       (0.37)      (0.36)        (0.36)         (0.36)         (0.36)
                           -------     ------     --------     -------       -------        -------       --------
 Total Distributions....     (0.64)     (0.54)       (0.68)      (0.68)        (0.59)         (0.59)         (0.71)
                           -------     ------     --------     -------       -------        -------       --------
Net Asset Value, End of
 Period.................   $ 13.52     $13.52     $  13.50     $ 13.82       $ 13.81        $ 13.72       $  13.80
                           =======     ======     ========     =======       =======        =======       ========
Total Return (excludes
 sales and redemption
 charges)...............      2.47%      1.72%        2.73%      11.87%(a)     11.05%(a)      11.04%(a)      12.06%(a)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $15,760     $5,723     $177,203     $19,404       $ 7,988        $   927       $262,533
Ratio of expenses to
 average net assets.....      1.36%      2.11%        1.11%       1.36%(b)      2.11%(b)       2.11%(b)       1.12%(b)
Ratio of net investment
 income (loss) to
 average net assets.....      2.05%      1.30%        2.31%       2.32%(b)      1.57%(b)       1.56%(b)       2.57%(b)
Ratio of expenses to
 average net assets*....      1.61%      2.36%        1.36%       1.62%(b)      2.37%(b)       2.37%(b)       1.37%(b)
Portfolio turnover (c)..    158.56%    158.56%      158.56%     117.80%       117.80%        117.80%        117.80%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized.
(b) Annualized.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                           Balanced Allocation Fund
                         ---------------------------------------------------------------------------------------------
                                    Year Ended June 30, 1997                       Year Ended June 30, 1996
                         ---------------------------------------------- ----------------------------------------------
                         Investor A Investor B Investor C Institutional Investor A Investor B Investor C Institutional
                         ---------- ---------- ---------- ------------- ---------- ---------- ---------- -------------
Net Asset Value,
 Beginning of Period...   $ 13.37     $13.36     $13.28     $  13.37     $ 12.19     $12.18     $12.12     $  12.19
                          -------     ------     ------     --------     -------     ------     ------     --------
Investment Activities
 Net investment income
  (loss)...............      0.32       0.21       0.21         0.35        0.32       0.23       0.24         0.36
 Net realized and
  unrealized gains
  (losses) from
  investments and
  foreign currencies...      1.12       1.13       1.14         1.12        1.74       1.74       1.71         1.74
                          -------     ------     ------     --------     -------     ------     ------     --------
 Total from Investment
  Activities...........      1.44       1.34       1.35         1.47        2.06       1.97       1.95         2.10
                          -------     ------     ------     --------     -------     ------     ------     --------
Distributions
 Net investment income.     (0.33)     (0.22)     (0.23)       (0.37)      (0.31)     (0.22)     (0.22)       (0.35)
 Net realized gains....     (1.48)     (1.48)     (1.48)       (1.48)      (0.57)     (0.57)     (0.57)       (0.57)
                          -------     ------     ------     --------     -------     ------     ------     --------
 Total Distributions...     (1.81)     (1.70)     (1.71)       (1.85)      (0.88)     (0.79)     (0.79)       (0.92)
                          -------     ------     ------     --------     -------     ------     ------     --------
Net Asset Value, End of
 Period................   $ 13.00     $13.00     $12.92     $  12.99     $ 13.37     $13.36     $13.28     $  13.37
                          =======     ======     ======     ========     =======     ======     ======     ========
Total Return (excludes
 sales and redemption
 charges)..............     11.61%     10.82%     10.90%       11.86%      17.51%     16.71%     16.61%       17.81%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)..........   $18,826     $6,299     $  795     $245,347     $17,097     $4,278     $  362     $113,493
Ratio of expenses to
 average net assets....      1.36%      2.11%      2.11%        1.10%       1.41%      2.16%      2.16%        1.16%
Ratio of net investment
 income (loss) to
 average net assets....      2.47%      1.73%      1.75%        2.77%       2.37%      1.64%      1.65%        2.62%
Ratio of expenses to
 average net assets*...      1.61%      2.36%      2.36%        1.36%       1.66%      2.45%      2.41%        1.41%
Portfolio turnover (a).    425.05%    425.05%    425.05%      425.05%     437.90%    437.90%    437.90%      437.90%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                           Balanced Allocation Fund
                          --------------------------------------------------------------------------------------------
                                       Year Ended June 30, 1995                     Year Ended June 30, 1994
                          -------------------------------------------------- -----------------------------------------
                          Investor A Investor B Investor C (a) Institutional Investor A  Investor B (b)  Institutional
                          ---------- ---------- -------------- ------------- ----------  --------------  -------------
Net Asset Value,
 Beginning of Period....   $ 10.67     $10.67       $11.13        $ 10.67     $ 11.09        $11.71         $ 11.08
                           -------     ------       ------        -------     -------        ------         -------
Investment Activities
 Net investment income
  (loss)................      0.28       0.20         0.09           0.31        0.26          0.10            0.27
 Net realized and
  unrealized gains
  (losses) from
  investments and
  foreign currencies....      1.69       1.67         1.16           1.68       (0.43)        (1.05)          (0.41)
                           -------     ------       ------        -------     -------        ------         -------
 Total from Investment
  Activities............      1.97       1.87         1.25           1.99       (0.17)        (0.95)          (0.14)
                           -------     ------       ------        -------     -------        ------         -------
Distributions
 Net investment income..     (0.29)     (0.20)       (0.10)         (0.31)      (0.25)        (0.09)          (0.27)
 Net realized gains.....     (0.01)     (0.06)         --           (0.03)        --            --              --
 In excess of net
  realized gains........     (0.15)     (0.10)       (0.16)         (0.13)        --            --              --
                           -------     ------       ------        -------     -------        ------         -------
 Total Distributions....     (0.45)     (0.36)       (0.26)         (0.47)      (0.25)        (0.09)          (0.27)
                           -------     ------       ------        -------     -------        ------         -------
Net Asset Value, End of
 Period.................   $ 12.19     $12.18       $12.12        $ 12.19     $ 10.67        $10.67         $ 10.67
                           =======     ======       ======        =======     =======        ======         =======
Total Return (excludes
 sales and redemption
 charges)...............     18.96%     17.96%       17.53%(e)      19.22%      (1.63)%       (8.16)%(c)      (1.44)%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $12,849     $1,291       $  114        $89,294     $11,901        $  744         $71,427
Ratio of expenses to
 average net assets.....      1.47%      2.25%        2.16%(d)       1.25%       1.18%         2.05%(d)        1.09%
Ratio of net investment
 income (loss) to
 average net assets.....      2.54%      1.74%        1.65%(d)       2.75%       2.38%         1.94%(d)        2.49%
Ratio of expenses to
 average net assets*....      1.78%      2.77%        2.68%(d)       1.52%       1.63%         2.61%(d)        1.39%
Portfolio turnover (f)..    250.66%    250.66%      250.66%        250.66%     192.39%       192.39%         192.39%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from November 16, 1994 (commencement of offering of Investor C shares) to June 30, 1995.
(b) Period from February 4, 1994 (commencement of offering of Investor B shares) to June 30, 1994.
(c) Not annualized.
(d) Annualized.
(e) Represents total return for the Institutional shares for the period from July 1, 1994 to November 15, 1994 plus the total return for the Investor C shares for the period from November 16, 1994 to June 30, 1995.
(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                        Aggressive Allocation Fund
                          ------------------------------------------------------
                           Year Ended   Eleven Months Ended  December 30, 1996
                          May 31, 1999     May 31, 1998     to June 30, 1997 (a)
                          ------------- ------------------- --------------------
                          Institutional    Institutional       Institutional
                          ------------- ------------------- --------------------
Net Asset Value, Begin-
 ning of Period.........     $ 11.75          $ 10.57             $ 10.00
                             -------          -------             -------
Investment Activities
 Net investment income
  (loss)................        0.16             0.12                0.07
 Net realized and
  unrealized gains
  (losses) from
  investments and
  foreign
  currencies ...........       (0.06)            1.19                0.56
                             -------          -------             -------
 Total from Investment
  Activities............        0.10             1.31                0.63
                             -------          -------             -------
Distributions
 Net investment income..       (0.13)           (0.13)              (0.06)
 Realized gain..........       (0.22)              --                  --
                             -------          -------             -------
 Total Distributions....       (0.35)           (0.13)              (0.06)
                             -------          -------             -------
Net Asset Value, End of
 Period.................     $ 11.50          $ 11.75             $ 10.57
                             =======          =======             =======
Total Return (excludes
 sales and redemption
 charges)...............        0.81%           12.45%(b)            6.38%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........     $25,128          $33,816             $39,043
Ratio of expenses to
 average net assets.....        1.32%            1.30%(c)            1.32%(c)
Ratio of net investment
 income (loss) to
 average net assets.....        1.27%            1.11%(c)            1.61%(c)
Ratio of expenses to
 average net assets*....        1.47%            1.45%(c)            1.47%(c)
Portfolio turnover......      168.63%           76.47%              44.68%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                          Equity Income Fund
                          ------------------------------------------------------------------------------------------
                                Year Ended May 31, 1999              Eleven Months Ended May 31, 1998
                          ----------------------------------- ------------------------------------------------------
                          Investor A Investor B Institutional Investor A    Investor B    Investor C   Institutional
                          ---------- ---------- ------------- ----------    ----------    ----------   -------------
Net Asset Value,
 Beginning of Period....   $ 18.78    $ 18.68     $  18.69     $  19.20      $ 19.14        $19.23       $  19.13
                           -------    -------     --------     --------      -------        ------       --------
Investment Activities
 Net investment income
  (loss)................      0.22       0.09         0.27         0.25         0.11          0.11           0.29
 Net realized and
  unrealized gains
  (losses) from
  investments...........      1.76       1.75         1.75         2.72         2.71          2.72           2.70
                           -------    -------     --------     --------      -------        ------       --------
 Total from Investment
  Activities............      1.98       1.84         2.02         2.97         2.82          2.83           2.99
                           -------    -------     --------     --------      -------        ------       --------
Distributions
 Net investment income..     (0.22)     (0.13)       (0.27)       (0.21)       (0.10)        (0.09)         (0.25)
 Net realized gains.....     (2.24)     (2.24)       (2.24)       (3.18)       (3.18)        (3.18)         (3.18)
                           -------    -------     --------     --------      -------        ------       --------
 Total Distributions....     (2.46)     (2.37)       (2.51)       (3.39)       (3.28)        (3.27)         (3.43)
                           -------    -------     --------     --------      -------        ------       --------
Net Asset Value, End of
 Period.................   $ 18.30    $ 18.15     $  18.20     $  18.78      $ 18.68        $18.79       $  18.69
                           =======    =======     ========     ========      =======        ======       ========
Total Return (excludes
 sales and redemption
 charges)...............     12.06%     11.22%       12.40%       17.08%(a)    16.28%(a)     16.22%(a)      17.31%(a)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $82,733    $22,456     $221,399     $104,503      $27,767        $1,094       $281,395
Ratio of expenses to
 average net assets.....      1.59%      2.34%        1.34%        1.58%(b)     2.33%(b)      2.33%(b)       1.33%(b)
Ratio of net investment
 income (loss) to
 average net assets.....      1.23%      0.48%        1.49%        1.39%(b)     0.64%(b)      0.63%(b)       1.65%(b)
Portfolio turnover (c)..     51.09%     51.09%       51.09%       18.62%       18.62%        18.62%         18.62%

- -------
(a) Not annualized.
(b) Annualized.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                              Equity Income Fund
                         ---------------------------------------------------------------------------------------------
                                    Year Ended June 30, 1997                       Year Ended June 30, 1996
                         ---------------------------------------------- ----------------------------------------------
                         Investor A Investor B Investor C Institutional Investor A Investor B Investor C Institutional
                         ---------- ---------- ---------- ------------- ---------- ---------- ---------- -------------
Net Asset Value,
 Beginning of Period...   $ 17.31    $ 17.27     $17.36     $  17.30     $ 14.49    $ 14.47     $14.54     $  14.49
                          -------    -------     ------     --------     -------    -------     ------     --------
Investment Activities
 Net investment income
  (loss)...............      0.29       0.16       0.15         0.34        0.30       0.19       0.19         0.34
 Net realized and
  unrealized gains
  (losses) from
  investments..........      3.57       3.57       3.58         3.51        3.27       3.25       3.27         3.26
                          -------    -------     ------     --------     -------    -------     ------     --------
 Total from Investment
  Activities...........      3.86       3.73       3.73         3.85        3.57       3.44       3.46         3.60
                          -------    -------     ------     --------     -------    -------     ------     --------
Distributions
 Net investment income.     (0.28)     (0.17)     (0.17)       (0.33)      (0.30)     (0.19)     (0.19)       (0.34)
 Net realized gains....     (1.69)     (1.69)     (1.69)       (1.69)      (0.45)     (0.45)     (0.45)       (0.45)
                          -------    -------     ------     --------     -------    -------     ------     --------
 Total Distributions...     (1.97)     (1.86)     (1.86)       (2.02)      (0.75)     (0.64)     (0.64)       (0.79)
                          -------    -------     ------     --------     -------    -------     ------     --------
Net Asset Value, End of
 Period................   $ 19.20    $ 19.14     $19.23     $  19.13     $ 17.31    $ 17.27     $17.36     $  17.30
                          =======    =======     ======     ========     =======    =======     ======     ========
Total Return (excludes
 sales and redemption
 charges)..............     23.81%     22.96%     22.86%       23.80%      25.05%     24.11%     24.17%       25.30%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)..........   $99,423    $21,038     $  778     $315,878     $82,396    $12,590     $  164     $337,318
Ratio of expenses to
 average net assets....      1.58%      2.33%      2.33%        1.33%       1.57%      2.32%      2.32%        1.32%
Ratio of net investment
 income (loss) to
 average net assets....      1.62%      0.88%      0.88%        1.89%       1.86%      1.11%      1.11%        2.11%
Portfolio turnover (a).     20.14%     20.14%     20.14%       20.14%      40.75%     40.75%     40.75%       40.75%

- -------
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Financial Highlights

--------------------------------------------------------------------------------
The Parkstone Group of Funds

                                                              Equity Income Fund
                          --------------------------------------------------------------------------------------------
                                       Year Ended June 30, 1995                     Year Ended June 30, 1994
                          -------------------------------------------------- -----------------------------------------
                          Investor A Investor B Investor C (a) Institutional Investor A  Investor B (b)  Institutional
                          ---------- ---------- -------------- ------------- ----------  --------------  -------------
Net Asset Value,
 Beginning of Period....   $ 13.50     $13.49       $13.38       $  13.50     $ 14.69        $14.92        $  14.69
                           -------     ------       ------       --------     -------        ------        --------
Investment Activities
 Net investment income
  (loss)................      0.36       0.26         0.11           0.39        0.37          0.13            0.39
 Net realized and
  unrealized gains
  (losses) from
  investments...........      1.00       0.99         1.17           1.00       (0.56)        (1.43)          (0.56)
                           -------     ------       ------       --------     -------        ------        --------
 Total from Investment
  Activities............      1.36       1.25         1.28           1.39       (0.19)        (1.30)          (0.17)
                           -------     ------       ------       --------     -------        ------        --------
Distributions
 Net investment income..     (0.36)     (0.26)       (0.11)         (0.39)      (0.37)        (0.13)          (0.39)
 In excess of net
  investment income.....     (0.01)     (0.01)       (0.01)         (0.01)        --            --              --
 Net realized gains.....       --         --           --             --        (0.24)          --            (0.24)
 In excess of net
  realized gains........       --         --           --             --        (0.39)          --            (0.39)
                           -------     ------       ------       --------     -------        ------        --------
 Total Distributions....     (0.37)     (0.27)       (0.12)         (0.40)      (1.00)        (0.13)          (1.02)
                           -------     ------       ------       --------     -------        ------        --------
Net Asset Value, End of
 Period.................   $ 14.49     $14.47       $14.54       $  14.49     $ 13.50        $13.49        $  13.50
                           =======     ======       ======       ========     =======        ======        ========
Total Return (excludes
 sales and redemption
 charges)...............     10.32%      9.41%        9.71%(e)      10.55%      (1.63)%       (8.76)%(c)      (1.53)%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $71,063     $7,131       $   25       $346,164     $76,108        $3,836        $355,538
Ratio of expenses to
 average net assets.....      1.54%      2.32%        2.30%(d)       1.32%       1.40%         2.33%(d)        1.30%
Ratio of net investment
 income (loss) to
 average net assets.....      2.65%      1.86%        1.88%(d)       2.86%       2.56%         1.87%(d)        2.64%
Ratio of expenses to
 average net assets*....      1.57%      2.57%        2.55%(d)       1.32%       1.55%         2.59%(d)        1.30%
Portfolio turnover (f)..     77.70%     77.70%       77.70%         77.70%      69.35%        69.35%          69.35%

- -------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from November 16, 1994 (commencement of offering of Investor C shares) to June 30, 1995.
(b) Period from February 4, 1994 (commencement of offering of Investor B shares) to June 30, 1994.
(c) Not annualized.
(d) Annualized.
(e) Represents total return for the Institutional shares for the period from July 1, 1994 to November 15, 1994 plus the total return for the Investor C shares for the period from November 16, 1994 to June 30, 1995.
(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

Notes to Financial Statements

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
1. Organization:

 The Parkstone Group of Funds (the "Group") was organized on March 27, 1987, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company established as a Massachusetts business trust.

 The Group is authorized to issue an unlimited number of shares without par value. The Group presently offers shares of the Prime Obligations Fund, the U.S. Government Obligations Fund, the Tax-Free Fund, the Treasury Fund (collectively, "the money market funds"), the Small Capitalization Fund, the Mid Capitalization Fund, the Large Capitalization Fund, the International Discovery Fund, the Limited Maturity Bond Fund, the Intermediate Government Obligations Fund, the U.S. Government Income Fund, the Bond Fund, the Municipal Bond Fund, the Michigan Municipal Bond Fund, the Conservative Allocation Fund, the Balanced Allocation Fund, the Aggressive Allocation Fund, and the Equity Income Fund (collectively, "the variable net asset value funds") (collectively, "the Funds" and individually, a "Fund").

   Fund                         Objective
   ----                         ---------
   Prime Obligations Fund.....  To seek current income with liquidity and stability of principal.
   U.S. Government Obligations
   Fund.......................  To seek current income with liquidity and stability of principal.
   Tax-Free Fund..............  To seek as high a level of current interest income free from federal income taxes as is
                                consistent with the preservation of capital and
                                relative stability of principal.
   Treasury Fund..............  To seek current income with liquidity and stability of principal.
   Small Capitalization Fund..  To seek growth of capital by investing primarily in a diversified portfolio of common stock and
                                securities convertible into common stock of
                                small- to medium-sized companies.
   Mid Capitalization Fund....  To seek growth of capital by investing primarily in a diversified portfolio of common stocks and
                                securities convertible into common stocks.
   Large Capitalization Fund..  To seek growth of capital by investing in a diversified portfolio of common stocks and
                                securities convertible into common stocks of
                                companies with large market capitalization.
   International Discovery
   Fund.......................  To seek long-term growth of capital.
   Limited Maturity Bond Fund.  To seek current income as well as preservation of capital by investing in a portfolio of high-
                                and medium-grade fixed-income securities with
                                remaining maturities of six years or less.
   Intermediate Government
   Obligations Fund...........  To seek current income with preservation of capital by investing in U.S. Government
                                securities with remaining maturities of twelve
                                years or less.
   U.S. Government Income
   Fund.......................  To provide shareholders with a high level of current income consistent with prudent
                                investment risk.
   Bond Fund..................  To seek current income as well as preservation of capital by investing in a portfolio of high-
                                and medium-grade fixed-income securities.
   Municipal Bond Fund........  To seek current interest income which is exempt from federal income taxes and preservation of
                                capital.
   Michigan Municipal Bond
   Fund.......................  To seek income which is exempt from federal income tax and Michigan state income and
                                intangibles tax when received by certain
                                shareholders, and to seek preservation of
                                capital.
   Conservative Allocation
   Fund.......................  To seek current income and conservation of capital, with a secondary objective of long-term
                                capital growth.


                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

   Fund                     Objective
   ----                     ---------
   Balanced Allocation
   Fund.................... To seek current income, long-term capital growth and conservation of capital.
   Aggressive Allocation
   Fund.................... To seek capital appreciation and income growth.
   Equity Income Fund...... To seek current income by investing in a diversified portfolio of high quality, dividend-
                            paying common stocks and securities convertible
                            into common stocks; growth of capital is a
                            secondary objective.

2. Significant Accounting Policies:

 The following is a summary of significant accounting policies followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles (GAAP). The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

  Securities Valuation:

  Investments of the money market funds are valued at either amortized cost, as permitted in accordance with Rule 2a-7 under the 1940 Act, or at original cost, which combined with accrued interest approximates market value. Under the amortized cost method, discount or premium is amortized on a constant basis to the maturity of the security.

  Investments in common and preferred stocks, corporate bonds, commercial paper, municipal and foreign government bonds and U.S. Government securities of the variable net asset value funds are valued at their market values determined on the basis of the mean between the latest available bid and asked prices in the principal market (closing sales prices if the principal market is an exchange) in which such securities are normally traded. Investments in foreign securities in the International Discovery Fund, the Balanced Allocation Fund, and the Aggressive Allocation Fund are valued based on quotations from the primary market in which they are traded. Repurchase Agreements held by the variable net assets funds are shown at original cost, which, combined with accrued interest, approximates market value. The differences between the cost and market values of investments held by the variable net asset value funds are reflected as either unrealized appreciation or depreciation.

  Security Transactions and Related Income:

  Security transactions are accounted for on the date the security is purchased or sold (trade date). Interest income is recognized on the accrual basis and includes, where applicable, the pro rata amortization of premium or discount. Dividend income is recorded on the ex-dividend date. Gains or losses realized from sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds.

  Foreign Currency Translation:

  The market value of investment securities, other assets and liabilities of the International Discovery Fund, the Balanced Allocation Fund, and the Aggressive Allocation Fund denominated in a foreign currency are translated into U.S. dollars at the current exchange rate. Purchases and sales of securities, income receipts and expense payments are translated into U.S. dollars at the exchange rate on the dates of the transactions.

  The International Discovery Fund, the Balanced Allocation Fund, and the Aggressive Allocation Fund do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses from investments.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

  Reported net realized foreign exchange gains or losses arise from sales and maturities of portfolio securities, sales of foreign currencies, currency exchange fluctuations between the trade and settlement dates of securities transactions, and the difference between the amounts of assets and liabilities recorded and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, including investments in securities, resulting from changes in currency exchange rates.

  Repurchase Agreements:

  The Funds may purchase instruments from financial institutions, such as banks and broker-dealers approved by the Board of Trustees, subject to the seller's agreement to repurchase them at an agreed upon time and price ("repurchase agreements"). The seller under a repurchase agreement is required to maintain the value of the collateral, in a segregated account, at not less than the repurchase price. Default by the seller would, however, expose the relevant Funds to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations. Risks may arise from the potential inability of counterparties to honor the terms of the repurchase agreements. Accordingly, the Funds could receive less than the carrying value upon the sale of the underlying collateral securities.

  Forward Currency Contracts:

  The Funds may enter into a forward currency contract ("forward") which is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the forward fluctuates with changes in currency exchange rates. The forward is marked-to-market daily and the change in market value is recorded by a Fund as unrealized appreciation or depreciation. When the forward is closed the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. A Fund could be exposed to risk if a counterparty is unable to meet the terms of a forward or if the value of the currency changes unfavorably.

  Forwards may involve market or credit risk in excess of the amounts reflected on the Fund's statement of assets and liabilities. The gain or loss from the difference between the cost of original contracts and the amount realized upon the closing of such contracts is included in net realized gains/losses from investment and foreign currency transactions. Fluctuations in the value of forwards held at May 31, 1999 are recorded for financial reporting purposes as unrealized gains and losses by the Funds. The following forwards were open at May 31, 1999.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999


                                    Contract
                                     Amount      Contract Value  Appreciation  Delivery
   Forward Currency Contracts   (local currency)  U.S. Dollar   (Depreciation)   Date
   --------------------------   ---------------- -------------- -------------- --------
   International Discovery
    Fund
    Short Contracts
     Euro Dollars...........            17,349     $   18,095      $    (45)    6/1/99
     Japanese Yen...........     3,000,000,000     26,242,127       414,017     4/3/00
     Singapore Dollars......             3,351          1,802          (142)    6/1/99
   Long Contracts
     U.S. Dollars...........            18,095         18,095           --      6/1/99
     U.S. Dollars...........             1,802          1,802           --      6/1/99
                                                                   --------
      Net receivable for
       forward currency con-
       tracts...............                                       $413,830
                                                                   ========
   Balanced Allocation Fund
    Short Contracts
     British Pounds.........           266,447     $  426,208      $   (747)    6/2/99
     British Pounds.........           742,741      1,188,089        (2,081)    6/2/99
     Euro Dollars...........           160,479        170,188         2,389     6/1/99
     Euro Dollars...........               798            832            (2)    6/1/99
     Singapore Dollars......            91,395         53,013            22     6/1/99
     Singapore Dollars......               207            111            (9)    6/1/99
     Singapore Dollars......           302,852        175,668            74     6/1/99
    Long Contracts
     U.S. Dollars...........           426,208        426,208           --      6/2/99
     U.S. Dollars...........         1,188,089      1,188,089           --      6/2/99
     U.S. Dollars...........           175,668        175,668           --      6/1/99
     U.S. Dollars...........            53,013         53,013           --      6/1/99
     U.S. Dollars...........           170,188        170,188           --      6/1/99
     U.S. Dollars...........               832            832           --      6/1/99
     U.S. Dollars...........               111            111           --      6/1/99
                                                                   --------
      Net payable for for-
       ward currency con-
       tracts...............                                       $   (354)
                                                                   ========
   Aggressive Allocation
    Fund
    Short Contracts
     British Pounds.........            48,951     $   78,302      $   (137)    6/2/99
     British Pounds.........           125,617     $  200,937      $   (352)    6/2/99
     Euro Dollars...........            37,894     $   40,187      $    564     6/1/99
     Euro Dollars...........               159     $      166      $     (0)    6/1/99
     Singapore Dollars......            15,138     $    8,781      $      4     6/1/99
     Singapore Dollars......                31     $       17      $     (1)    6/1/99
     Singapore Dollars......            71,709     $   41,594      $     17     6/1/99
    Long Contracts
     U.S. Dollars...........            78,302         78,302           --      6/2/99
     U.S. Dollars...........           200,937        200,937           --      6/2/99
     U.S. Dollars...........            41,594         41,594           --      6/1/99
     U.S. Dollars...........             8,781          8,781           --      6/1/99
     U.S. Dollars...........            40,187         40,187           --      6/1/99
     U.S. Dollars...........               166            166           --      6/1/99
     U.S. Dollars...........                17             17           --      6/1/99
                                                                   --------
      Net receivable for
       forward currency con-
       tracts...............                                       $     95
                                                                   ========

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

  Lending Portfolio Securities:

  To generate additional income, each Fund, except the Treasury Fund, may lend up to 33 and 1/3% of securities in which they are invested pursuant to agreements requiring that the loan be continuously secured by cash, U.S. Government or U.S. Government Agency securities, shares of an investment trust or mutual fund, or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities loaned. The Funds continue to earn interest and dividends on securities loaned while simultaneously seeking to earn interest on the investment of collateral.

  When cash is received as collateral for securities loaned, the Funds may invest such cash in short-term U.S. government securities, repurchase agreements, or other short-term corporate securities. The cash or subsequent short-term investments are recorded as assets of the Funds, offset by a corresponding liability to repay the cash at the termination of the loan. In addition, the short-term securities purchased with the cash collateral are included in the accompanying schedules of portfolio investments. Fixed income securities received as collateral are not recorded as an asset or liability of the Fund because the Fund does not have effective control of such securities.

  There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by National City Investment Management Co. (IMC) to be of good standing and creditworthy under guidelines established by the Board of Trustees and when, in the judgment of IMC, the consideration which can be earned currently from such securities loans justifies the attendant risks. Loans are subject to termination by the Funds or the borrower at any time, and are, therefore, considered to be liquid investments. According to GAAP, a statement of cash flows is presented if the Fund lent out, on average, more than 10% of net assets during the year and received cash as collateral for these loans. Under this guideline, a statement of cash flows is presented for each of the Funds listed below. As of May 31, 1999, the following Funds had securities on loan with the following market values (amounts in thousands):

                                                           Market   Market Value
                                                          Value of   of Loaned
                                                         Collateral  Securities
                                                         ---------- ------------
   Small Capitalization Fund............................  $49,997     $48,125
   Mid Capitalization Fund..............................   80,266      78,280
   Large Capitalization Fund............................   45,660      44,689
   Limited Maturity Bond Fund...........................    8,071       7,827
   Intermediate Government Obligations Fund.............   24,143      23,194
   U.S. Government Income Fund..........................    6,647       6,401
   Bond Fund............................................   48,859      47,311
   Conservative Allocation Fund.........................    7,086       6,849
   Balanced Allocation Fund.............................   15,235      14,822
   Aggressive Allocation Fund...........................    4,147       4,031
   Equity Income Fund...................................   52,423      51,694

  The loaned securities were fully collateralized by cash, U.S. Government securities, short-term corporate notes and repurchase agreements as of May 31, 1999.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

  As disclosed in the schedules of portfolio investments the Small Capitalization, Mid Capitalization, Large Capitalization and Equity Income Funds collectively invested cash collateral in a Bear Stearns Repurchase Agreement with an interest rate of 5.04% and a maturity of 6/1/99 which was collateralized by the following securities (amounts in thousands):

   Principal                             Description                             Market Value
   ---------                             -----------                             ------------
   $23,330   PNC Mortgage Securities Corp.                6.15%          6/25/99   $22,942
    14,272   Structured Asset Mortgage Investments        0.01%          5/25/99    14,324
             Inc.
    29,049   Freddie Mac Strip                            0.00%           7/1/26    13,746

  As disclosed in the schedules of portfolio investments the Limited Maturity Bond, U.S. Government Income, Bond, Conservative Allocation, Balanced Allocation, Aggressive Allocation and Equity Income Funds collectively invested cash collateral in a Lehman Brothers Repurchase Agreement with an interest rate of 5.04% and a maturity of 6/1/99 which was collateralized by the following securities:

   Principal                             Description                             Market Value
   ---------                             -----------                             ------------
   $66,015   PNC Mortgage Securities Corp.                0.00%          6/25/99   $62,715

  As disclosed in the schedules of portfolio investments the Intermediate Government Obligations Fund invested cash collateral in a Paine Webber Repurchase Agreement with an interest rate of 4.85% and a maturity of 6/1/99 which was collateralized by the following securities:

   Principal                             Description                             Market Value
   ---------                             -----------                             ------------
   $   915   Various Federal Farm Credit Bank        4.33-6.32% 10/26/00-6/18/03   $   906
     8,415   Various Federal Home Loan Bank          4.45-7.26%   6/2/00-3/23/04     8,540
     3,994   Various Fannie Mae                      4.75-6.85%   7/6/00-4/23/04     4,073
     9,080   Various Freddie Mac                     4.45-6.95%  5/16/00-4/20/04     9,075
     1,670   Various Sallie Mae                      4.80-6.05% 9/14/00-12/18/00     1,682
        67   Various International Bank
             Reconciliation and Development               0.00%  8/15/99-2/15/04        55
       292   Various Tennessee Valley Authority      5.28-6.13%  9/14/01-7/15/03       296

  Financial Futures Contracts:

  Each Fund may invest in financial futures contracts for the purpose of hedging their existing portfolio securities or securities it intends to purchase against fluctuations in fair value caused by changes in prevailing market interest rates. Upon entering into a financial futures contract, the Fund is required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount (initial margin deposit). Subsequent payments, known as "variation margin", are made or received by the Fund each day, depending on the daily fluctuations in the fair value of the underlying security. The Fund recognizes a gain or loss equal to the daily variation margin. Should market conditions move unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets.

  Mortgage Rolls:

  The Funds may enter into mortgage "dollar rolls" in which the Fund sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the mortgage-backed securities. The Fund is compensated by fee income or the difference between the current sales price and the lower forward price for the future purchase.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

  Dividends to Shareholders:

  Dividends from net investment income are declared daily and paid monthly for the money market funds. Dividends from net investment income are declared and paid monthly for the variable net asset value funds. Distributable net realized capital gains, if any, are declared and distributed at least annually. Effective December 1, 1998, the Limited Maturity Bond Fund, Intermediate Government Income Fund, U.S. Government Income Fund,Bond Fund, Municipal Bond Fund and the Michigan Municipal Bond Fund changed from declaring and paying dividends from net investment income monthly to declaring dividends from net investment income daily and paying monthly.

  Dividends from net investment income and from net realized capital gains are determined in accordance with income tax regulations which may differ from GAAP. These "book/tax" differences are primarily due to differing treatments for mortgage-backed securities and deferrals of certain losses.

  These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the composition of net assets based on their federal tax-basis treatment; temporary differences do not require reclassifications. Dividends and distributions to shareholders which exceed net investment income and net realized gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized gains. To the extent they exceed net investment income and net realized gains for tax purposes, they are reported as distributions of capital.

  As of May 31, 1999, the following reclassifications have been made to increase (decrease) such accounts with offsetting adjustments made to paid-in-capital (amounts in thousands):

                                                                  Undistributed
                                                Undistributed Net  Net Realized
                                                   Investment      Gain/(Loss)
                                                     Income       on Investments
                                                ----------------- --------------
   U.S. Treasury Fund..........................          32              (32)
   Small Capitalization Fund...................       4,377          (44,566)
   Mid Capitalization Fund.....................       4,129          (47,211)
   Large Capitalization Fund...................       1,629           (6,062)
   International Discovery Fund................       1,220           (9,001)
   Bond Fund...................................           2               (2)
   Conservative Allocation Fund................           1               (1)
   Balanced Allocation Fund....................         (18)              17
   Aggressive Allocation Fund..................         (13)              13
   Equity Income Fund..........................        (141)         (16,988)

  Federal Income Taxes:

  It is the policy of each of the Funds to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

  Expenses:

  Expenses directly attributable to a Fund are charged to the Fund, while expenses which are attributable to more than one Fund of the Group are allocated among the respective Funds based upon relative net assets or another appropriate basis. In addition, expenses that are directly attributable to a specific class are charged only to that class.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

  The investment income and expenses of a Fund (other than class specific expenses) and realized and unrealized gains and losses on investments of a Fund are allocated to each class of shares based upon their relative net asset value on the date income is earned or expenses are recognized and realized and unrealized gains and losses are incurred.

3. Purchases and Sales of Securities:

 Purchases and sales of securities (excluding short-term securities) for the year ended May 31, 1999 were as follows (amounts in thousands):

                                                            Purchases   Sales
                                                            --------- ---------
  Small Capitalization Fund................................ $ 432,572 $ 747,200
  Mid Capitalization Fund..................................   471,462   738,459
  Large Capitalization Fund................................   210,941   250,558
  International Discovery Fund.............................   318,397   463,430
  Limited Maturity Bond Fund...............................   213,808   254,936
  Intermediate Government Obligations Fund.................    89,602   124,841
  U.S. Government Income Fund..............................   113,536   140,543
  Bond Fund................................................ 1,239,048 1,361,115
  Municipal Bond Fund......................................     8,028    35,929
  Michigan Municipal Bond Fund.............................    15,240    38,743
  Conservative Allocation Fund.............................    35,759    33,273
  Balanced Allocation Fund.................................   386,228   469,256
  Aggressive Allocation Fund...............................    47,870    56,923
  Equity Income Fund.......................................   177,804   291,812

4. Capital Share Transactions:

 The Group has issued three classes of Fund shares in the Prime Obligations Fund, the Small Capitalization Fund, the Mid Capitalization Fund, the Large Capitalization Fund, the International Discovery Fund, the Limited Maturity Bond Fund, the Intermediate Government Obligations Fund, the Municipal Bond Fund and the Michigan Municipal Bond Fund, the U.S. Government Income Fund, the Bond Fund, the Balanced Allocation Fund, and the Equity Income Fund:
 Investor A Shares, Investor B Shares and Institutional Shares; and two classes of Fund shares in each of the U.S. Government Obligations Fund, the Tax-Free Fund and the Treasury Fund: Investor A Shares and Institutional Shares; and one class of Fund shares in each of the Conservative Allocation Fund and the Aggressive Allocation Fund: Institutional Shares. Investor C Shares closed on August 28, 1998.

 The Investor A Shares of the variable net asset value funds are subject to initial sales charges imposed at the time of purchase, in accordance with the Funds' prospectuses. Certain redemptions of Investor B Shares made within five years of purchase (four years if purchased before January 1, 1997) are subject to contingent deferred sales charges in accordance with the Funds' prospectuses. Each class of shares for each Fund has identical rights and privileges except with respect to distribution (12b-1) fees paid by the Investor A Shares and Investor B and shareholder service fees paid by the Investor B Shares, voting rights on matters affecting a single class of shares and the exchange privileges of each class of shares.


                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                                  (Amounts in Thousands)
                                         Prime                            U.S. Government
                                   Obligations Fund                      Obligations Fund
                          ------------------------------------  ------------------------------------
                           For the       For the     For the     For the       For the     For the
                          year ended  eleven months year ended  year ended  eleven months year ended
                           May 31,    ended May 31,  June 30,    May 31,    ended May 31,  June 30,
                             1999       1998 (a)       1997        1999         1998         1997
                          ----------  ------------- ----------  ----------  ------------- ----------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................  $ 605,433    $ 1,090,813  $  621,672  $ 307,020     $ 561,666   $ 730,447
 Dividends reinvested...      3,607          8,884       8,181        546         1,315       1,537
 Cost of shares re-
  deemed................   (812,049)    (1,076,810)   (582,286)  (474,744)     (605,875)   (706,845)
                          ---------    -----------  ----------  ---------     ---------   ---------
 Change in net assets
  from Investor A Share
  transactions..........  $(203,009)   $    22,887  $   47,567  $(167,178)    $ (42,894)  $  25,139
                          =========    ===========  ==========  =========     =========   =========
Investor B Shares:
 Proceeds from shares
  issued................  $   1,445    $       730  $      --   $     --      $     --    $     --
 Dividends reinvested...         19              4         --         --            --          --
 Cost of shares re-
  deemed................     (1,086)          (347)        --         --            --          --
                          ---------    -----------  ----------  ---------     ---------   ---------
 Change in net assets
  from Investor B Share
  transactions..........  $     378    $       387  $      --   $     --      $     --    $     --
                          =========    ===========  ==========  =========     =========   =========
Institutional Shares:
 Proceeds from shares
  issued................  $ 887,484    $   921,653  $1,062,801  $ 228,665     $ 316,849   $ 398,008
 Dividends reinvested...         49              4          12         23           --          --
 Cost of shares re-
  deemed................   (949,929)      (908,035)   (981,569)  (292,597)     (341,648)   (395,295)
                          ---------    -----------  ----------  ---------     ---------   ---------
 Change in net assets
  from Institutional
  Share transactions....  $ (62,396)   $    13,622  $   81,244  $ (63,909)    $ (24,799)  $   2,713
                          =========    ===========  ==========  =========     =========   =========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................    605,433      1,090,780     621,672    307,020       561,666     730,448
 Reinvested.............      3,607          8,891       8,181        546         1,315       1,536
 Redeemed...............   (812,058)    (1,076,776)   (582,286)  (474,730)     (605,875)   (706,845)
                          ---------    -----------  ----------  ---------     ---------   ---------
 Change in Investor A
  Shares................   (203,018)        22,895      47,567   (167,164)      (42,894)     25,139
                          =========    ===========  ==========  =========     =========   =========
Investor B Shares:
 Issued.................      1,445            729         --         --            --          --
 Reinvested.............         19              4         --         --            --          --
 Redeemed...............     (1,086)          (347)        --         --            --          --
                          ---------    -----------  ----------  ---------     ---------   ---------
 Change in Investor B
  Shares................        378            386         --         --            --          --
                          =========    ===========  ==========  =========     =========   =========
Institutional Shares:
 Issued.................    887,484        921,653   1,062,797    228,665       316,849     398,008
 Reinvested.............         49              4          12         23           --          --
 Redeemed...............   (949,928)      (908,035)   (981,569)  (292,613)     (341,648)   (395,295)
                          ---------    -----------  ----------  ---------     ---------   ---------
 Change in Institutional
  Shares................    (62,395)        13,622      81,240    (63,925)      (24,799)      2,713
                          =========    ===========  ==========  =========     =========   =========

- -------
(a) Fund commenced offering of Investor B shares on September 26, 1997.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                                   (Amounts in Thousands)
                                       Tax-Free                               Treasury
                                         Fund                                   Fund
                          ------------------------------------  --------------------------------------
                           For the       For the     For the      For the       For the      For the
                          year ended  eleven months year ended  year ended   eleven months year ended
                           May 31,    ended May 31,  June 30,     May 31,    ended May 31,  June 30,
                             1999         1998         1997        1999          1998         1997
                          ----------  ------------- ----------  -----------  ------------- -----------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................  $  86,470     $ 293,914   $ 280,908   $   835,457    $ 915,653   $ 1,034,231
 Dividends reinvested...        462           914         824           318          554           627
 Cost of shares re-
  deemed................   (141,417)     (287,187)   (275,968)   (1,066,829)    (851,996)   (1,017,589)
                          ---------     ---------   ---------   -----------    ---------   -----------
 Change in net assets
  from Investor A Share
  transactions..........  $ (54,485)    $   7,641   $   5,764   $  (231,054)   $  64,211   $    17,269
                          =========     =========   =========   ===========    =========   ===========
Institutional Shares:
 Proceeds from shares
  issued................  $ 167,432     $ 148,667   $ 126,130   $   992,405    $ 766,757   $   689,368
 Dividends reinvested...        --            --          --            --           --            --
 Cost of shares re-
  deemed................   (161,361)     (153,489)   (123,383)   (1,044,439)    (769,538)     (588,439)
                          ---------     ---------   ---------   -----------    ---------   -----------
 Change in net assets
  from Institutional
  Share transactions....  $   6,071     $  (4,822)  $   2,747   $   (52,034)   $  (2,781)  $   100,929
                          =========     =========   =========   ===========    =========   ===========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................     86,469       293,912     280,908       835,456      915,653     1,034,232
 Reinvested.............        462           914         824           318          554           627
 Redeemed...............   (141,418)     (287,188)   (275,968)   (1,066,829)    (851,997)   (1,017,589)
                          ---------     ---------   ---------   -----------    ---------   -----------
 Change in Investor A
  Shares................    (54,487)        7,638       5,764      (231,055)      64,210        17,270
                          =========     =========   =========   ===========    =========   ===========
Institutional Shares:
 Issued.................    167,432       148,667     126,130       992,405      766,757       689,368
 Reinvested.............        --            --          --            --           --            --
 Redeemed...............   (161,361)     (153,489)   (123,383)   (1,044,439)    (769,538)     (588,439)
                          ---------     ---------   ---------   -----------    ---------   -----------
 Change in Institutional
  Shares................      6,071        (4,822)      2,747       (52,034)      (2,781)      100,929
                          =========     =========   =========   ===========    =========   ===========

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                                  (Amounts in Thousands)
                                         Small                                  Mid
                                    Capitalization                        Capitalization
                                         Fund                                  Fund
                          ------------------------------------  ------------------------------------
                           For the       For the     For the     For the       For the     For the
                          year ended  eleven months year ended  year ended  eleven months year ended
                           May 31,    ended May 31,  June 30,    May 31,    ended May 31,  June 30,
                             1999         1998         1997        1999         1998         1997
                          ----------  ------------- ----------  ----------  ------------- ----------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................  $ 448,789     $ 742,080   $ 749,582   $ 112,759     $ 255,877   $ 188,598
 Dividends reinvested...     10,457         8,345      23,998       7,986        15,034      22,250
 Cost of shares re-
  deemed................   (530,608)     (771,128)   (748,306)   (156,097)     (261,402)   (177,354)
                          ---------     ---------   ---------   ---------     ---------   ---------
 Change in net assets
  from Investor A Share
  transactions..........  $ (71,362)    $ (20,703)  $  25,274   $ (35,352)    $   9,509   $  33,494
                          =========     =========   =========   =========     =========   =========
Investor B Shares:
 Proceeds from shares
  issued................  $   1,307     $   8,110   $  22,151   $     916     $   2,794   $   7,531
 Dividends reinvested...      3,253         2,254       5,725       2,600         4,415       5,491
 Cost of shares re-
  deemed................    (16,532)      (12,631)     (4,442)     (9,069)       (4,478)     (2,176)
                          ---------     ---------   ---------   ---------     ---------   ---------
 Change in net assets
  from Investor B Share
  transactions..........  $ (11,972)    $  (2,267)  $  23,434   $  (5,553)    $   2,731   $  10,846
                          =========     =========   =========   =========     =========   =========
Investor C Shares*:
 Proceeds from shares
  issued................  $     365     $   3,920   $   9,826   $     181     $     877   $   1,303
 Dividends reinvested...        --            742       1,584         --            407         458
 Cost of shares re-
  deemed................    (12,866)       (3,708)       (759)     (2,183)         (987)       (456)
                          ---------     ---------   ---------   ---------     ---------   ---------
 Change in net assets
  from Investor B Share
  transactions..........  $ (12,501)    $     954   $  10,651   $  (2,002)    $     297   $   1,305
                          =========     =========   =========   =========     =========   =========
Institutional Shares:
 Proceeds from shares
  issued................  $  43,684     $ 147,252   $ 270,110   $  34,083     $  85,360   $ 146,813
 Dividends reinvested...     26,444        20,267      54,110      38,894        67,177     112,225
 Cost of shares re-
  deemed................   (254,355)     (208,250)   (156,401)   (240,008)     (168,207)   (231,028)
                          ---------     ---------   ---------   ---------     ---------   ---------
 Change in net assets
  from Institutional
  Share transactions....  $(184,227)    $ (40,731)  $ 167,819   $(167,031)    $ (15,670)  $  28,010
                          =========     =========   =========   =========     =========   =========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................     20,256        27,212      25,792       7,624        16,378      11,587
 Reinvested.............        530           326         841         644         1,093       1,428
 Redeemed...............    (24,004)      (28,041)    (25,258)    (10,699)      (16,582)    (11,083)
                          ---------     ---------   ---------   ---------     ---------   ---------
 Change in Investor A
  Shares................     (3,218)         (503)      1,375      (2,431)          889       1,932
                          =========     =========   =========   =========     =========   =========
Investor B Shares:
 Issued.................         62           299         806          66           185         443
 Reinvested.............        171            90         205         224           338         365
 Redeemed...............       (834)         (472)       (170)       (699)         (302)       (135)
                          ---------     ---------   ---------   ---------     ---------   ---------
 Change in Investor B
  Shares................       (601)          (83)        841        (409)          221         673
                          =========     =========   =========   =========     =========   =========
Investor C Shares*:
 Issued.................         14           145         356          13            58          79
 Reinvested.............        --             30          56         --             31          30
 Redeemed...............       (602)         (140)        (29)       (168)          (66)        (29)
                          ---------     ---------   ---------   ---------     ---------   ---------
 Change in Investor C
  Shares................       (588)           35         383        (155)           23          80
                          =========     =========   =========   =========     =========   =========
Institutional Shares:
 Issued.................      1,959         5,320       9,653       2,425         5,577       8,771
 Reinvested.............      1,312           780       1,873       3,097         4,836       7,139
 Redeemed...............    (11,483)       (7,510)     (5,260)    (17,388)      (10,548)    (12,739)
                          ---------     ---------   ---------   ---------     ---------   ---------
 Change in Institutional
  Shares................     (8,212)       (1,410)      6,266     (11,866)         (135)      3,171
                          =========     =========   =========   =========     =========   =========

- -------
* Investor C class of shares closed on August 28, 1998.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                                  (Amounts in Thousands)
                                         Large                            International
                                    Capitalization                          Discovery
                                         Fund                                 Fund
                          -----------------------------------  ------------------------------------
                           For the      For the     For the     For the       For the     For the
                          year ended eleven months year ended  year ended  eleven months year ended
                           May 31,   ended May 31,  June 30,    May 31,    ended May 31,  June 30,
                             1999        1998         1997        1999         1998         1997
                          ---------- ------------- ----------  ----------  ------------- ----------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................   $ 11,843    $  10,407   $  11,465   $  11,371     $  6,427    $  63,853
 Dividends reinvested...        357        1,848          20       1,766        1,402          --
 Cost of shares re-
  deemed................    (13,766)      (5,105)     (2,540)    (27,594)     (13,589)     (61,621)
                           --------    ---------   ---------   ---------     --------    ---------
 Change in net assets
  from Investor A Share
  transactions..........   $ (1,566)   $   7,150   $   8,945   $ (14,457)    $ (5,760)   $   2,232
                           ========    =========   =========   =========     ========    =========
Investor B Shares:
 Proceeds from shares
  issued................   $  4,942    $   5,300   $   3,029   $     360     $  1,492    $   3,979
 Dividends reinvested...        206          685          11         568          434          --
 Cost of shares re-
  deemed................     (3,437)        (748)       (341)     (4,826)      (2,654)      (1,688)
                           --------    ---------   ---------   ---------     --------    ---------
 Change in net assets
  from Investor B Share
  transactions..........   $  1,711    $   5,237   $   2,699   $  (3,898)    $   (728)   $   2,291
                           ========    =========   =========   =========     ========    =========
Investor C Shares*:
 Proceeds from shares
  issued................   $    100    $     282   $      43   $      81     $    449    $     532
 Dividends reinvested...        --             9         --          --            32          --
 Cost of shares re-
  deemed................       (368)         (73)        (10)       (964)        (340)        (241)
                           --------    ---------   ---------   ---------     --------    ---------
 Change in net assets
  from Investor B Share
  transactions..........   $   (268)   $     218   $      33   $    (883)    $    141    $     291
                           ========    =========   =========   =========     ========    =========
Institutional Shares:
 Proceeds from shares
  issued................   $ 65,788    $  71,064   $ 137,399   $  35,881     $ 60,496    $ 119,834
 Dividends reinvested...      4,089       23,970       2,431      10,376        7,665           62
 Cost of shares re-
  deemed................    (96,262)    (119,622)   (162,472)   (165,321)     (75,091)    (116,808)
                           --------    ---------   ---------   ---------     --------    ---------
 Change in net assets
  from Institutional
  Share transactions....   $(26,385)   $ (24,588)  $ (22,642)  $(119,064)    $ (6,930)   $   3,088
                           ========    =========   =========   =========     ========    =========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................        636          682         899         763          410        4,588
 Reinvested.............         19          134           2         118           96          --
 Redeemed...............       (745)        (329)       (199)     (1,820)        (872)      (4,425)
                           --------    ---------   ---------   ---------     --------    ---------
 Change in Investor A
  Shares................        (90)         487         702        (939)        (366)         163
                           ========    =========   =========   =========     ========    =========
Investor B Shares:
 Issued.................        273          349         241          25           97          282
 Reinvested.............         11           50           1          39           31          --
 Redeemed...............       (186)         (49)        (28)       (332)        (178)        (118)
                           --------    ---------   ---------   ---------     --------    ---------
 Change in Investor B
  Shares................         98          350         214        (268)         (50)         164
                           ========    =========   =========   =========     ========    =========
Investor C Shares*:
 Issued.................          6           19           4           5           29           36
 Reinvested.............        --             1         --          --             2          --
 Redeemed...............        (23)          (6)         (1)        (68)         (22)         (16)
                           --------    ---------   ---------   ---------     --------    ---------
 Change in Investor C
  Shares................        (17)          14           3         (63)           9           20
                           ========    =========   =========   =========     ========    =========
Institutional Shares:
 Issued.................      3,587        4,704      11,403       2,327        3,912        8,149
 Reinvested.............        214        1,731         198         681          519            4
 Redeemed...............     (5,165)      (7,791)    (12,606)    (10,816)      (4,781)      (7,985)
                           --------    ---------   ---------   ---------     --------    ---------
 Change in Institutional
  Shares................     (1,364)      (1,356)     (1,005)     (7,808)        (350)         168
                           ========    =========   =========   =========     ========    =========

- -------
* Investor C class of shares closed on August 28, 1998.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                                  (Amounts in Thousands)
                                                                    Intermediate Government
                              Limited Maturity Bond Fund               Obligations Fund
                          ----------------------------------- -----------------------------------
                           For the      For the     For the    For the      For the     For the
                          year ended eleven months year ended year ended eleven months year ended
                           May 31,   ended May 31,  June 30,   May 31,   ended May 31,  June 30,
                             1999        1998         1997       1999        1998         1997
                          ---------- ------------- ---------- ---------- ------------- ----------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................   $ 11,765    $ 24,130     $ 17,211   $  1,179    $    520     $  1,090
 Dividends reinvested...      1,546       1,606          903        376         581          759
 Cost of shares
  redeemed..............    (30,528)    (11,582)      (5,131)    (5,691)     (5,456)      (6,308)
                           --------    --------     --------   --------    --------     --------
 Change in net assets
  from Investor A Share
  transactions..........   $(17,217)   $ 14,154     $ 12,983   $ (4,136)   $ (4,355)    $ (4,459)
                           ========    ========     ========   ========    ========     ========
Investor B Shares:
 Proceeds from shares
  issued................   $     87    $    520     $    457   $     85    $    169     $    238
 Dividends reinvested...         44          48           68         56          78           79
 Cost of shares
  redeemed..............       (854)       (509)        (583)      (727)       (396)        (195)
                           --------    --------     --------   --------    --------     --------
 Change in net assets
  from Investor B Share
  transactions..........   $   (723)   $     59     $    (58)  $   (586)   $   (149)    $    122
                           ========    ========     ========   ========    ========     ========
Investor C Shares*:
 Proceeds from shares
  issued................   $      5    $  3,813     $     40   $     11    $     71     $    119
 Dividends reinvested...         19          52            1          3          10            7
 Cost of shares
  redeemed..............     (2,235)     (1,705)         (11)      (252)        (42)         (13)
                           --------    --------     --------   --------    --------     --------
 Change in net assets
  from Investor B Share
  transactions..........   $ (2,211)   $  2,160     $     30   $   (238)   $     39     $    113
                           ========    ========     ========   ========    ========     ========
Institutional Shares:
 Proceeds from shares
  issued................   $ 28,681    $ 66,363     $ 49,609   $ 12,915    $ 31,582     $ 27,055
 Dividends reinvested...      2,473       2,591        3,278      2,021       2,482        3,120
 Cost of shares
  redeemed..............    (57,561)    (54,768)     (53,531)   (51,589)    (53,203)     (68,086)
                           --------    --------     --------   --------    --------     --------
 Change in net assets
  from Institutional
  Share transactions....   $(26,407)   $ 14,186     $   (644)  $(36,653)   $(19,139)    $(37,911)
                           ========    ========     ========   ========    ========     ========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................      1,233       2,540        1,814        119          54          113
 Reinvested.............        162         169           95         38          59           78
 Redeemed...............     (3,197)     (1,219)        (541)      (572)       (555)        (649)
                           --------    --------     --------   --------    --------     --------
 Change in Investor A
  Shares................     (1,802)      1,490        1,368       (415)       (442)        (458)
                           ========    ========     ========   ========    ========     ========
Investor B Shares:
 Issued.................         10          55           48          9          17           24
 Reinvested.............          5           5            7          6           8            8
 Redeemed...............        (90)        (54)         (61)       (74)        (41)         (20)
                           --------    --------     --------   --------    --------     --------
 Change in Investor B
  Shares................        (75)          6           (6)       (59)        (16)          12
                           ========    ========     ========   ========    ========     ========
Investor C Shares*:
 Issued.................        --          410            4          2           8           12
 Reinvested.............          2           6          --         --            1            1
 Redeemed...............       (239)       (184)          (1)       (26)         (5)          (1)
                           --------    --------     --------   --------    --------     --------
 Change in Investor C
  Shares................       (237)        232            3        (24)          4           12
                           ========    ========     ========   ========    ========     ========
Institutional Shares:
 Issued.................      3,008       6,981        5,230      1,296       3,209        2,785
 Reinvested.............        260         273          346        203         253          322
 Redeemed...............     (6,037)     (5,764)      (5,641)    (5,174)     (5,405)      (7,009)
                           --------    --------     --------   --------    --------     --------
 Change in Institutional
  Shares................     (2,769)      1,490          (65)    (3,675)     (1,943)      (3,902)
                           ========    ========     ========   ========    ========     ========

- -------
* Investor C class of shares closed on August 28, 1998.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                                  (Amounts in Thousands)
                              U.S. Government Income Fund                  Bond Fund
                          ----------------------------------- ------------------------------------
                           For the      For the     For the    For the       For the     For the
                          year ended eleven months year ended year ended  eleven months year ended
                           May 31,   ended May 31,  June 30,   May 31,    ended May 31,  June 30,
                             1999        1998         1997       1999         1998         1997
                          ---------- ------------- ---------- ----------  ------------- ----------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................   $ 12,842    $ 13,553     $ 18,605  $   4,227     $   1,553   $   4,657
 Dividends reinvested...      1,787       2,471        2,469        621           830         938
 Cost of shares
  redeemed..............    (30,609)    (20,652)     (14,174)    (9,208)       (6,086)     (6,371)
                           --------    --------     --------  ---------     ---------   ---------
 Change in net assets
  from Investor A Share
  transactions..........   $(15,980)   $ (4,628)    $  6,900  $  (4,360)    $  (3,703)  $    (776)
                           ========    ========     ========  =========     =========   =========
Investor B Shares:
 Proceeds from shares
  issued................   $    979    $  4,184     $  6,266  $     228     $   1,078   $   1,973
 Dividends reinvested...        567         772          867        224           259         221
 Cost of shares
  redeemed..............     (8,668)     (4,962)      (3,041)    (2,173)       (1,076)       (752)
                           --------    --------     --------  ---------     ---------   ---------
 Change in net assets
  from Investor B Share
  transactions..........   $ (7,122)   $     (6)    $  4,092  $  (1,721)    $     261   $   1,442
                           ========    ========     ========  =========     =========   =========
Investor C Shares*:
 Proceeds from shares
  issued................   $      7    $    379     $     66  $      62     $     387   $     336
 Dividends reinvested...          3           8            5          7            26          17
 Cost of shares
  redeemed..............       (376)        (94)         (71)      (670)         (342)        (62)
                           --------    --------     --------  ---------     ---------   ---------
 Change in net assets
  from Investor B Share
  transactions..........   $   (366)   $    293     $    --   $    (601)    $      71   $     291
                           ========    ========     ========  =========     =========   =========
Institutional Shares:
 Proceeds from shares
  issued................   $ 34,064    $ 45,541     $ 47,928  $  44,541     $  81,867   $  92,145
 Dividends reinvested...        818         897          948     16,294        18,662      22,432
 Cost of shares
  redeemed..............    (44,141)    (35,690)     (29,177)  (164,380)     (126,566)   (181,073)
                           --------    --------     --------  ---------     ---------   ---------
 Change in net assets
  from Institutional
  Share transactions....   $ (9,259)   $ 10,748     $ 19,699  $(103,545)    $ (26,037)  $ (66,496)
                           ========    ========     ========  =========     =========   =========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................      1,387       1,471        2,020        421           158         488
 Reinvested.............        193         269          269         62            84          98
 Redeemed...............     (3,300)     (2,238)      (1,540)      (921)         (615)       (666)
                           --------    --------     --------  ---------     ---------   ---------
 Change in Investor A
  Shares................     (1,720)       (498)         749       (438)         (373)        (80)
                           ========    ========     ========  =========     =========   =========
Investor B Shares:
 Issued.................        105         456          681         23           109         205
 Reinvested.............         62          84           95         22            26          23
 Redeemed...............       (937)       (539)        (331)      (218)         (108)        (78)
                           --------    --------     --------  ---------     ---------   ---------
 Change in Investor B
  Shares................       (770)          1          445       (173)           27         150
                           ========    ========     ========  =========     =========   =========
Investor C Shares*:
 Issued.................          1          41            7          6            39          35
 Reinvested.............        --            1            1          1             3           2
 Redeemed...............        (40)        (10)          (8)       (67)          (35)         (6)
                           --------    --------     --------  ---------     ---------   ---------
 Change in Investor C
  Shares................        (39)         32          --         (60)            7          31
                           ========    ========     ========  =========     =========   =========
Institutional Shares:
 Issued.................      3,676       4,942        5,204      4,422         8,245       9,555
 Reinvested.............         88          97          103      1,621         1,884       2,332
 Redeemed...............     (4,755)     (3,871)      (3,165)   (16,419)      (12,716)    (18,764)
                           --------    --------     --------  ---------     ---------   ---------
 Change in Institutional
  Shares................       (991)      1,168        2,142    (10,376)       (2,587)     (6,877)
                           ========    ========     ========  =========     =========   =========

- -------
* Investor C class of shares closed on August 28, 1998.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                                  (Amounts in Thousands)
                                  Municipal Bond Fund            Michigan Municipal Bond Fund
                          ----------------------------------- -----------------------------------
                           For the      For the     For the    For the      For the     For the
                          year ended eleven months year ended year ended eleven months year ended
                           May 31,   ended May 31,  June 30,   May 31,   ended May 31,  June 30,
                             1999        1998         1997       1999        1998         1997
                          ---------- ------------- ---------- ---------- ------------- ----------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................   $  2,525    $  1,862     $  8,560   $  3,633    $  7,990     $  7,107
 Dividends reinvested...        275         406          270      1,127       1,275        1,238
 Cost of shares
  redeemed..............     (5,310)     (2,351)      (7,155)   (14,623)     (9,650)      (7,170)
                           --------    --------     --------   --------    --------     --------
 Change in net assets
  from Investor A Share
  transactions..........   $ (2,510)   $    (83)    $  1,675   $ (9,863)   $   (385)    $  1,175
                           ========    ========     ========   ========    ========     ========
Investor B Shares:
 Proceeds from shares
  issued................   $     25    $     80     $    341   $     93    $    996     $    590
 Dividends reinvested...         14          29           23         96         105          104
 Cost of shares
  redeemed..............       (248)       (336)        (177)      (914)       (676)        (806)
                           --------    --------     --------   --------    --------     --------
 Change in net assets
  from Investor B Share
  transactions..........   $   (209)   $   (227)    $    187   $   (725)   $    425     $   (112)
                           ========    ========     ========   ========    ========     ========
Institutional Shares:
 Proceeds from shares
  issued................   $  7,302    $ 15,154     $ 21,299   $ 30,857    $ 40,600     $ 35,903
 Dividends reinvested...        424         514          393      1,118       1,308        1,118
 Cost of shares
  redeemed..............    (33,407)    (26,380)     (20,929)   (43,116)    (33,573)     (29,433)
                           --------    --------     --------   --------    --------     --------
 Change in net assets
  from Institutional
  Share transactions....   $(25,681)   $(10,712)    $    763   $(11,141)   $  8,335     $  7,588
                           ========    ========     ========   ========    ========     ========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................        237         175          822        328         725          656
 Reinvested.............         26          39           26        102         116          114
 Redeemed...............       (503)       (223)        (688)    (1,320)       (872)        (662)
                           --------    --------     --------   --------    --------     --------
 Change in Investor A
  Shares................       (240)         (9)         160       (890)        (31)         108
                           ========    ========     ========   ========    ========     ========
Investor B Shares:
 Issued.................          2           8           33          8          90           54
 Reinvested.............          1           3            2          9           9           10
 Redeemed...............        (23)        (32)         (17)       (82)        (61)         (74)
                           --------    --------     --------   --------    --------     --------
 Change in Investor B
  Shares................        (20)        (21)          18        (65)         38          (10)
                           ========    ========     ========   ========    ========     ========
Institutional Shares:
 Issued.................        691       1,434        2,027      2,782       3,678        3,317
 Reinvested.............         40          49           37        101         119          103
 Redeemed...............     (3,163)     (2,491)      (1,994)    (3,888)     (3,042)      (2,720)
                           --------    --------     --------   --------    --------     --------
 Change in Institutional
  Shares................     (2,432)     (1,008)          70     (1,005)        755          700
                           ========    ========     ========   ========    ========     ========

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                                   (Amounts in Thousands)
                              Conservative Allocation Fund           Balanced Allocation Fund
                          ------------------------------------- ------------------------------------
                           For the      For the    December 30,  For the       For the     For the
                          year ended eleven months   1996 to    year ended  eleven months year ended
                           May 31,   ended May 31,   June 30,    May 31,    ended May 31,  June 30,
                             1999        1998        1997 (a)      1999         1998         1997
                          ---------- ------------- ------------ ----------  ------------- ----------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................    $  --       $  --        $   --     $   2,309     $  2,097     $  3,121
 Dividends reinvested...       --          --            --           796          923        2,336
 Cost of shares
  redeemed..............       --          --            --        (6,419)      (3,637)      (3,299)
                            ------      ------       -------    ---------     --------     --------
 Change in net assets
  from Investor A Share
  transactions..........    $  --       $  --        $   --     $  (3,314)    $   (617)    $  2,158
                            ======      ======       =======    =========     ========     ========
Investor B Shares:
 Proceeds from shares
  issued................    $  --       $  --        $   --     $     329     $  1,900     $  2,041
 Dividends reinvested...       --          --            --           268          305          613
 Cost of shares
  redeemed..............       --          --            --        (2,724)        (959)        (558)
                            ------      ------       -------    ---------     --------     --------
 Change in net assets
  from Investor B Share
  transactions..........    $  --       $  --        $   --     $  (2,127)    $  1,246     $  2,096
                            ======      ======       =======    =========     ========     ========
Investor C Shares*:
 Proceeds from shares
  issued................    $  --       $  --        $   --     $      94     $    458     $    501
 Dividends reinvested...       --          --            --             3           41           66
 Cost of shares
  redeemed..............       --          --            --          (986)        (417)        (132)
                            ------      ------       -------    ---------     --------     --------
 Change in net assets
  from Investor B Share
  transactions..........    $  --       $  --        $   --     $    (889)    $     82     $    435
                            ======      ======       =======    =========     ========     ========
Institutional Shares:
 Proceeds from shares
  issued................    $3,936      $9,933       $11,873    $  29,812     $ 67,862     $161,814
 Dividends reinvested...       995         610           122       10,268       12,123       14,642
 Cost of shares
  redeemed..............    (1,684)     (4,795)       (1,958)    (121,859)     (78,144)     (46,444)
                            ------      ------       -------    ---------     --------     --------
 Change in net assets
  from Institutional
  Share transactions....    $3,247      $5,748       $10,037    $ (81,779)    $  1,841     $130,012
                            ======      ======       =======    =========     ========     ========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................       --          --            --           170          156          242
 Reinvested.............       --          --            --            58           70          187
 Redeemed...............       --          --            --          (466)        (270)        (260)
                            ------      ------       -------    ---------     --------     --------
 Change in Investor A
  Shares................       --          --            --          (238)         (44)         169
                            ======      ======       =======    =========     ========     ========
Investor B Shares:
 Issued.................       --          --            --            24          142          160
 Reinvested.............       --          --            --            20           23           49
 Redeemed...............       --          --            --          (199)         (71)         (44)
                            ------      ------       -------    ---------     --------     --------
 Change in Investor B
  Shares................       --          --            --          (155)          94          165
                            ======      ======       =======    =========     ========     ========
Investor C Shares*:
 Issued.................       --          --            --             7           34           39
 Reinvested.............       --          --            --           --             3            5
 Redeemed...............       --          --            --           (75)         (31)         (10)
                            ------      ------       -------    ---------     --------     --------
 Change in Investor C
  Shares................       --          --            --           (68)           6           34
                            ======      ======       =======    =========     ========     ========
Institutional Shares:
 Issued.................       354         931         1,175        2,170        5,034       12,910
 Reinvested.............        90          57            12          750          922        1,172
 Redeemed...............      (152)       (445)         (194)      (8,814)      (5,827)      (3,683)
                            ------      ------       -------    ---------     --------     --------
 Change in Institutional
  Shares................       292         543           993       (5,894)         129       10,399
                            ======      ======       =======    =========     ========     ========

- -------
 * Investor C class of shares closed on August 28, 1998.
(a) Period from commencement of operations.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                                   (Amounts in Thousands)
                               Aggressive Allocation Fund               Equity Income Fund
                          ------------------------------------- -----------------------------------
                           For the      For the    December 30,  For the      For the     For the
                          year ended eleven months   1996 to    year ended eleven months year ended
                           May 31,   ended May 31,   June 30,    May 31,   ended May 31,  June 30,
                             1999        1998        1997 (a)      1999        1998         1997
                          ---------- ------------- ------------ ---------- ------------- ----------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................   $    --     $    --       $   --      $  6,299    $ 10,194    $  17,476
 Dividends reinvested...        --          --           --        11,212      16,166        9,217
 Cost of shares re-
  deemed................        --          --           --       (36,843)    (20,575)     (19,770)
                           --------    --------      -------     --------    --------    ---------
 Change in net assets
  from Investor A Share
  transactions..........   $    --     $    --       $   --      $(19,332)   $  5,785    $   6,923
                           ========    ========      =======     ========    ========    =========
Investor B Shares:
 Proceeds from shares
  issued................   $    --     $    --       $   --      $  1,162    $  6,379    $   6,794
 Dividends reinvested...        --          --           --         3,079       3,856        1,506
 Cost of shares re-
  deemed................        --          --           --        (8,817)     (3,200)      (1,807)
                           --------    --------      -------     --------    --------    ---------
 Change in net assets
  from Investor B Share
  transactions..........   $    --     $    --       $   --      $ (4,576)   $  7,035    $   6,493
                           ========    ========      =======     ========    ========    =========
Investor C Shares*:
 Proceeds from shares
  issued................   $    --     $    --       $   --      $    175    $    628    $     608
 Dividends reinvested...        --          --           --             2         120           28
 Cost of shares re-
  deemed................        --          --           --        (1,168)       (438)         (94)
                           --------    --------      -------     --------    --------    ---------
 Change in net assets
  from Investor B Share
  transactions..........   $    --     $    --       $   --      $   (991)   $    310    $     542
                           ========    ========      =======     ========    ========    =========
Institutional Shares:
 Proceeds from shares
  issued................   $  7,226    $  9,513      $39,922     $ 27,050    $ 24,482    $  53,563
 Dividends reinvested...        843         446          195        7,279      11,116        7,868
 Cost of shares re-
  deemed................    (16,270)    (19,093)      (2,857)     (85,953)    (65,461)    (116,931)
                           --------    --------      -------     --------    --------    ---------
 Change in net assets
  from Institutional
  Share transactions....   $ (8,201)   $ (9,134)     $37,260     $(51,624)   $(29,863)   $ (55,500)
                           ========    ========      =======     ========    ========    =========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................        --          --           --           360         534          991
 Reinvested.............        --          --           --           678         928          539
 Redeemed...............        --          --           --        (2,082)     (1,074)      (1,112)
                           --------    --------      -------     --------    --------    ---------
 Change in Investor A
  Shares................        --          --           --        (1,044)        388          418
                           ========    ========      =======     ========    ========    =========
Investor B Shares:
 Issued.................        --          --           --            65         334          385
 Reinvested.............        --          --           --           188         223           88
 Redeemed...............        --          --           --          (501)       (170)        (103)
                           --------    --------      -------     --------    --------    ---------
 Change in Investor B
  Shares................        --          --           --          (248)        387          370
                           ========    ========      =======     ========    ========    =========
Investor C Shares*:
 Issued.................        --          --           --            10          34           35
 Reinvested.............        --          --           --           --            7            1
 Redeemed...............        --          --           --           (68)        (23)          (5)
                           --------    --------      -------     --------    --------    ---------
 Change in Investor C
  Shares................        --          --           --           (58)         18           31
                           ========    ========      =======     ========    ========    =========
Institutional Shares:
 Issued.................        621         858        3,954        1,560       1,317        3,180
 Reinvested.............         73          40           19          442         640          460
 Redeemed...............     (1,386)     (1,712)        (281)      (4,892)     (3,413)      (6,623)
                           --------    --------      -------     --------    --------    ---------
 Change in Institutional
  Shares................       (692)       (814)       3,692       (2,890)     (1,456)      (2,983)
                           ========    ========      =======     ========    ========    =========

- -------
 * Investor C class of shares closed on August 28, 1998.
(a) Period from commencement of operations.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
5. Related Party Transactions:

Investment advisory services are provided to the Group by IMC. Gulfstream Global Investors, Ltd. ("Gulfstream") served as sub-investment adviser to the Conservative Allocation Fund, the Balanced Allocation Fund, the Aggressive Allocation Fund and the International Discovery Fund until November 30, 1998 when the agreement was terminated and IMC assumed the day-to-day management. Under the terms of the investment advisory agreement, IMC is entitled to receive fees based on a percentage of the average daily net assets of the Funds. Under the terms of the sub-investment advisory agreement, Gulfstream was entitled to receive fees from IMC based on a percentage of the average daily net assets of the International Discovery Fund, and based on a percentage of the average daily net assets of the Conservative Allocation Fund, the Balanced Allocation Fund, and the Aggressive Allocation Fund assets invested in foreign securities. National City Bank serves as the Group's Custodian.

BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS"), and BISYS Fund Services Ohio, Inc. (BISYS Ohio) are wholly-owned subsidiaries of The BISYS Group, Inc. BISYS, with whom certain officers of the Group are affiliated, serves the Group as Administrator. Such officers are paid no fees directly by the Funds for serving as officers of the Group. Under the terms of the administration agreement, BISYS's fees are computed at an annual fee not to exceed 0.20% of the average daily net assets of each Fund. Until September 18, 1998, BISYS served as the distributor. For the period June 1, 1998 to September 18, 1998 Bisys received $142,333 in commissions from sales of shares of the variable net asset value funds of which $36,161 was reallowed to non-affiliated brokers and dealers. BISYS received no fees for providing distribution services to the money market funds. Effective September 19, 1998, SEI Investments Distribution Co. (SEI) became the Group's distributor. For the period September 19, 1998 to May 31, 1999, SEI received $134,838 in commissions from sales of shares of the variable net asset value funds of which $45,793 was reallowed to non-affiliated brokers and dealers. BISYS Ohio serves the Group as mutual fund accountant. Until September 11, 1998, BISYS Ohio also served the Group as Transfer Agent. Effective September 12, 1998, Boston Financial Data Services became the Transfer Agent.

The Group has adopted an Investor A Distribution and Shareholder Service Plan (the "Investor A Plan"), an Investor B Distribution and Shareholder Service Plan (the "Investor B Plan"), and an Investor C Distribution and Shareholder Service Plan (the "Investor C Plan"), each in accordance with Rule 12b-1 under the 1940 Act. Pursuant to the Investor A Plan, each Fund is authorized to pay or reimburse the distributor of Investor A shares, a periodic distribution and/or service fee, calculated at an annual rate not to exceed 0.25% of the average daily net asset value of Investor A shares of that Fund. Pursuant to the Investor B and Investor C Plans, each Fund is authorized to pay or reimburse the distributor of Investor B and Investor C shares, (a) a distribution fee in an amount not to exceed on an annual basis 0.75% of the average daily net assets of Investor B or Investor C shares of that Fund and
(b) a service fee in an amount not to exceed on an annual basis 0.25% of the average daily net assets of the Investor B or Investor C shares of that Fund. These fees may be used by the distributor to pay banks, including the IMC, broker dealers and other institutions, or to reimburse the distributor or its affiliates for administration, distribution, and shareholder service assistance in connection with the distribution of Fund shares. On August 28, 1998, the Investor C Plan was terminated in connection with the closing of such share class.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999
Fees may be voluntarily reduced to assist the Funds in maintaining competitive expense ratios. Information regarding these transactions is as follows for the year ended May 31, 1999 (amounts in thousands):

                                                        U.S.
                                            Prime    Government  Tax-
                                         Obligations Obligations Free  Treasury
                                            Fund        Fund     Fund    Fund
                                         ----------- ----------- ----  --------
  Investment Advisory Fees:
  Annual fee
   (percentage of average net assets)...    0.40%       0.40%    0.40%   0.40%
  Administration Fees:
  Annual fee before voluntary fee
   reductions
   (percentage of average net assets)...    0.20%       0.20%    0.20%   0.20%
  Voluntary fee reductions..............    $135        $ 46     $ 23    $405
  12b-1 Fees Investor A:
  Annual fee before voluntary fee
   reductions
   (percentage of average net assets)...    0.25%       0.25%    0.25%   0.25%
  Voluntary fee reductions..............    $ 96        $109     $ 32    $165
  12b-1 Fees Investor B:
  Annual fee
   (percentage of average net assets)...    0.75%        --       --      --
  Shareholder Service Fees Investor B:
  Annual fee
   (percentage of average net assets)...    0.25%        --       --      --
  Transfer Agent Fees(a):...............    $ 25        $ 11     $  8    $ 14
  Fund Accountant Fees:.................     145          53       34      79

- -------
(a) Represents transfer agent fees paid to BISYS Ohio for the period June 1, 1998 to September 11, 1998.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                Small           Mid           Large      International
                            Capitalization Capitalization Capitalization   Discovery
                                 Fund           Fund           Fund          Fund
                            -------------- -------------- -------------- -------------
  Investment Advisory
   Fees:
  Annual fee
   (percentage of average
   net assets)............       1.00%          1.00%          0.80%          1.17%(a)
  Administration Fees:
  Annual fee
   (percentage of average
   net assets)............       0.20%          0.20%          0.20%          0.20%
  12b-1 Fees Investor A:
  Annual fee
   (percentage of average
   net assets)............       0.25%          0.25%          0.25%          0.25%
  12b-1 Fees Investor B:
  Annual fee
   (percentage of average
   net assets)............       0.75%          0.75%          0.75%          0.75%
  12b-1 Fees Investor C:
  Annual fee
   (percentage of average
   net assets)............       0.75%          0.75%          0.75%          0.75%
  Shareholder Service Fees
   Investor B:
  Annual fee
   (percentage of average
   net assets)............       0.25%          0.25%          0.25%          0.25%
  Shareholder Service Fees
   Investor C:
  Annual fee
   (percentage of average
   net assets)............       0.25%          0.25%          0.25%          0.25%
  Transfer Agent(b):......      $ 139          $  82          $  40          $  67
  Fund Accountant Fees:...        127            134            120            169

- -------
(a) Investment advisory fees for the International Discovery Fund are calculated as 1.25% of the first $50 million, 1.20% of the next $50 million, 1.15% of the next $300 million, and 1.05% over $400 million.
(b) Represents transfer agent fees paid to BISYS Ohio for the period June 1, 1998 to September 11, 1998.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                        Limited  Intermediate    U.S.
                                        Maturity  Government  Government
                                          Bond   Obligations    Income   Bond
                                          Fund       Fund        Fund    Fund
                                        -------- ------------ ---------- -----
  Investment Advisory Fees:
  Annual fee before voluntary fee
   reductions
   (percentage of average net assets)..   0.74%      0.74%       0.74%    0.74%
  Voluntary fee reduction..............  $ 333      $  68       $ 639    $ 189
  Administration Fees:
  Annual fee before voluntary fee
   reductions
   (percentage of average net assets)..   0.20%      0.20%       0.20%    0.20%
  Voluntary fee reductions.............  $  83      $  80       $ 103    $ 223
  12b-1 Fees Investor A:
  Annual fee
   (percentage of average net assets)..   0.25%      0.25%       0.25%    0.25%
  12b-1 Fees Investor B:
  Annual fee
   (percentage of average net assets)..   0.75%      0.75%       0.75%    0.75%
  12b-1 Fees Investor C:
  Annual fee
   (percentage of average net assets)..   0.75%      0.75%       0.75%    0.75%
  Shareholder Service Fees Investor B:
  Annual fee
   (percentage of average net assets)..   0.25%      0.25%       0.25%    0.25%
  Shareholder Service Fees Investor C:
  Annual fee
   (percentage of average net assets)..   0.25%      0.25%       0.25%    0.25%
  Transfer Agent(a): ..................  $  24      $  26       $  41    $  37
  Fund Accountant Fees: ...............     66         76          99      133

- -------
(a) Represents transfer agent fees paid to BISYS Ohio for the period June 1, 1998 to September 11, 1998.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                               Michigan
                                     Municipal Municipal Conservative  Balanced
                                       Bond      Bond     Allocation  Allocation
                                       Fund      Fund        Fund        Fund
                                     --------- --------- ------------ ----------
  Investment Advisory Fees:
  Annual fee before voluntary fee
   reductions
   (percentage of average net
   assets).........................    0.74%     0.74%       1.00%       1.00%
  Voluntary fee reduction..........    $234      $453        $ 56        $630
  Administration Fees:
  Annual fee before voluntary fee
   reductions
   (percentage of average net
   assets).........................    0.20%     0.20%       0.20%       0.20%
  Voluntary fee reductions.........    $119      $230         --          --
  12b-1 Fees Investor A:
  Annual fee
   (percentage of average net
   assets) ........................    0.25%     0.25%        --         0.25%
  12b-1 Fees Investor B:
  Annual fee
   (percentage of average net
   assets) ........................    0.75%     0.75%        --         0.75%
  12b-1 Fees Investor C:
  Annual fee
   (percentage of average net
   assets) ........................     --        --          --         0.75%
  Shareholder Service Fees Investor
   B:
  Annual fee
   (percentage of average net
   assets) ........................    0.25%     0.25%        --         0.25%
  Shareholder Service Fees Investor
   C:
  Annual fee
   (percentage of average net
   assets) ........................     --        --          --         0.25%
  Transfer Agent(a): ..............    $ 16      $ 24        $  2        $ 38
  Fund Accountant Fees: ...........      61        95          12         102

- -------
(a) Represents transfer agent fees paid to BISYS Ohio for the period June 1, 1998 to September 11, 1998.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

                                                              Aggressive Equity
                                                              Allocation Income
                                                                 Fund     Fund
                                                              ---------- ------
  Investment Advisory Fees:
  Annual fee before voluntary fee reductions
   (percentage of average net assets)........................    1.00%    1.00%
  Voluntary fee reduction....................................   $  44      --
  Administration Fees:
  Annual fee
   (percentage of average net assets)........................    0.20%    0.20%
  12b-1 Fees Investor A:
  Annual fee
   (percentage of average net assets)........................     --      0.25%
  12b-1 Fees Investor B:
  Annual fee
   (percentage of average net assets)........................     --      0.75%
  12b-1 Fees Investor C:
  Annual fee
   (percentage of average net assets)........................     --      0.75%
  Shareholder Service Fees Investor B:
  Annual fee
   (percentage of average net assets)........................     --      0.25%
  Shareholder Service Fees Investor C:
  Annual fee
   (percentage of average net assets)........................     --      0.25%
  Transfer Agent(a): ........................................   $   2    $  84
  Fund Accountant Fees: .....................................      30      103

- -------
(a) Represents transfer agent fees paid to BISYS Ohio for the period June 1, 1998 to September 11, 1998.

6. Concentration of Credit Risk

 The Michigan Municipal Bond Fund invests a substantial proportion of its assets in debt obligations issued by the State of Michigan and its political subdivisions, agencies and public authorities. This Fund is more susceptible to factors adversely affecting issuers of Michigan municipal securities than a fund that is not concentrated in these issuers to the same extent.

7. Common Trust Conversion:

 On October 10, 1998, the Mid Capitalization Fund issued shares to acquire all the assets and liabilities of a certain common trust fund of National City Bank. The following is a summary of shares issued, net assets converted, net asset value per share and unrealized appreciation as of the conversion date (amounts in thousands, except per share amount):

                                                              Net
                                                             Asset
                                                             Value
                                                       Net    per    Unrealized
                                               Shares Assets Share  Appreciation
                                               ------ ------ ------ ------------
 Mid Capitalization Fund.....................   323   $3,548 $10.99     $641

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

8. Federal Income Tax Information (unaudited):

 For the taxable year ended May 31, 1999, the following percentages of income dividends paid by the Funds qualify for the dividends received deduction available to corporations:

                                                                    Qualified
                                                                 Dividend Income
                                                                 ---------------
  Mid Capitalization Fund.......................................      10.63%
  Bond Fund.....................................................       0.02%
  Conservative Allocation Fund..................................       4.16%
  Balanced Allocation Fund......................................       8.77%
  Aggressive Allocation Fund....................................      20.65%
  Equity Income Fund............................................     100.00%

 For federal income tax purposes, the following Funds have capital loss carryforwards as of May 31, 1999, which are available to offset future capital gains, if any (amounts in thousands):

                                                                  Amount Expires
                                                                  ------ -------
  U.S. Government Obligations Fund............................... $   1   2002
  Limited Maturity Bond Fund..................................... 4,114   2002
                                                                  2,458   2003
                                                                    479   2004
                                                                  1,140   2005
                                                                    724   2006
  Intermediate Government Obligations Fund....................... 4,741   2002
                                                                  2,891   2003
                                                                  2,923   2005
  U.S. Government Income Fund.................................... 1,455   2003
                                                                  1,271   2004
                                                                  2,853   2005

 Under current tax law, operating losses, capital losses and foreign currency losses realized after October 31, may be deferred and treated as occurring on the first day of the next fiscal year. As of May 31, 1999, the following funds have deferred losses of (amounts in thousands):

  International Discovery Fund .......................................... $  68
  Intermediate Government Obligations Fund...............................   620
  U.S. Government Income Fund............................................   468
  Bond Fund.............................................................. 1,629
  Balanced Allocation Fund ..............................................    54
  Aggressive Allocation Fund.............................................    11

 During the year ended May 31, 1999, the Tax-Free Fund, the Municipal Bond Fund and the Michigan Municipal Bond Fund declared $3,510,893, $4,244,160 and $9,105,098, respectively, of tax-exempt income distributions.

                                   Continued

--------------------------------------------------------------------------------
The Parkstone Group of Funds                                        May 31, 1999

 During the year ended May 31, 1999, the Funds declared long-term capital gain distributions in the following amounts (amounts in thousands):

                                                                     20% Capital
                                                                        Gains
                                                                     -----------
  Small Capitalization Fund.........................................   $52,717
  Mid Capitalization Fund...........................................    90,991
  Large Capitalization Fund.........................................    13,085
  International Discovery Fund......................................    30,803
  Municipal Bond Fund...............................................       912
  Michigan Municipal Bond Fund......................................     1,480
  Conservative Allocation Fund......................................       604
  Balanced Allocation Fund..........................................     5,739
  Aggressive Allocation Fund........................................       557
  Equity Income Fund................................................    59,332

9. Subsequent Event:

 On August 6, 1999, the Conservative Allocation and Aggressive Allocation Funds will liquidate their net assets to the outstanding shareholders.

                                   Continued

                                Parkstone Funds


Board of Trustees


Robert D. Neary
Chairman
Retired Co-Chairman, Ernst & Young
Director:
Cold Metal Products, Inc.
Strategic Distribution, Inc.

Herbert R. Martens, Jr.
President
Executive Vice President,
  National City Corporation
Chairman, President and Chief Executive
  Officer, NatCity Investments, Inc.

Leigh Carter
Retired President and Chief Operating
  Officer, B.F. Goodrich Company
Director:
Kirtland Capital Corporation
Morrison Products
TruSeal Technologies

John F. Durkott
President and Chief Operating Officer,
  Kittle's Home Furnishings Center, Inc.


Robert J. Farling
Retired Chairman, President and Chief Executive Officer, Centerior Energy

Richard W. Furst, Dean
Garvice D. Kincaid Professor of Finance
  and Dean, Carol Martin Gatton College of Business and Economics, University of Kentucky
Director:
Foam Design, Inc.
The Seed Corporation

Gerald L. Gherlein
Executive Vice President and General
  Counsel, Eaton Corporation
Trustee:
WVIZ Educational Television

J. William Pullen
President and Chief Executive Officer,
  Whayne Supply Company


   The Parkstone Trustees also serve as the Trustees of the Armada Funds and
                          Parkstone Advantage Funds.


                                          [LOGO OF PARKSTONE FUNDS APPEARS HERE]

Parkstone offers investors:

 . Expert money management
 . Low initial investment
 . An automatic investment program
 . The opportunity to change investments when personal needs change
 . 24-hour access to information about investments through FUNDATA(R) at 1-800-355-4555

The Parkstone Mutual Funds

Growth Funds

Parkstone Small Capitalization Fund
Parkstone Mid Capitalization Fund
Parkstone Large Capitalization Fund
Parkstone International Discovery Fund

Growth and Income Funds

Parkstone Conservative Allocation Fund
Parkstone Balanced Allocation Fund
Parkstone Aggressive Allocation Fund
Parkstone Equity Income Fund

Income Funds

Parkstone Bond Fund
Parkstone Limited Maturity Bond Fund
Parkstone Intermediate Government Obligations Fund
Parkstone U.S. Government Income Fund

Tax-Free Income Funds

Parkstone Municipal Bond Fund
Parkstone Michigan Municipal Bond Fund

Money Market Funds

Parkstone Prime Obligations Funds                            [LOGO APPEARS HERE]
Parkstone U.S. Government Obligations Fund
Parkstone Tax-Free Fund
Parkstone Treasury Fund

                                                           --------------------
                                                                 BULK RATE
                                                                U.S. POSTAGE
                                                                   PAID
                                                               LANCASTER, PA
                                                              PERMIT NO. 1793
                                                           --------------------

PAR-F-007-0100